                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

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                                     SECOND
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                            COLE VISION CORPORATION,
                             THINGS REMEMBERED, INC.
                                       and
                                  PEARLE, INC.,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent,

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Administrative Agent

                            Dated as of June 27, 2003

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                            CIBC WORLD MARKETS, INC.,
                 as Advisor, Co-Lead Arranger and Co-Book Runner

                          LEHMAN COMMERCIAL PAPER INC.
                     as Co-Lead Arranger and Co-Book Runner

                                TABLE OF CONTENTS

                                                                                                                PAGE
SECTION 1.   DEFINITIONS.....................................................................................     1
          1.1.    Defined Terms..............................................................................     1
          1.2.    Other Definitional Provisions..............................................................    25

SECTION 2.   AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS................................................    25
          2.1.    Revolving Credit Commitments...............................................................    25
          2.2.    Revolving Credit Notes.....................................................................    26
          2.3.    Procedure for Revolving Credit Borrowing...................................................    26
          2.4.    Commitment Fees............................................................................    27
          2.5.    Termination or Reduction of Revolving Credit Commitments...................................    27
          2.6.    Repayment of Revolving Credit Loans........................................................    27

SECTION 3.   LETTERS OF CREDIT...............................................................................    28
          3.1.    L/C Commitment.............................................................................    28
          3.2.    Procedure for Issuance of Letters of Credit................................................    28
          3.3.    Fees, Commissions and Other Charges........................................................    29
          3.4.    L/C Participations.........................................................................    29
          3.5.    Reimbursement Obligation of the Borrowers..................................................    30
          3.6.    Obligations Absolute.......................................................................    31
          3.7.    Letter of Credit Payments..................................................................    31
          3.8.    Application................................................................................    32

SECTION 4.   GENERAL PROVISIONS..............................................................................    32
          4.1.    Interest Rates and Payment Dates...........................................................    32
          4.2.    Optional Prepayments.......................................................................    32
          4.3.    Mandatory Prepayments and Reduction of Revolving Credit Commitments........................    32
          4.4.    Conversion and Continuation Options........................................................    34
          4.5.    Minimum Amounts and Maximum Number of Tranches.............................................    34
          4.6.    Computation of Interest and Fees...........................................................    34
          4.7.    Inability to Determine Interest Rate.......................................................    35
          4.8.    Pro Rata Treatment and Payments............................................................    35
          4.9.    Illegality.................................................................................    36
          4.10.   Requirements of Law........................................................................    37
          4.11.   Taxes......................................................................................    38
          4.12.   Indemnity..................................................................................    40
          4.13.   Change of Lending Office; Replacement of Lenders...........................................    40

SECTION 5.   REPRESENTATIONS AND WARRANTIES..................................................................    41
          5.1.    Financial Condition........................................................................    41
          5.2.    No Change; Solvency........................................................................    42
          5.3.    Corporate Existence; Compliance with Law...................................................    42
          5.4.    Corporate Power; Authorization; Enforceable Obligations....................................    42
          5.5.    No Legal Bar...............................................................................    43
          5.6.    No Material Litigation.....................................................................    43

          5.7.    No Default.................................................................................    43
          5.8.    Ownership of Property; Liens...............................................................    43
          5.9.    Intellectual Property......................................................................    43
          5.10.   No Burdensome Restrictions.................................................................    44
          5.11.   Taxes......................................................................................    44
          5.12.   Federal Reserve Regulations................................................................    44
          5.13.   ERISA......................................................................................    44
          5.14.   Collateral.................................................................................    44
          5.15.   Investment Company Act; Other Regulations..................................................    45
          5.16.   Subsidiaries and Joint Ventures............................................................    45
          5.17.   Purpose of Revolving Credit Loans..........................................................    45
          5.18.   Environmental Matters......................................................................    45
          5.19.   Regulation H...............................................................................    46
          5.20.   No Material Misstatements..................................................................    46

SECTION 6.   CONDITIONS PRECEDENT............................................................................    47
          6.1.    Conditions to Effectiveness................................................................    47
          6.2.    Conditions to Each Extension of Credit.....................................................    49

SECTION 7.   AFFIRMATIVE COVENANTS...........................................................................    49
          7.1.    Financial Statements.......................................................................    50
          7.2.    Certificates; Other Information............................................................    50
          7.3.    Payment of Obligations.....................................................................    52
          7.4.    Conduct of Business and Maintenance of Existence...........................................    52
          7.5.    Maintenance of Property; Insurance.........................................................    52
          7.6.    Inspection of Property; Books and Records; Discussions.....................................    52
          7.7.    Notices....................................................................................    53
          7.8.    Environmental Laws.........................................................................    54
          7.9.    Further Assurances.........................................................................    55
          7.10.   Additional Collateral, etc.................................................................    55

SECTION 8.   NEGATIVE COVENANTS..............................................................................    57
          8.1.    Financial Condition Covenants..............................................................    57
          8.2.    Limitation on Indebtedness.................................................................    58
          8.3.    Limitation on Liens........................................................................    59
          8.4.    Limitation on Guarantee Obligations........................................................    61
          8.5.    Limitation on Fundamental Changes..........................................................    61
          8.6.    Limitation on Sale of Assets...............................................................    62
          8.7.    Limitation on Dividends....................................................................    62
          8.8.    Limitation on Capital Expenditures.........................................................    63
          8.9.    Limitation on Investments, Loans and Advances..............................................    63
          8.10.   Limitation on Transactions with Affiliates.................................................    65
          8.11.   Limitation on Changes in Fiscal Year.......................................................    65
          8.12.   Limitation on Negative Pledge Clauses......................................................    65
          8.13.   Limitation on Lines of Business............................................................    65
          8.14.   Limitations on Currency and Commodity Hedging Transactions.................................    65
          8.15.   Limitation on Sale Leasebacks..............................................................    65

          8.16.   Changes to Cash Management Collection System...............................................   66

SECTION 9.   EVENTS OF DEFAULT...............................................................................   66

SECTION 10.   THE ADMINISTRATIVE AGENT.......................................................................   70
          10.1.   Appointment................................................................................   70
          10.2.   Delegation of Duties.......................................................................   70
          10.3.   Exculpatory Provisions.....................................................................   70
          10.4.   Reliance by Administrative Agent...........................................................   71
          10.5.   Notice of Default..........................................................................   71
          10.6.   Non-Reliance on Administrative Agent and Other Lenders.....................................   71
          10.7.   Indemnification............................................................................   72
          10.8.   Administrative Agent in Its Individual Capacity............................................   72
          10.9.   Successor Administrative Agent.............................................................   73
          10.10.  Issuing Lender.............................................................................   73
          10.11.  Releases of Guarantees and Collateral......................................................   73

SECTION 11.   MISCELLANEOUS..................................................................................   73
          11.1.   Amendments and Waivers.....................................................................   73
          11.2.   Notices....................................................................................   74
          11.3.   No Waiver; Cumulative Remedies.............................................................   75
          11.4.   Survival of Representations and Warranties.................................................   75
          11.5.   Payment of Expenses and Taxes..............................................................   75
          11.6.   Successors and Assigns; Participations and Assignments.....................................   76
          11.7.   Adjustments; Set-off.......................................................................   78
          11.8.   Counterparts...............................................................................   79
          11.9.   Severability...............................................................................   79
          11.10.  Integration................................................................................   79
          11.11.  GOVERNING LAW..............................................................................   80
          11.12.  Submission To Jurisdiction; Waivers........................................................   80
          11.13.  Acknowledgements...........................................................................   80
          11.14.  WAIVERS OF JURY TRIAL......................................................................   81
          11.15.  Confidentiality............................................................................   81
          11.16.  Reference to and Effect on the Existing Credit Agreement...................................   81

SCHEDULES

I                 Revolving Credit Commitments and Addresses
II                Applicable Margin Calculation for Revolving Credit Loans
5.1               Certain Obligations and Liabilities
5.4               Consents
5.5               Material Contracts; Court Orders and Decrees
5.8               Owned Real Properties
5.13              ERISA Non-compliance
5.14              Equipment and Inventory of Borrowers and Subsidiaries
5.16              Subsidiaries and Joint Ventures
8.2(d)            Permitted Indebtedness
8.3(h)            Permitted Liens
8.4(a)            Permitted Guarantee Obligations

EXHIBITS

A                 Form of Revolving Credit Note
B-1               Guarantee and Collateral Agreement
B-2               Copyright, Patent and Trademark Security Agreement
B-3               CNG Guarantee and Cash Collateral Agreement
C                 Form of Borrowing Certificate
D                 Reserved
E                 Form of U.S. Tax Compliance Certificate
F                 Form of Assignment and Acceptance
G                 Form of Borrowing Base Certificate
H                 Form of Compliance Package
I                 Form of Borrowing Notice
J                 Form of Continuation/Conversion Notice
K                 CNC Guarantee

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June __, 2003, among COLE VISION CORPORATION, a Delaware corporation ("Cole Vision"), THINGS REMEMBERED, INC., a Delaware corporation ("Things Remembered") and PEARLE, INC., a Delaware corporation ("Pearle"; Cole Vision, Things Remembered, and Pearle each being referred to as a "Borrower" and collectively as the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agent (in such capacity, the "Documentation Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Borrowers, the Administrative Agent, and certain banks and other financial institutions are parties to the Amended and Restated Credit Agreement dated as of May 23, 2002 (as previously amended or modified, the "Existing Credit Agreement"), and the parties thereto wish to make certain modifications thereto;

                  WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated to (i) reduce the amount of the revolving credit facility provided for therein to $60,000,000, (ii) extend the maturity of said revolving credit facility from May 31, 2006 to February 1, 2007 and (iii) make certain additional modifications thereto; and

                  WHEREAS, the Lenders and the Administrative Agent are agreeable to the Borrowers' request and to amending and restating the Existing Credit Agreement, but only upon the terms and subject to the conditions set forth below;

                  NOW THEREFORE, in consideration of the promises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto hereby agree that on the Closing Date (as hereinafter defined) the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such terms to be equally applicable to the singular and plural forms thereof):

                  "ABR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the CIBC Alternate Base Rate.

                  "Account": as defined in the Uniform Commercial Code as in effect in the State of New York; and, with respect to the Borrowers and their Subsidiaries, all such

         Accounts of such Persons, whether now existing or existing in the future, including, without limitation (i) all accounts receivable of such Persons including, without limitation, all accounts created by or arising from all of such Persons' sales of goods or rendition of services made under any of their trade names, or through any of their divisions, (ii) all unpaid rights of such Persons (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (iii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods and (iv) all reserves and credit balances held by such Persons with respect to any such accounts receivable or any Obligors.

                  "Adjusted Interest Coverage Ratio": as of the end of each fiscal quarter of CNG, with respect to CNG and its Subsidiaries on a Consolidated basis, the ratio of (a) EBITDAR for the twelve month period ending on such date to (b) the sum of (i) the aggregate amount paid in cash during the twelve month period ending on such date in respect of items of Interest Expense and (ii) Rental Expense for the twelve month period ending on such date.

                  "Adjustment Date": each date that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (ii) the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

                  "Administrative Agent": CIBC, together with its affiliates, as the co-lead arranger of the Revolving Credit Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary Guarantor) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Outstanding Revolving Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

                  "Agreement": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": as applied to a given Type of Revolving Credit Loan, the rate per annum, determined on each Adjustment Date, set forth under the heading "ABR Loans Applicable Margin" or "Eurodollar Loans Applicable Margin", as applicable, on Schedule II which corresponds to the Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that on the Closing Date the Applicable Margin as applied to any then outstanding Loans shall be adjusted to reflect the changes to Schedule II which shall become effective on such date; and provided, further that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                           (a) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Margin in respect of Revolving Credit Loans during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                           (b) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                           (c) if such financial statements and Compliance Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, the Applicable Margin in respect of Revolving Credit Loans shall be 1.50% per annum, in the case of ABR Loans, and 2.50% per annum, in the case of Eurodollar Loans.

                  "Assignee": as defined in subsection 11.6(c).

                  "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender and (ii) an amount equal to such Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

                  "Avion Sublease": that certain Sublease Agreement dated as of May 29, 1997 between CNC and Cole Vision, as assigned to Things Remembered pursuant to an Assignment of Sublease Agreement between Cole Vision and Things Remembered, dated as of October 1, 1999, relating to the property commonly known as 5500 Avion Park.

                  "Borrower" and "Borrowers": as defined in the preamble hereto.

                  "Borrowing Base": an amount, calculated on a monthly basis based upon the most recent Borrowing Base Certificate delivered pursuant to subsection 7.2(e), equal to the sum (without duplication) of (a) 80% of Eligible Accounts and (b) 50% of Eligible Inventory. All determinations in connection with the Borrowing Base shall be made by the Borrowers and certified to the Administrative Agent by a Responsible Officer; provided, however, that the Administrative Agent shall have the final right to review and adjust, in its reasonable judgment after consultation with the Borrowers, any such determination to the extent such determination is not in accordance with this Agreement. The Borrowing Base determined on the basis of any Borrowing Base Certificate shall remain in effect from and including the date on which such Borrowing Base Certificate is delivered, to but excluding the date on which the next Borrowing Base Certificate is delivered.

                  "Borrowing Base Certificate": as defined in subsection
         7.2(e).

                  "Borrowing Base Deficiency": a condition wherein the sum of
         (a) the aggregate principal amount of all Revolving Credit Loans outstanding at such time and (b) the aggregate amount of L/C Obligations outstanding at such time exceeds the Borrowing Base then in effect.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 or 3.2 as a date on which a Borrower requests the Lenders to make Revolving Credit Loans hereunder or the Issuing Lender to issue Letters of Credit hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (i) marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase, (ii) Dollar-denominated time deposits and Dollar-denominated certificates of deposit (including eurodollar time deposits and certificates of deposit) maturing within 365 days of the date of purchase thereof issued by any United States or Canadian national, provincial or state (including the District of

         Columbia) banking institution having capital, surplus and undivided profits aggregating at least $250,000,000, or by any British, French, German, Japanese or Swiss national banking institution having capital, surplus and undivided profits aggregating at least $1,000,000,000, in each case that is (a) rated at least "A" by Standard & Poor's, a division of McGraw-Hill, Inc. ("S&P"), or at least "A-2" by Moody's Investors Service Inc. ("Moody's"), or (b) that is a Lender, (iii) commercial paper maturing within 270 days after the issuance thereof that has the highest credit rating of either of S&P or Moody's, (iv) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having the highest rating obtainable from either of S&P or Moody's, (v) tax exempted and tax advantaged instruments including, without limitation, municipal bonds, commercial paper, auction rate preferred stock and variable rate demand obligations with the highest short-term ratings by either of S&P or Moody's or a long-term debt rating of AAA from S&P, as applicable, (vi) repurchase agreements and reverse repurchase agreements with institutions described in clause (ii) above that are fully secured by obligations described in clause (i) above and (vii) investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the investments described in the preceding clauses (i) through (v).

                  "C/D Published Moving Rate": on any particular date, the latest three-week moving average of daily secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market lenders, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly for the three-week period ending on the previous Friday by the Administrative Agent on the basis of:

                           (a)      such rates reported by certificate of

                  deposit dealers to and published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments in the same manner as the C/D Quoted Rate); or

                           (b) if such publication shall be suspended or terminated, the C/D Quoted Rate determined by the Administrative Agent on the basis of quotations for such rates by the Administrative Agent.

                  "C/D Quoted Rate": relative to any determination of the C/D Published Moving Rate in circumstances when publication of the rates referred to in clause (a) of the definition thereof has been suspended or terminated, the rate of interest per annum determined by the Administrative Agent to be the sum (rounded upward to the nearest 1/16th of 1%) of:

                           (a) the rate obtained by dividing (i) the average (rounded upward to the nearest 1/16th of 1%) of the bid rates quoted to the Administrative Agent, in CIBC's secondary market at approximately 10:00 A.M., New York City time (or as soon thereafter as practicable), by three certificate of deposit dealers of recognized standing selected by the Administrative Agent in its reasonable discretion for the purchase at face value of three-month certificates of deposit of CIBC in an amount approximately equal or comparable to the amount of CIBC's portion of the Revolving Credit Loans outstanding hereunder with respect to which the C/D Quoted Rate is being determined by (ii) a percentage equal to 100% minus the average of the daily percentages specified during such period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank of the Federal Reserve System in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States; and

                           (b) the daily average during such period of the net annual assessment rates estimated by the Administrative Agent for determining the then current annual assessment payable by CIBC to the Federal Deposit Insurance Corporation for insuring Dollar deposits of CIBC in the United States.

                   "Change of Control": (i) any Person (including such Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting or economic power of the Capital Stock of CNC and/or warrants or options to acquire such Capital Stock on a fully diluted basis, (ii) CNC consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, CNC, in any such event pursuant to a transaction in which the outstanding Capital Stock of CNC is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) (1) the outstanding common stock of CNC is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for Capital Stock of the surviving or transferee corporation (the "Surviving Entity") and (2) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Capital Stock of the Surviving Entity, or (b) the holders of the Capital Stock of CNC outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger, (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of CNC (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of CNC has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of CNC, (iv) CNC shall cease to own and control, beneficially, all of the issued and outstanding Capital Stock of CNG,
         (v) CNG shall cease to own and control all of the issued and outstanding Capital Stock of each Borrower or (vi) there shall occur a

         "Change of Control" under the Senior Subordinated 1997 Notes Indenture or the Senior Subordinated 2002 Notes Indenture.

                   "CIBC": Canadian Imperial Bank of Commerce, a
         Canadian-chartered bank, acting through its New York Agency.

                   "CIBC Alternate Base Rate": on any particular date, a rate of interest per annum equal to the highest of:

                           (a) the rate of interest most recently announced by CIBC as its base rate in effect at its principal office in New York City (the "CIBC Prime Rate");

                           (b) the Federal Funds Rate for such date plus 1/2 of 1%; and

                           (c) the CD Published Moving Rate most recently determined by CIBC plus 1%.

         The CIBC Alternate Base Rate is not necessarily intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit.

                  "Clean-Down Amount": $10,000,000.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

                  "CNC": Cole National Corporation, a Delaware corporation.

                  "CNC Guarantee": the Amended and Restated Guarantee, dated as of May 23, 2002, made by CNC, a copy of which is attached hereto as Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CNG": Cole National Group, Inc., a Delaware corporation.

                  "CNG Guarantee and Cash Collateral Agreement": the Amended and Restated CNG Guarantee and Cash Collateral Agreement, dated as of May 23, 2002, made by CNG, a copy of which is attached hereto as Exhibit B-3, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Cole Vision": as defined in the preamble hereto.

                  "Collateral": all assets (including assets constituting shares of Capital Stock) of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": as defined in subsection 7.2(b).

                  "Compliance Package": the Cole National Group, Inc. and Subsidiaries Consolidated Financial Statements and Supplementary Data, in substantially the form of Exhibit H.

                  "Consolidated": when used in connection with any financial statements required to be delivered pursuant to subsection 7.1 or 7.11 or computation of the financial covenants set forth in subsections 8.1 and 8.8, means such term as it applies to CNG and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Copyright, Patent and Trademark Security Agreement": the Amended and Restated Copyright, Patent and Trademark Security Agreement, dated May 23, 2002, made by the Borrowers and certain Subsidiaries, a copy of which is attached hereto as Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Defaulted Account": any Account which has been or should have been charged-off as not collectable in conformity with the accounting policies of the Borrowers and their Subsidiaries as in effect from time to time.

                  "Defaulting Lender": at any time, any Lender that has defaulted, and at the time of determination continues to default, in its obligation to make available its Revolving Credit Commitment Percentage of any Revolving Credit Loan.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower that is treated as "domestic" for U.S. federal income tax purposes.

                  "EBITDA": for any period, with respect to CNG, its Subsidiaries and Newco on a Consolidated basis, determined in accordance with GAAP, an amount equal to the sum of (a) Net Income for such period, plus (b) income taxes, excluding income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales or other dispositions of assets permitted under subsection 8.6, plus (c) Interest Expense for such period, plus
         (d) depreciation for such period, plus (e) amortization for such period, plus (f) any other non-cash items (including minority interests) reducing Net Income for such period, plus (g) amortization of deferred financing costs and expenses for such period, plus (h) all amounts deducted in determining Net Income for such period on account of separation payments to Jeffrey A. Cole (provided that the aggregate of all amounts added back to Net Income pursuant to this clause (h) for all periods shall not exceed $12,000,000), minus (i) all non-cash items increasing Net Income for such period, minus (j) all cash payments made in such period in respect of restructuring charges deducted in calculating Net Income for such period or any prior period, provided that, in computing EBITDA for any period of four consecutive fiscal quarters which includes the fourth quarter of 2002 but which does not in any event include any fiscal quarter after the third quarter of 2003, the Company shall be entitled to add back up to an amount not to exceed (x) $5,000,000 to reflect the effects of the change in accounting treatment that occurred in the fourth quarter of 2002 for sales of certain optical product warranties and to reflect any other one-time non-recurring effects of the changes in accounting methods that occurred in the fourth quarter of 2002 as a result of the re-audit of the financial statements of the Borrowers and the Subsidiaries for prior fiscal years by Deloitte & Touche, which have replaced Arthur Anderson as the Borrowers' auditors and (y) $2,000,000 to reflect the audit fees incurred in the fourth quarter of 2002 and the first quarter of 2003 associated with the re-audit of prior period results.

                  "EBITDAR": for any period, with respect to CNG and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, an amount equal to the sum of EBITDA and Rental Expense for such period.

                  "Eligible Accounts": at any time, an amount equal to the aggregate outstanding balance of all Accounts of the Borrowers and their Subsidiaries (other than Accounts consisting of payment obligations with respect to which the Obligor is a franchisee of any Borrower or any Subsidiary arising from Investments made pursuant to subsection 8.9(e)) payable in the United States of America in Dollars as set forth in the aging reports of billed Accounts for the Borrowers and their Subsidiaries as of such time, provided that, unless otherwise approved in writing by the Administrative Agent, no amount owing in respect of any Account shall be deemed to be included in any calculation of Eligible Accounts if:

                  (a) such Account was, at the date of the original issuance of the respective invoice therefor, payable more than 60 days after such date;

                  (b) such Account is not a bona fide, valid and legally enforceable obligation of the account debtor in respect thereof arising from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such account debtor;

                  (c) such Account remains unpaid for more than 60 days after the date set forth for payment in the invoice originally issued therefor;

                  (d) the Obligor is any Borrower or any Subsidiary or Affiliate thereof;

                  (e) the sale giving rise thereto is to an Obligor in any jurisdiction outside the United States unless the obligation thereunder is backed by a letter of credit acceptable to the Administrative Agent;

                  (f) such Account is a Defaulted Account;

                  (g) such Account is the result of a charge-back or a reinvoice of a disputed Account or Defaulted Account;

                  (h)the Obligor thereon is the obligor in respect of any other Defaulted Account;

                  (i) it is an Account which may be set off or charged against
                  (i) any adverse security deposit or other similar deposit made by or for the benefit of the applicable Obligor or (ii) any trade payable, rebate obligation or other similar liability owing to the applicable Obligor; provided that any Account deemed ineligible pursuant to this clause (i) shall only be ineligible to the extent of such set-off or charge against such adverse security deposit, trade payable, rebate obligation or other similar deposit or liability;

                  (j) it arises from the sale to the Obligor on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; provided, however, that no Account shall be excluded pursuant to this clause (j) solely as a result of customary quality warranties or the general right to return goods provided by the Borrower or its Subsidiaries;

                  (k) the Obligor thereon has disputed its liability on, or the Obligor thereon has made any claim or defense with respect to, such Account or any other Account due from such Obligor to any Loan Party, which has not been resolved; provided that any Account deemed ineligible pursuant to this clause (k) shall only be ineligible to the extent of the amount owed by such Loan Party to the Obligor thereon or the amount of such dispute, claim or defense;

                  (l) a proceeding under bankruptcy or similar laws has occurred and is continuing with respect to the Obligor thereon;

                  (m) the Obligor thereon is any Governmental Authority unless all Requirements of Law relating to the creation and perfection of a Lien thereon in favor of the Lenders shall have been satisfied;

                  (n) the goods giving rise to such Account have not been shipped and delivered to the Obligor thereon or the services giving rise to such Account have not been performed or such Account otherwise does not represent a final sale or transfer of title to such Obligor;

                  (o) such Account does not comply in all material respects with all applicable legal requirements;

                  (p) if the Accounts due from any Obligor exceed an amount equal to 20% of the aggregate of all Accounts at said time, an amount of such Accounts equal to such excess;

                  (q) such Account is not owned solely by such Person free and clear of all Liens or other rights or claims of any other Person (except in favor of the Administrative Agent);

                  (r) such Account is subject to any material restrictions on the transfer, assignability or sale thereof, enforceable against the assignee, except pursuant to any Loan Document; or

                  (s) the Administrative Agent does not have a valid and perfected first priority security interest in such Account for the benefit of the Lenders or such Account does not otherwise conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents.

                  "Eligible Inventory": at any time, an amount equal to the aggregate value (determined in accordance with the immediately succeeding sentence) of all Inventory of (i) Cole Vision and its Subsidiaries, located at distribution centers and laboratories owned or operated by Cole Vision or its Subsidiaries, (ii) Pearle and its Subsidiaries, located at stores owned or operated by Pearle or its Subsidiaries and distribution centers and laboratories owned or operated by Pearle or its Subsidiaries and (iii) Things Remembered and its Subsidiaries, located at stores owned or operated by Things Remembered or its Subsidiaries and distribution centers owned or operated by Things Remembered or its Subsidiaries, in each case that consists of inventory other than work in process, excluding all Inventory located at a distribution center received from a third-party customer in exchange for the initial stocking of Inventory of such third-party customer in any changeover or conversion. In determining the amount to be so included, the amount of such Inventory shall be valued at the lower of cost or market on a basis consistent with such Borrower's or such Subsidiary's current and historical accounting practice less reserves taken, if any, (i) on account of physical inventory adjustments, (ii) for warranty and price changes as recorded in such Borrower's or such Subsidiary's accounting records, (iii) for any goods returned or rejected by such Borrower's or such Subsidiary's customers as damaged or defective, scrap, obsolete or otherwise non-salable, return to vendor goods, miscellaneous non-perpetual inventory, cores, rental tools or supplies, (iv) for goods in transit to third parties that are not excluded pursuant to clause (a), (b),
         (c), (d) or (e) below, (v) for Liens referred to in clause (c)(i) below and (vi) for Liens referred to in clause (c)(ii) below as established by the Administrative Agent in its reasonable judgment. Unless otherwise approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory of the Borrowers or its Subsidiaries if:

                  (a) the Inventory is not owned solely by such Borrower or such Subsidiary or is leased or on consignment or such Borrower or such Subsidiary does not have good and valid title thereto;

                  (b) the Inventory is not located at or in transit to property that is owned or leased by such Borrower or such Subsidiary;

                  (c) the Inventory is not subject to a perfected Lien in favor of the Administrative Agent prior to all other Liens except for (i) Liens arising by operation of law with respect to which either a Landlord Consent has been obtained or the amount of Eligible Inventory has been reduced by the amount of the applicable Rent Reserve and (ii) with respect to Eligible Inventory located at or in transit to sites described in clause (b) above, for Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established for borrowing base purposes by such Borrower or such Subsidiary); provided that in no event shall any Inventory which is subject to a Lien permitted by subsection 8.3(m) constitute Eligible Inventory;

                  (d) the Inventory is not located in the United States; or

                  (e) the Inventory does not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents.

                  "Environmental Costs": any and all costs or expenses (including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of

         Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which CIBC is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the obligations and liabilities of any of the Loan Parties hereunder or under any other Loan Documents, would, in the good faith judgment of a Borrower, result in adverse tax consequences to a Borrower.

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Federal Funds Rate": for any particular date, an interest rate per annum equal to the interest rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 A.M. New York City time, on such day (or if such day is not a Business Day, for the next preceding Business Day).

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is treated as a corporation for United States tax purposes and that is not a Domestic Subsidiary.

                  "GAAP": generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statement by such other entity as may be in general use by significant segments of the U.S. accounting profession; provided, that, with respect to the calculation of the financial ratios and the terms used in the covenants contained in this Agreement and the definitions related thereto, "GAAP" means generally accepted accounting principles in effect in the United States on the dates of the financial statements referred to in subsection, 5.1 (including the accounting principles set forth in FASB Interpretation No. 46, notwithstanding the fact that they do not become effective until June 30, 2003), it being understood that, upon any change in GAAP as at such dates that in the reasonable opinion of the Administrative Agent affects in any material respect the financial ratios and covenants contained in this Agreement, the Borrowers and the Administrative Agent, on behalf of the Lenders, will negotiate in good faith to adapt or conform any such financial ratios and covenants and the definitions related thereto to any such changes in GAAP to the extent necessary to maintain the original economic terms of such financial ratios and covenants as in effect under this Agreement on the date hereof, the Administrative Agent shall promptly notify the Lenders in writing of the negotiated changes to such financial ratios, covenants and definitions, and if, by the 30th day after the date such notice is given (i) the Majority Lenders shall not have objected in writing to such changes, such changes shall be deemed to be effective, and this Agreement shall be deemed to be amended accordingly, as of such 30th day, without further action on the part of any party hereto or (ii) the Majority Lenders shall have objected to such changes, then, until this Agreement shall be amended in accordance with the terms of
         Section 11.1 to reflect such changes as may be necessary to maintain the original economic terms of such financial ratios and covenants, the financial ratios and covenants immediately in effect prior to such amendment shall remain in effect.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity (including, without limitation, any central bank) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. For purposes of subsections 4.9, 4.10 and 11.15, the term "Governmental Authority" shall be deemed to include, without limitation, the National Association of Insurance Commissioners.

                  "Guarantee": as defined in the definition of "Guarantor."

                  "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement, dated May 23, 2002, made by each Borrower and each Subsidiary (other than any Excluded Foreign Subsidiary or any other Subsidiary which, in accordance with subsection 7.10(e), is not required to execute and deliver such Agreement), a copy of which is attached hereto as Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

                  "Guarantor": any Person which is now or hereafter a party to
         (a) the Guarantee and Collateral Agreement or the CNC Guarantee or (b) any other guarantee (a "Guarantee") hereafter delivered to the Administrative Agent guaranteeing the obligations and liabilities of each of the Loan Parties hereunder or under any other Loan

         Documents, including, without limitations, any guarantee delivered pursuant to subsection 7.10.

                  "HMO Subsidiary": any Subsidiary of a Borrower which, by reason of its engagement in the managed vision care business and the operation of subsection 7.10(e), is not a Subsidiary Guarantor.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of such Person's business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations of such Person under Financing Leases, (h) for purposes of subsection 8.2 and Section 9(e), all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate, currency, commodity or other hedging arrangement, (i) all Guarantee Obligations of such Person with respect to Indebtedness of others, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Expense": for any period and without duplication, with respect to CNG and its Subsidiaries on a Consolidated basis, (a) the aggregate amount of interest which would be set forth opposite the caption "interest expense" or any like caption on an income statement for CNG and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for such period plus, to the extent not included in such interest, (i) imputed interest included in Financing Leases for such period, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing permitted by subsection 8.2 for such period; (iii) the net payments made in connection with Interest Rate Protection Agreements for such period, (iv) the interest portion of any deferred payment obligation for such period, (v) amortization of discount or premium, if any, for such period, (vi) all other non-cash interest expense

         (other than interest amortized to cost of sales) for such period, (vii) all net capitalized interest for such period and (viii) all interest paid under any Guarantee Obligation, minus (b) net payments received in connection with Interest Rate Protection Agreements for such period, minus (c) amortization of deferred financing costs and expenses for such period.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each fiscal quarter of CNG, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the respective Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Commitment Termination Date shall end on the Revolving Credit Commitment Termination Date;

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrowers shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Revolving Credit Loan.

                  "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which any Borrower or any of its Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary after the Closing Date.

                  "Inventory": as defined in the Uniform Commercial Code as in effect in the State of New York; and, with respect to the Borrowers and their Subsidiaries, all such Inventory of such Borrower or such Subsidiary including, without limitation, all finished goods, wares and merchandise, finished or unfinished parts, components, assemblies held for sale to third party customers by such Borrower or such Subsidiary.

                  "Investment": as defined in subsection 8.9.

                  "ISP 98": the International Standby Practices, International Chamber of Commerce Publication No. 590, as the same may be amended from time to time.

                  "Issuing Lender": CIBC or any of its affiliates.

                  "Landlord Consent": a written agreement reasonably acceptable to the Administrative Agent, pursuant to which a Person shall waive or subordinate its rights and claims as landlord in any Inventory of the Borrowers or their Subsidiaries for unpaid rents, grant access to the Administrative Agent for the repossession and sale of such inventory and make other agreements relative thereto.

                  "L/C Fee Payment Date": the last day of each fiscal quarter of CNG.

                  "L/C Obligations": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrowers pursuant to subsection 3.5.

                  "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

                  "L/C Sublimit": $30,000,000.

                  "Lenders": as defined in the preamble hereto and including, without limitation, the Issuing Lender.

                  "Letters of Credit": as defined in subsection 3.1.

                  "Letter of Credit Application": an application in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Leverage Ratio": as of the end of each fiscal quarter of CNG, with respect to CNG and its Subsidiaries on a Consolidated basis, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the twelve month period ending on such date; provided however that, for purposes of computing the Leverage Ratio, Total Indebtedness shall be computed without giving effect to any fair value adjustments for derivative hedge instruments.

                  "Lien": any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": this Agreement, any Revolving Credit Notes, any Letter of Credit Applications, any Letters of Credit, the Security Documents and any Guarantees.

                  "Loan Parties": CNC, CNG, the Borrowers and each Subsidiary of a Borrower which is a party to a Loan Document, individually, a "Loan Party".

                  "Majority Lenders": (i) at such times as each Lender's Revolving Credit Commitment Percentage is less than 30%, Non-Defaulting Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50% of the aggregate Revolving Credit Commitment Percentages of all Non-Defaulting Lenders and (ii) at all other times, Non-Defaulting Lenders the Revolving Credit Commitment Percentages of which aggregate more than 66-2/3% of the aggregate Revolving Credit Commitment Percentages of all Non-Defaulting Lenders.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole or
         (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Moody's": as defined in the definition of "Cash Equivalents."

                  "Mortgages": the mortgages and deeds of trust to be executed and delivered or previously executed and delivered by the Borrowers and certain Subsidiaries, in a form reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": with respect to any sale or other disposition of assets by CNG, any Borrower or any of their Subsidiaries or any Recovery Event, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) minus the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by CNG, such Borrower or such Subsidiary in connection therewith, (ii) federal, state and local taxes incurred in connection therewith, whether payable at such time or thereafter, (iii) in the case of any such sale or other disposition of assets subject to a Lien securing any Indebtedness (which Lien and Indebtedness are permitted by this Agreement), any amounts required to be repaid by CNG, such Borrower or such Subsidiary in respect of such Indebtedness (other than Indebtedness under this Agreement and any Revolving Credit Notes) in connection with such sale or other disposition and (iv) any amounts deposited in escrow or on deposit as collateral in respect of environmental or other liabilities not assumed by the purchaser in connection with a sale or other disposition of assets, but only so long as such amounts remain on deposit or in escrow.

                  "Net Income": for any period, the aggregate of the net income of CNG and its Subsidiaries for such period on a Consolidated basis, determined in accordance with GAAP, for such period; provided, however, that there shall be excluded from Net Income (a) the net income of a Person whose net income is not consolidated with the CNG's under GAAP (other than the amount of dividends and other distributions paid or made by such Person to CNG or any of its Subsidiaries during such period), (b) the net income of any Person for such period acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net gain or loss for such period (net of the related tax effect thereof) resulting from any sale or other disposition of assets or any sale or other disposition of any Capital Stock of any Person by CNG or any of its Subsidiaries, in each case, other than in the ordinary course of business and permitted by subsection 8.6, (d) extraordinary gains and losses for such period (net of the related tax effect thereof), and (e) non-recurring gains and losses for such period (net of the related tax effect thereof); provided that there shall be added back to Net Income non-cash restructuring charges deducted in calculating Net Income for such period.

                  "Newco": Pearle Franchise Corporation, a Delaware corporation.

                  "Non-Defaulting Lender": each Lender other than a Defaulting Lender.

                  "Non-Excluded Taxes": as defined in subsection 4.11.

                  "Obligor": any purchaser of goods or services or other Person obligated to make payment to any Borrower or any Subsidiary in respect of a purchase of such goods or services.

                  "Original Closing Date": November 15, 1996.

                  "Participant": as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Pearle": as defined in the preamble hereto.

                  "Pearle Visioncare Line of Credit Agreement": that certain Line of Credit Agreement, dated as of January 19, 2001, between Pearle and Pearle Visioncare, Inc., including any promissory notes issued thereunder, as amended, supplemented or otherwise modified from time to time.

                  "Permitted Hedging Arrangement": as defined in subsection
         8.14.

                  "Permitted Holders": (i) Jeffrey A. Cole, (ii) any employee stock ownership plan or any "group" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) in which employees of CNC or its Subsidiaries beneficially own at least 25% of the capital stock of CNC owned by such group and (iii) any Person that is controlled by any one or more of the Persons set forth in (i) or (ii) above.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Recovery Event": any settlement or payment in respect of any property or insurance claim or any condemnation proceeding relating to any asset of CNG, any Borrower or any of their Subsidiaries.

                  "Register": as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reimbursement Obligations": the obligation of the Borrowers to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

                  "Rent Reserve": with respect to any store, distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to three (3) months' rent at such store, distribution center or depot.

                  "Rental Expense": for any period, the excess, if any, of (i) the aggregate amount of fixed rentals payable by CNG, the Borrowers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to leases (other than Financing Leases) of real and personal property over (ii) the aggregate amount of fixed rental sublease income received by CNG, the Borrowers and their

         Subsidiaries from subleases during such period with respect to such real and personal property. Notwithstanding the foregoing, any payment pursuant to a Guarantee Obligation permitted pursuant to subsection 8.4(g) shall constitute Rental Expense.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043 of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. Section 4043.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president, any vice president and the treasurer of CNG.

                  "Revolving Credit Commitment": as to any Lender, its obligation to make Revolving Credit Loans to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrowers in an aggregate amount not to exceed at any one time outstanding the amount set forth under such Lender's name in Schedule I opposite the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 11.6 (in each case as such amount may be adjusted from time to time as provided herein).

                  "Revolving Credit Commitment Percentage": as to any Lender, the percentage representing a fraction the numerator of which is the Revolving Credit Commitment of such Lender (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding plus (y) such Lender's Revolving Commitment Percentage of all L/C Obligations then outstanding), and the denominator of which is the aggregate Revolving Credit Commitments of all Lenders (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of all Revolving Credit Loans then outstanding plus (y) the aggregate principal amount of all L/C Obligations then outstanding).

                  "Revolving Credit Commitment Period": the period from and including the Original Closing Date to but not including the Revolving Credit Commitment Termination Date.

                  "Revolving Credit Commitment Termination Date": the earlier of
         (a) February 1, 2007 or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall have terminated pursuant hereto.

                  "Revolving Credit Loans": as defined in subsection 2.1.

                  "Revolving Credit Note": as defined in subsection 2.2.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the CNG Guarantee and Cash Collateral Agreement, the Copyright, Patent and Trademark Security Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security document delivered pursuant to subsection 7.10.

                  "Senior Subordinated 1997 Notes": the 8-5/8% Senior Subordinated Notes due 2007 issued by CNG pursuant to the Senior Subordinated 1997 Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time without violating
         Section 9(m).

                  "Senior Subordinated 1997 Notes Indenture": the Indenture dated as of August 22, l997 between CNG and Wells Fargo Bank Minnesota, N.A., formerly Norwest Bank Minnesota, N.A., as trustee, pursuant to which the Senior Subordinated 1997 Notes have been issued, as the same may be amended, supplemented or otherwise modified from time to time without violating Section 9(m).

                  "Senior Subordinated 2002 Notes": the 8-7/8% Senior Subordinated Notes due 2012 issued by CNG pursuant to the Senior Subordinated 2002 Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time without violating
         Section 9(m).

                  "Senior Subordinated 2002 Notes Indenture": the Indenture dated May 22, 2002 by and between CNG and Wells Fargo Bank Minnesota, N.A., formerly Norwest Bank Minnesota, N.A., as trustee, pursuant to which the Senior Subordinated 2002 Notes have been issued, as the same may be amended, supplemented or otherwise modified from time to time without violating Section 9(m).

                  "Senior Subordinated Notes": the 9.875% Senior Subordinated Notes due 2006 of CNG issued pursuant to the Senior Subordinated Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time without violating Section 9(m).

                  "Senior Subordinated Notes Indenture": the Indenture dated as of November 15, 1996 between CNG and Wells Fargo Bank Minnesota, N.A., formerly Norwest Bank Minnesota, N.A., as trustee, as the same may be amended, supplemented or otherwise modified from time to time without violating Section 9(m).

                  "Significant Subsidiary": any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "S&P": as defined in the definition of "Cash Equivalents."

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity ("Voting Stock") are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers, provided that, with respect to the Borrowers, Newco shall not be considered a Subsidiary.

                  "Subsidiary Guarantor": each Subsidiary of CNG other than (a) any Excluded Foreign Subsidiary and (b) any other Subsidiary which is not a "Guarantor" under the Guarantee and Collateral Agreement or any Guarantee.

                  "Tax Sharing Agreement": the Agreement for the Allocation of Federal Income Tax Liability and Benefits among Members of the CNC Holding Corporation Group dated as of August 23, 1985, as amended by an Agreement dated as of December 30, 1986 and as further amended, supplemented or otherwise modified from time to time subsequent to the date hereof in a manner not adverse to the interests of the Lenders or of CNG or any of its Subsidiaries.

                  "Things Remembered": as defined in the preamble hereto.

                  "Total Indebtedness": on any date, with respect to CNG and its Subsidiaries, all Indebtedness of CNG and its Subsidiaries on such date on a Consolidated basis (other than Indebtedness in respect of (a) undrawn amounts under letters of credit which support obligations of CNG or any of its Subsidiaries which do not constitute Indebtedness and
         (b) all obligations of Things Remembered under the Avion Sublease, provided that the principal amount of the obligations described in this clause (b) shall not exceed $2,306,279.58).

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Revolving Credit Loans shall originally have been made on the same day).

                  "Transferee": as defined in subsection 11.6(f).

                  "2002 Closing Date": May 23, 2002.

                  "Type": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Wachovia": Wachovia Bank, National Association.

                  "Wholly Owned Subsidiary": means any Subsidiary, all of the outstanding voting securities of which are owned, directly or indirectly, by a Borrower.

                  1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Revolving Credit Notes, any other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Revolving Credit Notes, any other Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms relating to CNG, the Borrowers and their Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Fiscal years referred to in this Agreement are identified according to the calendar year in which they begin.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

           SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

                  2.1. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan", collectively, "Revolving Credit Loans") to the Borrowers, jointly and severally, from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Revolving Credit Commitment. Notwithstanding the foregoing, in no event shall any Revolving Credit Loans be made or Letters of Credit be issued pursuant to subsection 3.1 (i) if the aggregate amount of the Revolving Credit Loans to be made and Letters of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the then aggregate Available Revolving Credit Commitments or (ii) if, after giving effect to such Revolving Credit Loan or Letter of Credit, a Borrowing Base Deficiency would exist. During the Revolving Credit Commitment Period, the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, provided, however, that the Aggregate Outstanding Revolving Credit (other than in respect of the undrawn portion of any Letters of Credit) with respect to all Lenders at any time during any consecutive thirty day period during each fiscal year of the Borrowers (such thirty day period during each fiscal year to be selected by the Borrowers) may in no event exceed the Clean-Down Amount.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsections 2.3 and 4.4, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Commitment Termination Date.

                  2.2. Revolving Credit Notes. The Borrowers agree that, upon the request to the Administrative Agent by any Lender or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Revolving Credit Loans each Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount set forth under such Lender's name in Schedule I opposite the heading "Revolving Credit Commitment" and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Borrower. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

                  2.3. Procedure for Revolving Credit Borrowing. Any Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that such Borrower shall give the Administrative Agent irrevocable notice, in substantially the form of
Exhibit I (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amount of such Type of Revolving Credit Loan and the respective length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the aggregate Available Revolving Credit Commitments then in effect are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from such Borrower, the Administrative Agent shall promptly notify each such Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.4. Commitment Fees. The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit

Commitment Termination Date, computed on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made at a rate per annum of 0.75%, payable quarterly in arrears on the last day of each fiscal quarter of CNG and on the Revolving Credit Commitment Termination Date, commencing on the first of such days to occur after the Closing Date.

                  2.5. Termination or Reduction of Revolving Credit Commitments.
(a) The Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding when added to the sum of the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  (b) The Revolving Credit Commitments shall be automatically reduced in accordance with subsection 4.3(a). Any such reduction shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.6. Repayment of Revolving Credit Loans. (a) The Borrowers hereby unconditionally promise, jointly and severally, to pay to the Administrative Agent, for the account of each Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender made to each Borrower on the Revolving Credit Commitment Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9). The Borrowers hereby further agree, jointly and severally, to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date of the making of the Revolving Credit Loans until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii)
both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.
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                                                                              28

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.6(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay, jointly and severally (with applicable interest), the Revolving Credit Loans made to any Borrower by such Lender in accordance with the terms of this Agreement.

                          SECTION 3. LETTERS OF CREDIT

                  3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of any Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Sublimit (ii) the Available Revolving Credit Commitment of all Lenders would be less than zero or
(iii) a Borrowing Base Deficiency would exist.

                  (b) Each Letter of Credit shall (i) be denominated in Dollars,
(ii) be a standby letter of credit issued to support obligations of such Borrower or any of its Subsidiaries, contingent or otherwise, to finance the working capital and business needs of such Borrower or any of its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of
(x) the date that is 12 months after the date of its issuance and (y) the fifth Business Day prior to the Revolving Credit Commitment Termination Date, provided that any Letter of Credit with an expiration date of 12 months after the date of its issuance may provide for the renewal thereof for additional 12 month periods, but in no event shall the expiration date as extended be later than the fifth Business Day prior to the Revolving Credit Termination Date.

                  (c) Each Letter of Credit shall be subject to ISP 98 and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2. Procedure for Issuance of Letters of Credit. A Borrower may request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to the Revolving Credit Commitment Termination Date by delivering to the Issuing Lender at its address for notices specified herein a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefore and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and such Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to such Borrower promptly following the issuance thereof.

                  3.3. Fees, Commissions and Other Charges. (a) The Borrowers shall pay, jointly and severally, to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date, or earlier cancellation, of such Letter of Credit (the "L/C Period") at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans calculated on the basis of the actual number of days clapsed over a 360-day year on the aggregate face amount of Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Lenders in accordance with their respective Revolving Credit Commitment Percentages. In addition, the Borrowers shall pay, jointly and severally, to the Issuing Lender, for its own account a fee equal to 0.25% per annum of the aggregate face amount of outstanding Letters of Credit, computed for the L/C Period, payable quarterly in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date and calculated on the basis of the actual number of days clapsed over a 360-day year.

                  (b) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse, jointly and severally, the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  3.4. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to paragraph 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that clapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 Noon, New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5. Reimbursement Obligation of the Borrowers. (a) The Borrowers agree to reimburse, jointly and severally, the Issuing Lender on the same Business Day on which a draft is presented under any Letter of Credit and paid by the Issuing Lender, provided that the Issuing Lender provides notice to the Borrowers prior to 12:00 Noon, New York City time, on such Business Day and otherwise the Borrowers will reimburse the Issuing Lender on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect the Borrowers' absolute and unconditional obligation to reimburse the Issuing Lender for any draft paid under any Letter of Credit. The Issuing Lender shall provide notice to the Borrowers on such Business Day as a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Revolving Credit Loans that are ABR Loans which were then overdue.

                  (c) Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Administrative Agent for a borrowing pursuant to subsection 2.3 of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.6. Obligations Absolute. (a) The Borrowers' obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

                  (b) The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                  (d) The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender or any L/C Participant to any Borrower.

                  3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrowers in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.8. Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Agreement or any other Loan Document, the provisions of this Agreement or such Loan Document shall apply.

                          SECTION 4. GENERAL PROVISIONS

                  4.1. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the CIBC Alternate Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Revolving Credit Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Revolving Credit Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                  4.2. Optional Prepayments. Any Borrower may at any time and from time to time prepay the Revolving Credit Loans made to it in whole or in part, without premium or penalty, on any Business Day, provided that (i) such Borrower shall have given (x) at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) or (y) same-day irrevocable notice to the Administrative Agent (in the case of ABR Loans), (ii) such notice specifies the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and
(iii) each prepayment is in a minimum principal amount of $100,000 and a multiple of $100,000 in excess thereof. Upon the receipt of any such notice the Administrative Agent shall promptly notify each of the Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.12.

                  4.3. Mandatory Prepayments and Reduction of Revolving Credit Commitments. (a) If, subsequent to the Closing Date, CNG, any Borrower or any of their Subsidiaries shall receive Net Cash Proceeds from any sale or other disposition of assets (other than the sale of inventory in the ordinary course of business and sales or other dispositions of assets permitted by subsections 8.6(c), (d) or (e)) or from any Recovery Event, then 100% of such Net Cash Proceeds shall on the first Business Day after receipt thereof be applied toward the permanent reduction of the Revolving Credit Commitments; provided that the first $10,000,000 of such Net Cash Proceeds received after the 2002 Closing Date by CNG, the Borrowers and their Subsidiaries, in the aggregate, shall not be required to be applied to the permanent reduction of the Revolving Credit Commitments hereunder unless such Net Cash Proceeds would otherwise be required to be applied to repurchase or redeem the Senior Subordinated 1997 Notes or the Senior Subordinated 2002 Notes; and provided, further, the Borrowers and their Subsidiaries may use or commit to use any or all of such Net Cash Proceeds to acquire fixed or capital assets or, in the case of any Recovery Event, to rebuild or replace the property lost or condemned within 180 days of receipt of such Net Cash Proceeds and any such Net Cash Proceeds so used within 180 days of receipt or within 180 days of being committed to be so used shall not be required to be applied to the permanent reduction of the Revolving Credit Commitments hereunder, but any such Net Cash Proceeds not so used shall be applied toward the permanent reduction of the Revolving Credit Commitments on the earlier of (x) the later of (I) 180th day after receipt of such Net Cash Proceeds and (II) the 180th day after such Net Cash Proceeds were committed to be used, as the case may be, and (y) the date on which the Borrowers have reasonably determined that such Net Cash Proceeds shall not be so used.

                  (b) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit with respect to all Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12. To the extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, the Aggregate Outstanding Revolving Credit with respect to all Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which a payment has caused the Aggregate Outstanding Revolving Credit with respect to all Lenders to be equal to or less than the Revolving Credit Commitments then in effect, the Administrative Agent shall return to the Borrowers the cash used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

                  (c) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit (other than in respect of the undrawn portion of any Letters of Credit) with respect to all Lenders is not less than the Clean-Down Amount for at least a consecutive thirty day period during each fiscal year of the Borrowers, the Borrowers shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12, and any borrowings of Revolving Credit Loans during such thirty day period shall be subject to the proviso to subsection 2.1(a).

                  (d) If, at any time during the Revolving Credit Commitment Period, a Borrowing Base Deficiency shall exist, the Borrowers shall, without notice or demand, immediately prepay the Revolving Credit Loans in an aggregate principal amount equal to such Borrowing Base Deficiency, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12. To the extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, a Borrowing Base Deficiency shall continue to exist, the Borrowers shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such Borrowing Base

Deficiency upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which a payment has cured such Borrowing Base Deficiency, the Administrative Agent shall return to the Borrowers the cash used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

                  4.4. Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, in substantially the form of Exhibit J, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) unless the Majority Lenders otherwise consent, no Revolving Credit Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and (ii) no Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Commitment Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the respective Borrower giving notice to the Administrative Agent, in substantially the form of Exhibit J, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Revolving Credit Loans, provided that no Eurodollar Loan may be continued as such (i) unless the Majority Lenders otherwise consent, when any Event of Default has occurred and is continuing or
(ii) after the date that is one month prior to the Revolving Credit Commitment Termination Date and provided, further, that if such Borrower shall fail to give such notice or if such continuation is not permitted such Revolving Credit Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  4.5. Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. In no event shall there be more than 15 Tranches outstanding at any time.

                  4.6. Computation of Interest and Fees. (a) Interest (other than interest based on the CIBC Prime Rate) on all Revolving Credit Loans and commitment fees payable pursuant hereto shall be calculated on the basis of a year of 360 days for the actual days elapsed; interest based on the CIBC Prime Rate shall be calculated on the basis of a 365-(or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on the Revolving Credit Loans resulting from a change in the CIBC Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change shall become effective, provided that such change becomes effective prior to 5:00 P.M., New York City time, on such day. The Administrative Agent shall as soon as practicable notify the Borrowers and each Lender of the effective date and the amount of each such change.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1.

                  4.7. Inability to Determine Interest Rate. If prior to the first day of any Interest Period: (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any affiliate of any such Lender from which such Lender customarily obtains funds) (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert ABR Loans to Eurodollar Loans.

                  4.8. Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans by any Borrower from the Lenders hereunder shall be made, each payment by any Borrower on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according to the Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by any Borrower on account of principal of and interest on any Revolving Credit Loan shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrowers hereunder and under any Revolving Credit Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 2:30 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Revolving Credit Loans or the L/C Participants, as the case may be, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next

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                                                                              36

Business Day. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor and the Administrative Agent shall have advanced such amount to the Borrowers, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent, provided that if such Lender's Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrowers. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  4.9. Illegality. Notwithstanding any other provision herein, if the adoption after the date of this Agreement of or any change after the date of this Agreement in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and
(b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Revolving Credit Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

                  4.10. Requirements of Law. (a) If the adoption after the date of this Agreement of or any change after the date of this Agreement in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive

(whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Letter of Credit Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.11 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii) shall impose on such Lender (or such affiliate) any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly upon demand pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption after the date of this Agreement of or any change after the date of this Agreement in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time upon demand, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, such Lender shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection, and the calculation thereof, submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  4.11. Taxes. (a) All payments made by the Borrowers under this Agreement, any Revolving Credit Notes, any Letters of Credit or any Letter of Credit Applications shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Revolving Credit Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Revolving Credit Note, any Letters of Credit or any Letter of Credit Applications, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof or, if an official receipt cannot be obtained with commercially reasonable effort, other evidence of payment reasonably acceptable to the Administrative Agent or such Lender. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence after receiving appropriate notification of such tax liability from the affected Lender(s), the Borrowers shall indemnify, jointly and severally, the Administrative Agent and the Lenders for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X) except as otherwise provided in clause (Y) below,

                           (i)      deliver to the Borrowers and the
                  Administrative Agent (on or before the date of any payment by the Borrowers) two duly completed copies of

                  Internal Revenue Service Form W-8BEN, W-8ECI, other applicable form, or successor applicable form, as the case may be;

                           (ii)     deliver to the Borrowers and the
                  Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrowers on or before the date of any payment by the Borrowers, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit E (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Revolving Credit Notes (and to deliver to the Borrowers and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Revolving Credit Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrowers) which would be imposed on such Lender of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Each non-United States Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  4.12. Indemnity. The Borrowers agree to indemnify, jointly and severally, each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment of Eurodollar Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Revolving Credit Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  4.13. Change of Lending Office; Replacement of Lenders. (a) Each Lender agrees that if it makes any demand for payment under subsection 4.10 or 4.11(a), or if any adoption or change of the type described in subsection 4.9 shall occur with respect to it, it shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 4.10 or 4.11(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.9.

                  (b) If at any time any Lender (i) makes any demand for payment under subsection 4.10 or 4.11(a) as a result of any condition described in any such subsection, (ii) is subject to any adoption or change of the type described in Section 4.9, or (iii) becomes a Defaulting Lender, then the Borrowers may, if such condition continues to exist after such Lender shall have used reasonable efforts pursuant to paragraph (a) of this subsection 4.13 (in the circumstances described in the preceding clause (i)) or such Lender continues to be a Defaulting Lender (in the circumstances described in the preceding clause (ii)) and on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 11.6 (c) all of its rights and obligations under this Agreement to another Lender or other bank or financial institution selected by the Borrowers and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of all Revolving Credit Loans and all Reimbursement Obligations, accrued interest, fees and other amounts owing to such Lender; provided that (i) the Borrowers shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other bank or financial institution, (iii) such replacement must take place no later than 180 days after such Lender shall have made any such demand for payment or shall have become a Defaulting Lender, as the case may be, (iv) in no event shall any Lender hereby replaced be required to pay or surrender to such replacement Lender or other bank or financial institution any of the fees received by such Lender pursuant to this Agreement, (v) the Borrowers shall pay such amounts demanded under subsection 4.10 or 4.11(a) to such Lender, together with any amounts as may be required pursuant to subsection 4.12, prior to such Lender being replaced and the payment of such amounts shall be a condition to the replacement of such Lender and (vi) such Lender shall not be required to pay any fees required by subsection 11.6(e) in connection with such replacement.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and issue or participate in the Letters of Credit, each Borrower hereby represents and warrants, on the Closing Date and on any date thereafter on which any Revolving Credit Loan or any other extension of credit is requested to be made by any Lender or on which any Letter of Credit is requested to be issued by the Issuing Lender, to the Administrative Agent and each Lender that:

                  5.1. Financial Condition. The Consolidated balance sheets of CNG and its Subsidiaries as of January 29, 2000, February 3, 2001, February 2, 2002 and February 1, 2003 and the related Consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by Arthur Andersen LLP (or by Deloitte & Touche LLP in the case of fiscal year ended on February 1, 2003), copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of CNG and its Subsidiaries as at such dates, and the Consolidated results of their operations and their Consolidated cash flows for the fiscal years then ended. The unaudited Consolidated balance sheet of CNG and its Subsidiaries as at April 30, 2003, the related unaudited Consolidated income statement for the three-month period ended on such date and the related unaudited Consolidated statement of cash flows for the portion of the fiscal year through such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of CNG and its Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the respective periods covered by such statements then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither CNG nor any of its Subsidiaries had, at February 1, 2003, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or other material agreement or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or in
Schedule 5.1. During the period from February 1, 2003 to and including the Closing Date there has been no sale, transfer or other disposition by CNG or any of its Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the Consolidated financial condition of CNG and its Subsidiaries at February 1, 2003.

                  5.2. No Change; Solvency. Since February 1, 2003 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, after giving effect to the transactions contemplated by the Loan Documents, the Borrowers and their Subsidiaries are solvent, on a Consolidated basis and on an individual basis.

                  5.3. Corporate Existence; Compliance with Law. Each of the Borrowers and the other Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to do business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4. Corporate Power; Authorization; Enforceable Obligations. Each of the Borrowers and the other Loan Parties has the corporate or other necessary power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder and each of the Borrowers and the other Loan Parties has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Revolving Credit Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be received, made, given or completed by any of the Loan Parties in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Borrower or any of the other Loan Parties is a party other than filings and recordings to perfect the security interest of the Lenders created by the Security Documents and other than those set forth on Schedule 5.4. All of such consents, authorizations, filings, notices and other acts set forth on Schedule
5.4 have been heretofore received, made, given or completed except for such consents, authorizations, filings, notices and other acts that a Borrower's or other Loan Party's failure to receive, make, give or complete could not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Borrower, and each of the other Loan Documents to which each Borrower or any of the other Loan Parties is a party has been duly executed and delivered by such Borrower or such other Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Borrower, and each other Loan Document to which each Borrower or any of the other Loan Parties is a party constitutes a legal, valid and binding obligation of such Borrower or such other Loan Party, enforceable against such Borrower or such other Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  5.5. No Legal Bar. The execution, delivery and performance of the Loan Documents to which any Borrower or any of the other Loan Parties is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Borrower or of any of the other Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Loan Documents). Schedule 5.5 constitutes a complete list as of the date hereof of all material Contractual Obligations to which any Loan Party is a party and all orders and decrees of courts which are applicable to or binding on any Loan Party or to which any Loan Party or any of its property is subject.

                  5.6. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any of the other Loan Parties or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  5.7. No Default. No Borrower nor any of the other Loan Parties is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8. Ownership of Property; Liens. Each of the Borrowers and the other Loan Parties has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3. The properties encumbered by the Mortgages constitute all of the material real properties owned in fee by the Borrowers and the other Loan Parties as of the date hereof, all of which are listed on Schedule 5.8.

                  5.9. Intellectual Property. Each Borrower and each of the other Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, except for such claims which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor does any Borrower know of any valid basis for any such claim. The use of such Intellectual Property by each Borrower and the other Loan Parties does not infringe on the rights of any Person, except for such infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.10. No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of any Borrower or any of the other Loan Parties could reasonably be expected to have a Material Adverse Effect.

                  5.11. Taxes. Each of the Borrowers and the other Loan Parties has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges (i) with respect to which the failure to pay, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Borrower or any of the other Loan Parties, as the case may
be); no tax Lien has been filed, and, to the knowledge of any Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  5.12. Federal Reserve Regulations. No part of the proceeds of any Revolving Credit Loans or other extensions of credit hereunder have been or will be used for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including, without limitation, Regulation U thereunder. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form FR G-3 or Form FR U-1 referred to in said Regulation U.

                  5.13. ERISA. Except as disclosed on Schedule 5.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of an insufficiently funded Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five year period. The present value of all accrued benefits under all Single Employer Plans taken as a whole does not exceed the value of the assets of such Single Employer Plans by more than $75,000,000. Neither any Borrower nor any Commonly Controlled Entity has incurred or is expected to incur any liability for a complete or partial withdrawal from any Multiemployer Plan, and neither any Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA which could reasonably be expected to have a Material Adverse Effect if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. As of the Closing Date, and to the knowledge of any Borrower on any Borrowing Date thereafter, no such Multiemployer Plan is in Reorganization or Insolvent.

                  5.14. Collateral. The provisions of each of the Security Documents constitute in favor of the Administrative Agent for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all right, title, and interest of each Borrower or any of the other Loan Parties which is a party to such Security Document, as the case may be, in the Collateral described in such Security Document. As of the Closing Date, all Equipment and Inventory (as each of such terms is defined in the Guarantee and Collateral Agreement) of the Borrowers and each of its Subsidiaries will be kept at, or will be in transit to, the locations listed on Schedule 5.14, and, financing statements having been filed in the offices in the jurisdictions listed in
Schedule 3 to the Guarantee and Collateral Agreement, appropriate filings having been made in the U.S. Patent and Trademark Office and the U.S. Copyright Office, and such other actions as are described in each of the Security Documents having been taken in accordance with the Security Documents, the security interest created by each of the Security Documents constitutes a perfected security interest in all right, title and interest of each Borrower or such other Loan Parties, as the case may be, in the Collateral described therein, and except for Liens existing on the Closing Date which are permitted by subsection 8.3 and whose priority cannot be superseded by the provisions hereof or of any Security Document and the filings hereunder or thereunder, a perfected first lien on, and security interest in, all right, title and interest of such Borrower or such other Loan Parties, as the case may be, in the Collateral described in each Security Document.

                  5.15. Investment Company Act; Other Regulations. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  5.16. Subsidiaries and Joint Ventures. Schedule 5.16 hereto sets forth all of the Subsidiaries of each Borrower, and all of the joint ventures in which each Borrower or any of its Subsidiaries has an interest, at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of each Borrower therein.

                  5.17. Purpose of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be used for the general corporate purposes of the Borrowers and their Subsidiaries in the ordinary course of business.

                  5.18. Environmental Matters. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

                  (i) The Borrowers and the other Loan Parties: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and have no reason to believe that they will not be able to timely obtain without material expense all such Environmental Permits required for planned operations; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and
(D) have no reason to believe that: any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits that may be required of any of them will not be, or will entail material expense to be, timely granted or complied with; or that compliance

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                                                                              46

with any Environmental Law that is applicable to any of them will not be, or will entail material expense to be, timely attained and maintained.

                  (ii) Materials of Environmental Concern have not been generated, transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by any Borrower or any of the other Loan Parties or, to the best knowledge of any Borrower, at any other location, which could reasonably be expected to (A) give rise to liability of any Borrower or any of the other Loan Parties under any applicable Environmental Law, or (B) interfere with any Borrower's or any other Loan Party's planned or continued operations, or (C) impair the fair saleable value of any real property owned or leased by any Borrower or any other Loan Parties.

                  (iii) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which any Borrower or any of the other Loan Parties is named as a party that is pending or, to the knowledge of any Borrower, threatened.

                  (iv) No Borrower nor any of the other Loan Parties has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to any actual or potential liability for, or violation caused by any, Materials of Environmental Concern.

                  (v) No Borrower nor any of the other Loan Parties has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law, as to which any obligation has not been fully and finally resolved.

                  (vi) No Borrower nor any of its Subsidiaries has assumed or retained, by contract or, to the best knowledge of any Borrower, by operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any applicable Environmental Law or with respect to any Material of Environmental Concern.

                  5.19. Regulation H. Except as otherwise disclosed in writing to the Administrative Agent, no Mortgage in existence on the date hereof and no Mortgage to be delivered pursuant to subsection 7.10(a) encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  5.20. No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrowers and each other Loan Party to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, do not contain, and will not contain as of the Closing Date, any material misstatement of fact and do not, taken as a whole, omit, and will not, taken as a whole, omit as of the Closing Date, to state

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                                                                              47

any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (a) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrowers and (b) such assumptions were believed by such management to be reasonable.

                  5.21. Tax Sharing Agreement. The Borrower has delivered a complete and correct copy of the Tax Sharing Agreement as in effect on the date hereof and all amendments, supplements and other modifications thereto.

                         SECTION 6. CONDITIONS PRECEDENT

                  6.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower and each Guarantor, with a counterpart for each Lender and (ii) for the account of each of the Lenders which has requested a Note pursuant to subsection 2.2, a Revolving Credit Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of each Borrower.

                  (b) Fees. The Lenders and the Administrative Agent shall have received all fees (including an amendment fee payable to each Lender equal to 0.375% of such Lender's Revolving Credit Commitment) required to be paid and all expenses for which invoices have been presented (including the invoices of Simpson Thacher & Bartlett LLP), on or before the Closing Date.

                  (c) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrowers, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrowers.

                  (d) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each of the Loan Parties authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party,
         (ii) in the case of the Borrowers, the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an

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                                                                              48

         Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Incumbency Certificate of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each of the Loan Parties, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (f) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each of the Loan Parties, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (g) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer (i) attaching copies of all consents, authorizations and filings set forth on Schedule 5.4, and
         (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

                  6.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any Revolving Credit Loan or any other extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit), and of the Issuing Lender to issue any Letter of Credit requested to be issued by it on any date, is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrowers and any other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Borrowing Base. The Administrative Agent shall have received the most recent Borrowing Base Certificate required to be delivered pursuant to subsection 7.2(e) and, after giving effect to the Revolving Credit Loans and other extensions of credit requested to be made on such date and the Letters of Credit requested to be issued on such date, no Borrowing Base Deficiency would exist.

                  (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of any Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date thereof that the conditions contained in this subsection have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS

                  Each Borrower hereby agrees that, on and after the Closing Date and so long as the Revolving Credit Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, each Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  7.1. Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrowers, a copy of the Consolidated balance sheet of CNG and its consolidated Subsidiaries as at the end of such year and the related Consolidated statement of income and Consolidated statements of retained earnings and of cash flows for such year and the Compliance Package, reported on, in the case of such Consolidated financial statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing selected by CNG; and

                  (b) as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrowers, the unaudited Consolidated balance sheet of CNG and its consolidated Subsidiaries as at the end of such quarter, the related unaudited Consolidated statement of income for such quarter and the portion of the fiscal year through the end of such quarter and the related unaudited Consolidated statement of cash flows for the portion of the fiscal year through the end of such quarter and the Compliance Package, in each case, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 30 days (or, in the event that such 30th day is not a Business Day, the next succeeding Business Day) after the end of each fiscal month of each fiscal year of the Borrowers (or, in the event that (i) such month
         (x) is the first month of a fiscal year or (y) is the last month of one of the first three fiscal quarters, not later than 45 days after the end of such month or (ii) such month

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                                                                              50

         is the last month of a fiscal year, not more than 60 days after the end of such month), the unaudited Consolidated balance sheet of CNG and its consolidated Subsidiaries as at the end of such month, the related unaudited Consolidated statement of income for such month and the portion of the fiscal year through the end of such month and the related unaudited Consolidated statement of cash flows for the portion of the fiscal year through the end of such month and the Compliance Package, in each case, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

                  7.2. Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in connection with their audit nothing has come to their attention to cause them to believe that any Borrower or any of their Subsidiaries failed to comply with the covenants contained in
         Section 8; provided, however, that such audit shall not have been directed primarily toward obtaining knowledge of such noncompliance, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer ("Compliance Certificate") stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the relevant Borrower has complied with the requirements of subsection 7.10 with respect thereto), (ii) neither any Borrower nor any of their Subsidiaries has changed its name without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) each Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and (iv) each Borrower has set forth in reasonable detail any and all calculations necessary to show compliance with subsection 2.1(a) and all of the financial condition covenants set forth in subsections 8.1 and 8.8, including, without limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) not later than 45 days after the end of each fiscal year of the Borrowers, a copy of the projections by CNG of the balance sheet, statement of income and statement of cash flows on a Consolidated basis of CNG and its Subsidiaries for the next succeeding fiscal year, such projections to be accompanied by a certificate of a

         Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such projections are based upon good faith assumptions of management of CNG and such assumptions are believed by management of CNG to be reasonable;

                  (d) within ten days after the same are sent, copies of all financial statements and reports which CNC sends to its stockholders, and within ten days after the same are filed, copies of all financial statements and reports which CNC may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) within 21 days after the end of each calendar month, a borrowing base certificate calculating the Borrowing Base as of the last day in such calendar month, substantially in the form of Exhibit G hereto (a "Borrowing Base Certificate") executed by a Responsible Officer; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request as coordinated through the Administrative Agent.

                  7.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including, without limitation, taxes, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower or such Subsidiary, as the case may be, or (b) the failure to so pay, discharge or otherwise satisfy such obligations could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  7.4. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  7.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all the Collateral in accordance with the requirements of Section 5.3 of the Guarantee and Collateral Agreement, Section 5 of each of the Mortgages and on all its other property in at least such amounts (including as to amounts of deductibles) and against at least such risks (but including in any event commercial general liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request by the Administrative Agent, full information as to the insurance carried.

                  7.6. Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records, including without limitation, in connection with any collateral review or appraisal described in paragraph (b) below, at any reasonable time and upon reasonable notice and as often as may reasonably be desired (provided, however, that (i) the Lenders will arrange and coordinate each such visit through and with the Administrative Agent and (ii) so long as no Event of Default has occurred and is continuing, no more than two such visits and inspections shall be made during any fiscal year) and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with its independent certified public accountants (provided that any officers or employees of the Borrowers shall be permitted to be present at any such discussions between representatives of any Lender and the Borrowers' independent certified public accountants).

                  (b) At any time upon the request of the Administrative Agent, permit the Administrative Agent or its professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct evaluations and appraisals of (i) the Borrowers' practices in the computation of the Borrowing Base, (ii) the assets included in the Borrowing Base, (iii) systems and procedures relating to the Borrowing Base items, and (iv) other related procedures deemed necessary by the Administrative Agent and pay the reasonable fees and expenses in connection therewith (including, without limitation, the fees and expenses associated with services performed by the Administrative Agent's collateral monitoring department); provided, however, that the Administrative Agent shall not be entitled to conduct such evaluations and appraisals more frequently than twice per year unless (x) an Event of Default has occurred and is continuing or (y) the Administrative Agent reasonably determines in consultation with the Borrowers that any material event or material change has occurred with respect to the Loan Parties, their inventory practices or the performance of the Collateral and that as a result of such event or change more frequent evaluations or appraisals are required to effectively monitor the Borrowing Base, in which case the Borrowers will permit the Administrative Agent to conduct such evaluations and appraisals at such reasonable times and as often as may be reasonably requested, in each case so long as any Revolving Credit Loans or Letters of Credit shall be outstanding or shall have been requested by any Borrower hereunder.

                  (c) In connection with any evaluation and appraisal relating to the computation of the Borrowing Base, agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect of Eligible Inventory and make such other adjustments to its parameters for including Eligible Inventory in the Borrowing Base as the Administrative Agent shall require based upon the results of such evaluation and appraisal, provided that the Administrative Agent shall specify to the Borrowers in writing the reasons for any such additional reserves or adjustments.

                  7.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

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                                                                              53

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Borrower or any Subsidiary, including, without limitation, under the Senior Subordinated Notes, the Senior Subordinated 1997 Notes or the Senior Subordinated 2002 Notes or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Borrower or any Subsidiary (i) in which the amount involved is $5,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of any Borrower and its Subsidiaries taken as a whole; and

                  (f) any (i) release or discharge by any Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless Borrowers reasonably determine that the total Environmental Costs arising out of such release or discharge are unlikely to exceed $5,000,000 or to have a Material Adverse Effect;
         (ii) condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that could result in liability under applicable Environmental Laws unless the Borrowers reasonably determine that the total Environmental Costs arising out of such condition, circumstance, occurrence or event are unlikely to exceed $5,000,000 or to have a Material Adverse Effect, or could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by any Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and
         (iii) proposed action to be taken by any Borrower or any of its Subsidiaries that would reasonably be expected to subject such Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrowers determine that the total Environmental Costs arising out of such proposed action are unlikely to exceed $5,000,000 or to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

                  7.8. Environmental Laws. (a) (i) Comply substantially with, and undertake all reasonable efforts to ensure substantial compliance by all tenants, subtenants, and contractors with, all applicable Environmental Laws;
(ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) undertake all reasonable efforts to ensure that all tenants, subtenants, and contractors obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by any Borrower or its Subsidiaries. For purposes of this subsection 7.8(a), each Borrower and its Subsidiaries shall be deemed to comply substantially, or require substantial compliance, with an Environmental Law or an Environmental Permit, if (i) it complies with subsection 7.8(c) and (ii) upon learning of any actual or suspected noncompliance, such Borrower and any such affected Subsidiary shall promptly undertake all reasonable efforts, if any, to achieve compliance, provided that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

                  (b) Promptly comply with all orders and directives of all Governmental Authorities issued to any Borrower or any of its Subsidiaries regarding Environmental Laws, other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and the pendency of such appeal or other appropriate contest would not reasonably be expected to have a Material Adverse Effect.

                  (c) Maintain, update as appropriate, and implement in all material respects an environmental program reasonably designed to (i) ensure that the Borrowers, their Subsidiaries, any of their respective operations (including, without limitation, disposal), and any properties owned, leased or operated by any of them, attain and remain in substantial compliance with all applicable Environmental Laws and (ii) reasonably and prudently manage any liabilities or potential liabilities that the Borrowers, any of the other Loan Parties, any of their respective operations (including, without limitation, disposal), and any properties owned or leased by any of them, may have under all applicable Environmental Laws.

                  7.9. Further Assurances. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  7.10. Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Borrower or any Subsidiary (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by subsection 8.3(f) or 8.3(l) and (z) property acquired by any Excluded Foreign Subsidiary) as to

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                                                                              55

which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee or leasehold interest in any real property having a value in excess of $600,000 acquired after the Original Closing Date by any Borrower or any Subsidiary (other than (x) any such real property subject to a Lien expressly permitted by subsection 8.3(f) or 8.3(l) and (y) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Original Closing Date by any Borrower or any Subsidiary (which, for the purposes of this paragraph
(c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Borrower or any Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Borrower or Subsidiary, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, in form and substance satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Original Closing Date by any Borrower or any Subsidiary (other than by any Borrower or any Subsidiary that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Borrower or any such Subsidiary (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Borrower or Subsidiary, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) Anything in this subsection 7.10 to the contrary notwithstanding, (i) Pearle shall not be required to create a Lien on any shares of Capital Stock of Pearl Visioncare, Inc. owned by it or on any rights owned by it under the Pearle Visioncare Line of Credit Agreement and (ii) no Subsidiary shall be required to become a Guarantor, create Liens on its assets or permit a Lien to be created on shares of its Capital Stock or any promissory note issued by it (x) if and to the extent that to do so would violate any law, rule or regulation of any Governmental Authority applicable to such Subsidiary and if there shall have been delivered to the Administrative Agent evidence, reasonably satisfactory to the Administrative Agent, that such a violation would result from such guarantee or creation of Lien or (y) if the aggregate net book value of the assets of such Subsidiary, when added to the aggregate net book value of all other Subsidiaries with respect to which, pursuant to this clause (y), there is then non-compliance with the provision of subsections 7.10(a), (b) and/or
(c), does not exceed $200,000. Nothing in this subsection 7.10 shall be deemed to require that any Borrower or any Subsidiary thereof obtain, or seek to obtain, the consent or approval by any Governmental Authority of any guarantee or creation of Lien that would not be required pursuant to this subsection 7.10 unless such consent or approval shall have been obtained, provided that the appropriate Borrower or Subsidiary shall be required to use commercially reasonable efforts to obtain such consent or approval if the Administrative Agent, at any time when an Event of Default shall have occurred and be continuing, requests that it do so.

                          SECTION 8. NEGATIVE COVENANTS

                  Each Borrower hereby agrees that on and after the Closing Date and, so long as the Revolving Credit Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, each Borrower shall not, and (except with respect to subsection

8.1) shall not permit any of its Subsidiaries to, directly or indirectly, and (with respect to subsection 8.1 only) shall not permit CNG to:

                       8.1. Financial Condition Covenants.

                  (a) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of CNG set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter                 Maximum Leverage Ratio
--------------                 ----------------------
2nd Qtr 2003                        5.35 to 1.00
3rd Qtr 2003                        5.15 to 1.00
4th Qtr 2003                        5.00 to 1.00
1st Qtr 2004                        4.45 to 1.00
2nd Qtr 2004                        4.35 to 1.00
3rd Qtr 2004                        4.05 to 1.00
4th Qtr 2004                        3.95 to 1.00
1st Qtr 2005                        3.95 to 1.00
2nd Qtr 2005                        3.70 to 1.00
3rd Qtr 2005                        3.70 to 1.00
4th Qtr 2005                        3.20 to 1.00
1st Qtr 2006                        3.20 to 1.00
2nd Qtr 2006                        3.00 to 1.00
3rd Qtr 2006                        3.00 to 1.00
4th Qtr 2006                        2.75 to 1.00

                  (b) Adjusted Interest Coverage Ratio. Permit the Adjusted Interest Coverage Ratio as of the end of any fiscal quarter of CNG set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter        Maximum Adjusted Interest Coverage Ratio
--------------        ----------------------------------------
1st Qtr 2003                        1.20 to 1.00
2nd Qtr 2003                        1.20 to 1.00
3rd Qtr 2003                        1.25 to 1.00
4th Qtr 2003                        1.25 to 1.00
1st Qtr 2004                        1.25 to 1.00
2nd Qtr 2004                        1.25 to 1.00
3rd Qtr 2004                        1.30 to 1.00
4th Qtr 2004                        1.35 to 1.00
1st Qtr 2005                        1.35 to 1.00
2nd Qtr 2005                        1.40 to 1.00
3rd Qtr 2005                        1.40 to 1.00
4th Qtr 2005                        1.50 to 1.00
1st Qtr 2006                        1.50 to 1.00
2nd Qtr 2006                        1.50 to 1.00
3rd Qtr 2006                        1.50 to 1.00
4th Qtr 2006                        1.65 to 1.00

                  8.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrowers under this Agreement and any Revolving Credit Notes;

                  (b) Indebtedness of any Borrower to any Subsidiary and of any Subsidiary Guarantor to any Borrower or any other Subsidiary;

                  (c) Indebtedness of the Borrowers and their Subsidiaries under Permitted Hedging Arrangements;

                  (d) Indebtedness outstanding on the Closing Date and listed on Schedule 8.2(d) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

                  (e) Indebtedness of a Person which becomes a Subsidiary of a Borrower after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by a Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

                  (f) Indebtedness of up to an aggregate outstanding face amount of $10,000,000 of documentary letters of credit issued by Wachovia for the account of any Borrower or any Subsidiary;

                  (g) Indebtedness consisting of Guarantee Obligations permitted by subsection 8.4;

                  (h) Indebtedness of the Borrowers and their Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrowers and their Subsidiaries $15,000,000 at any time outstanding;

                  (i) Indebtedness resulting from loans and advances permitted under subsection 8.9; and

                  (j)      in addition to Indebtedness permitted by clauses
         (a)-(i) above, Indebtedness of the Borrowers and their Subsidiaries in an aggregate principal amount not exceeding as to the Borrowers and their Subsidiaries $10,000,000 at any time outstanding.

                  8.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of a Borrower or a Subsidiary, as the case may be, in conformity with GAAP;

                  (b) carrier's, warehousemen's, mechanic's, landlord's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Borrower or such Subsidiary conducted at the property subject thereto;

                  (f) Liens on the property or assets of a Person which becomes a Subsidiary of a Borrower after the Closing Date securing Indebtedness permitted by subsection 8.2(e); provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such corporation becomes a Subsidiary (other than additions thereto and property in replacement or substitution thereof), and (iii) the amount of Indebtedness secured thereby is not increased;

                  (g)      Liens created pursuant to the Security Documents;

                  (h)      Liens in existence on the Closing Date listed on
         Schedule 8.3(h), securing Indebtedness permitted by subsection 8.2(d); provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (i) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                  (j) leases and subleases of real property owned or leased by any Borrower or any Subsidiary not interfering with the ordinary conduct of the business of such Borrowers and their Subsidiaries;

                  (k) renewals, extensions and replacements of the Liens permitted under clauses (f), (h) and (j) above; provided that no such Lien shall as a result thereof cover any additional assets (other than additions thereto and property in replacement or substitution thereof) and the principal amount of Indebtedness secured thereby is not increased;

                  (l) Liens securing Indebtedness of the Borrowers and their Subsidiaries permitted by subsection 8.2(h) incurred to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with or within 90 days of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than additions thereto and property in replacement or substitution thereof) and (iii) the principal amount of Indebtedness secured thereby is not increased; and

                  (m) Liens on Inventory which is the subject of a trade letter of credit issued for the account of a Borrower by Wachovia, to the extent permitted pursuant to subsection 8.2(f), on the various documents related thereto and on the proceeds thereof, provided that
         (i) any such Lien is not spread to cover any other property or assets of any Borrower, (ii) the amount of Indebtedness secured thereby is not increased and (iii) the Lien on the subject property shall terminate according to its terms upon payment in full of the reimbursement obligations with respect to the relevant trade letter of credit.

                  8.4. Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the Closing Date and listed on Schedule 8.4(a), and any refinancing, refundings, renewals or extensions thereof provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal;

                  (b) guarantees made in the ordinary course of its business by any Borrower or any of its Subsidiaries of obligations of any Subsidiary Guarantor or by any Subsidiary which is not a Subsidiary Guarantor of obligations of any Borrower or any other Subsidiary, which obligations are otherwise permitted under this Agreement;

                  (c) the Guarantee and Collateral Agreement and any of the other Guarantees;

                  (d) Guarantee Obligations of a Person which becomes a Subsidiary after the Closing Date; provided that (i) such Guarantee Obligations existed at the time such Person became a Subsidiary and were not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by a Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Guarantee

         Obligations is not increased at the time of such refinancing, refunding, renewal or extension; and

                  (e) Guarantee Obligations of Pearle of Indebtedness of franchisees of Pearle, provided that the aggregate amount of such Guarantee Obligations outstanding at any time shall not exceed $10,000,000;

                  (f)      Guarantee Obligations permitted by subsection 8.9;
         and

                  (g) Guarantee Obligations of Pearle Vision, Inc. or Pearle of obligations of franchisees of Pearle Vision, Inc. under operating leases of real property; provided that any amounts paid pursuant to such Guarantee Obligations shall constitute Rental Expense.

                  8.5. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of any Borrower may be merged or consolidated with or into any Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of any Borrower (provided that (i) the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation and (ii) if such Subsidiary is a Subsidiary Guarantor, the continuing or surviving corporation shall be a Subsidiary Guarantor);

                  (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other Wholly Owned Subsidiary of any Borrower, provided that, if such transferor Wholly Owned Subsidiary is a Subsidiary Guarantor, the transferee Wholly Owned Subsidiary shall be a Subsidiary Guarantor;

                  (c) sales and other dispositions of assets permitted by subsection 8.6(b); and

                  (d) Newco may be merged with or consolidated into Pearle Vision Inc. (provided that (i) Pearle Vision Inc. shall be the continuing or surviving corporation and (ii) after giving effect to such merger or consolidation, no Default or Event of Default shall be in existence).

                  8.6. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than a Borrower or any Wholly Owned Subsidiary, except:

                  (a) the sale or other disposition of any property in the ordinary course of business;

                  (b) the sale or other disposition of any assets at fair market value, provided that the aggregate fair market value of all assets sold pursuant to this paragraph (b) in any fiscal year of the Borrowers shall not exceed $25,000,000;

                  (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (d)      as permitted by subsection 8.5(b); and

                  (e) dispositions resulting from any casualty or condemnation of any property.

                  8.7. Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Borrower or any Subsidiary, except for:

                  (a) dividends, payments or distributions solely in common stock of a Borrower;

                  (b) dividends to CNG in an amount sufficient to allow CNG to pay interest on the Senior Subordinated Notes, the Senior Subordinated 1997 Notes and the Senior Subordinated 2002 Notes in accordance with the terms of each thereof, provided that CNG actually uses such dividends to make such payments of interest;

                  (c) dividends to CNG in an aggregate amount (declared or paid subsequent to the 2002 Closing Date) not to exceed $25,000,000 solely to allow CNG to repurchase Senior Subordinated Notes, Senior Subordinated 1997 Notes and/or Senior Subordinated 2002 Notes without violating Section 9(m) so long as (i) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividend and (ii) after giving effect to such repurchase, the Leverage Ratio(calculated for the purposes of this paragraph as the ratio of (x) Total Indebtedness on the date of such dividend after giving effect to such repurchase to (y) EBITDA for the four fiscal quarters then most recently ended for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1(b), provided, however, that, for purposes of computing such ratio, Total Indebtedness shall be computed without giving effect to any fair value adjustments for derivative hedge instruments) shall not exceed 2.75 to 1.0;

                  (d) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividend, dividends to CNG in an aggregate amount (declared or paid subsequent to the 2002 Closing Date) not to exceed $4,000,000 solely to allow CNG or CNC to repurchase, redeem, or otherwise acquire or retire for value, any Capital Stock of CNG or CNC or any current or former Subsidiary of CNG held by any of CNG's (or any of its Subsidiaries') current or former employees;

                  (e) payments or distributions in respect of taxes, as provided in the Tax Sharing Agreement, to the extent actually used to pay taxes to a taxing authority;

                  (f) dividends to CNG in an aggregate amount not to exceed an amount equal to .25% of the aggregate net sales of the Borrowers and their Subsidiaries for any fiscal year solely for the purpose of enabling CNC to pay the ordinary operating and administrative expenses of CNC (including all reasonable professional fees and expenses) in connection with complying with its reporting obligations and obligations to prepare and distribute business records in the ordinary course of business and CNC's costs and expenses relating to taxes (which taxes are attributable to the operations of CNG and its Subsidiaries or to CNC's ownership thereof) for such fiscal year; and

                  (g) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such dividend, dividends to CNG other than dividends otherwise permitted under any of the foregoing clauses (a) through (f) in an aggregate amount not to exceed $7,500,000 in any fiscal year.

                  8.8. Limitation on Capital Expenditures. Make any expenditure in respect of the purchase or other acquisition of fixed or capital assets and/or in respect of the development of computer systems owned or operated by the Borrowers and their Subsidiaries, except for expenditures in the ordinary course of business in an aggregate amount for the Borrowers and their Subsidiaries not to exceed in any fiscal year $60,000,000.

                  8.9. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in, any Person (each, an "Investment"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)      Investments in Cash Equivalents;

                  (c) loans and advances to employees of the Borrowers or their Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

                  (d) Investments by a Borrower in any Subsidiary thereof which is a Subsidiary Guarantor and Investments by any Subsidiary of a Borrower in such Borrower and in other Subsidiaries of such Borrower (provided that, if the Subsidiary making such Investment is a Subsidiary Guarantor, the Subsidiary in which such Investment is made shall also be a Subsidiary Guarantor);

                  (e) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Investment, Investments in franchises in a business related to the optical business of Pearle and Cole Vision as conducted on the 2002 Closing Date in an aggregate amount not to exceed $15,000,000 during any fiscal year;

                  (f) Investments in HMO Subsidiaries, provided that the aggregate amount of the Investments permitted by this paragraph (f) outstanding at any one time shall not exceed $10,000,000;

                  (g) Investments in Excluded Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000;

                  (h) Guarantee Obligations permitted pursuant to subsection 8.4(a), 8.4(e) or 8.4(g);

                  (i) a one-time cash capital contribution to Newco (and no other investments in or loans or advances to Newco) in an amount not to exceed $2,000,000, provided that prior to or contemporaneously with the making of such capital contribution all the requirements of subsection 7.10(a) with respect to Newco shall have been complied with and provided, further, that (i) the Borrowers shall not permit Newco to create, incur, assume or suffer to exist any Indebtedness, (ii) the Borrowers shall cause Newco to distribute to a Subsidiary by means of dividends any retained earnings in excess of $2,000,000 and (iii) the Borrowers shall not permit Newco to engage in any business other than the marketing and sale of franchises; and

                  (j) in addition to the foregoing, Investments subsequent to the 2002 Closing Date, other than the purchase of the Senior Subordinated 1997 Notes, the Senior Subordinated 2002 Notes or the Senior Subordinated Notes, in an aggregate amount not to exceed $5,000,000.

                  8.10. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of such Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, provided that the requirements of this clause (c) shall not be applicable (x) in the case of services provided or products sold by such Borrower or such Subsidiary to an HMO Subsidiary or a Foreign Subsidiary or Newco so long as such Borrower or such Subsidiary is reimbursed for the costs incurred by it in providing such service or, as the case may be, producing or obtaining such products or (y) to the Pearle Visioncare Line of Credit Agreement.

                  8.11. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrowers to end on a day other than the Saturday closest to January 31 in any year.

                  8.12. Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, which prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, (b) agreements in effect on the Original Closing Date listed on Schedule 8.12, including, without limitation, the Senior Subordinated Notes Indenture, or any refinancing, refunding, renewal or extension thereof which is permitted hereunder, (c) customary non-assignment provisions under contracts to the extent such provisions prohibit or limit the ability to grant a Lien on the rights under such contracts, (d) restrictions on granting Liens on assets under agreements to sell or otherwise dispose of such assets, (e) the Senior Subordinated 1997 Notes Indenture, or any refinancing, refunding, renewal or extension thereof which is permitted hereunder, (f) the Senior Subordinated 2002 Notes Indenture, or any refinancing, refunding, renewal or extension thereof which is permitted hereunder, (g) agreements governing Indebtedness permitted by subsection 8.2(e) and (h) agreements governing any purchase money Liens or Financing Leases otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

                  8.13. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary or any joint venture, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the Closing Date or which are related thereto.

                  8.14. Limitations on Currency and Commodity Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of any Borrower or any Subsidiary with reputable financial institutions and not for purposes of investment or speculation (any such agreement or arrangement permitted by this subsection, a "Permitted Hedging Arrangement").

                  8.15. Limitation on Sale Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary (such arrangement, a "Sale-Leaseback") except for Sale-Leasebacks in the ordinary course of such Borrower's or such Subsidiary's business, consistent with past practice and at market rates. For the avoidance of doubt, Sale-Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

                  8.16. Changes to Cash Management Collection System. Without the prior written consent of the Administrative Agent, make any changes to the cash management collection system established in accordance with subsection 6.1(j) of the Existing Credit Agreement that would adversely affect the interests of the Administrative Agent and the Lenders, including, without limitation, any change which would result in the "Cash Collateral Account" (as defined in the CNG Guarantee and Cash Collateral Agreement) ceasing to be the principal cash concentration account for the Borrowers.

                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Revolving Credit Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Revolving Credit Loan, or

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                                                                              66

         any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Any Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 7.7(a) or Section 8; or

                  (d) Any Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days; or

                  (e) CNG, any Borrower or any Subsidiary shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Revolving Credit Loans and the Reimbursement Obligations) in excess of $5,000,000 or in the payment of any Guarantee Obligation in excess of $5,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) CNG, any Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or CNG, any Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against CNG, any Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against CNG, any Borrower or any Subsidiary any case, proceeding or other

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                                                                              67

         action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) CNG, any Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) CNG, any Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against CNG, any Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Except as, and to the extent, permitted by this Agreement, (i) any of the Security Documents or any of the other Loan Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any other Loan Party which is a party to any of the Security Documents or any of the other Loan Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j)      The occurrence of any Change of Control; or

                  (k) The Senior Subordinated Notes, the Senior Subordinated 1997 Notes or the Senior Subordinated 2002 Notes, for any reason, shall not be or shall cease to be validly subordinated, as provided therein and in the Senior Subordinated Notes Indenture, the Senior Subordinated 1997 Notes Indenture or the Senior Subordinated 2002 Notes

         Indenture, to the obligations of the Borrowers under this Agreement, any Revolving Credit Notes and the other Loan Documents; or

                  (l) CNG shall engage in any business other than the owning of the capital stock of the Borrowers and all actions incidental thereto or in connection therewith, including, without limitation, entering into the CNG Guarantee and Cash Collateral Agreement and the maintenance of cash management arrangements for the Borrowers and their Subsidiaries or CNG shall incur any material liabilities (other than the Senior Subordinated Notes, the Senior Subordinated 1997 Notes or the Senior Subordinated 2002 Notes); provided, however, that, notwithstanding the foregoing, CNG may enter into (i) leases (other than Financing Leases) of real and personal property that will be used by its Subsidiaries and Affiliates, the payments under which constitute Rental Expense and (ii) one or more Interest Rate Protection Agreements having an aggregate notional amount of not more than $75,000,000 pursuant to which the fixed rate of interest payable in respect of such amount of the Senior Subordinated Notes, Senior Subordinated 1997 Notes and Senior Subordinated 2002 Notes will be effectively converted into a floating rate of interest; or

                  (m) CNG shall (i) make any optional payment or prepayment on or repurchase or redemption or purchase of the Senior Subordinated Notes, the Senior Subordinated 1997 Notes or the Senior Subordinated 2002 Notes (including, without limitation, any payment on account of, or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof) other than (x) (so long as no Default or Event of Default has occurred and is continuing or would occur as a result of such repurchase), repurchases (subsequent to the 2002 Closing Date) by CNG of such of the Senior Subordinated Notes, the Senior Subordinated 1997 Notes and/or Senior Subordinated 2002 Notes that it is able to repurchase for an aggregate purchase price (including fees and expenses incurred in connection with such repurchase) not to exceed $25,000,000 and (y) the repurchase, redemption, defeasance or other acquisition of the Senior Subordinated Notes as so on as practicable following the issuance of the Senior Subordinated 2002 Notes with the net proceeds thereof, (ii) amend, modify or change, or consent or agree to any material amendment, modification or change to any of the terms of the Senior Subordinated Notes, the Senior Subordinated 1997 Notes or the Senior Subordinated 2002 Notes (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or which would shorten the notice period required for optional redemption of the Senior Subordinated Notes), or
         (iii) amend, modify or change or consent or agree to any amendment, modification or change to the subordination provisions or to any of the other provisions of the Senior Subordinated 1997 Notes Indenture or the Senior Subordinated 2002 Notes Indenture (other than any such amendment, modification or change which would shorten the notice period required for optional redemption of the Senior Subordinated Notes); or

                  (n) CNC shall create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to any Borrower, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, automatically the Revolving Credit Commitments shall immediately terminate and automatically the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Revolving Credit Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrowers under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Revolving Credit Notes. Within three days after all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Revolving Credit Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers. The Borrowers shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

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                                                                              70

                      SECTION 10. THE ADMINISTRATIVE AGENT

                  10.1. Appointment. Each Lender hereby irrevocably designates and appoints CIBC as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes CIBC as the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  10.3. Exculpatory Provisions. Neither the Administrative
Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

                  10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by it. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other

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                                                                              71

Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Loans.

                  10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof reasonably promptly to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Borrower and made its own decision to make its Revolving Credit Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Borrower or any of the other Loan Parties and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any of the other Loan Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers or any of the other Loan Parties and without limiting the obligation of the Borrowers or any of the other Loan Parties to do so), ratably according to their respective Revolving Credit Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct, as the case may be. The agreements in this subsection shall survive the payment of the Revolving Credit Loans and all other amounts payable hereunder.

                  10.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as if the Administrative Agent was not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Revolving Credit Loans made by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrowers), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and such former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Revolving Credit Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement and the other Loan Documents.

                  10.10. Issuing Lender. The provisions of this Section 10 shall apply to the Issuing Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

                  10.11. Releases of Guarantees and Collateral. In connection with the sale or other disposition of all of the Capital Stock of any Guarantors (other than CNG) permitted under subsection 8.6 or the sale or other disposition of Collateral permitted under subsection 8.6, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrowers and at the sole expense of the Borrowers, take all actions reasonably necessary to release such Guarantor from its guarantee contained in the Guarantee and Collateral Agreement or its Guarantee or to release the Collateral subject to such sale or other disposition, as the case may be, and shall take any other actions reasonably requested by the Borrowers to effect the transactions permitted under subsection 8.6.

                            SECTION 11. MISCELLANEOUS

                  11.1. Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers and the other Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of amending, supplementing or modifying any provisions of this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                        (i) eliminate or reduce the voting rights of any Lender under this subsection 11.1, or reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or any installment thereof or any Reimbursement Obligation or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender affected thereby; or

                        (ii) reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the guarantee obligations contained in the Guarantee and Collateral Agreement, the CNG Guarantee and Cash Collateral Agreement and the other Guarantees or release all or substantially all of the Collateral (other than in connection with any release permitted by subsection 10.11), in each case without the written consent of all the Lenders; or

                        (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent; or

                        (iv) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender.

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                                                                              74

                  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Revolving Credit Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by overnight courier, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrowers:

                  c/o Cole National Group, Inc.
                  5915 Landerbrook Drive
                  Mayfield Heights, Ohio 44124
                  Attention: Joseph Gaglioti
                  Fax: (216) 461-3489

         with a copy to:

                  Jones Day
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Attention: David P. Porter, Esq.
                  Fax: (216) 579-0212

         The Administrative Agent:

                  Canadian Imperial Bank of Commerce
                  425 Lexington Avenue
                  7th Floor
                  New York, New York 10017
                  Attention: Agency Services
                  Fax: (212) 856-3763

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.5, 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

                  11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Credit Loans hereunder.

                  11.5. Payment of Expenses and Taxes. The Borrowers agree, jointly and severally, (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the syndication of the Revolving Credit Commitments (including the reasonable expenses of the Administrative Agent's due diligence investigation)), including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all their respective costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the respective Lenders and the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Non-Excluded Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective directors, trustees, officers, employees and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use or proposed use of the proceeds of the Revolving Credit Loans in connection with the transactions contemplated hereby and thereby and any such other documents regardless of whether the Administrative Agent or any Lender is a party to the litigation or other proceeding giving rise thereto, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, any of its Subsidiaries or any of the facilities and properties owed, leased or operated by any Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrowers shall have no obligation hereunder to the

Administrative Agent or any Lender or any other Person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the party seeking indemnification. The agreements in this subsection shall survive repayment of the Revolving Credit Loans and all other amounts payable hereunder.

                  11.6. Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Credit Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. Each Lender which sells a participating interest hereunder shall notify the Borrowers of the identity of such Participant within a reasonable time after such sale. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Credit Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 4.10, 4.11 and 4.12 with respect to its participation in the Revolving Credit Commitments and the Revolving Credit Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 4.11, such Participant shall have complied with the requirements of said subsection and provided, further that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time and from time to time assign to any

Lender or any branch or affiliate thereof or, with the consent of the Borrowers and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or a branch or an affiliate thereof, by the Borrowers and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Revolving Credit Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitment being assigned shall not be less than $5,000,000 (or such lesser amount as may be agreed to by the Borrowers and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of subsections 4.10, 4.11, 4.12 and 11.5). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrowers shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Revolving Credit Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the Events of Default described in Section 9(f) shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Loans owing to, and any Revolving Credit Notes evidencing the Revolving Credit Loans owned by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Revolving Credit Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Revolving Credit Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the

Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers. Such Assignment and Acceptance and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to subsection 11.6(d).

                  (f) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to such Person agreeing to comply with the provisions of subsection 11.15, any and all financial and other information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Revolving Credit Loans and Revolving Credit Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Revolving Credit Loan or Revolving Credit Note to any Federal Reserve Bank in accordance with applicable law.

                  11.7. Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest (or, at the option of such benefitted Lender, a direct interest) in such portion of each such other Lender's Revolving Credit Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount remaining unpaid (including, without limitation, any amount owing to such Lender in respect of an undivided interest purchased by such Lender in any draft paid by the Issuing Lender under any Letter of Credit pursuant to subsection 3.4(a)) after it becomes due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

                  11.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10. Integration. This Agreement and the other Loan Documents and the Fee Letter, dated as of May 23, 2002, between CNG and the Administrative Agent represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents or the Fee Letter.

                  11.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12. Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any exemplary, punitive or consequential damages.

                  11.13. Acknowledgements. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                  11.14. WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.15. Confidentiality. Each Lender agrees to keep confidential any written information (a) provided to it by or on behalf of the Borrowers or any of their Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrowers or any of their Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender for use in connection with the transactions contemplated by this Agreement and the other Loan Documents, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors for use in connection with the transactions contemplated by this Agreement and the other Loan Documents, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or as shall be required pursuant to any Requirement of Law, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with any litigation to which such Lender is a party, (vii) which has been publicly disclosed other than in breach of this Agreement, or

(viii) to the extent reasonably necessary, in connection with the exercise of any remedy hereunder; provided, however, that, if such Lender or any Person to whom such Lender supplies any such information becomes legally compelled to disclosed any such information or otherwise intends to disclose any such information in any of the circumstances contemplated by clauses (iv), (v), (vi) or (vii) above, such Lender agrees to provide the Borrowers as promptly as practicable with prior written notice of such compelled or intended disclosure.

                  11.16. Reference to and Effect on the Existing Credit Agreement. On and after the date hereof, each reference to the "Credit Agreement" in any of the Security Documents, the other Loan Documents and all other agreements, documents and instruments delivered by all or one or more of the Borrower, the Lender, the Administrative Agent and any other Person shall mean and be a reference to this Agreement. Except as specifically amended hereby, the Existing Credit Agreement shall remain in full force and in effect in the form of this Agreement, and is hereby ratified and confirmed in such form.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       COLE VISION CORPORATION

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Name:  Joseph Gaglioti
                                           Title: Treasurer

                                       THINGS REMEMBERED, INC.

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Name:  Joseph Gaglioti
                                           Title: Treasurer

                                       PEARLE, INC.

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Name:  Joseph Gaglioti
                                           Title: Treasurer

                                       CANADIAN IMPERIAL BANK OF
                                           COMMERCE, NEW YORK AGENCY,
                                           as Administrative Agent

                                       By: Gerald Girardi
                                           -------------------------------------
                                           Name: Gerald Girardi
                                           Title: Executive Director, CIBC World
                                           Markets Corp, As Agent

                                       CIBC INC.

                                       By:   Gerald Girardi
                                           -------------------------------------
                                           Name: Gerald Girardi
                                           Title: Executive Director, CIBC World
                                           Markets Corp, As Agent

                                       LEHMAN COMMERCIAL PAPER INC.

                                       By: Francis Chang
                                           -------------------------------------
                                           Name: Francis Chang
                                           Title: Vice President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       By: William F. Fox
                                           -------------------------------------
                                           Name: William F. Fox
                                           Title: Vice President

                                       KEYBANK NATIONAL ASSOCIATION

                                       By: Jeffrey Dincher
                                           -------------------------------------
                                           Name: Jeffrey Dincher
                                           Title: Portfolio Management Officer

                                       FIFTH THIRD BANK

                                       By: James P. Byrnes
                                           -------------------------------------
                                           Name: James P. Byrnes
                                           Title: Vice President

                                       The undersigned Guarantors do hereby
                                       consent and agree to the foregoing Second
                                       Amended and Restated Credit Agreement:

                                       COLE NATIONAL CORPORATION

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Title: Treasurer

                                       COLE NATIONAL GROUP, INC.

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Title: Treasurer

                                       BAY CITIES OPTICAL COMPANY

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Title: Treasurer

                                       WESTERN STATES OPTICAL, INC.

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Title: Treasurer

                                       COLE VISION SERVICES, INC.

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Title: Treasurer

                                       COLE LENS SUPPLY, INC.

                                       By: Joseph Gaglioti
                                           -------------------------------------
                                           Title: Treasurer

                                  THINGS REMEMBERED PERSONALIZED GIFTS, INC.

                                  By: Joseph Gaglioti
                                      ------------------------------------------
                                      Title: Treasurer & Asst. Secretary

                                  PEARLE VISION, INC.

                                  By: Joseph Gaglioti
                                      ------------------------------------------
                                      Title: V. President, Treasurer & Asst. Sec

                                  AMERICAN VISION CENTERS, INC.

                                  By: Joseph Gaglioti
                                      ------------------------------------------
                                      Title: V. President, Treasurer & Asst. Sec

                                  NUVISION, INC.

                                  By: Joseph Gaglioti
                                      ------------------------------------------
                                      Title: V. President, Treasurer & Asst. Sec

                                  COLE VISION IPA, LLC

                                  By: Joseph Gaglioti
                                      ------------------------------------------
                                      Title: Treasurer

                                                                      Schedule I
                                                             to Credit Agreement

                   Revolving Credit Commitments and Addresses

                                                    Revolving Credit Commitments
                                                    ----------------------------
CIBC INC.                                                   $13,333,333.34
425 Lexington Avenue, 7th Floor
New York, NY 10017
Attention: Agency Services
Telecopy: 212-856-3763

LEHMAN COMMERCIAL PAPER INC.                                $13,333,333.33
745 Seventh Ave.
19th Floor
New York, NY 10019

WACHOVIA BANK, NATIONAL ASSOCIATION                         $13,333,333.33
PA4821
1345 Chestnut Street, 3 Widener
Philadelphia, PA 19101

KEYBANK NATIONAL ASSOCIATION                                $ 8,000,000.00
127 Public Square
Mail Code: OH-01-27-0606
Cleveland, OH 44114

FIFTH THIRD BANK                                            $12,000,000.00
1404 East 9th Street
Cleveland, OH 44114

                                                                     Schedule II
                                                             to Credit Agreement

            Applicable Margin Calculation for Revolving Credit Loans

                                                  ABR Loans       Eurodollar Loans
            Leverage Ratio                    Applicable Margin   Applicable Margin
            --------------                    -----------------   -----------------
Greater than 3.75 to 1.00                            1.50%               2.50%

Greater than 3.25 to 1.00, but
less than or equal to 3.75 to 1.00                   1.25%               2.25%

Greater than 2.75 to 1.00, but less
than or equal to 3.25 to 1.00                        1.00%               2.00%

Less than or equal to 2.75 to 1.00                   0.75%               1.75%

Notwithstanding the foregoing table, the Applicable Margin will be adjusted on each Adjustment Date to the applicable rate per annum set forth above under the heading "ABR Loans Applicable Margin" or "Eurodollar Loans Applicable Margin" minus .25% per annum in the event that, immediately preceding such Adjustment Date, (i) the senior unsecured long-term debt of CNG shall be rated at least "BBB-" by Standard & Poor's, a division of McGraw-Hill, Inc., and (ii) the Administrative Agent shall have received written notice of such rating from a Borrower.

                                                                  EXECUTION COPY

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT

THIS REVOLVING CREDIT NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS REVOLVING CREDIT NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                          FORM OF REVOLVING CREDIT NOTE

$___________                                                  New York, New York
                                                                   June 27, 2003

         FOR VALUE RECEIVED, each of the undersigned, COLE VISION CORPORATION, a Delaware corporation ("Cole Vision"), THINGS REMEMBERED, INC., a Delaware corporation ("Things Remembered"), and PEARLE, INC., a Delaware corporation ("Pearle"; Cole Vision, Things Remembered and Pearle each being referred to as a "Borrower" and collectively as the "Borrowers"), hereby unconditionally promises jointly and severally, to pay to the order of______________(the "Lender") at the office of Canadian Imperial Bank of Commerce ("CIBC"), located at 425 Lexington Avenue, Seventh Floor, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Commitment Termination Date the principal amount of (a) ____________DOLLARS ($_______________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. Each Borrower further agrees jointly and severally to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 4.1 and 4.4 of the Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of any Borrower in respect of such Revolving Credit Loan.

         This Note (a) is one of the Revolving Credit Notes referred to in the Second Amended and Restated Credit Agreement dated as of June 27, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and CIBC, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                               COLE VISION CORPORATION

                               By: _____________________________________________

                               Name: ___________________________________________

                               Title: __________________________________________

                               THINGS REMEMBERED, INC.

                               By: _____________________________________________

                               Name: ___________________________________________

                               Title: __________________________________________

                               PEARLE, INC.

                               By: _____________________________________________

                               Name: ___________________________________________

                               Title: __________________________________________

                                                                      Schedule A
                                                        to Revolving Credit Note

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

                                  Amount                             Amount of ABR Loans
                               Converted to  Amount of Principal of     Converted to      Unpaid Principal Balance
Date     Amount of ABR Loans     ABR Loans      ABR Loans Repaid      Eurodollar Loans          of ABR Loans        Notation Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule A
                                                        to Revolving Credit Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                                Interest Period and  Amount of Principal of
            Amount of      Amount Converted    Eurodollar Rate with     Eurodollar Loans
  Date  Eurodollar Loans  to Eurodollar Loans    Respect Thereto             Repaid
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

          Amount of Eurodollar     Unpaid Principal
           Loans Converted to   Balance of Eurodollar  Notation
  Date         ABR Loans                Loans           Made By
---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

                                                Interest Period and  Amount of Principal of
            Amount of      Amount Converted    Eurodollar Rate with     Eurodollar Loans
  Date  Eurodollar Loans  to Eurodollar Loans    Respect Thereto             Repaid
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

          Amount of Eurodollar     Unpaid Principal
           Loans Converted to   Balance of Eurodollar  Notation
  Date         ABR Loans                Loans          Made By
---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------


                                  EXHIBIT B-1

            AMENDED & RESTATED GUARANTEE AND COLLATERAL AGREEMENT

                                                                  EXECUTION COPY

================================================================================

             AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                            COLE VISION CORPORATION,
                             THINGS REMEMBERED, INC.
                                       and
                                  PEARLE, INC.,

                        and certain of their Subsidiaries

                                  in favor of

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent

                            Dated as of May 23, 2002

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
SECTION 1.   DEFINED TERMS.................................................................................          2
     1.1.     Definitions..................................................................................          2
     1.2.     Other Definitional Provisions................................................................          5

SECTION 2.   GUARANTEE.....................................................................................          6
     2.1.     Guarantee....................................................................................          6
     2.2.     Right of Contribution........................................................................          6
     2.3.     No Subrogation...............................................................................          7
     2.4.     Amendments, etc. with respect to the Borrower Obligations....................................          7
     2.5.     Guarantee Absolute and Unconditional.........................................................          8
     2.6.     Reinstatement................................................................................          8
     2.7.     Payments.....................................................................................          9

SECTION 3.   GRANT OF SECURITY INTEREST....................................................................          9

SECTION 4.   REPRESENTATIONS AND WARRANTIES................................................................         10
     4.1.     Representations in Credit Agreement..........................................................         10
     4.2.     Title; No Other Liens........................................................................         10
     4.3.     Perfected First Priority Liens...............................................................         11
     4.4.     Jurisdiction of Organization; Chief Executive Office.........................................         11
     4.5.     Inventory and Equipment......................................................................         11
     4.6.     Farm Products................................................................................         11
     4.7.     Investment Property..........................................................................         11
     4.8.     Receivables..................................................................................         12
     4.9.     Intellectual Property........................................................................         12
     4.10.    Vehicles.....................................................................................         12

SECTION 5.   COVENANTS.....................................................................................         12

     5.1.     Covenants in Credit Agreement................................................................         13
     5.2.     Delivery of Instruments, Certificated Securities and Chattel Paper...........................         13
     5.3.     Maintenance of Insurance.....................................................................         13
     5.4.     Payment of Obligations.......................................................................         13
     5.5.     Maintenance of Perfected Security Interest; Further Documentation............................         14
     5.6.     Changes in Locations, Name, etc..............................................................         14
     5.7.     Notices......................................................................................         14
     5.8.     Investment Property..........................................................................         15
     5.9.     Receivables..................................................................................         16
     5.10.    Intellectual Property........................................................................         16

SECTION 6.    REMEDIAL PROVISIONS..........................................................................         17
     6.1.     Certain Matters Relating to Receivables......................................................         17
     6.2.     Communications with Obligors; Grantors Remain Liable.........................................         18
     6.3.     Pledged Stock................................................................................         19

                                                                                                                   Page
                                                                                                                   ----
     6.4.     Proceeds to be Turned Over To Administrative Agent...........................................         19
     6.5.     Application of Proceeds......................................................................         20
     6.6.     New York UCC and Other Remedies..............................................................         20
     6.7.     Registration Rights..........................................................................         21
     6.8.     Deficiency...................................................................................         22

SECTION 7.   THE ADMINISTRATIVE AGENT......................................................................         22
     7.1.     Administrative Agent's Appointment as Attorney-in-Fact, etc..................................         22
     7.2.     Duty of Administrative Agent.................................................................         24
     7.3.     Execution of Financing Statements............................................................         24
     7.4.     Authority of Administrative Agent............................................................         24

SECTION 8.   MISCELLANEOUS.................................................................................         25
     8.1.     Amendments in Writing........................................................................         25
     8.2.     Notices......................................................................................         25
     8.3.     No Waiver by Course of Conduct; Cumulative Remedies..........................................         25
     8.4.     Enforcement Expenses; Indemnification........................................................         25
     8.5.     Successors and Assigns.......................................................................         26
     8.6.     Set-Off......................................................................................         26
     8.7.     Counterparts.................................................................................         26
     8.8.     Severability.................................................................................         26
     8.9.     Section Headings.............................................................................         26
     8.10.    Integration..................................................................................         26
     8.11.    GOVERNING LAW................................................................................         27
     8.12.    Submission To Jurisdiction; Waivers..........................................................         27
     8.13.    Acknowledgements.............................................................................         27
     8.14.    WAIVER OF JURY TRIAL.........................................................................         27
     8.15.    Additional Grantors..........................................................................         28
     8.16.    Releases.....................................................................................         28

SCHEDULES

1        Notice Addresses of Guarantors
2        Description of Investment Property
3        Filings and Other Actions Required to Perfect Security Interests
4        Location of Jurisdiction of Organization and Chief Executive Office
5        Location of Inventory and Equipment
6        Copyrights and Copyright Licenses; Patents and Patent Licenses; Trademarks and
         Trademark Licenses
7        Vehicles

ANNEXES

1        Assumption Agreement

                     FORM OF AMENDED AND RESTATED GUARANTEE
                            AND COLLATERAL AGREEMENT

                  AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 23, 2002, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Amended and Restated Credit Agreement, dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Cole Vision Corporation, Things Remembered, Inc. and Pearle, Inc. (collectively, the "Borrowers"), the Lenders, Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and the Administrative Agent, and the other Secured Parties (as defined below) parties hereto.

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Credit Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"), certain lenders severally agreed to make extensions of credit to the Borrowers, jointly and severally, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions set forth in the Credit Agreement;

                  WHEREAS, pursuant to the Existing Credit Agreement, certain of the Grantors have entered into a Guarantee and Collateral Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Guarantee and Collateral Agreement");

                  WHEREAS, the parties hereto wish to amend and restate the Existing Guarantee and Collateral Agreement, but only upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, to supersede, amend and restate in its entirety the Existing Guarantee and Collateral Agreement as follows:

                            SECTION 1. DEFINED TERMS

                  1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

                  (b) The following terms shall have the following meanings:

                  "Agreement": this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Revolving Credit Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Revolving Credit Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by any Borrower with any Lender (or, in the case of any Hedge Agreement, any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

                  "Collateral": as defined in Section 3.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

                  "Contracts" with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

                  "Copyrights": (i) all United States copyrights, whether published or unpublished (including, without limitation, those listed in Schedule 6), all United States registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Existing Guarantee and Collateral Agreement": as defined in the recitals hereto.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

                  "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the Borrowers.

                  "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, including, without limitation, all Interest Rate Protection Agreements and Permitted Hedging Arrangements with respect to currency exchange rates.

                  "Intellectual Property": the collective reference to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to any Borrower or any Subsidiary.

                  "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers": the collective reference to the Persons identified on Schedule 2 as the issuers of the Pledged Stock.

                  "Makers": the collective reference to the Persons identified on Schedule 2 as the makers of the Pledged Notes.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": (i) in the case of each Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Patents": (i) all letters patent of the United States, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Patent License": all agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) (provided, that in no event shall any Grantor be required to pledge its right, title and interest in any Investment Property to the extent that, in accordance with subsection 7.10(e) of the Credit Agreement, such pledge is not required).

                  "Pledged Stock": the shares of Capital Stock listed on
         Schedule 2 (unless released in accordance with the terms hereof), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, any Grantor while this Agreement is in effect (provided that in no event shall any Grantor be required to pledge more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary; provided further, that in no event shall any Grantor be required to pledge its right, title and interest in any Investment Property to the extent that, in accordance with subsection 7.10(e) of the Credit Agreement, such pledge is not required.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Secured Parties": the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender) and any Affiliate of any Lender which has entered into a Hedge Agreement with any Borrower or any Subsidiary.

                  "Securities Act": the Securities Act of 1933, as amended from time to time.

                  "Trademarks": (i) all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof, or otherwise, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all renewals thereof.

                  "Trademark License": any agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, the vehicles listed on Schedule 8 and all tires and other appurtenances to any of the foregoing.

                  1.2. Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

                  2.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations or
(ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor permitted under subsection 8.6 of the Credit Agreement and the release of such Guarantor from its Guarantee in accordance with subsection 10.11 of the Credit Agreement.

                  (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor permitted under subsection 8.6 of the Credit Agreement and the release of such Guarantor from its Guarantee in accordance with subsection 10.11 of the Credit Agreement.

                  2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other

Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

                  2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Borrowers on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  2.4. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. Each Guarantor hereby waives, to the extent it may legally do so, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any exchange, taking, or release of Collateral, (e) any change in the corporate structure or existence of any Borrower, (f) any application of Collateral to Obligations or
(g) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the Borrower Obligations, or any part thereof, is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 425 Lexington Avenue, 7th Floor, New York, New York 10017.

                      SECTION 3. GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such
Grantor:

                  (a)      all Accounts;

                  (b)      all Chattel Paper;

                  (c)      all Contracts;

                  (d)      all Deposit Accounts;

                  (e) all Documents (other than title documents with respect to Vehicles);

                  (f)      all Equipment;

                  (g)      all General Intangibles;

                  (h)      all Instruments;

                  (i)      all Intellectual Property;

                  (j)      all Inventory;

                  (k)      all Investment Property;

                  (1)      all Letter-of-Credit Rights;

                  (m) all Vehicles and title documents with respect to Vehicles;

                  (n) all other property not otherwise described above in which a security interest may be created pursuant to the New York UCC;

                  (o)      all books and records pertaining to the Collateral;
         and

                  (p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however that to the extent that the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in any Contracts or any General Intangibles or Copyright Licenses, Patent Licenses or Trademark Licenses arising under such Contracts is prohibited by such Contracts without the consent of any other party thereto, would give any other party to such Contracts the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), then a security interest in such right, title and interest shall not be granted pursuant to this Agreement; provided, further that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such Contracts, provided, further that to the extent that the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in any Investment Property would, in accordance with subsection 7.10(e) of the Credit Agreement, not be required, then a security interest shall not be granted pursuant to this Agreement.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

                  4.1. Representations in Credit Agreement. (a) In the case of each Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to any Borrower's knowledge shall, for the purposes of this Section 4.1
(a), be deemed to be a reference to such Guarantor's knowledge.

                  4.2. Title: No Other Liens. Except for the security interest granted to the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement or for which termination statements will be delivered on the Closing Date.

                  4.3. Perfected First Priority Liens. Except with respect to
(x) security interests in any Intellectual Property, to the extent that such security interests cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or the United States Copyright Office or (y) security interests in any Intellectual Property in respect of which an interest has been acquired after the date hereof, to the extent that the filings and other actions specified in Schedule 3 have not been completed (this clause not being deemed to constitute a waiver of the Grantor's obligations hereunder to complete such actions), the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on
Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations of such Grantor, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on Schedule 8.3(h) to the Credit Agreement.

                  4.4. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

                  4.5. Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and inventory in transit) are kept at the locations listed on Schedule 5.

                  4.6. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.7. Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% (or 65%, in the case of Cole Vision Canada, Inc.) of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles

(whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  4.8. Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  (b) None of the obligors on any Receivables is a Governmental Authority.

                  (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                  4.9. Intellectual Property. (a) Schedule 6 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.

                  (b) Except as set forth in Schedule 6, to the best of such Grantor's knowledge, each material Copyright, Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

                  (c) Except as set forth in Schedule 6, none of the material Copyrights, Patents or Trademarks is on the date hereof the subject of any licensing or franchise agreement.

                  (d) To the best of such Grantor's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any material Copyright, Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (e)      No action or proceeding is pending on the date hereof
(i) seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Copyright, Patent or Trademark, or the Grantor's ownership thereof.

                  4.10. Vehicles. Schedule 7 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

                              SECTIONS 5. COVENANTS

                  Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  5.1. Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                  5.2. Delivery of Instruments. Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument. Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

                  5.3. Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as are usually insured against in the same general area by companies engaged in the same or similar business and (ii) insuring such Grantor, the Administrative Agent and the other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as are usually insured against in the same general area by companies engaged in the same or similar business; provided, however, that, notwithstanding the foregoing, the Grantors may self-insure against property damage to Vehicles, optical departments located in stores of Sear Roebuck & Co. or BJ's Wholesale Club and kiosks operated by Things Remembered, Inc.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured party or loss payee, (iii) include deductibles consistent with past practice and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

                  (c) The Borrowers shall deliver to the Administrative Agent reports of one or more reputable insurance brokers of the individual insurance companies with respect to such insurance during the month of March in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                  5.4. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such taxes, assessments, charges or levies need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  5.5. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever; provided that, unless requested to do so by the Administrative Agent at a time when an Event of Default shall have occurred and be continuing, such Grantor shall not be required to cause the Lien created hereby to be noted on the certificate of title of any vehicle.

                  (b) Such Grantor will furnish to the Administrative Agent and the other Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                  5.6. Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3; or

                  (ii)     change its name.

                  5.7. Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

                  (a) any Lien of which such Grantor obtains actual knowledge (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  5.8. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations (provided that in no event shall Grantors be required to pledge more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary pursuant to this Agreement). After the occurrence and during the continuance of an Event of Default, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer or Maker shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor in violation of the preceding sentence, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

                  5.9. Receivables. (a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Receivables.

                  5.10. Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) use each material Trademark on each and every trademark class of goods applicable to its then current line as reflected in its then current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, if applicable, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated where such act or failure to act could reasonably be expected to have a Material Adverse Effect.

                  (b) Such Grantor will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated where such abandonment or dedication could reasonably be expected to have a Material Adverse Effect.

                  (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the material Copyrights may become invalidated. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the material Copyrights may become injected into the public domain.

                  (d) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or material Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in the United States) regarding such Grantor's ownership of any material Patent or material Trademark or its right to register the same or to keep and maintain the same.

                  (e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (f) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability where the failure to do so would result in a Material Adverse Effect.

                  (g) In the event that any material Copyright, Patent or Trademark is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark and (ii) if such Copyright, Patent or Trademark is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                         SECTION 6. REMEDIAL PROVISIONS

                  6.1. Certain Matters Relating to Receivables. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business
Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  6.2. Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time and from time to time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts (in each case, to the extent constituting Collateral) that the Receivables and the Contracts have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Administrative Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3. Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer or Maker and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property to be deposited in the Collateral Account, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer or Maker of any Investment Property pledged by such Grantor hereunder to
(i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer or Maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

                  6.4. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, and the Administrative Agent shall have instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  6.5. Application of Proceeds. At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect. Any balance of such Proceeds remaining after
(a) the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated or (b) all Events of Default shall have been cured or waived, shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

                  6.6. New York UCC and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the

Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder, except to the extent arising as a result of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7. Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11 (a) of the Securities Act.

                  (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the

Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

                       SECTION 7. THE ADMINISTRATIVE AGENT

                  7.1. Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv)     execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (vii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  Anything in this Section 7.1 (a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.l(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

                  7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

                  8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

                  8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                  8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4. Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all their respective costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

                  (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other Non-Excluded Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities") to the extent the Borrowers would be required to do so pursuant to Section 11.5 of the Credit Agreement.

                  (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  8.6. Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or any Borrower, any such notice being expressly waived by each Guarantor and by the Borrowers, upon any amount remaining unpaid after it becomes due and payable by such Guarantor hereunder to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Secured Party may elect. The Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

                  8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any exemplary, punitive or consequential damages.

                  8.13. Acknowledgements. Each Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

                  8.14. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY

LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.15. Additional Grantors. Each new domestic Subsidiary of any Borrower that is required to become a party to this Agreement pursuant to
Section 7 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.16. Releases. (a) At such time as the Revolving Credit Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Collateral permitted under subsection 8.6 of the Credit Agreement and the release of such Guarantor from its Guarantee or the release of the Collateral subject to such sale or other disposition, the relevant Borrower shall deliver to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying such Guarantor or the relevant Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                 IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                           COLE VISION CORPORATION

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           THINGS REMEMBERED, INC.

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           PEARLE, INC.

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           BAY CITIES OPTICAL COMPANY

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           WESTERN STATES OPTICAL, INC.

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           COLE VISION SERVICES, INC.

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           COLE LENS SUPPLY, INC,

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           THINGS REMEMBERED PERSONALIZED
                           GIFTS, INC.

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           PEARLE VISION, INC.

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           AMERICAN VISION CENTERS, INC.

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                           NUVISION, INC.

                           By: /s/ Joseph Gaglioti
                               ------------------------------------------
                               Title: Joseph Gaglioti
                                      Treasurer

                                   SCHEDULE 1

                         NOTICE ADDRESSES OF GUARANTORS

  For each Guarantor:

          5915 Landerbrook Drive, Suite 300
          Mayfield Heights, OH 44124
          FAX: 440-461-3489
          Attn: Joseph Gaglioti

          with a copy to:

          5915 Landerbrook DRIVE, Suite 300
          Mayfield HEIGHTS, OH 44124
          FAX: 440-461-3489
          Attn: General Counsel

                                   SCHEDULE 2

                       DESCRIPTION OF INVESTMENT PROPERTY
Pledge Notes:

       None.

Pledged Stock:

                                                     Class of               Stock              No of
                 Issuer                               Stock             Certificate No.        Shares
                 ------                               -----             ---------------        ------
1.        Pearle Vision Center of Puerto              common                   2                   660
          Rico, Inc.

2.        Cole Vision Canada, Inc.                                          AC-2               731,250

3.        American Vision Centers, Inc.               common                   2               200,000

4.        NuVision, Inc.                              common                   2             2,602,222

5.        Things Remembered Personalized              common                   1                 1,000
          Gifts, Inc.

6.        Pearle Vision, Inc.                         common                   2                   100

7.        Bay Cities Optical Company                  common                   3                   500

8.        Cole Lens Supply, Inc.                      common                   1                  1000

9.        Cole Vision Services, Inc.                  common                   2                  1000

10.       Pearle Vision Managed Care -                common                 001                   100
          HMO of Texas, Inc.

11.       Western States Optical                      common                  50                    50

                                   SCHEDULE 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                                                                                          Organizational
                  Entity                                   Filing Location                      ID#
                  ------                                   ---------------                      ---
1.         Pearle, Inc. -                            Secretary of State Delaware              2081355

2.         Cole Vision Services, Inc. -              Secretary of State of Delaware           2327172

3.         Cole Lens Supply, Inc. -                  Secretary of State of Delaware           2346659

4.         Pearle Vision, Inc. -                     Secretary of State of Delaware           2081466

5.         Things Remembered, Inc. -                 Secretary of State of Delaware           2104987

6.         Cole Vision Corporation -                 Secretary of State of Delaware           2104983

7.         American Vision Centers, Inc. -           Secretary of State of Delaware           2596335

8.         NuVision, Inc. -                          Secretary of State of Michigan            186689

9.         Things Remembered Personalized            Secretary of State of Ohio               1273989
           Gifts, Inc. -

10.        Western States Optical, Inc.              Secretary of State of Washington       409019187

11.        Bay Cities Optical Company                Secretary of State of California        C0647720

Copyrights and Copyrights Licenses; Patents and Patent Licenses; Trademarks and Trademark Licenses

Patent and Trademark Filings

1. Filing with the United States Patent & Trademark Office for security interest in the trademarks owned by American Vision Centers, Inc.

2. Filing with the United States Patent & Trademark Office for security interest in the trademarks owned by Cole Vision Corporation.

3. Filing with the United States Patent & Trademark Office for security interest in the trademarks owned by NuVision.

4. Filing with the United States Patent & Trademark Office for security interest in the trademarks owned by Pearle Vision, Inc.

Actions with respect to Pledget Stock

Delivery of stock certificates and corresponding stock powers for each corporation listed on Schedule 2 to the Guarantee and Collateral Agreement.

                                   SCHEDULE 4

                    LOCATION OF JURISDICTION OF ORGANIZATION
                           AND CHIEF EXECUTIVE OFFICE

             Grantor                   Organizational Id. #           Location
             -------                   --------------------           --------
1.    Cole Vision Corporation                 2104983          1925 Enterprise Parkway
      (Delaware)                                               Twinsburg, OH 44087

2.    Things Remembered, Inc.                 2104987          5500 Avion Park Drive
      (Delaware)                                               Highland Heights, OH 44143

3.    Pearle, Inc.                            2081355          1925 Enterprise Parkway
      (Delaware)                                               Twinsburg, OH 44087

4.    Bay Cities Optical Company             C0647720          1925 Enterprise Parkway
      (California)                                             Twinsburg, OH 44087

5.    Western States Optical, Inc.          409019187          1925 Enterprise Parkway
      (Washington)                                             Twinsburg, OH 44087

6.    Cole Vision Services, Inc.              2327172          1925 Enterprise Parkway
      (Delaware)                                               Twinsburg, OH 44087

7.    Cole Lens Supply, Inc.                  2346659          1925 Enterprise Parkway
      (Delaware)                                               Twinsburg, OH 44087

8.    Pearle Vision, Inc.                     2081466          1925 Enterprise Parkway
      (Delaware)                                               Twinsburg, OH 44087

9.    American Vision Centers, Inc.           2596335          1925 Enterprise Parkway
      (Delaware)                                               Twinsburg, OH 44087

10.   NuVision, Inc.                           186689          1925 Enterprise Parkway
      (Michigan)                                               Twinsburg, OH 44087

11.   Things Remembered                       1273989          5500 Avion Park Drive
      Personalized Gifts, Inc.                                 Highland Heights, OH 44143
      (Ohio)

                                   SCHEDULE 5

                       LOCATION OF INVENTORY AND EQUIPMENT

                                 (SEE ATTACHED)

                                  SCHEDULE 5.1

                      CERTAIN OBLIGATIONS AND LIABILITIES

     Limited guaranty by Pearle, Inc. of certain loans by KeyBank to Ellicott City, Inc., G.B., Inc., Towson, Inc., and Management, Inc., which loans aggregate $900,000. The amount of the guaranty of Pearle, Inc. is limited to $333,333.

                                  SCHEDULE 5.4

                                    CONSENTS

                                     None.

                                  SCHEDULE 5.5

                    MATERIAL AGREEMENTS, CONSENTS AND ORDERS

A.   Material Agreements

     1. Lease Agreement between Johnnie B. Hensley, Jean Elizabeth Edwards, and William S. Hensley, and Cole Vision Corporation, dated as of December 19, 1996.

     2. Lease Agreement (Memphis) dated as of October 2, 1991 by and between Shelby Distribution Park and Cole Vision Corporation, incorporated by reference to Exhibit 10.16 to Cole National Group's Registration Statement on Form S-1 (Registration No. 33-66342), as amended on January 9, 2002 and on March 1, 2003.

     3. Deed of Lease between Halcyon Associates and Cole Vision Corporation, dated as of May 12, 1997.

     4. Lease Agreement (Knoxville) dated as of April 11, 1995 by and between Richard T. Fox and Cole Vision Corporation, incorporated by reference to Exhibit 10.29 to Cole National Corporation's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814), as amended on September 15, 1995 and December 14, 1995.

     5. Form of Indemnification Agreement for Directors of Cole National Corporation, incorporated by reference to Exhibit 10.19 to Cole National Group's Registration Statement on Form S-1 (Registration No. 33-66342).

     6. Form of Indemnification Agreement for Officers of Cole National Corporation, incorporated by reference to Exhibit 10.20 to Cole National Group's Registration Statement on Form S-1 (Registration No. 33-66342).

     7. Agreement for the Allocation of Federal Income Tax Liability and Benefits among Members of the Parent Group dated August 23, 1985, as amended, incorporated by reference to Exhibit 10.26 to Cole National Group's Registration Statement on Form S-1 (Registration No. 33-66342).

     8. Assignment and Assumption Agreement dated as of September 30, 1993 between Cole National Corporation and Cole National Group, incorporated by reference to Exhibit 10.24 to Cole National Corporation's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

     9. Lease agreement (Salt Lake) dated as of November 1, 1996 by and between Gibbons Realty Company and Cole Vision Corporation, incorporated by reference to Exhibit 10.01 of Cole National Corporation's quarterly report of Form 10-Q for the period ended November 2, 1996 (file No. 1-12814).

     10. Indenture, dated as of August 22, 1997, between Cole National Group, Inc. and Norwest Bank Minnesota, National Association, as trustee, regarding the 8-5/8% Senior Subordinated Notes due 2007.

     11. Indenture, dated as of May 22, 2002, between Cole National Group, Inc. and Wells Fargo Bank Minnesota, National Association, as trustee, regarding the 8-7/8% Senior Subordinated Notes due 2012.

     12. Lease Agreement (Optical Village Lab, Columbus, Ohio) between Pizutti Franklin III and Cole Vision Corporation dated April 9, 1999, as amended on June 16, 1999.

     13. All contracts listed as Exhibits 3.1(i) through 10.70, inclusive, in Cole National Corporation's Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

B.   Court Orders and Decrees

     All court orders and decrees relating to the legal proceedings of Cole National Corporation and any of its subsidiaries disclosed in Cole National Corporation's Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

                                  SCHEDULE 5.8

                            MORTGAGED REAL PROPERTY


                                     None.

                                 SCHEDULE 5.13

                                ERISA DISCLOSURE

     The American Vision Centers, Inc. Defined Benefit Pension Plan (the "Pension Plan") and the American Vision Centers, Inc. Profit Sharing Plan (collectively, the "Plans") are not in material compliance with the Code or ERISA (including, but not limited to, failure to comply with minimum funding requirements resulting in an accumulated funding deficiency with respect to the Pension Plan) as a result of several defects in the plan documents and in the operation of the Plans. These defects were in existence at the time Cole Vision acquired American Vision Centers, Inc. ("AVC") and were identified by Cole Vision during its due diligence review of AVC. These defects should not have a Material Adverse Effect because Cole Vision is indemnified by the former shareholders of AVC (the "Shareholders") against any liability in excess of $125,000 resulting from the correction of the defects.

     To date, the Shareholders have made contributions to the Plans in order to correct certain defects by funding benefits payable from the Plans. On December 16, 2002, counsel for the Shareholders filed applications with the Internal Revenue Service ("IRS") on behalf of AVC with regard to the Plans under the Voluntary Compliance Program ("VCP") in accordance with Revenue Procedure 2002-47. The Plans have also been terminated. Unless the IRS (pursuant to the VCP process) or the Pension Benefit Guaranty Corporation ("PBGC") (pursuant to the VCP process) or the Pension Benefit Guaranty Corporation ("PBGC") (pursuant to the termination of the Pension Plan) requires additional benefits to be paid from the Plans, there should be no benefits payable under the Plans other than the benefits that have already been funded by the Shareholders.

     In addition, the Shareholders' indemnity is guaranteed by an escrow account in the amount of $200,000. At this time, the escrow account appears sufficient to satisfy all remaining known liabilities (PBGC premiums and penalties and interest on late premiums, penalties for failures to comply with minimum funding requirements and taxes, penalties and interest on prohibited transactions). Any additional liabilities for benefits under the Plans imposed on AVC or the Plans by the IRS or PBGC should be payable from the escrow account or by the Shareholders.

                                 SCHEDULE 5.14

             EQUIPMENT AND INVENTORY OF BORROWERS AND SUBSIDIARIES


                                (See attached.)

                                    CORPORATE

COLE NATIONAL GROUP, INC.                    COLE NATIONAL CORPORATION
5915 Landerbrook Drive                       5915 Landerbrook Drive
Cleveland, OH 44124                          Cleveland, OH 44124

PEARLE VISION CARE, INC.                     PEARLE, INC.
>> Same addresses as Pearle Vision, Inc.     1925 Enterprise Parkway
>> w/ different store numbers                Twinsburg, OH 44087

COLE VISION SERVICES, INC.                   COLE LENS SUPPLY, INC.
1925 Enterprise Parkway                      1925 Enterprise Parkway
Twinsburg, OH 44087                          Twinsburg, OH 44087

PEARLE VISION MANAGED CARE HMO OF
  TEXAS, INC.
2465 Joe Field Rd
Dallas, TX 75229

PEARLE VISIONCARE, INC.                      AMERICAN VISION CENTERS, INC.
6727 Flanders Dr, #106                       1925 Enterprise Parkway
San Diego, CA 97127                          Twinsburg, OH 44087

COLE VISION CANADA, INC.                     PEARLE VISION CENTER OF PUERTO
80 Centurian Drive                             RICO, INC.
Markham, Ontario L3R 8C1                     1122 Ponce De Leon Ave. San Juan,
                                             Puerto Rico 00925

                              DISTRIBUTION CENTERS

THINGS REMEMBERED PERSONALIZED GIFTS,        PEARLE VISION DISTRIBUTION CENTER
  INC.                                       2465 Joe Field Rd
500 South Bailey Rd                          Dallas, TX  75229
N Jackson Twp., OH 44451

                               MANUFACTURING LABS

PEARLE VISION, INC.                          COLE VISION CORPORATION
2465 Joe Field Rd                            4435 Anderson Rd
Dallas, TX 75229                             Knoxville, TN 37918
  processing for: Pearle                       processing for: Sears, BJ's

COLE VISION CORPORATION                      COLE VISION CORPORATION
1887 S 3230 W Street                         4716 Middle Creek Lane
Salt Lake City, UT 84104                     Knoxville, TN 37921
  processing for: Sears, BJ's                  processing for: Sears, BJ's

COLE VISION CORPORATION                      COLE VISION CORPORATION
820 Southlake Blvd                           5780 East Shelby Dr.
Richmond, VA 23236                           Memphis, TN 38115
  processing for: Sears, BJ's, Target          processing for: Sears, BJ's

COLE VISION CORPORATION
Optical Village
2400 Spiegel Drive, Suite D
Groveport, OH 43125
  processing for: Target

    Things Remembered inc.                                         page 17 of 1

STORE #          ENTITY           CO.#        STORE NAME                   LOCATION                     ADDRESS
-------          ------           ----        ----------                   --------                     -------
  505    Things Remembered. Inc.   1    THINGS REMEMBERED           COLONIAL MALL              1627-53 OPELIKA RD
  102    Things Remembered. Inc.   1    THINGS REMEMBERED           BROOKWOOD VILLAGE MALL     719 BROOKWOOD VILLAGE MALL
  153    Things Remembered. Inc.   1    THINGS REMEMBERED           CENTURY PLAZA              108 CENTURY PLAZA
  450    Things Remembered. Inc.   1    THINGS REMEMBERED           RIVERCHASE GALLERIA(SS)    2000 RIVERCHASE GALLERIA # 298
  213    Things Remembered. Inc.   1    THINGS REMEMBERED           COLONIAL MALL-DECATUR      1501 BELTLINE ROAD S.W. SP K-1
  425    Things Remembered. Inc.   1    THINGS REMEMBERED           WIREGRASS COMMONS BOX 13   900 COMMONS DRIVE STE # 203
  867    Things Remembered. Inc.   1    THINGS REMEMBERED           REGENCY SQUARE MALL        301 COX CREEK 8LVD
  948    Things Remembered. Inc.   1    THINGS REMEMBERED           GADSDEN MALL               1001 RAINBOW DRIVE
  382    Things Remembered. Inc.   1    THINGS REMEMBERED           MADSDEN SQUARE             5901 UNIVERSITY DR. K-1
  359    Things Remembered. Inc.   1    THINGS REMEMBERED           BEL AIR MALL               3220 BEL AIR MAIL
  777    Things Remembered. Inc.   1    THINGS REMEMBERED           MONTGOMERY MALL            2993 MONTGOMERY MALL
  410    Things Remembered. Inc.   1    THINGS REMEMBERED           QUINTARD MALL              700 QUINTARD MALL
  610    Things Remembered. Inc.   1    THINGS REMEMBERED           UNIVERSITY MALL            1701 MCFARLAND BLVD EAST
  248    Things Remembered. Inc.   1    THINGS REMEMBERED           NORTHWEST ARKANSAS MALL    4201 N SHILOH DRIVE
  997    Things Remembered. Inc.   1    THINGS REMEMBERED           CENTRAL MALL               5111 ROGERS AVENUE SPC 305
 2308    Things Remembered. Inc.   2    SEARS, ROEBUCK & CO # 1018  KEY SHOP Little Rock       600 SOUTH UNIVERSITY AVENUE
  900    Things Remembered. Inc.   1    THINGS REMEMBERED           MCCAIN MALL                HWY, 67 & 167-MC CAIN BLVD
  432    Things Remembered. Inc.   1    THINGS REMEMBERED           CHANDLER FASHION CTR       3111 W. CHANDLER BLVD
  780    Things Remembered. Inc.   1    THINGS REMEMBERED           FLAGSTAFF MALL             4650 N HIGHWAY 89
  465    Things Remembered. Inc.   1    THINGS REMEMBERED           ARROWHEAD MALL             7700 W ARROWHEAD TOWNE CTR.
  325    Things Remembered. Inc.   1    THINGS REMEMBERED           FIESTA MALL                2178 FIEST MALL
  792    Things Remembered. Inc.   1    THINGS REMEMBERED           SUPERSTITION SPRINGS       6555-2020 SOUTHERN AVE.
  283    Things Remembered. Inc.   1    THINGS REMEMBERED           PARADISE VALLEY MALL       4550-208 EAST CACTUS RD
  606    Things Remembered. Inc.   1    THINGS REMEMBERED           DESERT SKY MALL            7611 W THOMAS RD
  930    Things Remembered. Inc.   1    THINGS REMEMBERED           METRO CENTER MALL          9617 N METRO PARKWAY EAST
  450    Things Remembered. Inc.   1    THINGS REMEMBERED           PRESCOTT GATEWAY           3250 GATEWAY BLVD
  608    Things Remembered. Inc.   1    THINGS REMEMBERED           SCOTTSDALE FASHION SO.     7014 EAST CAMELBACK RD
  498    Things Remembered. Inc.   1    THINGS REMEMBERED           ARIZONA MILLS              5000 ARIZONA MILLS CIRCLE
  329    Things Remembered. Inc.   1    THINGS REMEMBERED           TUCSON MALL SPC 270        4500 NORTH ORACLE RD
  632    Things Remembered. Inc.   1    THINGS REMEMBERED           PARK PLACE MALL            5870 EAST BROADWAY BLVD
  931    Things Remembered. Inc.   1    THINGS REMEMBERED           SANTA ANITA FASHION PRK    400 SOUTH BALDWIN AVE. STE 344
  902    Things Remembered. Inc.   1    THINGS REMEMBERED           VALLEY PLAZA               2701 MING AVENUE #24
 2207    Things Remembered. Inc.   2    SEARS, ROEBUCK & CO # 1318  KEY SHOP Bakarsfield       3001 MING ROAD
  708    Things Remembered. Inc.   1    THINGS REMEMBERED           BREA MALL (SS)             1007 BREA MALL
  333    Things Remembered. Inc.   1    THINGS REMEMBERED           BUENA PARK MALL            8321 ON THE MALL
  884    Things Remembered. Inc.   1    THINGS REMEMBERED           TORANGA PLAZA SPC 9003     6600 TOPANGA CANYON BLVD
  964    Things Remembered. Inc.   1    THINGS REMEMBERED           PLAZA CAMINO REAL          2325 EL CAMINO REAL SPC 153A
  307    Things Remembered. Inc.   1    THINGS REMEMBERED           LOS CERRITOS CENTER        455 LOS CERRITOS CENTER
  318    Things Remembered. Inc.   1    THINGS REMEMBERED           CHICO MALL                 1950 EAST 20 TH STREET STE K-1
  851    Things Remembered. Inc.   1    THINGS REMEMBERED           CHULA VISTA CENTER         555 BROADWAY, STE #1012
  463    Things Remembered. Inc.   1    THINGS REMEMBERED           SUNRISE MALL SPC #C        5952 SUNRISE MALL
  636    Things Remembered. Inc.   1    THINGS REMEMBERED           SIERRA VISTA MALL          1050 SHAW AVE SPC B35
  481    Things Remembered. Inc.   1    THINGS REMEMBERED           SUN VALLEY                 165 SUN VALLEY MALL
 2251    Things Remembered. Inc.   2    SEARS, ROEBUCK & CO 1368    KEY SHOP Concord           1001 SUNVALLEY BLVD
  602    Things Remembered. Inc.   1    THINGS REMEMBERED           VALLCO FASHION PARK        10123 N. WOLFR RD., SPC. 2023
  844    Things Remembered. Inc.   1    THINGS REMEMBERED           SERRAMONTE CENTER          118A SERRAMONTE CENTER

STORE #         CITY       STATE      ZIP
-------         ----       -----      ---
  505      AURBURN          AL     36830-2827
  102      BIRMINGHAM       AL     35209-5209
  153      BIRMINGHAM       AL     35210-1802
  450      BIRMINGHAM       AL     35244-2319
  213      DECATUR          AL     35801-0000
  425      DOTHAN           AL     38303-2281
  867      FLORENCE         AL     35630-0000
  948      GADSDEN          AL     35901-5387
  382      HUNTSSVILLE      AL     35806-2505
  359      MOBIILE          AL     36606-3202
  777      MONTGOMERY       AL     36116-2525
  410      OXFORD           AL     36203-1844
  610      TUSCALOOSA       AL     35404-0000
  248      FAYATTEVILLE     AR     72703-0000
  997      FORT SMITH       AR     72903-0000
 2308      LITTLE ROCK      AR     72205-0000
  900      N LITTLE ROCK    AR     72116-7850
  432      CHANDLER         AR     85228-5226
  780      FLAGSTAFF        AZ     86001-0000
  465      CLENDALE         AZ     85308-0000
  325      MESA             AZ     85202-4844
  792      MESA             AZ     85206-0000
  283      PHOENIX          AZ     85032-0000
  606      PHOENIX          AZ     85033-0000
  930      PHOENIX          AZ     85051-0000
  450      PRESCOTT         AZ     86303-6303
  608      SCOTTSDALE       AZ     85251-0000
  498      TEMPE            AZ     85282-5282
  329      TUCSON           AZ     85705-1806
  632      TUCSON           AZ     85711-5711
  931      ARCADIA          AZ     91007-0000
  902      BAKERSFIELD      CA     93304-4430
 2207      BAKERSFIELD      CA     93304-0000
  708      BREA             CA     92821-0000
  333      BUENA PARK       CA     90620-2144
  884      CANOGA PARK      CA     91303-0000
  964      CARLSBAD         CA     92008-0000
  307      CARRITOS         CA     90703-0703
  318      CHICO            CA     95928-0000
  651      CHULA VISA       CA     91910-0000
  463      CITRUS HEIGHTS   CA     95810-6832
  363      CLOVIS           CA     93612-3812
  481      CONCORD          CA     94520-0000
 2251      CONCORD          CA     94520-0000
  592      CUPERTINO        CA     95014-0000
  844      DALY CITY        CA     94015-2345

     Things Remembered inc.                                       page 17 of 2

STORE #           ENTITY          CO.#         STORE NAME                   LOCATION
-------           ------          ----         ----------                   --------
  709    Things Remembered. Inc.   1    THINGS REMEMBERED           PARKWAY PLAZA
  518    Things Remembered. Inc.   1    THINGS REMEMBERED           NORTH COUNTY FAIR
  316    Things Remembered. Inc.   1    THINGS REMEMBERED           SOLANO MALL
  594    Things Remembered. Inc.   1    THINGS REMEMBERED           FASHION FAIR MALL
  598    Things Remembered. Inc.   1    THINGS REMEMBERED           GLENDALE GALLERIA
 2064    Things Remembered. Inc.   2    SEARS, ROEBUCK & CO # 1088  KEY SHOP Glandale
  757    Things Remembered. Inc.   1    THINGS REMEMBERED           PUENTE HILLS MALL
  314    Things Remembered. Inc.   1    THINGS REMEMBERED           LAGUNA HILL MALL
  735    Things Remembered. Inc.   1    THINGS REMEMBERED           LAKEWOD CENTER MALL
  385    Things Remembered. Inc.   1    THINGS REMEMBERED           WESTSIDE PAVILION
  221    Things Remembered. Inc.   1    THINGS REMEMBERED           MISSION VIEJO MALL
  971    Things Remembered. Inc.   1    THINGS REMEMBERED           NEWPARK MALLVINTAGE FAIRE MALL
  457    Things Remembered. Inc.   1    THINGS REMEMBERED           MONTCLAIR MALL (SS)
  430    Things Remembered. Inc.   1    THINGS REMEMBERED           MONTEBELLO TOWN CENTER (99)
  968    Things Remembered. Inc.   1    THINGS REMEMBERED           MORENO VALLEY MALL
  353    Things Remembered. Inc.   1    THINGS REMEMBERED           PLAZA BONITA
  440    Things Remembered. Inc.   1    THINGS REMEMBERED           NEWPARK MALL
  573    Things Remembered. Inc.   1    THINGS REMEMBERED           NORTHRIDGE FASHION CENTER
  337    Things Remembered. Inc.   1    THINGS REMEMBERED           MALL OF ORANGE
 2274    Things Remembered. Inc.   2    SEARS, ROEBUCK & CO # 1376  KEY SHOP Orange
  652    Things Remembered. Inc.   1    THINGS REMEMBERED           PALM DISERT TOWN CTR
  715    Things Remembered. Inc.   1    THINGS REMEMBERED           ANTELOP VALLEY MALL
  435    Things Remembered. Inc.   1    THINGS REMEMBERED           GALLERIA AT SOUTH BAY
  380    Things Remembered. Inc.   1    THINGS REMEMBERED           HILLTOP MALL RD
  189    Things Remembered. Inc.   1    THINGS REMEMBERED           GALLERIA AT TYLER
  731    Things Remembered. Inc.   1    THINGS REMEMBERED           GALLERIA @ ROSEVILLE
  755    Things Remembered. Inc.   1    THINGS REMEMBERED           ARDEN FAIR
  346    Things Remembered. Inc.   1    THINGS REMEMBERED           INLAND CENTER SPC 220
  558    Things Remembered. Inc.   1    THINGS REMEMBERED           MISSION VALLEY CTR STE 166A
  963    Things Remembered. Inc.   1    THINGS REMEMBERED           STONESTOWN GALLERYA (SS)
  229    Things Remembered. Inc.   1    THINGS REMEMBERED           OAKRIDGE MALL
  342    Things Remembered. Inc.   1    THINGS REMEMBERED           HILLSDALE S/C
  747    Things Remembered. Inc.   1    THINGS REMEMBERED           MAIN PLACE (SS)
  788    Things Remembered. Inc.   1    THINGS REMEMBERED           VALLEY FAIR WESTFIELD SHOPPING
  762    Things Remembered. Inc.   1    THINGS REMEMBERED           SANTA MARIA TOWN CENTER
  682    Things Remembered. Inc.   1    THINGS REMEMBERED           SANTA MONICA PLACE
  326    Things Remembered. Inc.   1    THINGS REMEMBERED           SANTA ROSA PLAZA
  729    Things Remembered. Inc.   1    THINGS REMEMBERED           FASHION SQUARE SHEREMAN OAKS
  91     Things Remembered. Inc.   1    THINGS REMEMBERED           WEBERSTOWN MALL
  245    Things Remembered. Inc.   1    THINGS REMEMBERED           PROMENADE IN TEMECULA VALLEY
  287    Things Remembered. Inc.   1    THINGS REMEMBERED           THE OAKS S/C
  340    Things Remembered. Inc.   1    THINGS REMEMBERED           BEL AMO FASHION CENTER

STORE #            ADDRESS                                  CITY        STATE      ZIP
-------            -------                                  ----        -----      ---
  709      407 PARKWAY PLAZA                          ELCAJON             CA     92020-0000
  518      200 E VIA RANCHO PKY, #496                 ESCONDIDO           CA     92025-6010
  316      1388-B SOLANO MALL                         FAIRFIELD           CA     94533-4654
  594      663 E. SHAW AVE.                           FRESNO              CA     93710-7703
  598      3240 GLENDALE GALLERIA                     GLENDALE            CA     91210-3201
 2064      236 NORTH CENTRAL AVENUE                   GLENDALE            CA     91203-0000
  757      1600 SOUTH AZUSA AVE.                      LA PUENTE           CA     91748-1660
  314      24155 LAGUNA HILLS MALL SPC K5             LAGUNA HILLS        CA     92853-0000
  735      500 LAKEWOOD CENTER MALL                   LAKEWOOD            CA     90712-2421
  385      10800 W.PICO BLVD., SUITE 285              LOS ANGELES         CA     90084-0000
  221      27000 CROWN VALLEY PARKWAY                 MISSION VEIJO       CA     92891-2691
  971      3401 DALE ROD., SPC #159                   MODESTO             CA     95358-0502
  457      5182 MONTCLAIR PLAZA LN.                   MONTCLAIR           CA     91763-1538
  430      2028 MONTEBELLO TOWN CTR                   MONTEBELLO          CA     90840-2168
  968      22500 TOWN CIRCLE                          MORENO VALLEY       CA     92553-0000
  353      3030 PLAZA BONITA RD. SPC 2378             NATIONALCITY        CA     91950-0000
  440      2201 NEWPARK MALL                          NEWARK              CA     94580-5230
  573      8301 TAMPA AVE. #193                       NORTHRIDGE          CA     91324-2503
  337      2285 N. ORANGE MALL                        ORANGE              CA     92885-2885
 2274      2100 NORTH TUSTIN AVENUE                   ORANGE              CA     92885-0000
  652      72840 HIGHWAY 111, SPACE 422               PALM DESERT         CA     92280-0000
  715      1233 WEST AVENUE P. SPC.905                PALMDALE            CA     83551-0000
  435      1815 HAWTHORNE BLVD. SP 288                REDONDO BEACH       CA     90278-3443
  380      1214 HILLTOP MALL ROAD                     RICHMOND            CA     94808-1985
  189      29061 GALLERIA AT TYLER                    RIVERSIDE           CA     92503-0000
  731      1151 GALLERIA BLVD STE 173                 ROSEVILLE           CA     95878-5678
  755      1889 D AREDEN WAY                          SACRAMENTO          CA     95815-0000
  346      INLAND CENTER SPC 220                      SAN BERNADINO       CA     92408-1802
  558      1640 CAMINO DEL RIO NORTH                  SAN DIEGO           CA     92108-1508
  963      3251 20TH AVE., SUITE 237                  SAN FRANCISCO       CA     94132-0000
  229      108 OAKRIDGE MALL                          SAN JOSE            CA     95123-1204
  342      241 HILLSDALE MALL SPC 2092                SAN MATEO           CA     94403-3425
  747      2800 N. MAIN STREET                        SANTA ANA           CA     92705-8815
  788      2855 STEVENS CREEEK BLVD                   SANTA CALARA        CA     95050-5050
  762      153 TOWN CENTER CENTER SPC. B-11           SANTA MARIA         CA     93454-5128
  682      380 SANTA MONICA PLACE                     SANTA MONICA        CA     90401-0000
  326      1065 SANTA ROSA PLAZA                      SANTA ROSA          CA     95401-6354
  729      14006 RIVERSIDE DR. SPC. 243               SHERMAN OAKS        CA     91423-1918
  91       4950 PACIFIC AVE                           STOCKTON            CA     95207-5207
  245      40820 WINCHESTER RD SPC 1610               TEMECULA            CA     82691-0000
  287      276 W.HILLCREST DRIVE                      THOUSAND OAKS       CA     91360-0000
  340      212 DEL AMO FASHION CTR                    TORRANCE            CA     90503-5713
  659      3200 N. NAGLEE RD., SUITE 133              TRACY               CA     95304-0000
  628      24201 W VALENCIA BLVD #2074                VALENCIA            CA     91355-1355
   98      3301 EAST MAIN ST. SPC 1030                VENTURA             CA     93003-3003
 2510      2750 EAST MAIN ST #14                      VENTURA             CA     93003-0000

      Things Remember, Inc.                                         Page 17 of 3

STORE #        ENTITY                    CO. #   STORE NAME                    LOCATION
-------        ------                    -----   ----------                    --------
 862           Things Remembered, Inc.     1     THINGS REMEMBERED             MALL OF VICTOR VALLEY
 344           Things Remembered, Inc.     1     THINGS REMEMBERED             PLAZA AT WEST COVINA
 938           Things Remembered, Inc.     1     THINGS REMEMBERED             WESTMINSTER MALL
 130           Things Remembered, Inc.     1     THINGS REMEMBERED             AURORA MALL
 480           Things Remembered, Inc.     1     THINGS REMEMBERED             CROSSROADS MALL
 535           Things Remembered, Inc.     1     THINGS REMEMBERED             FLAT IRON CROSSING
2186           Things Remembered, Inc.     2     SEARS, ROEBUCK & CO #1111     KEY SHOP Colorado Spgs
 768           Things Remembered, Inc.     1     THINGS REMEMBERED             CHAPEL HILLS MALL
 776           Things Remembered, Inc.     1     THINGS REMEMBERED             THE CITADEL
2292           Things Remembered, Inc.     2     SEARS, ROEBUCK & CO #1071     KEY SHOP Denver
 296           Things Remembered, Inc.     1     THINGS REMEMBERED             FOOTHILLS FASHION MALL
 533           Things Remembered, Inc.     1     THINGS REMEMBERED             GREELEY MALL
 223           Things Remembered, Inc.     1     THINGS REMEMBERED             PARK MEADOWS STE 2036 (SS)
 297           Things Remembered, Inc.     1     THINGS REMEMBERED             ASPEN GROVE LIFESTYLE CENTER
 569           Things Remembered, Inc.     1     THINGS REMEMBERED             SOUTHWEST PLAZA
 684           Things Remembered, Inc.     1     THINGS REMEMBERED             SOUTHGLENN MALL
 501           Things Remembered, Inc.     1     THINGS REMEMBERED             TWIN PEAKS MALL
 830           Things Remembered, Inc.     1     THINGS REMEMBERED             PUEBLO MALL
 484           Things Remembered, Inc.     1     THINGS REMEMBERED             WESTMINSTER MALL
 486           Things Remembered, Inc.     1     THINGS REMEMBERED             DANBURY FAIR MALL
 570           Things Remembered, Inc.     1     THINGS REMEMBERED             ENFIELD SQUARE
 883           Things Remembered, Inc.     1     THINGS REMEMBERED             WEST FARMS MALL
 604           Things Remembered, Inc.     1     THINGS REMEMBERED             BUCKLAND HILLS MALL
 573           Things Remembered, Inc.     1     THINGS REMEMBERED             MERIDEN SQUARE
 583           Things Remembered, Inc.     1     THINGS REMEMBERED             CONNECTICUT POST MALL
 544           Things Remembered, Inc.     1     THINGS REMEMBERED             TRUMBULL SHOPPING PARK
 769           Things Remembered, Inc.     1     THINGS REMEMBERED             BRASS MILL CENTER
 413           Things Remembered, Inc.     1     THINGS REMEMBERED             CRYSTAL MALL
 805           Things Remembered, Inc.     1     THINGS REMEMBERED             DOVER MALL
 631           Things Remembered, Inc.     1     THINGS REMEMBERED             CHRISTIANA MALL
 490           Things Remembered, Inc.     1     THINGS REMEMBERED             CONCORD MALL
 975           Things Remembered, Inc.     1     THINGS REMEMBERED             ALTAMONTE MALL
 175           Things Remembered, Inc.     1     THINGS REMEMBERED             TOWN CENTER AT BOCA RATON
 421           Things Remembered, Inc.     1     THINGS REMEMBERED             BOYNTON BCH MALL
 922           Things Remembered, Inc.     1     THINGS REMEMBERED             DESOTO SQ MALL SPC K-1
 678           Things Remembered, Inc.     1     THINGS REMEMBERED             BRANDON TOWN CENTER (SS)
 444           Things Remembered, Inc.     1     THINGS REMEMBERED             COUNTRYSIDE MALL
 394           Things Remembered, Inc.     1     THINGS REMEMBERED             CORAL SQUARE
 977           Things Remembered, Inc.     1     THINGS REMEMBERED             VOLUSIA MALL
 159           Things Remembered, Inc.     1     THINGS REMEMBERED             GALLERIA AT FT LAUDERDALE
2107           Things Remembered, Inc.     2     SEARS, ROEBUCK & CO #1195     KEY SHOP Ft. Lauderdale
 412           Things Remembered, Inc.     1     THINGS REMEMBERED             EDISON MALL
 404           Things Remembered, Inc.     1     THINGS REMEMBERED             OAKS MALL (SS)
 970           Things Remembered, Inc.     1     THINGS REMEMBERED             WESTLAND MALL
 303           Things Remembered, Inc.     1     THINGS REMEMBERED             REGENCY SQUARE #165
 763           Things Remembered, Inc.     1     THINGS REMEMBERED             THE AVENUES


STORE #        ENTITY                     ADDRESS                            CITY                STATE          ZIP
-------        ------                     -------                            ----                -----          ---
 862           Things Remembered, Inc.    14400 BEAR VALLEY RD #261          VICTORVILLE           CA        92392-0000
 344           Things Remembered, Inc.    2036 PLAZA DRIVE                   WEST COVONA           CA        91790-0000
 938           Things Remembered, Inc.    2026 WESTMINSTER MALL              WESTMINSTER           CA        92683-4947
 130           Things Remembered, Inc.    14200 EAST ALAMEDA AVENUE          AURORA                CO        80012-2516
 480           Things Remembered, Inc.    1600 28TH STREET SPACE #166        BOULDER               CO        80301-1017
 535           Things Remembered, Inc.    ONE WEST FLAT IRON CIRCLE          BROOMFIELD            CO        80021-0021
2186           Things Remembered, Inc.    100 SOUTHGATE CENTER               COLORADO SPGS         CO        80906-0000
 768           Things Remembered, Inc.    1710 BRIARGATE BLVD SPC 735        COLORADO SPRINGS      CO        80920-0000
 776           Things Remembered, Inc.    750 CITADEL DR EAST                COLORADO SPRINGS      CO        80909-5348
2292           Things Remembered, Inc.    10785 WEST COLFAX AVENUE           DENVER                CO        80215-0000
 296           Things Remembered, Inc.    215 E FOOTHILLS PKWY, SPC. K-3     FORT COLLINS          CO        80525-2624
 533           Things Remembered, Inc.    1974 GREELEY MALL SPC K-7          GREELEY               CO        80631-8520
 223           Things Remembered, Inc.    8505 PARK MEADOWS CTR DR           LITTLETON             CO        80124-0000
 297           Things Remembered, Inc.    7301 S SANTA FE DRIVE              LITTLETON             CO        80120-0120
 569           Things Remembered, Inc.    8501 W. BOWLES, UNIT 28395         LITTLETON             CO        80123-7201
 684           Things Remembered, Inc.    6911 SOUTH UNIVERSITY BLVD         LITTLETON             CO        80122-0000
 501           Things Remembered, Inc.    1250 SOUTH HOVER RD SPC K-5        LONGMONT              CO        80501-7905
 830           Things Remembered, Inc.    K-9 DILLON DRIVE                   PUEBLO                CO        81008-0000
 484           Things Remembered, Inc.    5523 WEST 88TH AVE, SPC #12        WESTMINSTER           CO        80030-3003
 486           Things Remembered, Inc.    7 BACKUS STREET SUITE 353          DANBURY               CT        06810-7426
 570           Things Remembered, Inc.    90 ELM STREET                      ENFIELD               CT        06082-3720
 883           Things Remembered, Inc.    341 WEST FARMS MALL                FARMINGTON            CT        06032-8832
 604           Things Remembered, Inc.    194 BUCKLAND HILLS DR              MANCHESTER            CT        06040-1602
 573           Things Remembered, Inc.    470 LEWIS AVE. #64 MERIDEN         MERIDEN               CT        06450-2121
 583           Things Remembered, Inc.    1201 BOSTON POST RD.               MIFLORD               CT        06460-0000
 544           Things Remembered, Inc.    5065 MAIN STREET                   TRUMBULL              CT        06611-4201
 769           Things Remembered, Inc.    45 UNION STREET, SPACE #1116       WATERBURY             CT        06702-0000
 413           Things Remembered, Inc.    850 HARTFORD TRNPKE SPC. R221      WATERFORD             CT        06385-4218
 805           Things Remembered, Inc.    3054 DOVER MALL SPC. #0002         DOVER                 DE        19901-0000
 631           Things Remembered, Inc.    114 CHRISTIANA MALL SPC. K-3       NEWARK                DE        19702-9702
 490           Things Remembered, Inc.    4737 CONCORD PIKE                  WILMINGTON            DE        19803-1477
 975           Things Remembered, Inc.    451 E ALTAMONTE DR                 ALTAMONTE SPRINGS     FL        32701-4620
 175           Things Remembered, Inc.    6000 GLADES ROAD                   BOCA RATON            FL        33431-3431
 421           Things Remembered, Inc.    801 N CONGRESS AVE SPC 741         BOYNTON BEACH         FL        33426-0000
 922           Things Remembered, Inc.    303 US 301 BLVD WEST               BRADENTON             FL        34205-7928
 678           Things Remembered, Inc.    473 BRANDON TOWN CENTER            BRANDON               FL        33511-0000
 444           Things Remembered, Inc.    27001 US HWY 19 N STE 2063         CLEARWATER            FL        33761-0000
 394           Things Remembered, Inc.    9341 ATLANTIC BLVD.                CORAL SPRINGS         FL        33071-6949
 977           Things Remembered, Inc.    1700 INT'L. SPEEDWAY BLVD. ST      DAYTONA BEACH         FL        32114-1383
 159           Things Remembered, Inc.    2470 EAST SUNRISE BLVD             FT LAUDERDALE         FL        33304-0000
2107           Things Remembered, Inc.    901 NO FEDERAL HIGHWAY             FT LAUDERDALE         FL        33304-0000
 412           Things Remembered, Inc.    4125 CLEVELAND AVE.                FT. MYERS             FL        33901-9025
 404           Things Remembered, Inc.    6265 NEWBERRY ROAD                 GAINESVILLE           FL        32605-4338
 970           Things Remembered, Inc.    1705 WEST 49TH ST. SPC 1012        HIALEAH               FL        33012-0000
 303           Things Remembered, Inc.    9501 ARLINGTON EXPWY               JACKSONVILLE          FL        32225-8243
 763           Things Remembered, Inc.    10300 SOUTHSIDE BLVD. SPC. 252     JACKSONVILLE          FL        32256-0744

       Things Remembered, inc.                                   Page 17 of 4

STORE #         ENTITY             CO #       STORE NAME                  LOCATION                          ADDRESS
-------         ------             ----       ----------                  --------                          -------
  553    Things Remembered, inc.    1     THINGS REMEMBERED        TREASURE COAST SQ.              3228 N.W. FEDERAL HWY.
  513    Things Remembered, inc.    1     THINGS REMEMBERED        LAKELAND SQUARE                 3600 HIGHWAY 98 N. SP 718
  442    Things Remembered, inc.    1     THINGS REMEMBERED        LAKE SQUARE SPC 35O2            10401 SOUTH US HIGHWAY 441
  509    Things Remembered, inc.    1     THINGS REMEMBERED        SANTA ROSA MALL                 300 MARY ESTHER CUTTOFF
  343    Things Remembered, inc.    1     THINGS REMEMBERED        MELBOURNE SQUARE MALL           1700 W. NEW HAVEN AVE
  261    Things Remembered, inc.    1     THINGS REMEMBERED        MERRITT SQUARE                  777 E MERRITT ISL CAUSWAY
  601    Things Remembered, inc.    1     THINGS REMEMBERED        CUTLER RIDGE MALL               20505 SO DIXIE HWY 1203
  982    Things Remembered, inc.    1     THINGS REMEMBERED        MIAMI INTERNATIONAL             1455 N.W. 1DTTH AVE. ROOM 288
  429    Things Remembered, inc.    1     THINGS REMEMBERED        COASTLAND CENTER                1792 N. TAMIAMI TRAIL SPC Q3
  638    Things Remembered, inc.    1     THINGS REMEMBERED        PADDOCK MALL                    3100  SW COLLEGE ROAD, STE 486
  335    Things Remembered, inc.    1     THINGS REMEMBERED        WEST OAKS MALL                  9401 WEST COLONIAL DR STE 200
  378    Things Remembered, inc.    1     THINGS REMEMBERED        ORANGE PARK MALL                1910 WELLS ROAD. SPACE #1109
  187    Things Remembered, inc.    1     THINGS REMEMBERED        ORLANDO FASHION SQUARE          3278 EAST COLONIAL DRIVE. D-58
  467    Things Remembered, inc.    1     THINGS REMEMBERED        FLORIDA MALL SPC 882            8001 S. ORANGE BLOSSOM TRAIL
  144    Things Remembered, inc.    1     THINGS REMEMBERED        THE GARDENS                     3101 PGA BLVD SPC N-223
  736    Things Remembered, inc.    1     THINGS REMEMBERED        PANAMA CITY MALL.               2262 MARTIN LUTHER KING BLVD
  173    Things Remembered, inc.    1     THINGS REMEMBERED        PEMBROKE LAKES MALL             11401 PINES BOULEVARD
  523    Things Remembered, inc.    1     THINGS REMEMBERED        CORDOVA MALL                    5lOO BLK N NINTH AVE - B-215
  551    Things Remembered, inc.    1     THINGS REMEMBERED        UNIVERSITY MALL                 7171 N. DAVIS HWY/SPC D 188 19
  591    Things Remembered, inc.    1     THINGS REMEMBERED        FASHION MALL AT PLANTATION      321 N. UNIVERSITY DR SUITB4
  992    Things Remembered, inc.    1     THINGS REMEMBERED        BROWARD MALL                    8000 W. BROWARD BLVD.  117
  687    Things Remembered, inc.    1     THINGS REMEMBERED        PORT CHARLOTTE TOWN CTR.        1441 TAMIAMI TRAIL SPC 135
  395    Things Remembered, inc.    1     THINGS REMEMBERED        GULF VIEW SQUARE                9409 U.S. HWY 19 NORTH
  239    Things Remembered, inc.    1     THINGS REMEMBERED        SEMINOLE TOWN CENTER (SS)       274 TOWN CENTER CIRCLE SPC H3A
  724    Things Remembered, inc.    1     THINGS REMEMBERED        SARASOTA SQUARE                 8201 S TAMIAMI TRAIL SPC A18
  909    Things Remembered, inc.    1     THINGS REMEMBERED        TYRONE SQUARE MALL STE 484      8813 TYRONE SQUARE SUITE 484
  488    Things Remembered, inc.    1     THINGS REMEMBERED        SAWGRASS MILLS                  12BQ1 WEST SUNRISE BLVD
  466    Things Remembered, inc.    1     THINGS REMEMBERED        GOVERNOR'S SQUARE SPC 1010      1500 APALACHEE PKWY
  625    Things Remembered, inc.    1     THINGS REMEMBERED        TALLAHASSEE MALL                2415 N. MONROE ST., SPC K-1
  194    Things Remembered, inc.    1     THINGS REMEMBERED        INTERNATIONAL PLAZA             2223 NORTH WEST SHORE BLVD
  241    Things Remembered, inc.    1     THINGS REMEMBERED        CITRUS PARK TOWN CENTER MALL    7833 CITRUS TOWN CENTER MALL
  851    Things Remembered, inc.    1     THINGS REMEMBERED        WESTSHORE PLAZA                 213 WESTSHORE PLAZA
  976    Things Remembered, inc.    1     THINGS REMEMBERED SHOP   UNIVERSITY MALL                 2142 UNIVERSITY SQ MALL
  439    Things Remembered, inc.    1     THINGS REMEMBERED        INDIAN RIVER                    6200 TWENTIETH ST SPC 5461
  193    Things Remembered, inc.    1     THINGS REMEMBERED        WELLINGTON GREEN                10300 W. FORREST HILL BLVD
  871    Things Remembered, inc.    1     THINGS REMEMBERED        PALM BEACH MALL                 1801 PALM BEACH LAKE BLVD.
  698    Things Remembered, inc.    1     THINGS REMEMBERED        ALBANY MALL                     2801 OAWSON RD,. SUITE M5
  281    Things Remembered, inc.    1     THINGS REMEMBERED        NORTH POINT MALL                2176 NORTH POINT CIRCLE
  461    Things Remembered, inc.    1     THINGS REMEMBERED        GEORGIA SQUARE SPC K-2          3700 ATLANTA HWY
  408    Things Remembered, inc.    1     THINGS REMEMBERED        CUMBERLAND MALL                 1430 CUMBERLAND MALL
  548    Things Remembered, inc.    1     THINGS REMEMBERED        NORTHLAKE MALL                  4800 BRIARCLIFF DR  1015
  657    Things Remembered, inc.    1     THINGS REMEMBERED        PERIMETER MALL (SS)             4400 ASHFORD DUNWOODY RD
  601    Things Remembered, inc.    1     THINGS REMEMBERED        AUGUSTA MALL, SUITE 2101        3450 LWRIGHTSBORO RD..  2195
   94    Things Remembered, inc.    1     THINGS REMEMBERED        MALL OF GEORGIA                 3333 BUFORD DRIVE SPC. 1103
  398    Things Remembered, inc.    1     THINGS REMEMBERED        PEACHTREE MALL(SS)              3507 MANCHESTER EXPRESSWAY #76
  744    Things Remembered, inc.    1     THINGS REMEMBERED        ARBOR PLACE MALL                1380 ARBOR PLACE MALL

STORE #         ENTITY                   CITY             STATE        ZIP
-------         ------                   ----             -----        ---
  553    Things Remembered, inc.     JENSEN BEACH          FL      34957-4516
  513    Things Remembered, inc.     LAKELAND              FL      33609-3805
  442    Things Remembered, inc.     LEESBURG              FL      34788-8703
  509    Things Remembered, inc.     MARV ESTHER           FL      32569-1677
  343    Things Remembered, inc.     MELBOURNE             FL      32904-3919
  261    Things Remembered, inc.     MERRITT ISLAND        FL      32952-3510
  601    Things Remembered, inc.     MIAMI                 FL      33189-0000
  982    Things Remembered, inc.     MIAMI                 FL      33172-0000
  429    Things Remembered, inc.     NAPLES                FL      34102-0000
  638    Things Remembered, inc.     OCALA                 FL      34474-0000
  335    Things Remembered, inc.     OCOEE                 FL      34761-0000
  378    Things Remembered, inc.     ORANGE PARK           FL      32073-3826
  187    Things Remembered, inc.     ORLANDO               FL      32803-3109
  467    Things Remembered, inc.     ORLANDO               FL      32809-7668
  144    Things Remembered, inc.     PALM BEACH GARDEN     FL      33410-3410
  736    Things Remembered, inc.     PANAMA CITY           FL      32405-2405
  173    Things Remembered, inc.     PEMBROKE PINES        FL      3302B-0000
  523    Things Remembered, inc.     PENSACOLA             FL      32504-8735
  551    Things Remembered, inc.     PENSACOLA             FL      32504-6337
  591    Things Remembered, inc.     PLANTATION            FL      33324-1915
  992    Things Remembered, inc.     PLANTATION            FL      33388-0000
  687    Things Remembered, inc.     PORT CHARLOTTE        fl      33948-1001
  395    Things Remembered, inc.     PT. RITCHEY           FL      34668-4832
  239    Things Remembered, inc.     SANFORD               FL      32771-0000
  724    Things Remembered, inc.     SARASOTA              FL      34238-2932
  909    Things Remembered, inc.     ST PETERSBURG         FL      33710-3930
  488    Things Remembered, inc.     SUNRISE               FL      33323-3323
  466    Things Remembered, inc.     TALLAHASSEE           FL      32301-3017
  625    Things Remembered, inc.     TALLAHASSEE           FL      32303-4112
  194    Things Remembered, inc.     TAMPA                 FL      33807-3607
  241    Things Remembered, inc.     TAMPA                 FL      33825-3625
  851    Things Remembered, inc.     TAMPA                 FL      33609-3809
  976    Things Remembered, inc.     TAMPA                 FL      33612-5518
  439    Things Remembered, inc.     VERO BEACH            FL      32938-0000
  193    Things Remembered, inc.     WELLINGTON            FL      33414-3414
  871    Things Remembered, inc.     WEST PALM BEACH       FL      33401-2001
  698    Things Remembered, inc.     ALBANY                GA      31707-6828
  281    Things Remembered, inc.     ALPHARETTA            GA      30022-0000
  461    Things Remembered, inc.     ATHENS                GA      30606-3155
  408    Things Remembered, inc.     ATLANTA               GA      30338-3138
  548    Things Remembered, inc.     ATLANTA               GA      30345-2715
  657    Things Remembered, inc.     ATLANTA               GA      30346-0000
  601    Things Remembered, inc.     AUGUSTA               GA      30909-2507
   94    Things Remembered, inc.     BUFORD                GA      30519-0519
  398    Things Remembered, inc.     COLUMBUS              GA      31909-0000
  744    Things Remembered, inc.     DOUGLASVILLE          GA      30135-0135

         Things Remebered, Inc.                                     Page 17 of 5

STORE #          ENTITY             CO, #     STORE NAME                      LOCATION                         ADDRESS
-------          ------             -----     ----------                      --------                         -------
 493     Things Remembered, Inc.     1     THINGS REMEMBERED         GWINNETT PLACE                 2100 PLEASANT HILL RD/STE #304
 462     Things Remembered, Inc.     1     THINGS REMEMBERED         TOWN CENTER AT COBB.STE 183    400 ERNEST W.BARRETT PKWY
 182     Things Remembered, Inc.     1     THINGS REMEMBERED         THE MALL AT STONECREST         2929 TURNER HILL ROAD
 951     Things Remembered, Inc.     1     THINGS REMEMBERED         COLONIAL MALL MACON BOX 25343  3661 EISENHOWER PKWY
 120     Things Remembered, Inc.     1     THINGS REMEMBERED         SOUTHLAKE MALL                 1235 SOUTHLAKE MALL
 126     Things Remembered, Inc.     1     THINGS REMEMBERED         MOUNT BERRY SQUARE             515 MOUNTBARRY SQUARE
 379     Things Remembered, Inc.     1     THINGS REMEMBERED         OGLETHORPE MALL                7804 ABERCORN
 673     Things Remembered, Inc.     1     THINGS REMEMBERED         COLONIAL MALL VALDOSTA         1700 NORAMAN DR SPC K-3
 749     Things Remembered, Inc.     1     THINGS REMEMBERED         NORTH GRAND MALL               2801 GRAND AVENUE
 259     Things Remembered, Inc.     1     THINGS REMEMBERED         COLLEGE SQUARE                 6301 UNIVERSITY AVE
 969     Things Remembered, Inc.     1     THINGS REMEMBERED         LINDALE MALL                   4444 FIRST AVENUE N.E.
2162     Things Remembered, Inc.     2     SEARS,ROEBUCK & CO #2212  KEY SHOP Cedar Rapids          4600 FIRST AVENUE, N.E.
 215     Things Remembered, Inc.     1     THINGS REMEMBERED         CORAL RIDGE MALL               1451 CORAL RIDGE AVE,SPC K-1
 645     Things Remembered, Inc.     1     THINGS REMEMBERED         MALL OF THE BLUFFS             1751 MEDISON AVENUE
 910     Things Remembered, Inc.     1     THINGS REMEMBERED         NORTH PARK MALL                320 W.KIMBERLY RD SPC 88
 171     Things Remembered, Inc.     1     THINGS REMEMBERED         SOUTHRIDGE MALL                1111 EAST ARMY POST ROAD
 197     Things Remembered, Inc.     1     THINGS REMEMBERED         MERLE HAY MALL                 3800 MERLE HAY RD SPC K-1
2211     Things Remembered, Inc.     2     SEARS #1012               KEY SHOP Ds Moins              4000 MERLE HAY ROAD
 872     Things Remembered, Inc.     1     THINGS REMEMBERED         KENNEDY MALL #24               US 20 AND KENNEDY DRIVE
 286     Things Remembered, Inc.     1     THINGS REMEMBERED         OLD CAPITOL MALL               201 S CLINTON
 734     Things Remembered, Inc.     1     THINGS REMEMBERED         SOUTHERN HILLS MALL            4400 SERGEANT RD SPC 3504
 180     Things Remembered, Inc.     1     THINGS REMEMBERED         WESTLAND MALL                  550 SOUTH GEAR AVENUE
 138     Things Remembered, Inc.     1     THINGS REMEMBERED         VALLEY WEST MALL               1551 VALLEY WEST DRIVE SPC 119K
 269     Things Remembered, Inc.     1     THINGS REMEMBERED         BOISE TOWN SQUARE              350 N MILWALIKEE
 751     Things Remembered, Inc.     1     THINGS REMEMBERED         ALTON SQUARE                   208 ALTON SQUARE
 176     Things Remembered, Inc.     1     THINGS REMEMBERED         FOX VALLEY CENTER #2080        2080 FOX VALLEY CENTER
 302     Things Remembered, Inc.     1     THINGS REMEMBERED         STRATFORD SQUARE               113 STRATFORD SQUARE
 446     Things Remembered, Inc.     1     THINGS REMEMBERED         EASTLAND MALL                  1615 E. EMPIRE-SPACE K-7
 796     Things Remembered, Inc.     1     THINGS REMEMBERED         NORTHFIELD SQUARE SPC 116      1800 NORTH STATE RD 50
 428     Things Remembered, Inc.     1     THINGS REMEMBERED         RIVER OAKS(SS)                 65 RIVER OAKS CTR(159TH ST)
 128     Things Remembered, Inc.     1     THINGS REMEMBERED         MARKET PLACE S/C               2000 NORTH NEIL STREET
 373     Things Remembered, Inc.     1     THINGS REMEMBERED         FORD CITY                      7601 S. CICERO
2066     Things Remembered, Inc.     2     SEARS,ROEBUCK & CO #1010  KEYSHOP chicago                1620 WEST LAWRENCE AVENUE
2138     Things Remembered, Inc.     2     SEARS,ROEBUCK & CO #1380  KEYSHOP chicago                4730 IRVING PARK ROAD
 319     Things Remembered, Inc.     1     THINGS REMEMBERED         CHICAGO RIDGE MALL             210 CHICAGO RIDGE MALL
 957     Things Remembered, Inc.     1     THINGS REMEMBERED         ST.CLAIR SQUARE                241 ST CLAIR SQUARE MALL
 447     Things Remembered, Inc.     1     THINGS REMEMBERED         HICKORY POINT MALL             1450 HPM
 416     Things Remembered, Inc.     1     THINGS REMEMBERED         LOUIS JOLIET SPC 1412          3340 MALL LOOP DRIVE, SPC 1412
 602     Things Remembered, Inc.     1     THINGS REMEMBERED         LINCOLNWOOD TOWN CENTER        3333 W.TOUHY AVE.,SPC.D-4
 599     Things Remembered, Inc.     1     THINGS REMEMBERED         YORKTOWN CENTER                136 YORKTOWN CENTER
 198     Things Remembered, Inc.     1     THINGS REMEMBERED         ILLINOIS CENTER MALL           3000 WEST DEYOUNG ST SPC 274
 244     Things Remembered, Inc.     1     THINGS REMEMBERED         LINCOLN MALL                   US RT.30 & CICERO AVE
 933     Things Remembered, Inc.     1     THINGS REMEMBERED         SOUTHPARK MALL                 16 ST AND JOHN DEERE ROAD
 817     Things Remembered, Inc.     1     THINGS REMEMBERED         RANDHURST MALL                 999 N. ELMHURST RD.
 463     Things Remembered, Inc.     1     THINGS REMEMBERED         GOLF MALL                      MILWAUKEE & GOLF RD SPC 460
 260     Things Remembered, Inc.     1     THINGS REMEMBERED         COLLEGE HILLS MALL             301 S. VETERANS

STORE #          ENTITY                 CITY           STATE       ZIP
-------          ------                 ----           -----       ---
 493     Things Remembered, Inc.    DULUTH               GA     30096-0096
 462     Things Remembered, Inc.    KENNESAW             GA     30144-4917
 182     Things Remembered, Inc.    LITHONIA             GA     30038-0038
 951     Things Remembered, Inc.    MACON                GA     31212-5343
 120     Things Remembered, Inc.    MORROW               GA     30260-2323
 126     Things Remembered, Inc.    ROME                 GA     30165-7741
 379     Things Remembered, Inc.    SAVANNAH             GA     31406-3501
 673     Things Remembered, Inc.    VALDOSTA             GA     31801-0000
 749     Things Remembered, Inc.    AMES                 IA     50010-4652
 259     Things Remembered, Inc.    CEDAR FALLS          IA     50613-0000
 969     Things Remembered, Inc.    CEDAR RAPIDS         IA     52402-0000
2162     Things Remembered, Inc.    CEDAR RAPIDS         IA     52402-0000
 215     Things Remembered, Inc.    CORAL VILLE          IA     52241-2241
 645     Things Remembered, Inc.    COUNCIL BLUFFS       IA     51503-0000
 910     Things Remembered, Inc.    DAVENPORT            IA     52806-5917
 171     Things Remembered, Inc.    DES MOINES           IA     50315-5541
 197     Things Remembered, Inc.    DES MOINES           IA     50310-1303
2211     Things Remembered, Inc.    DES MOINES           IA     50310-0000
 872     Things Remembered, Inc.    DUBUQUE              IA     52002-0000
 286     Things Remembered, Inc.    IOWA CITY            IA     62240-0000
 734     Things Remembered, Inc.    SIOUX CITY           IA     51106-4703
 180     Things Remembered, Inc.    W. BURLINGTON        IA     52855-0000
 138     Things Remembered, Inc.    WEST DES MOINES      IA     50268-1107
 269     Things Remembered, Inc.    BOISE                ID     83704-3704
 751     Things Remembered, Inc.    ALTON                IL     62002-0000
 176     Things Remembered, Inc.    AURORA               IL     60505-0000
 302     Things Remembered, Inc.    BLOOMINGDALE         IL     60108-2202
 446     Things Remembered, Inc.    BLOOMINGTON          IL     61701-3531
 796     Things Remembered, Inc.    BOURBONNAIS          IL     80914-0000
 428     Things Remembered, Inc.    CALUMET CITY         IL     60409-6520
 128     Things Remembered, Inc.    CHAMPAIGN            IL     81820-7805
 373     Things Remembered, Inc.    CHICAGO              IL     60652-1020
2066     Things Remembered, Inc.    CHICAGO              IL     60640-0000
2138     Things Remembered, Inc.    CHICAGO              IL     60641-0000
 319     Things Remembered, Inc.    CHICAGO RIDGE        IL     60415-2626
 957     Things Remembered, Inc.    FAIRVIEW HTS         IL     62208-2134
 447     Things Remembered, Inc.    FORSYTH              IL     62535-0000
 416     Things Remembered, Inc.    JOLIET               IL     60435-1095
 602     Things Remembered, Inc.    LINCOLNWOOD          IL     60645-0000
 599     Things Remembered, Inc.    LOMBARD              IL     60148-5518
 198     Things Remembered, Inc.    MARION               IL     82959-0000
 244     Things Remembered, Inc.    MATTESON             IL     80443-0000
 933     Things Remembered, Inc.    MOLINE               IL     81265-7057
 817     Things Remembered, Inc.    MOUNT PROSPECT       IL     60056-1133
 463     Things Remembered, Inc.    NILES                IL     60714-0000
 260     Things Remembered, Inc.    NORMAL               IL     61761-2115

         Things Remebered, Inc.                                    Page 17 of 6

STORE #        ENTITY                CO. #     STORE NAME                           LOCATION
-------        ------                -----     ----------                           --------
 809   Things Remembered, Inc.      1       THINGS REMEMBERED                 HARLEM-IRVING PLZ KIOSK AREA A
 237   Things Remembered, Inc.      1       THINGS REMEMBERED                 NORTH RIVERSIDE PARK MAIL
 164   Things Remembered, Inc.      1       THINGS REMEMBERED                 ORLAND SQUARE
 299   Things Remembered, Inc.      1       THINGS REMEMBERED                 NORTHWOODS MALL
 240   Things Remembered, Inc.      1       THINGS REMEMBERED                 PERU MALL
 248   Things Remembered, Inc.      1       THINGS REMEMBERED                 MACHESNEY PARK MALL
 923   Things Remembered, Inc.      1       THINGS REMEMBERED                 CHERYVALE MALL
 929   Things Remembered, Inc.      1       THINGS REMEMBERED                 WOODFIELD MALL
 161   Things Remembered. Inc.      1       THINGS REMEMBERED                 WHITE OAKS MALL
 807   Things Remembered, Inc.      1       THINGS REMEMBERED                 CHARIESTOWNE MALL BOX 72
 918   Things Remembered, Inc.      1       THINGS REMEMBERED                 HAWTHORNE CENTER
 321   Things Remembered, Inc.      1       THINGS REMEMBERED                 SPRING HILL MALL
 295   Things Remembered, Inc.      1       THINGS REMEMBERED                 COLLEGE MALL SPACE K-9
 826   Things Remembered, Inc.      1       THINGS REMEMBERED                 GREEN TREE MALL
 616   Things Remembered, Inc.      1       THINGS REMEMBERED                 FAIR OAKS MALL
 919   Things Remembered, Inc.      1       THINGS REMEMBERED                 CONCORD MALL
 374   Things Remembered, Inc.      1       THINGS REMEMBERED                 EASTLANDMALL
 127   Things Remembered, Inc.      1       THINGS REMEMBERED                 GLENBROOK SQUARE
2259   Things Remembered, Inc.      2       SEARS, ROEBUCK & CO # 1630        KEY SHOP Fl Wayne
 234   Things Remembered, Inc.      1       THINGS REMEMBERED                 GREENWOOD PK MALL
 935   Things Remembered, Inc.      1       THINGS REMEMBERED                 CASTLETON SQUARE MALL
 960   Things Remembered, Inc       1       THINGS REMEMBERED                 LAFAYETTE SQUARE
 965   Things Remembered, Inc.      1       THINGS REMEMBERED                 WASHINGTON SQUARE MALL
 843   Things Remembered, Inc.      1       THINGS REMEMBERED                 MARKLAND MALL
 927   Things Remembered. Inc.      1       THINGS REMEMBERED                 TIPPECANOE MALL.
 154   Things Remembered, Inc.      1       THINGS REMEMBERED                 SOUTHLAKEMALL(SS)
 993   Things Remembered, Inc.      1       THINGS REMEMBERED                 MARQUETTE MALL
 224   Things Remembered, Inc.      1       THINGS REMEMBERED                 UNIVERSITY PK SPC K-640
 955   Things Remembered, Inc.      1       THINGS REMEMBERED                 MUNCIE MALL K 4
 108   Things Remembered. Inc.      1       THINGS REMEMBERED                 SCOTTSDALE MALL
 543   Things Remembered, Inc.      1       THINGS REMEMBERED                 HONEY CREEK MALL
 388   Things Remembered. Inc.      1       THINGS REMEMBERED                 TOWN CENTER PLAZA
 714   Things Remembered, Inc.      1       THINGS REMEMBERED                 OAK PARK MALL
 676   Things Remembered. Inc.      1       THINGS REMEMBERED                 WEST RIDGE MALL
 285   Things Remembered, Inc.      1       THINGS REMEMBERED                 TOWN WEST SQUARE
 682   Things Remembered, Inc.      1       THINGS REMEMBERED                 TOWNE EAST SQUARE
 742   Things Remembered, Inc.      1       THINGS REMEMBERED                 ASHLAND TOWN CTR BOX 720
 695   Things Remembered, Inc.      1       THINGS REMEMBERED                 GREENWOOD MALL
 146   Things Remembered, Inc.      1       THINGS REMEMBERED                 FLORENCE MALL #2148 (SS)
 554   Things Remembered. Inc.      1       THINGS REMEMBERED                 FAYETTE MALL
 392   Things Remembered, Inc.      1       THINGS REMEMBERED                 OXMOOR CENTER #K-5 (SS)
 812   Things Remembered, Inc.      1       THINGS REMEMBERED                 MALL AT ST. MATTHEWS
 172   Things Remembered, Inc.      1       THINGS REMEMBERED                 JEFFERSON MALL
 690   Things Remembered, Inc.      1       THINGS REMEMBERED                 TOWN SQUARE
 458   Things Remembered, Inc.      1       THINGS REMEMBERED                 KENTUCKY OAKS MALL
 121   Things Remembered, Inc.      1       THINGS REMEMBERED                 ALEXANDRIA MALL K - 1084

STORE #          ENTITY                          ADDRESS                         CITY           STATE       ZIP
-------          ------                          -------                         ----           -----       ---
 809     Things Remembered, Inc.     4200 NORTH HARLEM AVENUE                NORRIDGE             IL     60834-1204
 237     Things Remembered, Inc.     7501 W.CERMAK ROAD                      NORTH RIVERSIDE      IL     60546-0000
 164     Things Remembered, Inc.     156 ORLAND SQUARE                       ORLAND PARK          IL     0402-06462
 299     Things Remembered, Inc.     LOWER LEVEL 4501 WAR MEMORIAL           PEORIA               IL     61814-0000
 240     Things Remembered, Inc.     U.S. 51 & WENZEL RD                     PERU                 IL     61354-1050
 248     Things Remembered, Inc.     8750 NORTH SECOND STREET                ROCKFORD             IL     62115-2098
 923     Things Remembered, Inc.     E-59 CHERRYVALE MALL                    ROCKFORD             IL     61112-1017
 929     Things Remembered, Inc.     D214 WOODFIELD MALL                     SCHAUMBURG           IL     80173-0000
 161     Things Remembered. Inc.     2501 W WABASH AVE SPC K-5               SPRINGFIELD          IL     62704-4207
 307     Things Remembered, Inc.     3800 E MAIN STREET                      ST CHARLES           IL     80174-0000
 918     Things Remembered, Inc.     527 HAWTHORNE                           VERNON HILLS         IL     60081-1509
 321     Things Remembered, Inc.     1572 SPRING HILL                        W DUNDEE             IL     60118-1266
 295     Things Remembered, Inc.     2896 E. THIRD ST.                       BLOOMINGTON          IN     47401-5423
 826     Things Remembered, Inc.     757 EAST HIGHWAY 131                    CLARKSVILLE          IN     47129-0000
 616     Things Remembered, Inc.     2278 25TH STREET                        COLUMBUS             IN     47201-0000
 919     Things Remembered, Inc.     3701 SOUTH MAIN STREET                  ELKHART              IN     46517-3106
 374     Things Remembered, Inc.     800 N. GREEN RIVER RD                   EVANSVILLE           IN     47715-4106
 127     Things Remembered, Inc.     4201 COLDWATER ROAD #D-3B               FORT WAYNE           IN     46805-1113
2259     Things Remembered, Inc.     4201 COLDWATER ROAD                     FORT WAYNE           IN     46805-0000
 234     Things Remembered, Inc.     1251 U.S. 31 N.                         GREENWOOD            IN     46142-0000
 935     Things Remembered, Inc.     6020 EAST 82ND ROOM 1301                INDIANAPOLIS         IN     46250-0000
 960     Things Remembered, Inc      3919 LAFAYETTE ROAD                     INDIANAPOLIS         IN     46254-0000
 965     Things Remembered, Inc.     10202 EAST WASHINGTON STREET            INDIANAPOLIS         IN     46229-2629
 843     Things Remembered, Inc.     1209 SOUTH REED ROAD                    KOKOMO               IN     46902-1929
 927     Things Remembered. Inc.     2415 SAGAMORE PARKWAY SOUTH             LAFAYETTE            IN     47905-6124
 154     Things Remembered, Inc.     2257 SOUTHLAKE MALL                     MERRILLVILLE         IN     46410-6440
 993     Things Remembered, Inc.     S.   FRANKLIN ST. US HWY. 20            MICHIGAN CITY        IN     48360-7328
 224     Things Remembered, Inc.     6501 NORTH GRAPE ROAD                   MISHAWAKA            IN     46545-1010
 955     Things Remembered, Inc.     3501 NORTH GRANVILLE                    MUNCIE               IN     47303-1263
 108     Things Remembered. Inc.     1230 SCOTTSDALE MALL STE 1044           SOUTH BEND           IN     46614-1093
 543     Things Remembered, Inc.     3501 DIXIE BEE RD.                      TERRE HAUTE          IN     47802-0000
 388     Things Remembered. Inc.     5057 WEST 119TH ST                      LEAWOOD              KS     66209-6209
 714     Things Remembered, Inc.     11255 WEST 95TH STREET                  OVERLAND PARK        KS     66214-0000
 676     Things Remembered. Inc.     1801 S W WANAMAKER SPC E-8              TOPEKA               KS     68804-3804
 285     Things Remembered, Inc.     4800 W. KELLOGG                         WICHITA              KS     67209-2551
 682     Things Remembered, Inc.     7700 E. KELLOGG STE 1048                WICHITA              KS     67207-1772
 742     Things Remembered, Inc.     500 WINCHESTER AVE                      ASHLAND              KY     41101-7370
 695     Things Remembered, Inc.     2625 SCOTTSVILLE RD, SPC 3506           BOWLING GREEN        KY     42104-4498
 146     Things Remembered, Inc.     1-75 & KENTUCKY RTE 18                  FLORENCE             KY     41042-1441
 554     Things Remembered. Inc.     3473 NICHOLASVILLE RD 132               LEXINGTON            KY     40503-3805
 392     Things Remembered, Inc.     7800 SHELBYVIILE RD.                    LOUISVILLE           KY     40222-5429
 812     Things Remembered, Inc.     5000 SHELBYVILLE ROAD                   LOUISVILLE           KY     40207-3342
 172     Things Remembered, Inc.     4801/A-224 OUTERLOOP ROAD               OKOLONA              KY     40219-3280
 690     Things Remembered, Inc.     5000 FREDERICA ST. K-4                  OWENSBORO            KY     42301-7424
 458     Things Remembered, Inc.     5101 HINKLEBILL ROAD, K-1               PADUCAH              KY     42001-0000
 121     Things Remembered, Inc.     3437 MASONIC DRIVE                      ALEXANDRIA           LA     71301-3843

         Things Remembered, Inc.                                    Page 17 of 7

STORE #          ENTITY           CO, #      STORE NAME                 LOCATION
-------          ------           -----      ----------                 --------
  134    Things Remembered, Inc.    1    THINGS REMEMBERED          MALL AT CORTANA
  831    Things Remembered, Inc.    1    THINGS REMEMBERED          MALL OF LOUISIANA
  338    Things Remembered, Inc.    1    THINGS REMEMBERED          PIERRE BOSSIER MALL
  819    Things Remembered, Inc.    1    THINGS REMEMBERED          OAKWOOD CENTER
  298    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTHLAND MALL S/C
  521    Things Remembered, Inc.    1    THINGS REMEMBERED          THE ESPLANADE
  122    Things Remembered, Inc.    1    THINGS REMEMBERED          ACADIANA MALL
  764    Things Remembered, Inc.    1    THINGS REMEMBERED          PRIEN LAKE MALL
  860    Things Remembered, Inc.    1    THINGS REMEMBERED          PECANLAND MALL
  880    Things Remembered, Inc.    1    THINGS REMEMBERED          MALL ST VINCENT
  453    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTH SHORE MALL
  795    Things Remembered, Inc.    1    THINGS REMEMBERED          AUBURN MALL
  278    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTH SHORE PLAZA (SS)
  991    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTGATE MALL
  875    Things Remembered, Inc.    1    THINGS REMEMBERED          BURLINGTON MALL (SS)
 2471    Things Remembered, Inc.    2    SEARS & ROEBUCK # 1163     O-SHOP Burlington
  973    Things Remembered, Inc.    1    THINGS REMEMBERED          HANOVER MALL
  313    Things Remembered, Inc.    1    THINGS REMEMBERED          HOLYOKE MALL
  906    Things Remembered, Inc.    1    THINGS REMEMBERED          CAPE COD MALL
  647    Things Remembered, Inc.    1    THINGS REMEMBERED          INDEPENDENCE MALL
  737    Things Remembered, Inc.    1    THINGS REMEMBERED          BERKSHIRE MALL
  155    Things Remembered, Inc.    1    THINGS REMEMBERED          SEARSTOWN MALL
  995    Things Remembered, Inc.    1    THINGS REMEMBERED          SOLOMON POND MALL (SS)
  472    Things Remembered, Inc.    1    THINGS REMEMBERED          MEADOW GLEN MALL
  588    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTH DARTMOUTH
  813    Things Remembered, Inc.    1    THINGS REMEMBERED          NATICK MALL (SS)
  889    Things Remembered, Inc.    1    THINGS REMEMBERED          EMERALD SQUARE
  292    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTHSHORE SHOPPING CENTER
  216    Things Remembered, Inc.    1    THINGS REMEMBERED          SQUARE ONE
  825    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTFIELD MALL
  580    Things Remembered, Inc.    1    THINGS REMEMBERED          SWANSEA MALL
  357    Things Remembered, Inc.    1    THINGS REMEMBERED          SILVER CITY GALLERIA
  436    Things Remembered, Inc.    1    THINGS REMEMBERED          THE ARSENAL
  586    Things Remembered, Inc.    1    THINGS REMEMBERED          ANNAPOLIS MALL (SS)
  198    Things Remembered, Inc.    1    THINGS REMEMBERED          SECURITY SQUARE
  901    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTPOINT MALL
  893    Things Remembered, Inc.    1    THINGS REMEMBERED          HARFORD MALL
  284    Things Remembered, Inc.    1    THINGS REMEMBERED          MONTGOMERY MALL
 2289    Things Remembered, Inc.    2    SEARS,ROEBUCK & CO # 1424  KEY SHOP Bethesda
  323    Things Remembered, Inc.    1    THINGS REMEMBERED          COLUMBIA MALL #2060
  371    Things Remembered, Inc.    1    THINGS REMEMBERED          COUNTRY CLUB MALL
  205    Things Remembered, Inc.    1    THINGS REMEMBERED          FRANCIS SCOTT KEY
  662    Things Remembered, Inc.    1    THINGS REMEMBERED          LAKEFOREST MALL (SS)
  520    Things Remembered, Inc.    1    THINGS ENGRAVED            MARLEY STATION
  854    Things Remembered, Inc.    1    THINGS REMEMBERED          GLEN BURNIE MALL
  936    Things Remembered, Inc.    1    THINGS REMEMBERED          VALLEY MALL

STORE #       ENTITY                         ADDRESS                  CITY               STATE      ZIP
-------       ------                         -------                  ----               -----      ---
  134    Things Remembered, Inc.  9467 CORTANA PL. D-16           BATON ROUHE              LA   70815-8608
  831    Things Remembered, Inc.  6401 BLUE BONNET BOULEVARD      BATON ROUHE              LA   70836-0000
  338    Things Remembered, Inc.  2950 E. TEXAS                   BOSSIER CITY             LA   71111-3258
  819    Things Remembered, Inc.  197-37 WEST BANK EXPRESSWAY     GRETNA                   LA   70053-0000
  298    Things Remembered, Inc.  5953 WEST PARK AVENUE           HOUMA                    LA   70384-1496
  521    Things Remembered, Inc.  1401 W.ESPLANADE AVESTE 2204    KENNER                   LA   70065-2862
  122    Things Remembered, Inc.  5725 JOHNSTON ST SPC A-260      LAFAYETTE                LA   70503-0000
  764    Things Remembered, Inc.  330 PRIEN LAKE RD WEST          LAKE CHARLES             LA   70601-8453
  860    Things Remembered, Inc.  4700 MILLHAVEN RD STE 1126      MONRDE                   LA   71203-1203
  880    Things Remembered, Inc.  1133 ST VINCENT AVE             SHREVEPORT               LA   71104-1104
  453    Things Remembered, Inc.  1-12 & AIRPORT ROAD             SLIDELL                  LA   70460-8454
  795    Things Remembered, Inc.  365 SOUTHBRIDGE ST., #87        AUBURN                   MA   01501-2415
  278    Things Remembered, Inc.  250 GRANITE STREET SPC 2001     BRAINTREE                MA   02184-2801
  991    Things Remembered, Inc.  200 WESTGATE DR., SUITE 67      BROCKTON                 MA   02301-2301
  875    Things Remembered, Inc.  75 MIDDLESEX TURNPIKE #2119     BURLINGTON               MA   01803-0000
 2471    Things Remembered, Inc.  100 BURLINGTON MALL             BURLINGTON               MA   01803-0000
  973    Things Remembered, Inc.  1775 WASHINGTON STREET          HANOVER                  MA   02339-1701
  313    Things Remembered, Inc.  50 HOLYOKE STREET BOX 10178     HOLYOKE                  MA   01040-2703
  906    Things Remembered, Inc.  ROUTE # 132 SPC S-184           HYANNIS                  MA   02601-2601
  647    Things Remembered, Inc.  101 INDEPENDENCE MALL WAY SPC   KINGSTON                 MA   02364-0000
  737    Things Remembered, Inc.  OLD STATE ROAD & RT.8           LANESBORO                MA   01237-9504
  155    Things Remembered, Inc.  COMMERCIAL RIAD SPC. K-2        LOEMINSTER               MA   01453-1453
  995    Things Remembered, Inc.  601 DONALD LYNCH BLVD STE4246   MARLBOROUGH              MA   01752-0000
  472    Things Remembered, Inc.  3850 MYSTIC VALLEY PARKWAY      MEDFORD                  MA   02155-2165
  588    Things Remembered, Inc.  122 NORTH DARTMOUTH MALL        N. DARTMOUTH             MA   02747-0000
  813    Things Remembered, Inc.  1245 WORCESTER RD.#2174         NATICK                   MA   01760-0000
  889    Things Remembered, Inc.  120 EMERALD SQUARE              NORTH ATTLEBORO          MA   02760-0000
  292    Things Remembered, Inc.  ROUTES 128 & 114, SP E-139      PEABODY                  MA   01960-0626
  216    Things Remembered, Inc.  1277 BROADWAY, SPC W124         SAUGUS                   MA   01906-0000
  825    Things Remembered, Inc.  1655 BOSTON ROAD, SPC 146       SPRINGFIELD              MA   01129-0000
  580    Things Remembered, Inc.  RT 116C                         SWANSEA                  MA   02777-4101
  357    Things Remembered, Inc.  2 GALLERIA MALL DR SPC B210     TAUNTON                  MA   02780-0000
  436    Things Remembered, Inc.  485 ARSENAL ST.SPACE C-18       WATERTOWN                MA   02472-5015
  586    Things Remembered, Inc.  163 ANNAPOLIS MALL              ANNAPOLIS                MD   21401-3039
  198    Things Remembered, Inc.  6901 SECURITY BLVD              BALTIMORE                MD   21244-0000
  901    Things Remembered, Inc.  7823 EASTPOINT MALL             BALTIMORE                MD   21224-0000
  893    Things Remembered, Inc.  672 BELAIR RD                   BELAIR                   MD   21014-4223
  284    Things Remembered, Inc.  7101 DEMOCRACY BLVD             BETHESDA                 MD   20817-1018
 2289    Things Remembered, Inc.  7103 DEMOCRACY BLVD             BETHESDA                 MD   20817-0000
  323    Things Remembered, Inc.  10300 LITTLE PATUXENT PARKWAY   COLUMBIA                 MD   21044-0000
  371    Things Remembered, Inc.  1262 VOCKE RD SPC 900           CUMBERLAND               MD   21502-0000
  205    Things Remembered, Inc.  5500 BUCKEYSTOWN PIKE           FREDERICK                MD   21703-0000
  662    Things Remembered, Inc.  701 RUSSELL AVE., SPC H-212     GAITHERSBURG             MD   20877-0000
  520    Things Remembered, Inc.  7900 GOVERNOR RITCHIE HWY       GLEN BURNIE              MD   21061-0389
  854    Things Remembered, Inc.  6711 GOV RITCHIE HIGHWAY        GLEN BURNIE              MD   21061-2370
  936    Things Remembered, Inc.  17301 VALLEY MALL RD            HAGERSTOWN               MD   21740-6935

         Things Remembered, Inc.                                    Page 17 of 8

STORE #          ENTITY           CO, #     STORE NAME                     LOCATION
-------          ------           -----     ----------                     --------
  160    Things Remembered, Inc.    1    THINGS REMEMBERED          PRINCE GEORGES PLAZA
  499    Things Remembered, Inc.    1    THINGS REMEMBERED          LAUREL CENTRE
  212    Things Remembered, Inc.    1    THINGS REMEMBERED          OWINGS MILLS
  328    Things Remembered, Inc.    1    THINGS REMEMBERED          WHITE MARSH MALL SPC 1169
  620    Things Remembered, Inc.    1    THINGS REMEMBERED          THE CENTRE AT SALISBURY
  145    Things Remembered, Inc.    1    THINGS REMEMBERED          TOWSON TOWN CENTER (SS)
  605    Things Remembered, Inc.    1    THINGS REMEMBERED          ST. CHARLES TOWNE CENTER
  718    Things Remembered, Inc.    1    THINGS REMEMBERED          TOWN MALL OF WESTMINSTER
  745    Things Remembered, Inc.    1    THINGS REMEMBERED          WHEATON PLAZA
  458    Things Remembered, Inc.    1    THINGS REMEMBERED          AUBURN MALL.P.O.BOX 9160
  577    Things Remembered, Inc.    1    THINGS REMEMBERED          BANGOR MALL
  355    Things Remembered, Inc.    1    THINGS REMEMBERED          MAINE MALL, SPACE K-2
  206    Things Remembered, Inc.    1    THINGS REMEMBERED          BRIARWOOD MALL
  232    Things Remembered, Inc.    1    THINGS REMEMBERED          GREAT LAKES CROSSING
  381    Things Remembered, Inc.    1    THINGS REMEMBERED          LAKEVIEW SQUARE
  834    Things Remembered, Inc.    1    THINGS REMEMBERED          BAY CITY MALL
  177    Things Remembered, Inc.    1    THINGS REMEMBERED          ORCHARDS MALL
  495    Things Remembered, Inc.    1    THINGS REMEMBERED          COURTLAND CENTER
  482    Things Remembered, Inc.    1    THINGS REMEMBERED          FAIRLANE MALL SPC K311
  348    Things Remembered, Inc.    1    THINGS REMEMBERED          GENESEE VALLEY (SS)
  188    Things Remembered, Inc.    1    THINGS REMEMBERED          BIRCHWOOD MALL STE 3505
  358    Things Remembered, Inc.    1    THINGS REMEMBERED          WOODLAND CENTER
 2287    Things Remembered, Inc.    2    SEARS,ROEBUCK & CO #1140   KEY SHOP
   93    Things Remembered, Inc.    1    THINGS REMEMBERED          RIVERTOWN CROSSING
  829    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTLAND CENTER
  720    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTSHORE MALL
  898    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTWOOD MALL
  377    Things Remembered, Inc.    1    THINGS REMEMBERED          CROSSROADS MALL
  350    Things Remembered, Inc.    1    THINGS REMEMBERED          LANSING MALL
 2098    Things Remembered, Inc.    2    SEARS,ROEBUCK & CO #1170   KEY SHOP Lansing
  428    Things Remembered, Inc.    1    THINGS REMEMBERED          MIDLAND MALL
  946    Things Remembered, Inc.    1    THINGS REMEMBERED          THE LAKES MALL
  367    Things Remembered, Inc.    1    THINGS REMEMBERED          TWELVE OAKS
  525    Things Remembered, Inc.    1    THINGS REMEMBERED          MERIDIAN MALL SPC 233
  519    Things Remembered, Inc.    1    THINGS REMEMBERED          MACOMB MALL
  887    Things Remembered, Inc.    1    THINGS REMEMBERED          FASHION SQUARE MALL (SS)
  257    Things Remembered, Inc.    1    THINGS REMEMBERED          LAKESIDE MALL
  304    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTHLAND CENTER
  782    Things Remembered, Inc.    1    THINGS REMEMBERED          GRAND TRAVERSE MALL
  181    Things Remembered, Inc.    1    THINGS REMEMBERED          OAKLAND MALL
  998    Things Remembered, Inc.    1    THINGS REMEMBERED          SOMERSET COLLECTION (SS)
 2223    Things Remembered, Inc.    2    SEARS,ROEBUCK & CO #1490   KEY SHOP Troy
  784    Things Remembered, Inc.    1    THINGS REMEMBERED          SUMMIT PLACE
  848    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTLAND CENTER
  243    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTHTOWN MALL
  179    Things Remembered, Inc.    1    THINGS REMEMBERED          MALL OF AMERICA

STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
  160    Things Remembered, Inc.  3500 EAST/WEST HIGHWAY          HYATTSVILLE              MD   20752-0000
  499    Things Remembered, Inc.  14920 WASHINGTON BLVD           LAUREL                   MD   20707-0999
  212    Things Remembered, Inc.  10300 MILL RUN CIRCLE           OWINGS MILLS             MD   21117-0000
  328    Things Remembered, Inc.  8200 PERRY HALL BLVD            PARKVILLE                MD   21236-4901
  620    Things Remembered, Inc.  2300 N SALISBURY BLVD           SALISBURY                MD   21801-0000
  145    Things Remembered, Inc.  825 DULANEY VALLEY ROAD         TOWSON                   MD   21204-0000
  605    Things Remembered, Inc.  5000 HIGHWAY 301 SOUTH #2047    WALDORF                  MD   20603-6105
  718    Things Remembered, Inc.  400 N. CENTER STREET            WESTMINSTER              MD   21157-8917
  745    Things Remembered, Inc.  11160 VEIRS MILL RD., SPC. K-5  WHEATON                  MD   20902-0000
  458    Things Remembered, Inc.  550 CENTER STREET               AUBURN                   ME   04210-6190
  577    Things Remembered, Inc.  683 STILLWATER AVE, K-6         BANGOR                   ME   04401-3809
  355    Things Remembered, Inc.  364 MAINE MALL, BOX 702         SOUTH PORTLAND           ME   04106-5010
  206    Things Remembered, Inc.  630 BRIARWOOD CIRCLE            ANN ARBOR                MI   48018-0000
  232    Things Remembered, Inc.  4622 BALDWIN RD                 AUBURN HILLS             MI   48328-8326
  381    Things Remembered, Inc.  I-94 AND M-68 BOX D-122         BATTLE CREEK             MI   49017-8677
  837    Things Remembered, Inc.  4101 WILDER ROAD                BAY CITY                 MI   48706-0000
  177    Things Remembered, Inc.  1600 PIPESTONE RD SPC K-1000    BENTON HARBOR            MI   49022-0000
  495    Things Remembered, Inc.  G-4190 EAST COURT, SPACE K-6    BURTON                   MI   48509-2509
  482    Things Remembered, Inc.  169000 MICHIGAN AVENUE          DEARBORN                 MI   48126-3901
  348    Things Remembered, Inc.  3257 LINDEN RD                  FLINT                    MI   48507-0000
  188    Things Remembered, Inc.  4350 24TH AVE.                  FORT GRATIOT TWNSHIP     MI   46059-0000
  358    Things Remembered, Inc.  3135 28TH STREET SOUTHEAST      GRAND RAPIDS             MI   49512-1649
 2287    Things Remembered, Inc.  3099-28TH STREET, SE            GRAND RAPIDS             MI   49512-0000
   93    Things Remembered, Inc.  3700 RIVERTOWN PKWY SW SPC1204  GRANDVILLE               MI   49418-9418
  829    Things Remembered, Inc.  18000 VERNIER DR SPC #110       HARPER WOODS             MI   46225-0000
  720    Things Remembered, Inc.  12331 JAMES STREET              HOLLAND                  MI   49424-9808
  898    Things Remembered, Inc.  WEST MICHIGAN AVENUE            JACKSON                  MI   49202-4093
  377    Things Remembered, Inc.  6650 SOUTH WESTNEDGE STE110     KALAMAZOO                MI   49002-3545
  350    Things Remembered, Inc.  5124 W. SAGINAW HIGHWAY SP3514  LANSING                  MI   48917-1919
 2098    Things Remembered, Inc.  3131 EAST MICHIGAN AVE          LANSING                  MI   48912-0000
  428    Things Remembered, Inc.  6800 EASTMAN AVE STE B-216      MIDLAND                  MI   48642-7812
  946    Things Remembered, Inc.  5600 HARVEY STREET              MUSKEGON                 MI   49444-9444
  367    Things Remembered, Inc.  27324 NOVI ROAD                 NOVI                     MI   48377-0000
  525    Things Remembered, Inc.  1982 E. GRAND RIVER AVE         OKEMOS                   MI   48884-1705
  519    Things Remembered, Inc.  32293 GRATIOT RD SPC 255        ROSEVILLE                MI   48088-1179
  887    Things Remembered, Inc.  BAY AT TITTABAWASSEE            SAGINAW                  MI   48603-0000
  257    Things Remembered, Inc.  14600 LAKESIDE CIRCLE           STERLIG HTS              MI   48313-1358
  304    Things Remembered, Inc.  23000 EUREKA ROAD SPC D-10C     TAYLOR                   MI   48160-0000
  782    Things Remembered, Inc.  3200 SOUTH AIRPORT RD W K-3509  TRAVERSE CITY            MI   49684-0000
  181    Things Remembered, Inc.  424 W 14 MILE ROAD              TROY                     MI   48083-8083
  998    Things Remembered, Inc.  2800 W BIG BEAVER RD STE W-310  TROY                     MI   48084-0000
 2223    Things Remembered, Inc.  300 WEST 14 MILE ROAD           TROY                     MI   46083-8083
  784    Things Remembered, Inc.  315-215 N, TELEGRAPH RD.        WATERFORD                MI   48328-0000
  848    Things Remembered, Inc.  35000 WEST WARREN ROAD #3506    WATERFORD                MI   48185-2085
  243    Things Remembered, Inc.  UNIVERSITY AVE&HWY 10           BLAINE                   MN   55434-1041
  179    Things Remembered, Inc.  382 WEST MARKET STREET          BLOOMINGTON              MN   55425-0000

Things Remembered, Inc.                                  Page 17 of 9

STORE #          ENTITY           CO.#      STORE NAME                     LOCATION
-------          ------           -----     ----------                     --------
  888    Things Remembered, Inc.    1    THINGS REMEMBERED          BROOKDALE CENTER
  150    Things Remembered, Inc.    1    THINGS REMEMBERED          BURNSVILLE CENTER
  557    Things Remembered, Inc.    1    THINGS REMEMBERED          MILLER HILL MALL
  372    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTHDALE CENTER
  369    Things Remembered, Inc.    1    THINGS REMEMBERED          RIVER HILLS MALL
  958    Things Remembered, Inc.    1    THINGS REMEMBERED          MAPLEWOOD MALL
  961    Things Remembered, Inc.    1    THINGS REMEMBERED          RIDGEDALE MALL
  832    Things Remembered, Inc.    1    THINGS REMEMBERED          APACHE MALL
  218    Things Remembered, Inc.    1    THINGS REMEMBERED          ROSEDALE MALL K1-3505
  260    Things Remembered, Inc.    1    THINGS REMEMBERED          CROSSROADS CENTER
  494    Things Remembered, Inc.    1    THINGS REMEMBERED          WEST PARK MALL
  129    Things Remembered, Inc.    1    THINGS REMEMBERED          CHESTERFIELD MALL (SS)
  567    Things Remembered, Inc.    1    THINGS REMEMBERED          COLUMBIA MALL
  958    Things Remembered, Inc.    1    THINGS REMEMBERED          INDEPENDENCE CENTER
  225    Things Remembered, Inc.    1    THINGS REMEMBERED          CAPITAL MALL
  692    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTHPARK MALL
  713    Things Remembered, Inc.    1    THINGS REMEMBERED          METRO NORTH MALL 280
  238    Things Remembered, Inc.    1    THINGS REMEMBERED          ANTIOCH CENTER
  881    Things Remembered, Inc.    1    THINGS REMEMBERED          BATTLEFIELD MALL
  341    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTHWEST PLAZA S/C(SS)
  399    Things Remembered, Inc.    1    THINGS REMEMBERED          CRESTWOOD PLAZA
  401    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTH COUNTRY CENTER
  619    Things Remembered, Inc.    1    THINGS REMEMBERED          ST. LOUIS GALLERIA
  698    Things Remembered, Inc.    1    THINGS REMEMBERED          EAST HILLS SHOPPING CTR
  928    Things Remembered, Inc.    1    THINGS REMEMBERED          JAMESTOWN MALL
  552    Things Remembered, Inc.    1    THINGS REMEMBERED          MID RIVERS MALL
  694    Things Remembered, Inc.    1    THINGS REMEMBERED          EDGEWATER MALL
  276    Things Remembered, Inc.    1    THINGS REMEMBERED          LEIGH MALL
  821    Things Remembered, Inc.    1    THINGS REMEMBERED          TURTLE CREEK
  611    Things Remembered, Inc.    1    THINGS REMEMBERED          METROCENTER MALL SPC K-3
  210    Things Remembered, Inc.    1    THINGS REMEMBERED          BONITA LAKES MALL
  266    Things Remembered, Inc.    1    THINGS REMEMBERED          RIMROCK MALL
  383    Things Remembered, Inc.    1    THINGS REMEMBERED          BILTMORE SQUARE
  723    Things Remembered, Inc.    1    THINGS REMEMBERED          ASHEVILLE MALL
  618    Things Remembered, Inc.    1    THINGS REMEMBERED          CARY TOWNE CENTER
  994    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTLAND MALL
  123    Things Remembered, Inc.    1    THINGS REMEMBERED          CAROLINA MALL
  799    Things Remembered, Inc.    1    THINGS REMEMBERED          THE STREETS AT SOUTHPOINT CTR
  950    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTHGATE MALL
  979    Things Remembered, Inc.    1    THINGS REMEMBERED          CROSS CREEK MALL
   69    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTRIDGE MALL
  684    Things Remembered, Inc.    1    THINGS REMEMBERED          FOUR SEASONS TOWN CENTRE
  578    Things Remembered, Inc.    1    THINGS REMEMBERED          VALLEY HILLS MALL
  878    Things Remembered, Inc.    1    THINGS REMEMBERED          OAK HOLLOW MALL
  489    Things Remembered, Inc.    1    THINGS REMEMBERED          JACKSONVILLE MALL
  783    Things Remembered, Inc.    1    THINGS REMEMBERED          CAROLINA PLACE MALL


STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
  888    Things Remembered, Inc.  1111 BROOKDALE MALL             BROOKLYN CENTER          MN   55430-2804
  150    Things Remembered, Inc.  2011 BURNSVILLE CENTER          BURNSVILLE               MN   55306-4439
  557    Things Remembered, Inc.  1600 MILLER TRUNK HWY-2         DULUTH                   MN   55811-5831
  372    Things Remembered, Inc.  2240 SOUTHDALE CENTER           EDINA                    MN   55435-2402
  369    Things Remembered, Inc.  1850 ADAMS ST SPC 524           MANKATO                  MN   58001-0000
  958    Things Remembered, Inc.  3001 WHITE BEAR AVE             MAPLEWOOD                MN   55109-1204
  961    Things Remembered, Inc.  12703 WAYZATA BLVD, SPACE 250   MINNETONKA               MN   55305-5305
  832    Things Remembered, Inc.  415 APACHE MALL                 ROCHESTER                MN   55902-0000
  218    Things Remembered, Inc.  1018 ROSEDALE CTR               ROSEVILLE                MN   55113-0000
  260    Things Remembered, Inc.  41ST & DIVISION STREETS         ST. CLOUD                MN   58301-3730
  494    Things Remembered, Inc.  174 WEST PARK MALL              CAPE GIRARDEAU           MO   63701-0000
  129    Things Remembered, Inc.  252 CHESTERFIELD MALL           CHESTERFIELD             MO   63017-4810
  567    Things Remembered, Inc.  2300 BERNADETTE DR SPC 120      COLUMBIA                 MO   65205-4600
  958    Things Remembered, Inc.  KI04 INDEPENDENCE CENTER        INDEPENDENCE             MO   64057-1731
  225    Things Remembered, Inc.  3800 COUNTRY CLUB DRIVE         JEFFERSON CITY           MO   65109-1060
  692    Things Remembered, Inc.  101 RANGELINE RD, SPC K-5       JOPLIN                   MO   64801-1662
  713    Things Remembered, Inc.  400 N.W. BARRY RD. SPC. 127     KANSAS CITY              MO   64155-0000
  238    Things Remembered, Inc.  5230 CENTER MALL                KANSAS CITY NORTH        MO   64119-2516
  881    Things Remembered, Inc.  GLENSTONE AVENUE                SPRINGFIELD              MO   65804-3726
  341    Things Remembered, Inc.  242 NORTHWEST PLAZA             ST ANN                   MO   63074-2201
  399    Things Remembered, Inc.  412 CRESTWOOD PLAZA             ST LOUIS                 MO   63126-1702
  401    Things Remembered, Inc.  306 SOUTH COUNTRY CENTERWAY     ST LOUIS                 MO   63129-0000
  619    Things Remembered, Inc.  2437 ST. LOUIS GALLERIA         ST LOUIS                 MO   63117-0000
  698    Things Remembered, Inc.  3702 FREDERICK AVE., K-4        ST. JOSEPH               MO   64506-3031
  928    Things Remembered, Inc.  133 JAMESTOWN MALL              ST LOUIS                 MO   63034-2925
  552    Things Remembered, Inc.  1070 MID RIVERS MALL DRIVE      ST PETERS                MO   63376-4302
  694    Things Remembered, Inc.  2600 BEACH BLVD.-SPACE 86       BILOXI                   MS   39531-4601
  276    Things Remembered, Inc.  1404 OLD ABERDEN RD SPC K-3     COLUMBUS                 MS   39705-9705
  821    Things Remembered, Inc.  1000 TURTLE CREEK DR. #K-2      HATTISBURG               MS   39402-0000
  611    Things Remembered, Inc.  3845 HIGHWAY 60 WEST            JACKSON                  MS   39209-0000
  210    Things Remembered, Inc.  1806 BONITA LAKES CIRCLE        MERIDIAN                 MS   39301-0000
  266    Things Remembered, Inc.  300 SOUTH 24TH ST W             BILLINGS                 MT   59102-9102
  383    Things Remembered, Inc.  600 BREVARD ROAD-ROOM #142      ASHEVILLE                NC   28808-0000
  723    Things Remembered, Inc.  3 SO. TUNNEL RD., SPC K-2       ASHEVILLE                NC   28805-2221
  618    Things Remembered, Inc.  1105 WALNUT ST SUITE L-3308     CARY                     NC   27511-0000
  994    Things Remembered, Inc.  5583 CENTRAL AVE                CHARLOTTE                NC   28212-2708
  123    Things Remembered, Inc.  K-32 1480 U.S.HWY. 29 NORTH     CONCORD                  NC   28025-0000
  799    Things Remembered, Inc.  6910 FAYETTEVILLE RD            DURHAM                   NC   27713-7713
  950    Things Remembered, Inc.  1058 W. CLUB BLVD, SPCK K-2     DURHAM                   NC   27701-1154
  979    Things Remembered, Inc.  336 CROSSCREEK                  FAYETTEVILLE             NC   28303-3237
   69    Things Remembered, Inc.  246 NORTH HOPE ROAD             GASTONIA                 NC   28054-8054
  684    Things Remembered, Inc.  314 FOUR SEASONS TOWN CENTER    GREENSBORO               NC   27407-0000
  578    Things Remembered, Inc.  1960 HIGHWAY 70 S.E.            HICKORY                  NC   28802-5106
  878    Things Remembered, Inc.  921 EASTCHESTER DR. STE 2410    HIGHPOINT                NC   27262-0000
  489    Things Remembered, Inc.  356 JACKSONVILLE MALL K-7       JACKSONVILLE             NC   28548-8548
  783    Things Remembered, Inc.  11025 CAROLINA PKWAY SPC D24    PINEVILLE                NC   28134-0000

         Things Remembered, Inc.                                   Page 17 of 10

STORE #          ENTITY           CO. #     STORE NAME                     LOCATION
-------          ------           -----     ----------                     --------
  999    Things Remembered, Inc.    1    THINGS REMEMBERED          CRABTREE VALLEY MALL
  204    Things Remembered, Inc.    1    THINGS REMEMBERED          TRIANGLE TOWN CENTER
  70     Things Remembered, Inc.    1    THINGS REMEMBERED          GOLDEN EAST CROSSING
  279    Things Remembered, Inc.    1    THINGS REMEMBERED          INDEPENDENCE MALL
  984    Things Remembered, Inc.    1    THINGS REMEMBERED          HANES MALL
  477    Things Remembered, Inc.    1    THINGS REMEMBERED          WEST ACRES MALL
  448    Things Remembered, Inc.    1    THINGS REMEMBERED          CONESTOGA MALL
  571    Things Remembered, Inc.    1    THINGS REMEMBERED          GATEWAY SHOPPING CENTER
  677    Things Remembered, Inc.    1    THINGS REMEMBERED          CROSSROADS MALL
  836    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTROADS S/C SPC 2417
  869    Things Remembered, Inc.    1    THINGS REMEMBERED          OAK VIEW MALL
  710    Things Remembered, Inc.    1    THINGS REMEMBERED          STEEPLEGATE MALL
  445    Things Remembered, Inc.    1    THINGS REMEMBERED          THE MALL OF NEW HAMPSHIRE
  437    Things Remembered, Inc.    1    THINGS REMEMBERED          FOX RUN MALL
  492    Things Remembered, Inc.    1    THINGS REMEMBERED          PHEASANT LAND
  621    Things Remembered, Inc.    1    THINGS REMEMBERED          THE MALL ROCKINGHAM PARK
  704    Things Remembered, Inc.    1    THINGS REMEMBERED          BRIDGEWATER COMMONS
  529    Things Remembered, Inc.    1    THINGS REMEMBERED          BURLINGTON CENTER SPC 235
  103    Things Remembered, Inc.    1    THINGS REMEMBERED          DEPTFORD MALL
  149    Things Remembered, Inc.    1    THINGS REMEMBERED          BRUNSWICK SQ MALL
  797    Things Remembered, Inc.    1    THINGS REMEMBERED          MONMOUTH MALL
  945    Things Remembered, Inc.    1    THINGS REMEMBERED          MENLO PARK MALL (SS)
  758    Things Remembered, Inc.    1    THINGS REMEMBERED          FREEHOLD RACEWAY MALL
 2323    Things Remembered, Inc.    2    SEARS, ROEBUCK & CO #1094  KEY SHOP Hackensack
  655    Things Remembered, Inc.    1    THINGS REMEMBERED          NEWPORT CENTER
  139    Things Remembered, Inc.    1    THINGS REMEMBERED          QUAKER BRIDGE MALL
  503    Things Remembered, Inc.    1    THINGS REMEMBERED          LIVINGSTON MALL (SS)
  546    Things Remembered, Inc.    1    THINGS REMEMBERED          HAMILTON MALL
  506    Things Remembered, Inc.    1    THINGS REMEMBERED          MOORESTOWN MALL
  564    Things Remembered, Inc.    1    THINGS REMEMBERED          GARDEN STATE PLZ
  741    Things Remembered, Inc.    1    THINGS REMEMBERED          PHILLIPSBURG MALL
  675    Things Remembered, Inc.    1    THINGS REMEMBERED          ROCKAWAY TOWN SQ (SS)
  152    Things Remembered, Inc.    1    THINGS REMEMBERED          OCEAN COUNTY MALL
  142    Things Remembered, Inc.    1    THINGS REMEMBERED          CUMBERLAND MALL
  874    Things Remembered, Inc.    1    THINGS REMEMBERED          ECHELON MALL
  191    Things Remembered, Inc.    1    THINGS ENGRAVED            WOODBRIDGE CENTER
  556    Things Remembered, Inc.    1    THINGS REMEMBERED          CORONADO CENTER
  858    Things Remembered, Inc.    1    THINGS REMEMBERED          COTTONWOOD MALL
 2209    Things Remembered, Inc.    2    SEARS, ROEBUCK & CO #1287  KEY SHOP SUITE 700 Albuquerque
  545    Things Remembered, Inc.    1    THINGS REMEMBERED          MESILLA VALLEY MALL
  694    Things Remembered, Inc.    1    THINGS REMEMBERED          VILLA LINDA MALL
  400    Things Remembered, Inc.    1    THINGS REMEMBERED          GALLERIA @ SUNSET (SS)
  510    Things Remembered, Inc.    1    THINGS REMEMBERED          THE MEADOWS
  856    Things Remembered, Inc.    1    THINGS REMEMBERED          BOULEVARD MALL (SS)
 2225    Things Remembered, Inc.    2    SEARS, ROEBUCK & CO #1328  KEY SHOP Las Vegas
  406    Things Remembered, Inc.    1    THINGS REMEMBERED          MEADOWOOD MALL

STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
  999    Things Remembered, Inc.  4325 GLENWOOD AVE               RALEIGH                  NC   27612-4504
  204    Things Remembered, Inc.  5959 TRIANGLE TOWN BLVD         RALIEGH                  NC   27616-7616
  70     Things Remembered, Inc.  1100 N WESLEYAN BLVD SPC K3     ROCKY MOUNT              NC   27804-7604
  279    Things Remembered, Inc.  3500 OLEANDER DR                WILMINGTON               NC   28403-4180
  984    Things Remembered, Inc.  3320 SILAS CREEK PRKWY, CL-320  WINSTON-SALEM            NC   27103-3030
  477    Things Remembered, Inc.  3902 13TH AVE SW                FARGO                    ND   58103-8103
  448    Things Remembered, Inc.  3404 WEST 13 STREET #133        GRAND ISLAND             NE   68803-2309
  571    Things Remembered, Inc.  6100 EAST O STREET SP# A-174    LINCOLN                  NE   68505-2265
  677    Things Remembered, Inc.  7300 DODGE ST, SPACE KI-02      OMAHA                    NE   68114-3861
  836    Things Remembered, Inc.  10000 CALIFORNIA ST.            OMAHA                    NE   68114-2301
  869    Things Remembered, Inc.  3001 SOUTH 144TH ST. #1038      OMAHA                    NE   68114-5223
  710    Things Remembered, Inc.  270 LOUDON ROAD                 CONCORD                  NH   03301-0000
  445    Things Remembered, Inc.  1500 SOUTH WILLOW ST            MANCHESTER               NH   03103-3220
  437    Things Remembered, Inc.  50 FOX RUN RD STE #84           NEWINGTON                NH   03801-2811
  492    Things Remembered, Inc.  310 DAN WEBSTER HY/P.O.BOX 129  S. NASHUA                NH   03060-5731
  621    Things Remembered, Inc.  99 ROCKINGHAM PK BLVD SPC 253   SALEM                    NH   03079-0000
  704    Things Remembered, Inc.  400 COMMONS WAY, STE 206        BRIDEWATER               NJ   08807-2802
  529    Things Remembered, Inc.  2501 BURLINGTON MT HOLLY RD     BURLINGTON               NJ   08016-4804
  103    Things Remembered, Inc.  CLEMENTS BRIDGE ROAD            DEPTFORD                 NJ   08096-5222
  149    Things Remembered, Inc.  755 HWY #18                     EAST BRUNSWICK           NJ   06816-4917
  797    Things Remembered, Inc.  RTE 35 & RTE 38 SPC 1239        EATONTOWN                NJ   07724-0000
  945    Things Remembered, Inc.  303 MENLO PARK, SPC. 2240       EDISON                   NJ   08837-0000
  758    Things Remembered, Inc.  3710 ROUTE 9 SUITE F2714        FREEHOLD                 NJ   07728-4616
 2323    Things Remembered, Inc.  436 MAIN STREET                 HACKENSACK               NJ   07601-0000
  655    Things Remembered, Inc.  30 MALL DRIVE WEST, #8-9        JERSEY CITY              NJ   07310-0000
  139    Things Remembered, Inc.  178 QUAKER BRIDGE MALL SPCI-2   LAWRENCEVILLE            NJ   08648-0000
  503    Things Remembered, Inc.  112 EISENHOWER PKWY SPC 2030    LIVINGSTON               NJ   07039-4900
  546    Things Remembered, Inc.  4403 BLACK HORSE PIKE STE K-9   MAYS LANDING             NJ   08330-3115
  506    Things Remembered, Inc.  400 ROUTE 38 SPC 1755           MOORESTOWN               NJ   08057-3219
  564    Things Remembered, Inc.  7 GARDEN STATE PLAZA            PARAMUS                  NJ   07652-2405
  741    Things Remembered, Inc.  1200 HIGHWAY 22, SPC K-4        PHILLIPSBURG             NJ   08865-4115
  675    Things Remembered, Inc.  RT #80 & MT HOPE, SPC 2047      ROCKAWAY                 NJ   07866-2107
  152    Things Remembered, Inc.  1201 HOOPER AVE, SP 1083        TOMS RIVER               NJ   08753-0330
  142    Things Remembered, Inc.  3849 S. DELSEA DR. SPC.K-7      VINELAND                 NJ   08360-8360
  874    Things Remembered, Inc.  188 ECHELON MALL                VOOREHEES                NJ   08043-1905
  191    Things Remembered, Inc.  414 WOODBRIDGE CTR DR           WOODBRIDGE               NJ   07095-1318
  556    Things Remembered, Inc.  5500 MENAUL NE SUITE K1         ALBUQUERQUE              NM   87110-3431
  858    Things Remembered, Inc.  10000 COORS BLVD SPC A-213      ALBUQUERQUE              NM   87114-0000
 2209    Things Remembered, Inc.  600 MENAUL BLVD NE              ALBUQUERQUE              NM   87110-3431
  545    Things Remembered, Inc.  INTERSTATE 25 & LOMAN AVE       LAS CRUCES               NM   88001-8605
  694    Things Remembered, Inc.  4250 CERRILLOS RD, SPC 1080     SANTA FE                 NM   87505-9718
  400    Things Remembered, Inc.  1300 W. SUNSET ROAD, UNIT 2217  HENDERSON                NV   89014-0000
  510    Things Remembered, Inc.  4300 MEADOWS LA SUITE 1016      LAS VEGAS                NV   89107-3002
  856    Things Remembered, Inc.  3620 S. MARYLAND PARKWAY        LAS VEGAS                NV   89109-0000
 2225    Things Remembered, Inc.  3450 SOUTH MARYLAND PKWY        LAS VEGAS                NV   89109-0000
  406    Things Remembered, Inc.  5119 MEADOWOOD MALL CIRCLE      RENO                     NV   89502-0000

Things Remembered, Inc.                                            Page 17 of 11

STORE #           ENTITY          CO.#      STORE NAME                    LOCATION
-------           ------          ----      ----------                    --------
  376     Things Remembered, Inc.   1    THINGS REMEMBERED          CROSSGATES MALL
  420     Things Remembered, Inc.   1    THINGS REMEMBERED          COLONIE CENTER
  688     Things Remembered, Inc.   1    THINGS REMEMBERED          BOULEVARD MALL
  562     Things Remembered, Inc.   1    THINGS REMEMBERED          SOUTH SHORE MALL
  424     Things Remembered, Inc.   1    THINGS REMEMBERED          MCKINLEY MALL
  679     Things Remembered, Inc.   1    THINGS REMEMBERED          WALDEN GALLERIA
  595     Things Remembered, Inc.   1    THINGS REMEMBERED          GREAT NORTHERN MALL
  441     Things Remembered, Inc.   1    THINGS REMEMBERED          CLIFTON PARK CTR.
  798     Things Remembered, Inc.   1    THINGS REMEMBERED          SHOPPINGTOWN MALL
  818     Things Remembered, Inc.   1    THINGS REMEMBERED          ROOSEVELT FIELD MALL (SS)
  576     Things Remembered, Inc.   1    THINGS REMEMBERED          BROADWAY MALL
  312     Things Remembered, Inc.   1    THINGS REMEMBERED          ARNOT MALL
  917     Things Remembered, Inc.   1    THINGS REMEMBERED          WALT WHITMAN MALL
  397     Things Remembered, Inc.   1    THINGS REMEMBERED          PYRAMID MALL-ITHACA
  107     Things Remembered, Inc.   1    THINGS REMEMBERED          OAKDALE MALL
  361     Things Remembered, Inc.   1    THINGS REMEMBERED          HUDSON VALLEY MALL
  895     Things Remembered, Inc.   1    THINGS REMEMBERED          SMITH HAVEN MALL (SS)
  787     Things Remembered, Inc.   1    THINGS REMEMBERED          CHATAUQUA MALL
  288     Things Remembered, Inc.   1    THINGS REMEMBERED          LATHAM CIRCLE MALL
  469     Things Remembered, Inc.   1    THINGS REMEMBERED          LOCKPORT MALL SPC 3501
  904     Things Remembered, Inc.   1    THINGS REMEMBERED          SUNRISE MALL (SS)
  617     Things Remembered, Inc.   1    THINGS REMEMBERED          GALLERIA AT CRYSTAL RUN
  317     Things Remembered, Inc.   1    THINGS REMEMBERED          NANUET MALL
  294     Things Remembered, Inc.   1    THINGS REMEMBERED          SANGERTOWN MALL
  251     Things Remembered, Inc.   1    THINGS REMEMBERED          NEWBURGH MALL
  222     Things Remembered, Inc.   1    THINGS REMEMBERED          CHAMPLAIN CENTER NORTH
  685     Things Remembered, Inc.   1    THINGS REMEMBERED          POUGHKEEPSIE GALLERIA
  414     Things Remembered, Inc.   1    THINGS REMEMBERED          AVIATION MALL
  370     Things Remembered, Inc.   1    THINGS REMEMBERED          MARKET PLACE
  600     Things Remembered, Inc.   1    THINGS REMEMBERED          IRONDEQUOIT MALL
  891     Things Remembered, Inc.   1    THINGS REMEMBERED          GREECE RIDGE CENTER
  593     Things Remembered, Inc.   1    THINGS REMEMBERED          ROTTERDAM SQUARE
  794     Things Remembered, Inc.   1    THINGS REMEMBERED          WILTON MALL SPC C-5
  306     Things Remembered, Inc.   1    THINGS REMEMBERED          STATEN ISLAND MALL
  889     Things Remembered, Inc.   1    THINGS REMEMBERED          CAROUSEL CENTER (SS)
  789     Things Remembered, Inc.   1    THINGS REMEMBERED          GREEN ACRES MALL
  346     Things Remembered, Inc.   1    THINGS REMEMBERED          EASTVIEW MALL
  474     Things Remembered, Inc.   1    GIFTS ENGRAVED             PALISADES CENTER
  217     Things Remembered, Inc.   1    THINGS REMEMBERED          SALMON RUN MALL
  497     Things Remembered, Inc.   1    THINGS REMEMBERED          GALLERIA-WHITE PLAINS
  375     Things Remembered, Inc.   1    THINGS REMEMBERED          EASTERN HILLS MALL
  790     Things Remembered, Inc.   1    THINGS REMEMBERED          JEFFERSON VALLEY MALL
  395     Things Remembered, Inc.   1    THINGS REMEMBERED          CHAPEL HILL MALL
  528     Things Remembered, Inc.   1    THINGS REMEMBERED          SUMMIT MALL (SS)
 2246     Things Remembered, Inc.   2    SEARS, ROEBUCK & CO #1620  KEY SHOP Akron
  207     Things Remembered, Inc.   1    THINGS REMEMBERED          ASHTABULA MALL




STORE #           ENTITY                       ADDRESS                    CITY        STATE     ZIP
-------           ------                       -------                    ----        -----     ---
  376     Things Remembered, Inc.   187 AND I-90                    ALBANY              NY   12203-5567
  420     Things Remembered, Inc.   RT 5 & WOLF ROAD SPACE 171      ALBANY              NY   12205-4011
  688     Things Remembered, Inc.   714 ALBERTA DRIVE SPACE 525     AMHERST             NY   14226-1105
  562     Things Remembered, Inc.   RTE 27 & WASHINGTON RDS         BAYSHORE            NY   11706-5019
  424     Things Remembered, Inc.   708 MCKINLEY PARKWAY            BLASDELL            NY   14219-2659
  679     Things Remembered, Inc.   B-205 WALDEN GALLERIA           BUFFALO             NY   14225-0000
  595     Things Remembered, Inc.   4061 ROUTE #31, SPC B-122       CLAY                NY   13041-2175
  441     Things Remembered, Inc.   422 CLIFTON COUNTY              CLIFTON PARK        NY   12065-3992
  798     Things Remembered, Inc.   3549 ERIE BOULEVARD EAST        DEWITT              NY   13214-0000
  818     Things Remembered, Inc.   OLD COUNTRY ROAD                GARDEN CITY, L.I.   NY   11530-3568
  576     Things Remembered, Inc.   420 MID ISLAND PLAZA            HICKSVILLE          NY   11801-4235
  312     Things Remembered, Inc.   3300 CHAMBERS ROAD              HORSE HEADS         NY   14844-5113
  917     Things Remembered, Inc.   160 WALT WHITMAN ROAD           HUNTINGTON STATION  NY   11746-1745
  397     Things Remembered, Inc.   40 CATHERWOOD ROAD              ITHACA              NY   14850-1056
  107     Things Remembered, Inc.   ROUTE 17 AND 201 SPC.70         JOHNSON CITY        NY   13790-1201
  361     Things Remembered, Inc.   1300 ULSTER AVENUE SPACE K-4    KINGSTON            NY   12401-2401
  895     Things Remembered, Inc.   MIDDLE COUNTRY ROAD SPC B2      LAKE GROVE          NY   11755-1201
  787     Things Remembered, Inc.   EAST FAIRMONT AND HUNT BLVD     LAKEWOOD            NY   14750-2013
  288     Things Remembered, Inc.   800 NEW LOUDON ROAD             LATHAM              NY   12110-3902
  469     Things Remembered, Inc.   5737 S. TRANSIT                 LOCKPORT            NY   14094-4324
  904     Things Remembered, Inc.   902 SUNRISE MALL, SPC. H-4      MASSAPEQUA          NY   11758-0000
  617     Things Remembered, Inc.   1 GALLERIA DR SPC A-109         MIDDLETOWN          NY   10940-0000
  317     Things Remembered, Inc.   115 NANUET MALL                 MANUET              NY   10954-0000
  294     Things Remembered, Inc.   COMMERCIAL DRIVE                NEW HARTFORD        NY   13413-1518
  251     Things Remembered, Inc.   1067 UNION AVE. SPC. K-3        NEWBURGH            NY   12650-7027
  222     Things Remembered, Inc.   10 SMITHFIELD BOULEVARD         PLATTSBURGH         NY   12901-0000
  685     Things Remembered, Inc.   2001 SOUTH RD. SPC 213          POUGHKEEPSIE        NY   12601-0000
  414     Things Remembered, Inc.   AVIATION ROAD                   QUEENSBURY          NY   12804-1804
  370     Things Remembered, Inc.   660 MIRACLE MILE DRIVE          ROCHESTER           NY   14623-5825
  600     Things Remembered, Inc.   119 IRONDEQUOIT MALL DR.        ROCHESTER           NY   14622-2469
  891     Things Remembered, Inc.   236 GREECE RIDGE CTR DR. #236   ROCHESTER           NY   14626-2913
  593     Things Remembered, Inc.   CAMPBELL RD & 1890 STE 6021     ROTTERDAM           NY   12306-9701
  794     Things Remembered, Inc.   3065 ROUTE 50                   SARATOGA            NY   12866-0000
  306     Things Remembered, Inc.   2655 RICHMOND AVE.              STATEN ISLAND       NY   10314-0000
  889     Things Remembered, Inc.   9687 CAROUSEL CTR DR. #6-206    SYRACUSE            NY   13290-0000
  789     Things Remembered, Inc.   1052 GREEN ACRES MALL, SPC K-6  VALLEY STREAM       NY   11581-1535
  346     Things Remembered, Inc.   153 EASTVIEW MALL               VICTOR              NY   14564-1002
  474     Things Remembered, Inc.   3440 PALSIADES CENTER DRIVE     W NYACK             NY   10994-0000
  217     Things Remembered, Inc.   21182 SALMON RUN MALL LOOP W    WATERTOWN           NY   13601-0000
  497     Things Remembered, Inc.   100 MAIN ST #385                WHITE PLAINS        NY   10601-3001
  375     Things Remembered, Inc.   4545 TRANSIT RD. NEAR MAIN ST.  WILLIAMSVILLE       NY   14221-6012
  790     Things Remembered, Inc.   650 LEE BLVD.                   YORKTOWN HTS        NY   10598-0596
  395     Things Remembered, Inc.   2000 BRITTAIN ROAD STE 281      AKRON               OH   44310-4323
  528     Things Remembered, Inc.   3265 W. MARKET ST. SPC 605      AKRON               OH   44333-3312
 2246     Things Remembered, Inc.   2000 BRITTAIN ROAD              AKRON               OH   44310-0000
  207     Things Remembered, Inc.   3315 NORTH RIDGE EAST           ASHTABULA           OH   44004-0000

         Things Remembered, Inc.                                    Page 17 of 8

STORE #          ENTITY           CO, #     STORE NAME                     LOCATION
-------          ------           -----     ----------                     --------
  635    Things Remembered, Inc.    1    THINGS REMEMBERED          BEACHWOOD PLACE
  633    Things Remembered, Inc.    1    THINGS REMEMBERED          FAIRFIELD COMMONS
  524    Things Remembered, Inc.    1    THINGS REMEMBERED          BELDEN VILLAGE-SPACE D-11
  362    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTGATE MALL SPC K-5
  683    Things Remembered, Inc.    1    THINGS REMEMBERED          KENWOOD TOWNE CENTRE
  712    Things Remembered, Inc.    1    THINGS REMEMBERED          TRI-COUNTY MALL
  905    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTHGATE MALL
  942    Things Remembered, Inc.    1    THINGS REMEMBERED          TOWER PLACE
  409    Things Remembered, Inc.    1    THINGS REMEMBERED          TOWER CITY
  700    Things Remembered, Inc.    1    THINGS REMEMBERED          GALLERIA AT ERIEVIEW
  532    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTLAND MALL
  609    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTLAND MALL
  721    Things Remembered, Inc.    1    THINGS REMEMBERED          COLUMBUS CITY CENTER
  850    Things Remembered, Inc.    1    THINGS REMEMBERED          POLARIS FASHION PLACE
  2266   Things Remembered, Inc.    2    SEARS,ROEBUCK & CO #1370   KEY SHOP Columbus
  770    Things Remembered, Inc.    1    THINGS REMEMBERED          DAYTON MALL STE 250
  219    Things Remembered, Inc.    1    THINGS REMEMBERED          TUTTLE CROSSING (SS)
  526    Things Remembered, Inc.    1    THINGS REMEMBERED          MIDWAY MALL
  2280   Things Remembered, Inc.    2    SEARS,ROEBUCK & CO #1310   KEY SHOP Elyria
  849    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTGATE MALL
  630    Things Remembered, Inc.    1    THINGS REMEMBERED          FINDLAY VILLAGE MALL
  451    Things Remembered, Inc.    1    THINGS REMEMBERED          TOWNE MALL
  746    Things Remembered, Inc.    1    THINGS REMEMBERED          RIVER VALLEY MALL
  838    Things Remembered, Inc.    1    THINGS REMEMBERED          LIMA MALL
  802    Things Remembered, Inc.    1    THINGS REMEMBERED          RICHLAND MALL
  779    Things Remembered, Inc.    1    THINGS REMEMBERED          GREAT LAKES MALL (SS)
  2208   Things Remembered, Inc.    2    SEARS,ROEBUCK & CO #1430   KEY SHOP Middleburg Hts
  877    Things Remembered, Inc.    1    THINGS REMEMBERED          NEW TOWNE MALL
  774    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTWOOD MALL (SS)
  648    Things Remembered, Inc.    1    THINGS REMEMBERED          EASTWOOD MALL
  109    Things Remembered, Inc.    1    THINGS REMEMBERED          GREAT NORTHERN MALL
  293    Things Remembered, Inc.    1    THINGS REMEMBERED          PARMATOWN MALL
  750    Things Remembered, Inc.    1    THINGS REMEMBERED          MIAMI VALLEY MALL
  988    Things Remembered, Inc.    1    THINGS REMEMBERED          RICHMOND TOWN SQUARE
  132    Things Remembered, Inc.    1    THINGS REMEMBERED          SANDUSKY MALL K-4
  787    Things Remembered, Inc.    1    THINGS REMEMBERED          UPPER VALLEY MALL
  772    Things Remembered, Inc.    1    THINGS REMEMBERED          OHIO VALLEY MALL (SS)
   11    Things Remembered, Inc.    1    THINGS REMEMBERED          FORT STEUBEN MALL KSI
  537    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTHPARK CENTER (SS)
  473    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTHWYCK S/C
  547    Things Remembered, Inc.    1    THINGS REMEMBERED          FRANKLIN PARK MALL
  2116   Things Remembered, Inc.    2    SEARS,ROEBUCK & CO #1220   KEY SHOP Toledo
  100    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTHERN PARK MALL
  2184   Things Remembered, Inc.    2    SEARS,ROEBUCK & CO #1474   KEY SHOP Youngstown
  534    Things Remembered, Inc.    1    THINGS REMEMBERED          COLONY SQUARE MALL
  101    Things Remembered, Inc.    1    THINGS REMEMBERED          OAKWOOD MALL

STORE #          ENTITY                    ADDRESS                       CITY              STATE     ZIP
-------          ------                    -------                       ----              -----     ---
  635    Things Remembered, Inc. 26300 CEDAR ROAD, SPACE #1002      BEACHWOOD                OH   44122-0000
  633    Things Remembered, Inc. 2711  FAIRFIELD COMMONS            BEAVERCREEK              OH   45431-0000
  524    Things Remembered, Inc. 4316 BELDEN VILLAGE MALL-NW        CANTON                   OH   44718-2508
  362    Things Remembered, Inc. 4601/200 EASTGATE BLVD             CINCINNATI               OH   45245-1299
  683    Things Remembered, Inc. 7875 MONTGOMERY RD. SPC L-129      CINCINNATI               OH   45236-4305
  712    Things Remembered, Inc. 11700 PRINCETON PIKE, SPC E-20     CINCINNATI               OH   45246-2528
  905    Things Remembered, Inc. 9475 COLERAIN AVENUE               CINCINNATI               OH   45251-2005
  942    Things Remembered, Inc. 28 W FOURTH STREET                 CINCINNATI               OH   45202-0000
  409    Things Remembered, Inc. 230 HURON RD NW SUITE 72.07        CLEVELAND                OH   44113-0000
  700    Things Remembered, Inc. 100 ERIEVIEW TOWER, SPC 408        CLEVELAND                OH   44114-1824
  532    Things Remembered, Inc. I-270 W. BROAD                     COLUMBUS                 OH   43228-1616
  609    Things Remembered, Inc. 2728 EASTLAND MALL                 COLUMBUS                 OH   43232-0000
  721    Things Remembered, Inc. 160 COLUMBUS CITY CTR DR. #810     COLUMBUS                 OH   43215-5116
  850    Things Remembered, Inc. 1500 POLARIS PARKWAY               COLUMBUS                 OH   43240-3240
  2266   Things Remembered, Inc. 2785 EASTLAND MALL                 COLUMBUS                 OH   43232-0000
  770    Things Remembered, Inc. 2700 MIAMISBURG CENTERVILLE RD     DAYTON                   OH   45459-0000
  219    Things Remembered, Inc. 5043 TUTTLE CROSSING BLVD          DUBLIN                   OH   43016-0000
  526    Things Remembered, Inc. 4579 MIDWAY MALL                   ELYRIA                   OH   44035-2411
  2280   Things Remembered, Inc. 4900 MIDWAY MALL BOULEVARD         ELYRIA                   OH   44035-0000
  849    Things Remembered, Inc. 3385 WESTGATE MALL                 FAIRVIEW PARK            OH   44126-1321
  630    Things Remembered, Inc. 1600 TIFFIN AVE. K-6               FINDLAY                  OH   45840-8751
  451    Things Remembered, Inc. 3461/D440 TOWNE BLVD               FRANKLIN                 OH   45005-0000
  746    Things Remembered, Inc. 1635 RIVER VALLEY CIR.S.           LANCASTER                OH   43130-1465
  838    Things Remembered, Inc. 2400 ELIDA ROAD                    LIMA                     OH   45805-1223
  802    Things Remembered, Inc. 665 RICHLAND MALL. PK-30           MANSFIELD                OH   44906-0000
  779    Things Remembered, Inc. 7850 MENTOR ST.,SPC. 824           MENTOR                   OH   44060-5590
  2208   Things Remembered, Inc. 6950 WEST 130TH STREET             MIDDLEBURG HTS           OH   44130-0000
  877    Things Remembered, Inc. 400 MILL AVE SE SPC K-4            NEW PHILADELPHIA         OH   44663-0000
  774    Things Remembered, Inc. 5555 YOUNGSTOWN WARREN RD. #33     NILES                    OH   44446-0000
  648    Things Remembered, Inc. US RTE 422 K-7                     NILES                    OH   44446-4812
  109    Things Remembered, Inc. 572 GREAT NORTHERN MALL            NORTH OLMSTED            OH   44070-3301
  293    Things Remembered, Inc. 8054 DAY DR                        PARMA                    OH   44129-5607
  750    Things Remembered, Inc. 957 EAST ASH STREET                PIQUA                    OH   45356-5358
  988    Things Remembered, Inc. 691 RICHMOND MALL                  RICHMOND HEIGHTS         OH   44143-2908
  132    Things Remembered, Inc. RT 250 & HULL RD                   SANDUSKY                 OH   44810-9988
  787    Things Remembered, Inc. 1475 UPPER VALLEY MALL             SPRINGFIELD              OH   45504-4047
  772    Things Remembered, Inc. MALL ROAD. #330                    ST. CLAIRSVILLE          OH   43950-0000
   11    Things Remembered, Inc. 100 MALL DRIVE                     STEUBENVILLE             OH   43952-3002
  537    Things Remembered, Inc. 1126 SOUTHPARK CENTER              STRONGSVILLE             OH   44136-0000
  473    Things Remembered, Inc. 2040 SOUTH REYNOLDS ROAD           TOLEDO                   OH   43614-1410
  547    Things Remembered, Inc. 805 FRANKLIN PARK MALL             TOLEDO                   OH   43623-3636
  2116   Things Remembered, Inc. 3406 WEST CENTRAL AVENUE           TOLEDO                   OH   43806-0000
  100    Things Remembered, Inc. 7401 MARKET ST. SP 265             YOUNGSTOWN               OH   44512-5695
  2184   Things Remembered, Inc. 7401 MARKET STREET                 YOUNGSTOWN               OH   44512-0000
  534    Things Remembered, Inc. 3575 N. MAPLE AVE.                 ZANESVILLE               OH   43701-1017
  101    Things Remembered, Inc. 4125 OWEN K. GARRIOTT RD. 2K08     ENID                     OK   73703-0000

         Things Remembered, Inc.                                   Page 17 of 13

STORE #           ENTITY          CO. #     STORE NAME                         LOCATION                         ADDRESS
-------           ------          -----     ----------                         --------                         -------
  133    Things Remembered, Inc.    1    THINGS REMEMBERED          SOONER FASHION MALL             3503 W MAIN SPC K-3
  315    Things Remembered, Inc.    1    THINGS REMEMBERED          QUAIL SPRINGS                   2501 W. MEMORIAL RD SPACE #257
  728    Things Remembered, Inc.    1    THINGS REMEMBERED          PENN SQUARE MALL                1901 NORTHWEST EXPSWY, Sp 1083
  934    Things Remembered, Inc.    1    THINGS REMEMBERED          CROSSROADS MALL                 7000 CROSSROADS BLVD.
  170    Things Remembered, Inc.    1    THINGS REMEMBERED          WOODLAND HILLS MALL             7021 SO. MEMORIAL AVE, STE 182
  488    Things Remembered, Inc.    1    THINGS REMEMBERED          TULSA PROMENADE SPC 105         4107 S. YALE AVE
  864    Things Remembered, Inc.    1    THINGS REMEMBERED          VALLEY RIVER CENTER             268 VALLEY RIVER
  301    Things Remembered, Inc.    1    THINGS REMEMBERED          CLACKAMAS TOWN CTR SUITE 1128   12000 SOUTH EAST 82ND AVE
  615    Things Remembered, Inc.    1    THINGS REMEMBERED          LLOYD CENTER                    1137 LLOYD CENTER
  119    Things Remembered, Inc.    1    THINGS REMEMBERED          LOGAN VALLEY MALL               RTS 220 AND GOODS LANE SPC148
  188    Things Remembered, Inc.    1    THINGS REMEMBERED          NESHAMINY MALL SPC 811          US RTE NO 1 & PENN TPKE
  431    Things Remembered, Inc.    1    THINGS REMEMBERED          COLUMBIA MALL                   225 COLUMBIA MALL DR SPD. K-5
  823    Things Remembered, Inc.    1    THINGS REMEMBERED          CLEARVIEW MALL                  101 CLEARVIEW CIRCLE SPC K-5
  151    Things Remembered, Inc.    1    THINGS REMEMBERED          CAPITAL CITY MALL               3499 CAPITAL MALL DRIVE
  778    Things Remembered, Inc.    1    THINGS REMEMBERED          CHAMBERSBURG MALL               CHAMBERSBURG MALL SPC. K-4
   97    Things Remembered, Inc.    1    THINGS REMEMBERED          CRANBERRY MALL                  RTS 322 & 257 RD 1 BOX 648
  914    Things Remembered, Inc.    1    THINGS REMEMBERED          PALMER PARK MALL                2455 PARK AVE STE 215
  937    Things Remembered, Inc.    1    THINGS REMEMBERED          MILLCREEK MALL (SS)             623 MILLCREEK MALL
  899    Things Remembered, Inc.    1    THINGS REMEMBERED          EXTON SQUARE MALL               233 EXTON SQ. PARKWAY
  271    Things Remembered, Inc.    1    THINGS REMEMBERED          SCHUYLKILL MALL                 RTE.61 AND INTERSTATE 81
  141    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTMORELAND MALL (SS)          ROUTE 30 EAST
  118    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTH HANOVER MALL              1155 CARLISLE ST STE 14
   90    Things Remembered, Inc.    1    THINGS REMEMBERED          COLONIAL PARK MALL              ROUTE 22 & COLONIAL ROAD
  560    Things Remembered, Inc.    1    THINGS REMEMBERED          HARRISBURG EAST                 PAXTON ST & 1-83
  111    Things Remembered, Inc.    1    THINGS REMEMBERED          SHENANGO VALLEY MALL            N. HERMITAGE ROAD
  912    Things Remembered, Inc.    1    THINGS REMEMBERED          INDIANA MALL                    2334 OAKLAND AVE. #29
  324    Things Remembered, Inc.    1    THINGS REMEMBERED          THE GALLERIA                    500 GALLERIA DRIVE #143
  654    Things Remembered, Inc.    1    THINGS REMEMBERED          PLAZA AT KING OF PRUSSIA        160 NORTH GULPH ROAD
  182    Things Remembered, Inc.    1    THINGS REMEMBERED          PARK CITY CENTER                201 PARK CITY CTR
  913    Things Remembered, Inc.    1    THINGS REMEMBERED          OXFORD VALLEY MALL (SS)         249 E. LINCOLN HIGHWAY
  274    Things Remembered, Inc.    1    THINGS REMEMBERED          FAIRGROUNDS SQUARE MALL         FIFTH STREET HWY SPC K-2
  658    Things Remembered, Inc.    1    THINGS REMEMBERED          LEBANON VALLEY MALL             2238 LEBANON VALLEY MALL
  158    Things Remembered, Inc.    1    THINGS REMEMBERED          GRANITE RUN MALL SPC 257        1067 W BALTIMORE PIKE
  879    Things Remembered, Inc.    1    THINGS REMEMBERED          BEAVER VALLEY MALL (SS)         512 BEAVER VALLEY MALL SPC 512
  847    Things Remembered, Inc.    1    THINGS REMEMBERED          MONROEVILLE MALL (SS)           SPACE 211 MONROEVILLE MALL
  707    Things Remembered, Inc.    1    THINGS REMEMBERED          MONTGOMERY MALL                 156 MONTGOMERY MALL, 1-13
  183    Things Remembered, Inc.    1    THINGS REMEMBERED          LYCOMING MALL STE 283           300 LYCOMING MALL CIRCLE
  643    Things Remembered, Inc.    1    THINGS REMEMBERED          THE MALL AT ROBINSON            100 ROBINSON CENTRE DRIVE
  791    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTH HILLS VILLAGE MALL (SS)   FORT COUCH RD
  834    Things Remembered, Inc.    1    THINGS REMEMBERED          PLYMOUTH MEETING MALL           500 GERMANTOWN PIKE SUITE#1610
  648    Things Remembered, Inc.    1    THINGS REMEMBERED          COVENTRY MALL                   RT 724 & 100 BY-PASS
  491    Things Remembered, Inc.    1    THINGS REMEMBERED          ROSS PARK MALL-UPPERLEVEL       1000 ROSS PARK MALL SPACE M2
  113    Things Remembered, Inc.    1    THINGS REMEMBERED          VIEWMONT MALL 875               DICKSON CITY
  281    Things Remembered, Inc.    1    THINGS REMEMBERED          MALL STEAMTOWN                  223 MALL AT STEAMTOWN
  254    Things Remembered, Inc.    1    THINGS REMEMBERED          SUSQUEHANA VALLEY MALL SPC K-3  SUSQUEHANA MALL
  515    Things Remembered, Inc.    1    THINGS REMEMBERED          SPRINGFIELD MALL                1250 BALTIMORE PKE SPC 17L

STORE #           ENTITY                   CITY         STATE     ZIP
-------           ------                   ----         -----     ---
  133    Things Remembered, Inc.    NORMAN                OK   73072-0000
  315    Things Remembered, Inc.    OKLAHOMA              OK   73134-8003
  728    Things Remembered, Inc.    OKLAHOMA CITY         OK   73118-1605
  934    Things Remembered, Inc.    OKLAHOMA CITY         OK   73149-4200
  170    Things Remembered, Inc.    TULSA                 OK   74133-2058
  488    Things Remembered, Inc.    TULSA                 OK   74135-6022
  864    Things Remembered, Inc.    EUGENE                OR   97401-2124
  301    Things Remembered, Inc.    PORTLAND              OR   97266-7735
  615    Things Remembered, Inc.    PORTLAND              OR   97232-0000
  119    Things Remembered, Inc.    ALTOONA               PA   16602-2811
  188    Things Remembered, Inc.    BENSALEM              PA   19020-1809
  431    Things Remembered, Inc.    BLOOMSBURG            PA   17815-7815
  823    Things Remembered, Inc.    BUTLER                PA   18001-0000
  151    Things Remembered, Inc.    CAMP HILL             PA   17011-7037
  778    Things Remembered, Inc.    CHAMBERSBURG          PA   17201-0000
   97    Things Remembered, Inc.    CRANBERRY             PA   16319-6319
  914    Things Remembered, Inc.    EASTON                PA   18042-2759
  937    Things Remembered, Inc.    EIRE                  PA   16585-0000
  899    Things Remembered, Inc.    EXTON                 PA   19341-2441
  271    Things Remembered, Inc.    FRACKVILLE            PA   17931-2501
  141    Things Remembered, Inc.    GREENSBURG            PA   15801-3517
  118    Things Remembered, Inc.    HANOVER               PA   17331-1200
   90    Things Remembered, Inc.    HARRISBURG            PA   17109-7109
  560    Things Remembered, Inc.    HARRISBURG            PA   17111-0000
  111    Things Remembered, Inc.    HERMITAGE             PA   16148-3427
  912    Things Remembered, Inc.    INDIANA               PA   15701-3348
  324    Things Remembered, Inc.    JOHNSTOWN             PA   15904-0000
  654    Things Remembered, Inc.    KING OF PRUSSIA       PA   19406-2924
  182    Things Remembered, Inc.    LANCASTER             PA   17601-2707
  913    Things Remembered, Inc.    LANGHORNE             PA   19047-1826
  274    Things Remembered, Inc.    LAURELDALE            PA   19605-2445
  658    Things Remembered, Inc.    LEBANON               PA   17042-7042
  158    Things Remembered, Inc.    MEDIA                 PA   19063-5125
  879    Things Remembered, Inc.    MONACA                PA   15061-2308
  847    Things Remembered, Inc.    MONROEVILLE           PA   15148-0000
  707    Things Remembered, Inc.    NORTH WALES           PA   19454-0000
  183    Things Remembered, Inc.    PENNSDALE             PA   17756-1801
  643    Things Remembered, Inc.    PITTSBURGH            PA   15205-5205
  791    Things Remembered, Inc.    PITTSBURGH            PA   15241-1408
  834    Things Remembered, Inc.    PLYMOUTH MTG          PA   19462-9462
  648    Things Remembered, Inc.    POTTSTOWN             PA   19464-0000
  491    Things Remembered, Inc.    ROSS PARK TOWNSHIP    PA   15237-0000
  113    Things Remembered, Inc.    SCRANTON              PA   18508-1346
  281    Things Remembered, Inc.    SCRANTON              PA   18503-0000
  254    Things Remembered, Inc.    SELINGSGROVE          PA   17870-1218
  515    Things Remembered, Inc.    SPRINGFIELD           PA   19064-2708

         Things Remembered, Inc.                                   Page 17 of 14

STORE #           ENTITY          CO. #     STORE NAME                         LOCATION                         ADDRESS
-------           ------          -----     ----------                         --------                         -------
  163    Things Remembered, Inc.    1    THINGS REMEMBERED          NITTANY MALL                    EAST COLLEGE AVE
  743    Things Remembered, Inc.    1    THINGS REMEMBERED          STROUD MALL                     ROUTE #611, SPC. K-6
  112    Things Remembered, Inc.    1    THINGS REMEMBERED          UNIONTOWN MALL                  1368 MALL RUN ROAD SPC. K-3
  137    Things Remembered, Inc.    1    THINGS REMEMBERED          WASHINGTON MALL                 301 OAK SPRINGS ROAD
  627    Things Remembered, Inc.    1    THINGS REMEMBERED          WASHINGTON CROWN CENTER         1500 W. CHESTNJT ST. K-3
  231    Things Remembered, Inc.    1    THINGS REMEMBERED          CENTURY III MALL (SS)           RT 51 & 885
  138    Things Remembered, Inc.    1    THINGS REMEMBERED          LEHIGH VALLEY MALL              270 LEHIGH VALLEY MALL
  114    Things Remembered, Inc.    1    THINGS REMEMBERED          WYOMING VALLEY MALL             17 WYOMING VALLEY MALL
  334    Things Remembered, Inc.    1    THINGS REMEMBERED          WILLOW GROVE PARK MALL STE3093  2500 MORELAND RD
  897    Things Remembered, Inc.    1    THINGS REMEMBERED          BERKSHIRE MALL                  1885 STATE HILL ROAD
  480    Things Remembered, Inc.    1    THINGS REMEMBERED          WEST MANCHESTER MALL            P.O. BOX 8121
  752    Things Remembered, Inc.    1    THINGS REMEMBERED          YORK GALLERIA SPC 265           2899 WHITEFORD ROAD
  579    Things Remembered, Inc.    1    THINGS REMEMBERED          LINCOLN MALL                    RT. 118 WASHINGTON HIGHWAY
   99    Things Remembered, Inc.    1    THINGS REMEMBERED          PROVIDENCE PLACE                124 PROVIDENCE PLACE
  717    Things Remembered, Inc.    1    THINGS REMEMBERED          WARWICK MALL                    400 BALD HILL RD STE 133
  407    Things Remembered, Inc.    1    THINGS REMEMBERED          ANDERSON MALL                   N. MAIN ST. & STATE SPACE K3
  390    Things Remembered, Inc.    1    THINGS REMEMBERED          CITADEL MALL                    2070 SAM RITTENBERG BLVD #124A
  156    Things Remembered, Inc.    1    THINGS REMEMBERED          COLUMBIA MALL                   7201 PK-10 TWO NOTCH ROAD
  614    Things Remembered, Inc.    1    THINGS REMEMBERED          COLUMBIAA CENTRE STE 1054       100 COLUMBIANA CIRCLE
  637    Things Remembered, Inc.    1    THINGS REMEMBERED          RICHLAND FASHION MALL           3400 FOREST DRIVE STE #2138
  748    Things Remembered, Inc.    1    THINGS REMEMBERED          HAYWOOD MALL                    700 HAYWOOD ROAD. STE 537
  422    Things Remembered, Inc.    1    THINGS REMEMBERED          MYRTLE SQUARE                   2501 NORTH KINGS HIGHWAY
  885    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTHWOODS MALL                 2150 NORTHWOODS BLVD.
  983    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTGATE MALL                   205 W. BLACKSTOCK RD.STE#1004
  624    Things Remembered, Inc.    1    THINGS REMEMBERED          JESSAMINE MALL                  1057 BROAD STREET
  203    Things Remembered, Inc.    1    THINGS REMEMBERED          THE EMPIRE                      1760 EMPIRE MALL
  514    Things Remembered, Inc.    1    THINGS REMEMBERED          HICKORY HOLLOW MALL SP 2145     5252 HICKORY HOLLOW PKY
  550    Things Remembered, Inc.    1    THINGS REMEMBERED          HAMILTON PLACE                  2100 HAMILTON PL. BLVD. #229
  815    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTHGATE MALL                  412 NORTHGATE MALL SPC KK-15
  541    Things Remembered, Inc.    1    THINGS REMEMBERED          GOVERNOR'S SQUARE               2801 WILMA RUDOLPH BOULEVARD
  622    Things Remembered, Inc.    1    THINGS REMEMBERED          COOL SPRINGS GALLERIA           1800 GALLERIA BLVD SUITE 2510
  527    Things Remembered, Inc.    1    THINGS REMEMBERED          RIVERGATE MALL                  1000 RIVERGATE PKWY STE 1200
  583    Things Remembered, Inc.    1    THINGS REMEMBERED          OLD HICKORY MALL                OLD HICKORY DR & N HIGHLAND
  208    Things Remembered, Inc.    1    THINGS REMEMBERED          MALL AT JOHNSON CITY            2011 NORTH ROAN STREET
  391    Things Remembered, Inc.    1    THINGS REMEMBERED          KNOXVILLE CENTER                3001 KNOXVILLE CTR DR STE 1174
  455    Things Remembered, Inc.    1    THINGS REMEMBERED          WEST TOWN MALL (SS)             7800 KINGSTON PIKE SPC 1020
  478    Things Remembered, Inc.    1    THINGS REMEMBERED          WOLFCHASE GALLERIA (SS)         2780 N GERMANTOWN PKWY STE216
  642    Things Remembered, Inc.    1    THINGS ENGRAVED            HICKORY RIDGE MALL              6042 HICKORY RIDGE MALL
  944    Things Remembered, Inc.    1    THINGS REMEMBERED          OAK COURT MALL (SS)             4465 POPLAR AVE. SPC 1505
  716    Things Remembered, Inc.    1    THINGS REMEMBERED          COLLEGE SQUARE SPC. K-4         2550 E. MORRIS BLVD.
  637    Things Remembered, Inc.    1    THINGS REMEMBERED          MALL OF ABILENE                 4310 BUFFALO GAP RD. #1064K
  536    Things Remembered, Inc.    1    THINGS REMEMBERED          WESTGATE MALL                   7701 I-40 & COULTER RD
  512    Things Remembered, Inc.    1    THINGS REMEMBERED          PARKS AT ARLINGTON              3811 S. COOPER ST., SPC 2188
  135    Things Remembered, Inc.    1    THINGS REMEMBERED          HIGHLAND MALL (SS)              6001 AIRPORT BLVD STE1254
  597    Things Remembered, Inc.    1    THINGS REMEMBERED          BARTON CREEK SQ.                2901 CAPITAL OF TEXAS HWY
  807    Things Remembered, Inc.    1    THINGS REMEMBERED          LAKELINE MALL                   11200 LAKESTOP BLVD. SPC J5

STORE #           ENTITY                   CITY         STATE     ZIP
-------           ------                   ----         -----     ---
  163    Things Remembered, Inc.    STATE COLLEGE         PA   16801-0000
  743    Things Remembered, Inc.    STROUDSBURG           PA   18360-1136
  112    Things Remembered, Inc.    UNIONTOWN             PA   15401-2692
  137    Things Remembered, Inc.    WASHINGTON            PA   15301-2986
  627    Things Remembered, Inc.    WASHINGTON            PA   15301-5857
  231    Things Remembered, Inc.    WEST MIFFLIN          PA   15123-0002
  138    Things Remembered, Inc.    WHITEHALL             PA   18052-5719
  114    Things Remembered, Inc.    WILKES-BARRE          PA   18702-6809
  334    Things Remembered, Inc.    WILLOW GROVE          PA   19090-4005
  897    Things Remembered, Inc.    WYOMISSING            PA   19810-1905
  480    Things Remembered, Inc.    YORK                  PA   17404-8121
  752    Things Remembered, Inc.    YORK                  PA   17402-0000
  579    Things Remembered, Inc.    LINCOLN               RI   02885-4211
   99    Things Remembered, Inc.    PROVIDENCE            RI   02903-2903
  717    Things Remembered, Inc.    WARWICK               RI   02886-2885
  407    Things Remembered, Inc.    ANDERSON              SC   29621-2764
  390    Things Remembered, Inc.    CHARLESTON            SC   29407-4608
  156    Things Remembered, Inc.    COLUMBIA              SC   29223-7532
  614    Things Remembered, Inc.    COLUMBIA              SC   29212-0000
  637    Things Remembered, Inc.    COLUMBIA              SC   29204-0000
  748    Things Remembered, Inc.    GREENVILLE            SC   29607-2748
  422    Things Remembered, Inc.    MYRTLE BEACH          SC   29577-3054
  885    Things Remembered, Inc.    NORTH CHARLESTON      SC   29406-4025
  983    Things Remembered, Inc.    SPARTANBURG           SC   29301-1317
  624    Things Remembered, Inc.    SUMTER                SC   29150-0000
  203    Things Remembered, Inc.    SIOUX FALLS           SD   57106-0000
  514    Things Remembered, Inc.    ANTIOCH               TN   37013-3004
  550    Things Remembered, Inc.    CHATTANOOGA           TN   37421-6008
  815    Things Remembered, Inc.    CHATTANOOGA           TN   37415-0000
  541    Things Remembered, Inc.    CLARKSVILLE           TN   37040-5829
  622    Things Remembered, Inc.    FRANKLIN              TN   37067-0000
  527    Things Remembered, Inc.    GOODLETSVILLE         TN   37072-2405
  583    Things Remembered, Inc.    JACKSON               TN   38301-4918
  208    Things Remembered, Inc.    JOHNSON CITY          TN   37601-0000
  391    Things Remembered, Inc.    KNOXVILLE             TN   37924-5079
  455    Things Remembered, Inc.    KNOXVILLE             TN   37919-5803
  478    Things Remembered, Inc.    MEMPHIS               TN   38133-0000
  642    Things Remembered, Inc.    MEMPHIS               TN   38115-0000
  944    Things Remembered, Inc.    MEMPHIS               TN   38117-0000
  716    Things Remembered, Inc.    MORRISTOWN            TN   37814-0000
  637    Things Remembered, Inc.    ABILENE               TX   79606-0000
  536    Things Remembered, Inc.    AMARILLO              TX   79121-0000
  512    Things Remembered, Inc.    ARLINGTON             TX   76015-4134
  135    Things Remembered, Inc.    AUSTIN                TX   78752-0000
  597    Things Remembered, Inc.    AUSTIN                TX   78746-8112
  807    Things Remembered, Inc.    AUSTIN                TX   78613-0000

         Things Remembered, Inc.                                   Page 17 of 15

STORE #           ENTITY          CO. #     STORE NAME                         LOCATION                         ADDRESS
-------           ------          -----     ----------                         --------                         -------
  925    Things Remembered, Inc.    1    THINGS REMEMBERED          PARKDALE MALL                   6155 EASTEX FREEWAY STE 712
  641    Things Remembered, Inc.    1    THINGS REMEMBERED          SUNRISE MALL                    2370 N EXPRESSWAY
  502    Things Remembered, Inc.    1    THINGS REMEMBERED          POST OAK MALL                   1500 HARVEY RD-TEXAS HWY 6
  572    Things Remembered, Inc.    1    THINGS REMEMBERED          PADRE STAPLES MALL              5488 PADRE STAPLES MALL
  522    Things Remembered, Inc.    1    THINGS REMEMBERED          DALLAS GALLERIA 2305            13350 DALLAS PARKWAY
  911    Things Remembered, Inc.    1    THINGS REMEMBERED          VALLEY VIEW CENTER (SS)         2082 VALLEY VIEW CT
  277    Things Remembered, Inc.    1    THINGS REMEMBERED          GOLDEN TRIANGLE MALL            22011-35 EAST
  415    Things Remembered, Inc.    1    THINGS REMEMBERED          CIELO VISTA MALL                8401 GATEWAY WEST SPG G-8
  689    Things Remembered, Inc.    1    THINGS REMEMBERED          SUNLAND PARK MALL               750 SUNLAND PARK DR, SPC BQ-01
  804    Things Remembered, Inc.    1    THINGS REMEMBERED          BASSETT CENTER                  6101 GATEWAY WEST, SP K-1
  147    Things Remembered, Inc.    1    THINGS REMEMBERED          RIDGMAR MALL                    1872 GREEN OAKS BOULEVARD
  814    Things Remembered, Inc.    1    THINGS REMEMBERED          HULEN MALL (SS)                 4800 SQ. HULEN ST. #2062
  388    Things Remembered, Inc.    1    THINGS REMEMBERED          BAYBROOK MALL                   1308 BAYBROOK
  475    Things Remembered, Inc.    1    THINGS REMEMBERED          STONEBRIAR MALL                 2001 PRESTON RD
  649    Things Remembered, Inc.    1    THINGS REMEMBERED          VALLE VISTA                     2020 S. EXPRESSWAY 83, SPC K-2
   96    Things Remembered, Inc.    1    THINGS REMEMBERED          WEST OAKS MALL                  1000 WEST OAKS MALL SPC 236
  282    Things Remembered, Inc.    1    THINGS REMEMBERED          GREENSPOINT MALL                846 GREENSPOINT MALL
  320    Things Remembered, Inc.    1    THINGS REMEMBERED          WILLOWBROOK MALL                1394 WILLOWBROOK MALL
  852    Things Remembered, Inc.    1    THINGS REMEMBERED          MEMORIAL CITY                   212 MEMORIAL CITY #212
  981    Things Remembered, Inc.    1    THINGS REMEMBERED          THE GALLERIA                    5085 WESTHEIMER RD STE 3775
 2016    Things Remembered, Inc.    2    SEARS, ROEBUCK & CO #1017  KEY SHOP Houston                4201 SOUTH MAIN STREET
 2081    Things Remembered, Inc.    2    SEARS, ROEBUCK & CO #1027  KEY SHOP Houston                4000 NORTH SHEPHERD DR
 2215    Things Remembered, Inc.    2    SEARS, ROEBUCK & CO #1087  KEY SHOP Houston                400 MEMORIAL CITY
  452    Things Remembered, Inc.    1    THINGS REMEMBERED          DEERBROOK MALL SPACE 2384       20131 HWY 59
  235    Things Remembered, Inc.    1    THINGS REMEMBERED          IRVING MALL                     3724 IRVING MALL
 2929    Things Remembered, Inc.    2    SEARS & ROEBUCK #2147      KEY SHOP Irving                 2501 IRVING MALL
  589    Things Remembered, Inc.    1    THINGS REMEMBERED          KILLEEN MALL                    2100 S.W.S. YOUNG DR. SP FF-546
  726    Things Remembered, Inc.    1    THINGS REMEMBERED          VISTA RIDGE MALL                2401 S. STEMMONS FRWY STE 1150
  845    Things Remembered, Inc.    1    THINGS REMEMBERED          LONGVIEW MALL                   3500 MCCANN ROAD SPC K-105
  803    Things Remembered, Inc.    1    THINGS REMEMBERED          MALL DEL NORTE                  5300 SAN DARIO, SP #K-3504
  148    Things Remembered, Inc.    1    THINGS REMEMBERED          SOUTH PLAINS MALL               SLIDE RD & LOOP 289/BOX 88334
  262    Things Remembered, Inc.    1    THINGS REMEMBERED          LUFKIN MALL                     LOOP 287 & U S HWY 59
  443    Things Remembered, Inc.    1    THINGS REMEMBERED          LaPLAZA MALL                    2200 S 10TH STREET
  327    Things Remembered, Inc.    1    THINGS REMEMBERED          TOWN EAST MALL                  2014 TOWN EAST MALL
  268    Things Remembered, Inc.    1    THINGS REMEMBERED          MIDLAND PARK MALL SPC K-3       4511 MIDKIFF RD
  454    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTH HILLS SPC 908             7624 GRAPEVINE HWY.
  230    Things Remembered, Inc.    1    THINGS REMEMBERED          MUSIC CITY MALL                 42ND ST. & PARKWAY
  330    Things Remembered, Inc.    1    THINGS REMEMBERED          PASADENA TOWN SQ                208 PASADENA TOWN SQ
  308    Things Remembered, Inc.    1    THINGS REMEMBERED          COLLIN CREEK MALL SPC 2124      811 N CENTRAL EXPRESSWAY
  954    Things Remembered, Inc.    1    THINGS REMEMBERED          THE SHOPS AT WILLOW BEND        8121 W PARK BLVD SPC A-118
  351    Things Remembered, Inc.    1    THINGS REMEMBERED          CENTRAL MALL                    3100 HIGHWAY 365
  157    Things Remembered, Inc.    1    THINGS REMEMBERED          RICHARDSON SQUARE MALL          501 SOUTH PLANO ROAD K-921
  199    Things Remembered, Inc.    1    THINGS REMEMBERED          INGRAM PARK MALL                6301 NORTHWEST LOOP 410
  688    Things Remembered, Inc.    1    THINGS REMEMBERED          ROLLING OAKS MALL STE 1119      6909 N LOOP 1604 EAST
  995    Things Remembered, Inc.    1    THINGS REMEMBERED          NORTH STAR MALL (SS)            7400 SAN PEDRO AVE., SPC 854
 2285    Things Remembered, Inc.    2    SEARS, ROEBUCK & CO #1067  KEY SHOP San Antonio            201 CENTRAL PARK MALL

STORE #           ENTITY                   CITY         STATE     ZIP
-------           ------                   ----         -----     ---
  925    Things Remembered, Inc.    BEAUMONT              TX   77706-8703
  641    Things Remembered, Inc.    BROWNSVILLE           TX   78526-8528
  502    Things Remembered, Inc.    COLLEGE STATION       TX   77840-3713
  572    Things Remembered, Inc.    CORPUS CHRISTI        TX   78411-4121
  522    Things Remembered, Inc.    DALLAS                TX   75240-8802
  911    Things Remembered, Inc.    DALLAS                TX   75240-0000
  277    Things Remembered, Inc.    DENTON                TX   76205-8191
  415    Things Remembered, Inc.    EL PASO               TX   79925-0000
  689    Things Remembered, Inc.    EL PASO               TX   79912-5168
  804    Things Remembered, Inc.    EL PASO               TX   79925-0000
  147    Things Remembered, Inc.    FORT WORTH            TX   76116-1707
  814    Things Remembered, Inc.    FORT WORTH            TX   76132-0000
  388    Things Remembered, Inc.    FRIENDSWOOD           TX   77546-2740
  475    Things Remembered, Inc.    FRISCO                TX   75034-0000
  649    Things Remembered, Inc.    HARLINGEN             TX   78552-0000
   96    Things Remembered, Inc.    HOUSTON               TX   77082-7082
  282    Things Remembered, Inc.    HOUSTON               TX   77000-1820
  320    Things Remembered, Inc.    HOUSTON               TX   77070-9998
  852    Things Remembered, Inc.    HOUSTON               TX   77024-0000
  981    Things Remembered, Inc.    HOUSTON               TX   77056-7056
 2016    Things Remembered, Inc.    HOUSTON               TX   77002-0000
 2081    Things Remembered, Inc.    HOUSTON               TX   77018-0000
 2215    Things Remembered, Inc.    HOUSTON               TX   77024-0000
  452    Things Remembered, Inc.    HUMBLE                TX   77338-2331
  235    Things Remembered, Inc.    IRVING                TX   75062-5129
 2929    Things Remembered, Inc.    IRVING                TX   75062-0000
  589    Things Remembered, Inc.    KILLEEN               TX   76543-5399
  726    Things Remembered, Inc.    LEWISVILLE            TX   75067-0000
  845    Things Remembered, Inc.    LONGVIEW              TX   75605-0000
  803    Things Remembered, Inc.    LOREDO                TX   78041-0000
  148    Things Remembered, Inc.    LUBBOCK               TX   79414-4321
  262    Things Remembered, Inc.    LUFKIN                TX   75901-5817
  443    Things Remembered, Inc.    McALLEN               TX   78503-8503
  327    Things Remembered, Inc.    MESQUITE              TX   75150-4118
  268    Things Remembered, Inc.    MIDLAND               TX   79705-3208
  454    Things Remembered, Inc.    N RICHLAND            TX   76180-7196
  230    Things Remembered, Inc.    ODESSA                TX   79762-7295
  330    Things Remembered, Inc.    PASADENA              TX   77506-4723
  308    Things Remembered, Inc.    PLANO                 TX   75075-8840
  954    Things Remembered, Inc.    PLANO                 TX   75093-5093
  351    Things Remembered, Inc.    PORT ARTHUR           TX   77642-0000
  157    Things Remembered, Inc.    RICHARDSON            TX   75081-4519
  199    Things Remembered, Inc.    SAN ANTONIO           TX   75238-3801
  688    Things Remembered, Inc.    SAN ANTONIO           TX   78247-5306
  995    Things Remembered, Inc.    SAN ANTONIO           TX   75218-0000
 2285    Things Remembered, Inc.    SAN ANTONIO           TX   78216-0000

      Things Remembered, Inc.                                     Page 17 of 16

STORE #          ENTITY             CO. #        STORE NAME                      LOCATION
-------          ------             -----        ----------                      --------
  903     Things Remembered, Inc.     1     THINGS REMEMBERED           FIRST COLONY MALL
  650     Things Remembered, Inc.     1     THINGS REMEMBERED           COLONIAL MALL TEMPLE
  861     Things Remembered, Inc.     1     THINGS REMEMBERED           CENTRAL MALL
  568     Things Remembered, Inc.     1     THINGS REMEMBERED           MALL OF THE MAINLAND
  987     Things Remembered, Inc.     1     THINGS REMEMBERED           BROADWAY SQUARE MALL
  507     Things Remembered, Inc.     1     THINGS REMEMBERED           VICTORIA MALL
  249     Things Remembered, Inc.     1     THINGS REMEMBERED           RICHLAND MALL
  941     Things Remembered, Inc.     1     THINGS REMEMBERED           SIKES CENTER MALL KIOSK #3
  859     Things Remembered, Inc.     1     THINGS REMEMBERED           THE WOODLANDS
  582     Things Remembered, Inc.     1     THINGS REMEMBERED           LAYTON HILLS MALL K-2
  730     Things Remembered, Inc.     1     THINGS REMEMBERED           FASHION PLACE MALL
  168     Things Remembered, Inc.     1     THINGS REMEMBERED           NEWGATE MALL
  921     Things Remembered, Inc.     1     THINGS REMEMBERED           UNIVERSITY MALL
   92     Things Remembered, Inc.     1     THINGS REMEMBERED           PROVO TOWN CENTER
 2161     Things Remembered, Inc.     2                                 COLE KEY SHOP
  585     Things Remembered, Inc.     1     THINGS REMEMBERED           COTTONWOOD MALL
 2077     Things Remembered, Inc.     2     SEARS, ROEBUCK & CO #1118   KEY SHOP Salt Lake City
  868     Things Remembered, Inc.     1     THINGS REMEMBERED           SOUTH TOWN CENTER
  211     Things Remembered, Inc.     1     THINGS REMEMBERED           VALLEY FAIR MALL
  688     Things Remembered, Inc.     1     THINGS REMEMBERED           LANDMARK MALL
  725     Things Remembered, Inc.     1     THINGS REMEMBERED           FASHION CTR AT PENTAGON CITY
  959     Things Remembered, Inc.     1     THINGS REMEMBERED           BALLSTON COMMON MALL
  940     Things Remembered, Inc.     1     THINGS REMEMBERED           BRISTOL MALL
  775     Things Remembered, Inc.     1     THINGS REMEMBERED           CHARLOTTESVILLE
  681     Things Remembered, Inc.     1     THINGS REMEMBERED           GREENBRIER MALL
  751     Things Remembered, Inc.     1     THINGS REMEMBERED           CHESAPEAKE SQUARE
  788     Things Remembered, Inc.     1     THINGS REMEMBERED           NEW RIVER VALLEY
  671     Things Remembered, Inc.     1     THINGS REMEMBERED           SOUTHPARK MALL
  118     Things Remembered, Inc.     1     THINGS REMEMBERED           DULLES TOWN CENTER
  835     Things Remembered, Inc.     1     THINGS REMEMBERED           FAIR OAKS MALL(SS)
  949     Things Remembered, Inc.     1     THINGS REMEMBERED           SPOTSYLVANIA MALL(SS)
  214     Things Remembered, Inc.     1     THINGS REMEMBERED           VIRGINIA CTR. COMMONS
  419     Things Remembered, Inc.     1     THINGS REMEMBERED           COLISEUM MALL SPC #G1t
  228     Things Remembered, Inc.     1     THINGS REMEMBERED           VALLEY MALL
  518     Things Remembered, Inc.     1     THINGS REMEMBERED           RIVER RIDGE MALL
  883     Things Remembered, Inc.     1     THINGS REMEMBERED           MANASSAS MALL
  703     Things Remembered, Inc.     1     THINGS REMEMBERED           TYSONS CORNERS
  545     Things Remembered, Inc.     1     THINGS REMEMBERED           PATRICK HENRY
  986     Things Remembered, Inc.     1     THINGS REMEMBERED           MACARTHUR CENTER
  124     Things Remembered, Inc.     1     THINGS REMEMBERED           REGENCY SQUARE MALL
  559     Things Remembered, Inc.     1     THINGS REMEMBERED           CHESTERFIELD TOWNE CENTER
  403     Things Remembered, Inc.     1     THINGS REMEMBERED           TANGLEWOOD MALL
  418     Things Remembered, Inc.     1     THINGS REMEMBERED           VALLEY VIEW MALL
  540     Things Remembered, Inc.     1     THINGS REMEMBERED           SPRINGFIELD MALL(SS)
 2273     Things Remembered, Inc.     2     SEARS, ROEBUCK & CO #1265   KEY SHOP Virginia Bch
  338     Things Remembered, Inc.     1     THINGS REMEMBERED           PEMBROKE MALL

STORE #          ENTITY                             ADDRESS                  CITY          STATE      ZIP
-------          ------                             -------                  ----          -----      ---
  903     Things Remembered, Inc.      16535 SOUTHWEST FREEWAY STE610    SUGARLAND          TX     77479-0000
  650     Things Remembered, Inc.      3111 S 31ST STREET, SP K-3023     TEMPLE             TX     76502-0000
  861     Things Remembered, Inc.      301 CENTRAL MALL                  TEXARKANA          TX     75503-2421
  568     Things Remembered, Inc.      10000 EMMETT F. LOWRY #2040       TEXAS CITY         TX     77592-2109
  987     Things Remembered, Inc.      4501 SOUTH BROADWAY               TYLER              TX     75703-1300
  507     Things Remembered, Inc.      7800 NORTH NAVARO SUITE 243       VICTORIA           TX     77904-2629
  249     Things Remembered, Inc.      6001 WEST WACO DR.                WACO               TX     78710-8303
  941     Things Remembered, Inc.      MIDWESTERN PARKWAY                WICHITA FALLS      TX     78308-2816
  859     Things Remembered, Inc.      1201 LAKE WOODLANDS DR. #2038     WOODLANDS          TX     77380-0000
  582     Things Remembered, Inc.      1076 LAYTON HILLS                 LAYTON             UT     84041-2158
  730     Things Remembered, Inc.      6191 FASHION PLACE, SPC 162       MURRAY             UT     84107-0000
  168     Things Remembered, Inc.      3651 WALL AVE                     OGDEN              UT     84405-4405
  921     Things Remembered, Inc.      K-127 UNIVERSITY MALL             OREM               UT     84058-8207
   92     Things Remembered, Inc.      1200 TOWN CENTER BLVD             PROVO              UT     54604-4604
 2161     Things Remembered, Inc.      150 WEST, 200 NORTH               PROVO              UT     54601-2870
  585     Things Remembered, Inc.      4835 S. HIGHLAND DR., SPC K-10    SALT LAKE CITY     UT     84117-0000
 2077     Things Remembered, Inc.      754 SOUTH STATE STREET            SALT LAKE CITY     UT     84111-0000
  868     Things Remembered, Inc.      10450 SOUTH STATE ST. #K-2        SANDY              UT     84070-0000
  211     Things Remembered, Inc.      3601 SOUTH 2700 WEST SPC K110     WEST VALLEY        UT     84119-0000
  688     Things Remembered, Inc.      5801 DUKE ST., SPC A-214          ALEXANDRIA         VA     22304-1321
  725     Things Remembered, Inc.      1100 S. HAYES ST., SPC X-4        ARLINGTON          VA     22202-4907
  959     Things Remembered, Inc.      4238 WILSON BLVD STE 1208         ARLINGTON          VA     22203-0000
  940     Things Remembered, Inc.      GATE CITY HIGHWAY SPC. K-5        BRISTOL            VA     24201-2352
  775     Things Remembered, Inc.      1614 RIO ROAD SPC K-1             CHARLOTTESVILLE    VA     22901-0000
  681     Things Remembered, Inc.      1401 GREENBRIER PKY 50#1148       CHESAPEAKE         VA     23320-2890
  751     Things Remembered, Inc.      4200 PORTSMOUTH BLVD., BOX 83     CHESAPEAKE         VA     23321-2100
  788     Things Remembered, Inc.      782 NEW RIVER MALL SPC. K-2       CHRISTIANSBURG     VA     24073-0000
  671     Things Remembered, Inc.      84 SOUTH PARK CIRCLE CPC C45      COLONIAL HGHTS     VA     23834-2952
  118     Things Remembered, Inc.      21100 DULLES TOWN CRLE STE 182    DULLES             VA     20166-0165
  835     Things Remembered, Inc.      11921-L FAIR OAKS, SPC G120       FAIRFAX            VA     22033-0000
  949     Things Remembered, Inc.      673 SPOTSYLVANIA MALL SPC 673     FREDERICKSBURG     VA     22407-0000
  214     Things Remembered, Inc.      10101 BROOK RD. STE.#412          GLEN ALLEN         VA     23059-0000
  419     Things Remembered, Inc.      1800 W. MERCURY BLVD.             HAMPTON            VA     23668-3207
  228     Things Remembered, Inc.      1925 EAST MARKET ST               HARRISONBURG       VA     22801-3432
  518     Things Remembered, Inc.      3405 CANDLERS MTN RD SPC K-5      LYNCHBURG          VA     24502-2245
  883     Things Remembered, Inc.      ROUTE 234                         MANASSAS           VA     20109-3458
  703     Things Remembered, Inc.      1961 CHAIN BRIDGE RD              MC LEAN            VA     22102-4501
  545     Things Remembered, Inc.      12300 JEFFERSON AVE SUITE K-8     NEWPORT NEWS       VA     23802-8904
  986     Things Remembered, Inc.      300 MONTICELLO AVE SPC 192        NORFOLK            VA     23510-3510
  124     Things Remembered, Inc.      1404 PARHAM RD                    RICHMOND           VA     23229-2249
  559     Things Remembered, Inc.      11500 MIDLOTHIAN TPK              RICHMOND           VA     23235-4748
  403     Things Remembered, Inc.      4470 ELECTRIC ROAD                ROANOKE            VA     24014-2922
  418     Things Remembered, Inc.      1920 HERSHBERGER RD UA-45         ROANOKE            VA     24012-2019
  540     Things Remembered, Inc.      8561 SPRINGFIELD MALL, #FF2       SPRINGFIELD        VA     22150-0000
 2273     Things Remembered, Inc.      4588 VIRGINIA BEACH BLVD          VIRGINIA BCH       VA     23462-0000
  338     Things Remembered, Inc.      KIOSK                             VIRGINIA BEACH     VA     23462-3008

Things Remembered, Inc.                                            Page 17 of 17

STORE #         ENTITY          CO, #       STORE NAME                    LOCATION
-------         ------          -----       ----------                    --------
 393    Things Remembered,Inc.    1    THINGS REMEMBERED              LYNNHAVEN MALL
 438    Things Remembered,Inc.    1    THINGS REMEMBERED              APPLE BLOSSOM
 417    Things Remembered,Inc.    1    THINGS REMEMBERED              DIAMOND RUN MALL
 275    Things Remembered,Inc.    1    THINGS REMEMBERED              UNIVERSITY MALL
 106    Things Remembered,Inc.    1    THINGS REMEMBERED              BELLIS FAIR MALL
 339    Things Remembered,Inc.    1    THINGS REMEMBERED              EVERETT MALL
 464    Things Remembered,Inc.    1    THINGS REMEMBERED              SEA TAC MALL SPC A-20
 300    Things Remembered,Inc.    1    THINGS REMEMBERED              COLUMBIA CENTER MALL
 242    Things Remembered,Inc.    1    THINGS REMEMBERED              ALDERWOOD S/C
 360    Things Remembered,Inc.    1    THINGS REMEMBERED              CAPITAL MALL
 691    Things Remembered,Inc.    1    THINGS REMEMBERED              SOUTH HILL MALL
 270    Things Remembered,Inc.    1    THINGS REMEMBERED              NORTHGATE MALL
2276    Things Remembered,Inc.    2    SEARS ROEBUCK & Co 1059        KEY SHOP Seattle
 653    Things Remembered,Inc.    1    THINGS REMEMBERED              KITSAP MALL
 385    Things Remembered,Inc.    1    THINGS REMEMBERED              NORTH TOWN MALL
 785    Things Remembered,Inc.    1    THINGS REMEMBERED              SPOKANE VALLEY MALL
 827    Things Remembered,Inc.    1    THINGS REMEMBERED              TACOMA MALL
 840    Things Remembered,Inc.    1    THINGS REMEMBERED              SOUTHCENTER MALL
 639    Things Remembered,Inc.    1    THINGS REMEMBERED              VANCOUVER MALL
 686    Things Remembered,Inc.    1    THINGS REMEMBERED              FOX RIVER MALL
 870    Things Remembered,Inc.    1    THINGS ENGRAVED                BROOKFIELD SQUARE MALL
 732    Things Remembered,Inc.    1    THINGS REMEMBERED              OAKWOOD MALL
 538    Things Remembered,Inc.    1    THINGS REMEMBERED              FOREST MALL SPC K-2
 220    Things Remembered,Inc.    1    THINGS REMEMBERED              WASHINGTON COMMONS
 352    Things Remembered,Inc.    1    THINGS REMEMBERED              BAY PARK SQUARE
 358    Things Remembered,Inc.    1    THINGS REMEMBERED              SOUTH RIDGE MALL (SS)
 195    Things Remembered,Inc.    1    THINGS REMEMBERED              JANESVILLE MALL
 202    Things Remembered,Inc.    1    THINGS REMEMBERED              VALLEY VIEW MALL
 565    Things Remembered,Inc.    1    THINGS REMEMBERED              WEST TOWNE MALL
 785    Things Remembered,Inc.    1    THINGS REMEMBERED              EAST TOWNE MALL
 192    Things Remembered,Inc.    1    THINGS REMEMBERED              PINE TREE MALL
 310    Things Remembered,Inc.    1    THINGS REMEMBERED              REGENCY MALL
 539    Things Remembered,Inc.    1    THINGS REMEMBERED              MEMORIAL MALL SPC K-2
 384    Things Remembered,Inc.    1    THINGS REMEMBERED              WAUSAU CENTER D-424
 952    Things Remembered,Inc.    1    THINGS REMEMBERED              MAYFAIR MALL
 272    Things Remembered,Inc.    1    THINGS REMEMBERED              HUNTINGTON MALL
 625    Things Remembered,Inc.    1    THINGS REMEMBERED              MERCER MALL
 405    Things Remembered,Inc.    1    THINGS REMEMBERED              MEADOWBROOK MALL
 387    Things Remembered,Inc.    1    THINGS REMEMBERED              CHARLESTON TOWN CENTER
 185    Things Remembered,Inc.    1    THINGS REMEMBERED              MARTINSBURG MALL
 531    Things Remembered,Inc.    1    THINGS REMEMBERED              CROSSROADS MALL
 953    Things Remembered,Inc.    1    THINGS REMEMBERED              GRAND CENTRAL MALL
 719    Things Remembered,Inc.    1    THINGS REMEMBERED              MORGANTOWN MALL
 530    Things Remembered,Inc.    1    THINGS REMEMBERED              FRONTIER MALL

STORE #          ENTITY                       ADDRESS                    CITY         STATE     ZIP
-------          ------                       -------                    ----         -----     ---
 393     Things Remembered,Inc.   701 LYNNHAVEN PARKWAY SPC GS02   VIRGINIA BEACH       VA   23452-7206
 438     Things Remembered,Inc.   1850 APPLE BLOSSOM DR SPC D 15   WINCHESTER           VA   22801-5136
 417     Things Remembered,Inc.   28 DIAMOND RUN MALL PLACE K-4    RUTLAND              VT   05701-5701
 275     Things Remembered,Inc.   155 DORSET ST SPC K-7            SOUTH BURLINGTON     VT   05403-0000
 106     Things Remembered,Inc.   ONE BELLIS FAIR PKWY SPC 3501    BELLINGHAM           WA   98226-8226
 339     Things Remembered,Inc.   1402 SE EVERETT MALL WAY         EVERETT              WA   98205-8206
 464     Things Remembered,Inc.   1828 SOUTH SEA TAC MALL          FEDERAL WAY          WA   98003-8038
 300     Things Remembered,Inc.   2010 COLUMBIA CTR. SPC. 2010     KENNEWICK            WA   99338-0000
 242     Things Remembered,Inc.   3000 164TH ST S.W. SPC K730      LYNNEWOOD            WA   98037-4732
 360     Things Remembered,Inc.   625 BLACK LAKE RD STE J8         OLYMPIA              WA   98502-8502
 691     Things Remembered,Inc.   3500 S. MERIDIAN, SUITE 960      PUYALLUP             WA   98373-0000
 270     Things Remembered,Inc.   2060 NORTHGATE MALL              SEATTLE              WA   98125-0000
2276     Things Remembered,Inc.   15711 AURORA AVENUE, NO          SEATTLE              WA   98133-0000
 653     Things Remembered,Inc.   PO BX505, 10315 SILVERDALE WY N  SILVERDALE           WA   98383-0505
 385     Things Remembered,Inc.   4750 NORTH DIVISION ST STE 177   SPOKANE              WA   99207-1411
 785     Things Remembered,Inc.   14700 EAST INDIANA STE 2130      SPOKANE              WA   99216-0000
 827     Things Remembered,Inc.   4502 S. STEELE, STE 326K         TACOMA               WA   98409-7226
 840     Things Remembered,Inc.   820 SOUTHCENTER MALL SPC. 572    TUKWILA              WA   98188-2822
 639     Things Remembered,Inc.   5001 NE THURSTON WAY STE 251     VANCOUVER            WA   98882-0000
 686     Things Remembered,Inc.   4301 W. WISCONSIN AV.SPC 302     APPLETON             WI   54913-4913
 870     Things Remembered,Inc.   95 N. MOORLAND. SPC C-4          BROOKFIELD           WI   53005-8018
 732     Things Remembered,Inc.   4800 GOLF RD., SPC 3505          EAU CLAIRE           WI   54701-9024
 538     Things Remembered,Inc.   US 417 JOHNSON STREET            FOND DU LAC          WI   54935-2033
 220     Things Remembered,Inc.   C-2316 WASHINGTON COMMONS SPC    GREEN BAY            WI   54301-4602
 352     Things Remembered,Inc.   K721 BAY PARK SQUARE             GREEN BAY            WI   54304-5103
 358     Things Remembered,Inc.   5300 SOUTH 78TH STREET           GREENDALE            WI   53129-1124
 195     Things Remembered,Inc.   MILTON AVENUE                    JANESVILLE           WI   53545-0452
 202     Things Remembered,Inc.   3800 HIGHWAY 16                  LA CROSSE            WI   54601-0000
 565     Things Remembered,Inc.   136 WEST TOWN MALL               MADISON              WI   53719-1000
 785     Things Remembered,Inc.   56 EAST TOWNE MALL SPC C-330     MADISON              WI   53704-3712
 192     Things Remembered,Inc.   ROOSEVELT RD & WOLISKI RD        MARINETTE            WI   54143-3814
 310     Things Remembered,Inc.   5786 DURAND AVENUE               RACINE               WI   53406-5011
 539     Things Remembered,Inc.   3347 KOHLER MEMORIAL DRIVE       SHEBOYGAN            WI   53081-3683
 384     Things Remembered,Inc.   THIRD AND FOURTH STREETS         WAUSAU               WI   54403-0000
 952     Things Remembered,Inc.   2500 NORTH MAYFAIR               WAUWATOSA            WI   53226-1416
 272     Things Remembered,Inc.   UNIT K-8, P.O. BOX 4183          BARBOURSVILLE        WV   25504-1828
 625     Things Remembered,Inc.   US 480 & ROUTE 25 SPC K-6        BLUEFIELD            WV   24701-0000
 405     Things Remembered,Inc.   2399 MEADOWBROOK RD. K-16        BRIDGEPORT           WV   28330-9781
 387     Things Remembered,Inc.   1045 CHARLESTON TOWN CENTER      CHARLESTON           WV   25369-1001
 185     Things Remembered,Inc.   300 FOXCROFT AVE SPC 228         MARTINSBURG          WV   25401-0000
 531     Things Remembered,Inc.   RT 15/19 CROSSROADS MALL K-3     MT. HOPE             WV   25880-5880
 953     Things Remembered,Inc.   WV ROUTE 14 NORTH                PARKERSBURG          WV   28101-1131
 719     Things Remembered,Inc.   9500 MALL ROAD SPC. K-8          WESTOVER             WV   26505-8524
 530     Things Remembered,Inc.   1400 DELL RANGE BOULEVARD K2     CHEYENNE             WY   82009-4801

Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  MCCAIN MALL                     3829 MCCAIN BLVD. SP 13&14F
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  PINE BLUFF                      2901 PINES MALL DRIVE
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  EL CON MALL                     3801 E. BROADWAY, SUITE #95
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  TUCSON                          625 E.WETMORE SP.109
Pearle Vision, Inc.           022  PEARLE VISION          TUCSON                          6305 BROADWAY BLVD.
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  ALAMEDA                         2236 SOUTHSHORE CTR.#35
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      ALAMEDA                         2236 SOUTHSHORE CTR.
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  CAPITOLA MALL,                  1855 41ST AVE., #G-12
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      CAPITOLA MALL                   1855 41ST AVENUE, G-11
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  PLAZA CAMINO REAL               2525 EL CAMINO REAL, #101
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      PLAZA CAMINO REAL               2525 EL CAMINO REAL
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  EL CAJON                        895 JACKMAN STREET
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      EL CAJON                        895 JACKMAN STREET
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  ESCONDIDO PROMENADE             1264-A AUTO PKWY.
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      ESCONDIDO PROMENADE             1264-A AUTO PKWY
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  SOLANO MALL                     1350 TRAVIS BLVD., STE. 1524B
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      SOLANO MALL                     1350 TRAVIS BLVD., #1524B
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  MCCARTHY RANCH MARKETPLACE II   172 RANCH DRIVE
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      MCCARTHY RANCH MARKETPLACE #II  172 RANCH DRIVE
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  MISSION VIEJO #302              555 THE SHOPS AT MISSION VIEJO
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      MISSION VIEJO. #456             27000 CROWN VALLEY PARKWAY
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  VINTAGE FAIRE MALL              3401 DALE RD., SUITE 307
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      MODESTO                         3401 DALE RD., SUITE 247
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  DESERT CROSSING SHOPPING CTR.   72-393 HWY.111 STE. A
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      DESERT CROSSING CENTER          72-393 HIGHWAY 111 STE.A
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  THE COURTYARD S/C               2180 CONTRA COSTA BLVD., STE.F1
Pearle Vision Care, Inc.      023  DR. CAROL GEE          THE COURTYARD S/C               2180 CONTRA COSTA BLVD.
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  PLEASANTON                      4515 ROSEWOOD DR., STE. 800
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      PLEASANTON                      4515 ROSEWOOD DR STE 800
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  HILLTOP PLAZA                   4200 B. KLOSE WAY
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      HILLTOP PLAZA                   4200 B. KLOSE WAY
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  ARDEN FAIR MALL #2100           1689 ARDEN WAY , STE. 2100
Pearle Vision Care, Inc.      023  PEARLE VISION CARE     ARDEN FAIR MALL #2100           1689 ARDEN WAY
Pearle Vision, Inc.           022  PEARLE VISION CENTER   CLAIREMONT                      4595 CLAIREMONT DR.
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  COUNTRYARD STE.#102             11134 RANCHO CARMEL DRIVE
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      CLAIREMONT                      3801 CLAIREMONT DR.
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      COURTYARD S/C#101               11134 RANCHO CARMEL DRIVE
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  BASCOM SQUARE                   1558 S. BASCOM AVENUE
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  EASTRIDGE SHOPPING CENTER       108 EASTRIDGE MALL
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  WASTEGATE S/C                   1620 SARATOGA AVE #P-301
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      BASCOM SQUARE                   1558 S. BASCOM AVENUE
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      EASTRIDGE MALL                  108 E. RIDGE MALL
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      WESTGATE S/C                    1620 SARATOGA AVE #P-301
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  HILLDALE SHOPPING CTR.          255 HILLSDALE MALL
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      HILLDALE SHOPPING CTR.          255 HILLSDALE MALL
Pearle Vision, Inc.           022  PEARLE VISION EXPRESS  SHERWOOD MALL                   5308 PACIFIC AVENUE
Pearle Vision Care, Inc.      023  PEARLE VISIONCARE      SHERWOOD MALL                   5308 PACIFIC AVENUE

Pearle Vision, Inc.            022   NORTH LITILE ROCK   AR   72118  USA
Pearle Vision, Inc.            022   PINE BLUFF          AR   71601  USA
Pearle Vision, Inc.            022   TUCSON              AZ   85716  USA
Pearle Vision, Inc.            022   TUCSON              AZ   85705  USA
Pearle Vision, Inc.            022   TUCSON              AZ   85710  USA
Pearle Vision, Inc.            022   ALAMEDA             CA   94501  USA
Pearle Vision Care, Inc.       023   ALAMEDA             CA   94501  USA
Pearle Vision, Inc.            022   CAPITOLA            CA   95010  USA
Pearle Vision Care, Inc.       023   CAPITOLA            CA   95010  USA
Pearle Vision, Inc.            022   CARLSBAD            CA   92008  USA
Pearle Vision Care, Inc.       023   CARLSBAD            CA   92008  USA
Pearle Vision, Inc.            022   EL CAJON            CA   92020  USA
Pearle Vision Care, Inc.       023   EL CAJON            CA   92020  USA
Pearle Vision, Inc.            022   ESCONDIDO           CA   92029  USA
Pearle Vision Care, Inc.       023   ESCONDIDO           CA   92029  USA
Pearle Vision, Inc.            022   FAIRFIELD           CA   94533  USA
Pearle Vision Care, Inc.       023   FAIRFIELD           CA   94533  USA
Pearle Vision, Inc.            022   MILPITAS            CA   95035  USA
Pearle Vision Care, Inc.       023   MILPITAS            CA   95035  USA
Pearle Vision, Inc.            022   MISSION VIEJO       CA   92891  USA
Pearle Vision Care, Inc.       023   MISSION VIEJO       CA   92691  USA
Pearle Vision, Inc.            022   MODESTO             CA   95356  USA
Pearle Vision Care, Inc.       023   MODESTO             CA   95358  USA
Pearle Vision, Inc.            022   PALM DESERT         CA   92260  USA
Pearle Vision Care, Inc.       023   PALM DESERT         CA   92260  USA
Pearle Vision, Inc.            022   PLEASANT HILL       CA   94523  USA
Pearle Vision Care, Inc.       023   PLEASANT HILL       CA   94523  USA
Pearle Vision, Inc.            022   PLEASANTON          CA   94588  USA
Pearle Vision Care, Inc.       023   PLEASANTON          CA   94588  USA
Pearle Vision, Inc.            022   RICHMOND            CA   94808  USA
Pearle Vision Care, Inc.       023   RICHMOND            CA   94808  USA
Pearle Vision, Inc.            022   SACRAMENTO          CA   95815  USA
Pearle Vision Care, Inc.       023   SACRAMENTO          CA   95815  USA
Pearle Vision, Inc.            022   SAN DIEGO           CA   92117  USA
Pearle Vision, Inc.            022   SAN DIEGO           CA   92128  USA
Pearle Vision Care, Inc.       023   SAN DIEGO           CA   92117  USA
Pearle Vision Care, Inc.       023   SAN DIEGO           CA   92128  USA
Pearle Vision, Inc.            022   SAN JOSE            CA   95125  USA
Pearle Vision, Inc.            022   SAN JOSE            CA   95122  USA
Pearle Vision, Inc.            022   SAN JOSE            CA   95129  USA
Pearle Vision Care, Inc.       023   SAN JOSE            CA   95125  USA
Pearle Vision Care, Inc.       023   SAN JOSE            CA   95122  USA
Pearle Vision Care, Inc.       023   SAN JOSE            CA   95129  USA
Pearle Vision, Inc.            022   SAN MATEO           CA   94403  USA
Pearle Vision Care, Inc.       023   SAN MATEO           CA   94403  USA
Pearle Vision, Inc.            022   STOCKTON            CA   95207  USA
Pearle Vision Care, Inc.       023   STOCKTON            CA   95207  USA

     Pearle Vision, Inc.          Page 10 of 2

Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   SUNNYVALE                           2575 SUNNYVALE TOWN CTR # H 3
Pearle Vision, Care, Inc.   023   PEARLE VISIONCARE       SUNNYVALE                           2575 SUNNYVALE TWN CTR STE # H 3
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   TORRANCE                            280 DEL AMO
Pearle Vision, Care, Inc.   023   PEARLE VISIONCARE       DEL AMO CENTER                      280 DEL AMO FASHION CTR.
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   WEST VALLEY MALL                    3200 NAGLEE ROAD. STE. #116
Pearle Vision, Care, Inc.   023   PEARLE VISIONCARE       WEST VALLEY MALL #118               3200 NAGLEE ROAD. STE. #116
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   AURORA MALL S/C #1029               14200 E. ALAMEDA AVE.
Pearle Vision, Inc.         022   PEARLE VISION           ARAPAHOE CROSSING                   8554 S. PARKER RD., #101
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   BOULDER                             2795 PEARL ST. #100
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   CITADEL                             750 CITADEL DR EAST
Pearle Vision, Inc.         022   PEARLE VISION           HARMONY MARKET PLACE                238 E. HARMONY RD.
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   GREELEY MALL #27                    1940 GREELEY MALL AVE
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   WESTMINISTER                        5513 W.88TH AVE # 141
Pearle Vision, Inc.         022   PEARLE EYELAB EXPRESS   DANBURY - EYE                       15 BACKUS AVENUE
Pearle Vision, Inc.         022   PEARLE VISION CENTER    DOVER MALL                          5008 DOVER MALL
Pearle Vision, Inc.         022   PEARLE VISION CENTER    CHRISTIANA                          300 CENTER RD.
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   KIRKWOOD HIGHWAY                    4514 KIRKWOOD HIGHWAY
Pearle Vision, Inc.         022   PEARLE EYELAB EXPRESS   ALTAMONTE                           600 E. ALTAMONTE DR #1000
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   CLEARWATER-COUNTRYSIDE MALL#1089    27001 US HWY 19 NORTH
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   VOLUSIA MALL #168                   1700 INTL SPEEDWAY BLVD.
Pearle Vision, Inc.         022   PEARLE EYELAB EXPRESS   GALLERIA MALL                       2312 E. SUNRISE BLVD., SPC. B-1
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   CYPRESS CREEK STATION III           8355 N. ANDREWS AVENUE #D6
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   GAINESVILLE-OAKS MALL               6405 NEWBERRY RD.
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   OAKWOOD PLAZA #102                  2914 OAKWOOD BLVD.
Pearle Vision, Inc.         022   PEARLE VISION CENTER    REGENCY COURT                       9398-1 ARLINGTON EXPRESSWAY
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   THE AVENUES SP 237 & 238            10330 SOUTHSIDE BLVD
Pearle Vision, Inc.         022   PEARLE VISION CENTER    CASSAT                              938 CASSAT AVE
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   JACKSONVILLE BEACH                  359 MARSH LANDING PWKY.
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   LEESBURG-LAKE SQUARE MALL           10401-334 441 SOUTH
Pearle Vision, Inc.         022   PEARLE VISION CENTER    OCALA-PADDOCK MALL #190             3100 S.W. COLLEGE RD.
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   ORANGE PARK PLAZA                   1911-6 WELLS ROAD
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   FLORIDA MALL #528                   8001 S.ORANGE BLOSSOM TRAIL
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   FASHION SQUARE                      3481-AE. COLONIAL DRIVE
Pearle Vision, Inc.         022   PEARLE VISION CENTER    OVIEDO MARKETPLACE                  1420 OVIEDO CROSSING TERRACE
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   GLENGARY SHOPPES                    4006 S.TAMLAMI TRAIL
Pearle Vision, Inc.         022   PEARLE VISION CENTER    ST AUGUSTINE                        US 1 SO-PONCE DE LEON MALL SP3
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   SMYRNA                              2778 COBB PARKWAY
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   GREENBRIAR MALL                     2841 GREENBRIAR PARKWAY
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   PERIMETER EXPO S/C                  1181 HAMMOND DR. SUITE 1000
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   CUMBERLAND MALL                     1116 CUMBERLAND MALL
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   LENOX ROAD                          3425 LENOX RD.NE
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   TOWN CENTER & COBB                  400 BARRETT PARKWAY #203
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   MORROW                              1281 SOUTHLAKE CIRCLE
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   MOUNT BERRY SQUARE MALL             238 MT. BERRY SQ. MALL
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   SAVANNAH-OGLETHORPE MALL #558       7804 ABERCORN ST., STE. 558
Pearle Vision, Inc.         022   PEARLE VISION EXPRESS   STONE MOUNTAIN                      1825 ROCKBRIDGE RD #2A
Pearle Vision, Inc.         022   PEARLE VISION CENTER    TIFTON                              353 SOUTH MAIN STREET

Pearle Vision, Inc.         022   SUNNYVALE            CA   94086   USA
Pearle Vision, Care, Inc.   023   SUNNYVALE            CA   94086   USA
Pearle Vision, Inc.         022   TORRANCE             CA   90503   USA
Pearle Vision, Care, Inc.   023   TORRANCE             CA   90503   USA
Pearle Vision, Inc.         022   TRACY                CA   95304   USA
Pearle Vision, Care, Inc.   023   TRACY                CA   95304   USA
Pearle Vision, Inc.         022   AURORA               CO   80012   USA
Pearle Vision, Inc.         022   AURORA               CO   80016   USA
Pearle Vision, Inc.         022   BOULDER              CO   80302   USA
Pearle Vision, Inc.         022   COLORADO SPRINGS     CO   80909   USA
Pearle Vision, Inc.         022   FT. COLLINS          CO   80525   USA
Pearle Vision, Inc.         022   GREELEY              CO   80631   USA
Pearle Vision, Inc.         022   WESTMINISTER         CO   80030   USA
Pearle Vision, Inc.         022   DANBURY              CT   06813   USA
Pearle Vision, Inc.         022   DOVER                DE   19901   USA
Pearle Vision, Inc.         022   NEWARK               DE   19702   USA
Pearle Vision, Inc.         022   WILMINGTON           DE   19808   USA
Pearle Vision, Inc.         022   ALTAMONTE SPRINGS    FL   32701   USA
Pearle Vision, Inc.         022   CLEARWATER           FL   33781   USA
Pearle Vision, Inc.         022   DAYTONA BEACH        FL   32114   USA
Pearle Vision, Inc.         022   FT. LAUDERDALE       FL   33304   USA
Pearle Vision, Inc.         022   FT. LAUDERDALE       FL   33309   USA
Pearle Vision, Inc.         022   GAINESVILLE          FL   32605   USA
Pearle Vision, Inc.         022   HOLLYWOOD            FL   33020   USA
Pearle Vision, Inc.         022   JACKSONVILLE         FL   32225   USA
Pearle Vision, Inc.         022   JACKSONVILLE         FL   32258   USA
Pearle Vision, Inc.         022   JACKSONVILLE         FL   32205   USA
Pearle Vision, Inc.         022   JACKSONVILLE BEACH   FL   32250   USA
Pearle Vision, Inc.         022   LEESBURG             FL   34788   USA
Pearle Vision, Inc.         022   OCALA                FL   34474   USA
Pearle Vision, Inc.         022   ORANGE PARK          FL   32073   USA
Pearle Vision, Inc.         022   ORLANDO              FL   32809   USA
Pearle Vision, Inc.         022   ORLANDO              FL   32803   USA
Pearle Vision, Inc.         022   OVIEDO               FL   32765   USA
Pearle Vision, Inc.         022   SARASOTA             FL   34231   USA
Pearle Vision, Inc.         022   ST AUGUSTINE         FL   32086   USA
Pearle Vision, Inc.         022   ATLANTA              GA   30339   USA
Pearle Vision, Inc.         022   ATLANTA              GA   30331   USA
Pearle Vision, Inc.         022   ATLANTA              GA   30346   USA
Pearle Vision, Inc.         022   ATLANTA              GA   30339   USA
Pearle Vision, Inc.         022   ATLANTA              GA   30326   USA
Pearle Vision, Inc.         022   KENNESAW             GA   30144   USA
Pearle Vision, Inc.         022   MORROW               GA   30260   USA
Pearle Vision, Inc.         022   ROME                 GA   30165   USA
Pearle Vision, Inc.         022   SAVANNAH             GA   31406   USA
Pearle Vision, Inc.         022   STONE MOUNTAIN       GA   30087   USA
Pearle Vision, Inc.         022   TIFTON               GA   31794   USA

Pearle Vision, Inc.                                    Page 10 of 3

Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   NORTHLAKE FEST
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   SHANNON SO PARK
Pearle Vision, Inc.   022  PEARLE VISION CENTER    BETTENDORF-DUCK CREEK PLAZA #206
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   WESTDALE
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   LINDALE MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   CORAL RIDGE MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   COUNCIL BLUFFS
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   DAVENPORT
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   SOUTHRIDGE MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   MERLE HAY MALL #906
Pearle Vision, Inc.   022  PEARLE VISION CENTER    DUBUQUE
Pearle Vision, Inc.   022  PEARLE VISION CENTER    MARSHALLTOWN MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   SOUTHERN HILLS MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   WEST BURLINGTON
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   WEST DES MOINES
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   SOUTHPOINT S/C
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   BLOOMINGTON
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   NORTHFIELD SQUARE
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   CALUMET CITY
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   CHAMPAIGN
Pearle Vision, Inc.   022  PEARLE EYELAB EXPRESS   FORD CITY MALL
Pearle Vision, Inc.   022  PEARLE VISION           MICHAEL REESE HEALTH-1ST FLOOR
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   N. MICHIGAN
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   FAIRVIEW HEIGHTS
Pearle Vision, Inc.   022  PEARLE EYELAB EXPRESS   LANSING
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   SOUTHPARK MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   PEORIA
Pearle Vision, Inc.   022  PEARLE EYELAB EXPRESS   SCHAUMBURG
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   WOODFIELD MALL
NuVision, Inc. Inc.   033  PEARLE VISION - AVC     AUBURN
Pearle Vision, Inc.   022  PEARLE VISION CENTER    COLLEGE MALL
NuVision, Inc.        033  PEARLE VISION - AVC     GLENBROOK MALL
NuVision, Inc.        033  PEARLE VISION - AVC     GOSHENMKT CTR.
NuVision, Inc.        033  PEARLE VISION - AVC     MARION
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   MISHAWAKA
NuVision, Inc.        033  PEARLE VISION - AVC     UNIVERSITY PARK
NuVision, Inc.        033  PEARLE VISION - AVC     SCOTTSDALE MALL
NuVision, Inc.        033  PEARLE VISION - AVC     WARSAW
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   BOWLING GREEN-GREENWOOD MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   FLORENCE PLAZA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   LEXINGTON
Pearle Vision, Inc.   022  PEARLE EYELAB EXPRESS   BRAINTREE FIVE CORNERS
Pearle Vision, Inc.   022  PEARLE VISION CENTER    FRAMINGHAM
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   KINGSTON
Pearle Vision, Inc.   022  PEARLE VISION CENTER    BERKSHIRE MALL
Pearle Vision, Inc.   022  PEARLE VISION CENTER    SEARSTOWN MALL
Pearle Vision, Inc.   022  PEARLE VISION CENTER    SUNNYHURST PLAZA, #1

Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     3983 LA VISTA ROAD                TUCKER              GA  30084  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     587 SHANNON MALL                  UNION CITY          GA  30291  USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      KIMBERLY &  MIDDLE ROAD           BETTENDORF          IA  52722  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     2000 EDGEWOOD ROAD #252           CEDAR RAPIDS        IA  52404  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     4444 1ST AVE. NE #575             CEDAR RAPIDS        IA  52402  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     CORAL RIDGE MALL, STE 518         CORALVILLE          IA  52241  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     1751 MADISON AVENUE #200          COUNCIL BLUFFS      IA  51503  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     320 WEST KIMBERLY ROAD            DAVENPORT           IA  52808  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     1111 E. ARMY POST ROAD            DES MOINES          IA  50315  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     3800 MERLE HAY ROAD               DES MOINES          IA  50310  USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      808 WACKER DRIVE                  DUBUQUE             IA  52002  USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      2500 S CENTER ST                  MARSHALLTOWN        IA  50158  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     4400 SEARGENT ROAD                SIOUX CITY          IA  51106  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     550 S. GEAR AVENUE #102           WEST BURLINGTON     IA  52655  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     1551 VALLEY WEST DR., STE. 118B   WEST DES MOINES     IA  50265  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     704 E. RAND ST.                   ARLINGTON HEIGHTS   IL  60004  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     1615 E. EMPIRE ST.                BLOOMINGTON         IL  61701  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     RM. 580, 1600 ST RT 50            BOURBONNAIS         IL  60914  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     1320 TORRENCE AVENUE              CALUMET CITY        IL  60409  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     2000 NORTH NEIL                   CHAMPAIGN           IL  61820  USA
Pearle Vision, Inc.   022  PEARLE EYELAB EXPRESS     7601 SOUTH CICERO                 CHICAGO             IL  60652  USA
Pearle Vision, Inc.   022  PEARLE VISION             2545 MARTIN LUTHER KING DRIVE     CHICAGO             IL  60618  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     350 N. MICHIGAN AVE.              CHICAGO             IL  60601  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     1079 1 1/2 LINCOLN TRAIL          FAIRVIEW HEIGHTS    IL  62208  USA
Pearle Vision, Inc.   022  PEARLE EYELAB EXPRESS     16821 SOUTH TORRANCE AVENUE       LANSING             IL  60438  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     4500 15TH STREET SP 635           MOLINE              IL  61285  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     4502 WAR MEMORIAL DRIVE           PEORIA              IL  61613  USA
Pearle Vision, Inc.   022  PEARLE EYELAB EXPRESS     850 EAST GOLF ROAD                SCHAUMBURG          IL  60194  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     #5 WOODFIELD SHPNG CTR. #301      SCHAUMBURG          IL  60173  USA
NuVision, Inc. Inc.   033  PEARLE VISION - AVC       1027 W. 7TH STREET                AUBURN              IN  46706  USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      2896 E. THIRD ST                  BLOOMINGTON         IN  47401  USA
NuVision, Inc.        033  PEARLE VISION - AVC       4201 COLDWATER RD., STORE N-7A    FORT WAYNE          IN  46805  USA
NuVision, Inc.        033  PEARLE VISION - AVC       4024 ELKHART RD., SUITE 23        GOSHEN              IN  45528  USA
NuVision, Inc.        033  PEARLE VISION - AVC       UNIT 460 NORTH PARK MALL          MARION              IN  40952  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     6502 GRAPE ROAD                   MISHAWAKA           IN  48545  USA
NuVision, Inc.        033  PEARLE VISION - AVC       6501 N GRAPE ROAD                 MISHAWAKA           IN  46545  USA
NuVision, Inc.        033  PEARLE VISION - AVC       1290 SCOTTSDALE MALL, STE. 2066   SOUTH BEND          IN  48812  USA
NuVision, Inc.        033  PEARLE VISION - AVC       2676 FRONTAGE RD.                 WARSAW              IN  48580  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     2625 SCOTTSDALE RD # 622          BOWLING GREEN       KY  42101  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     7627 MALL ROAD                    FLORENCE            KY  41042  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     2600 NICHOLASVILLE RD.            LEXINGTON           KY  40503  USA
Pearle Vision, Inc.   022  PEARLE EYELAB EXPRESS     400 FRANKLIN ST.                  BRAINTREE           MA  02184  USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      50-60 WORCESTER RD.               FRAMINGHAM          MA  01702  USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     101 INDEPENDENCE MALL WAY         KINGSTON            MA  02364  USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      OLD STATE ROAD                    LANESBOROUGH        MA  01237  USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      100 COMMERCIAL ROAD               LEOMINSTER          MA  01453  USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      196 A MAIN RT.28                  STONEHAM            MA  02180  USA

      Pearle Vision, Inc.
Pearle Vision, Inc.         022     PEARLE VISION EXPRESS       WHITE MARSH MALL #2038      8200 PERRY HALL BLVD.
Pearle Vision, Inc.         022     PEARLE VISION EXPRESS       1061 COLUMBIA MALL          10300 LITTLE PATUXENT PARKWAY
Pearle Vision, Inc.         022     PEARLE VISION EXPRESS       FRANCIS SCOTT KEY           5600 BUCKEYSTOWN PIKE #620
Pearle Vision, Inc.         022     PEARLE EYELAB EXPRESS       ROCKVILLE-EYE               1060 ROCKVILLE-PIKE
NuVision, Inc.              033     PEARLE VISION - AVC         ADRIAN                      1357 S. MAIN ST.
NuVision, Inc.              033     PEARLE VISION - AVC         BRIARWOOD                   856 BRIARWOOD CIRCLE
NuVision, Inc.              033     PEARLE VISION - AVC         LAKEVIEW                    5775 BECKLEY DR. SPACE A-135
NuVision, Inc.              033     PEARLE VISION - AVC         BAY CITY MALL               4101 WILDER RD., SUITE B-211
NuVision, Inc.              033     PEARLE VISION - AVC         ORCHARDS MALL               1800 PIPESTONE RD
NuVision, Inc.              033     PEARLE VISION - AVC         COURTLAND CENTER            G-4152 E. COURT ST.
NuVision, Inc.              033     PEARLE VISION - AVC         CARO                        487 N. STATE ST.
Pearle Vision, Inc.         022     PEARLE VISION EXPRESS       FAIRLANE TOWNE CTR.         18900 MICHIGAN AVE., J-128
NuVision, Inc.              033     PEARLE VISION - AVC         BALLENGER HWY.              2284 S. BALLENGER HWY.
NuVision, Inc.              033     PEARLE VISION - AVC         GENESEE VALLEY              3405 S. LINDEN RD.
NuVision, Inc.              033     PEARLE VISION - AVC         PORT HURON                  4350 24TH AVENUE, STE. 210
NuVision, Inc.              033     PEARLE VISION - AVC         RIVERTOWN CROSSINGS         3700 RIVERTOWN PKWY., SPC. 2112
NuVision, Inc.              033     PEARLE VISION - AVC         HASTING                     810 W. STATE ST.
NuVision, Inc.              033     PEARLE VISION - AVC         HOLLAND                     12331 JAMES ST
NuVision, Inc.              033     PEARLE VISION - AVC         WESTWOOD MALL               1738 W. MICHIGAN
NuVision, Inc.              033     PEARLE VISION - AVC         MAPLE HILL MALL             5060 W MAINE ST.
NuVision, Inc.              033     PEARLE VISION - AVC         WOODLAND                    3191 28TH STREET SE. SPC. B-113
NuVision, Inc.              033     PEARLE VISION - AVC         EDGEWOOD TOWN CENTER        438 E. EDGEWOOD BLVD, D104
NuVision, Inc.              033     PEARLE VISION - AVC         LANSING MALL                5680 W. SAGINAW SPACE 113
NuVision, Inc.              033     PEARLE VISION - AVC         WONDERLAND MALL             29661 PLYMOUTH RD.
NuVision, Inc.              033     PEARLE VISION - AVC         LAUREL PARK                 37890 W. SIX MILE RD.
Cola Vision Corporation     031     LENS 1ST                    LIVONIA                     17187 N. LAUREL PARK
NuVision, Inc.              033     PEARLE VISION - AVC         MT. PLEASANT                4164 E. BLUEGRASS RD.
NuVision, Inc.              033     PEARLE VISION - AVC         NEW BALTIMORE               35324 23 MILE RD.
NuVision, Inc.              033     PEARLE VISION - AVC         MERIDIAN MALL               1982 E. GRAND RIVER
NuVision, Inc.              033     PEARLE VISION - AVC         CROSSROADS                  142 CROSSROADS MALL
NuVision, Inc.              033     PEARLE VISION - AVC         HAMPTON VILLAGE             2881 S. ROCHESTER RD.
NuVision, Inc.              033     PEARLE VISION - AVC         MACOMB MALL                 32142 BEACONSFIELD
Pearle Vision, Inc.         022     PEARLE VISION EXPRESS       SAGINAW                     4745 FASHION SQUARE MALL
NuVision, Inc.              033     PEARLE VISION - AVC         GREEN ACRES                 4580 STATE ST.
NuVision, Inc.              033     PEARLE VISION - AVC         SAGINAW SQUARE              4865 FASHION SQ. MALL UNIT D412
NuVision, Inc.              033     PEARLE VISION - AVC         LAKESIDE MALL               14500 LAKESIDE CIRCLE, UNIT H-109
NuVision, Inc.              033     PEARLE VISION - AVC         SOUTHLAND CENTER            23000 EUREKA RD.
NuVision, Inc.              033     PEARLE VISION - AVC         OAKLAND MALL                354 W. 14 MILE RD.
NuVision, Inc.              033     PEARLE VISION - AVC         WESTLAND CENTER             35000 W. WARREN
NuVision, Inc.              033     PEARLE VISION - AVC         ROGERS PLAZA                1017 ROGERS PLAZA
NuVision, Inc.              033     PEARLE VISION - AVC         YPSILANTI                   2429 ELLSWORTH RD.
Pearle Vision, Inc.         022     PEARLE VISION EXPRESS       BROOKLYN CENTER             5515 XERXES AVENUE NORTH
Pearle Vision, Inc.         022     PEARLE VISION CENTER        DULUTH                      1335 SUNDBY ROAD
Pearle Vision, Inc.         022     PEARLE VISION CENTER        ROCHESTER                   1035 5TH STREET N.W.
Pearle Vision, Inc.         022     PEARLE VISION CENTER        KNOLLWOOD MALL              8332 HIGHWAY 7 #108
Pearle Vision, Inc.         022     PEARLE VISION EXPRESS       CHESTERFIELD                285 CHESTERFIELD MALL
Pearle Vision, Inc.         022     PEARLE VISION EXPRESS       COLUMBIA MALL #804          2300 BURNADETTE DR.

Pearle Vision, Inc.          022         BALTIMORE         MD      21236       USA
Pearle Vision, Inc.          022         COLUMBIA          MD      21044       USA
Pearle Vision, Inc.          022         FREDERICK         MD      21703       USA
Pearle Vision, Inc.          022         ROCKVILLE         MD      20852       USA
NuVision, Inc.               033         ADRIAN            MI      49221       USA
NuVision, Inc.               033         ANN ARBOR         MI      48108       USA
NuVision, Inc.               033         BATTLE CREEK      MI      49017       USA
NuVision, Inc.               033         BAY CITY          MI      48708       USA
NuVision, Inc.               033         BENTON HARBOR     MI      49022       USA
NuVision, Inc.               033         BURTON            MI      48509       USA
NuVision, Inc.               033         CARO              MI      48723       USA
Pearle Vision, Inc.          022         DEARBORN          MI      48128       USA
NuVision, Inc.               033         FLINT             MI      48503       USA
NuVision, Inc.               033         FLINT             MI      48507       USA
NuVision, Inc.               033         FORT GRATIOT      MI      48059       USA
NuVision, Inc.               033         GRANDVILLE        MI      49416       USA
NuVision, Inc.               033         HASTINGS          MI      49058       USA
NuVision, Inc.               033         HOLLAND           MI      49424       USA
NuVision, Inc.               033         JACKSON           MI      49202       USA
NuVision, Inc.               033         KALAMAZOO         MI      49009       USA
NuVision, Inc.               033         KENTWOOD          MI   49512-1688     USA
NuVision, Inc.               033         LANSING           MI      48911       USA
NuVision, Inc.               033         LANSING           MI      48917       USA
NuVision, Inc.               033         LIVONIA           MI      48150       USA
NuVision, Inc.               033         LIVONIA           MI      48152       USA
Cola Vision Corporation      031         LIVONIA           MI      48152       USA
NuVision, Inc.               033         MT. PLESANT       MI      48858       USA
NuVision, Inc.               033         NEW BALTIMORE     MI      48047       USA
NuVision, Inc.               033         OKEMOS            MI      48884       USA
NuVision, Inc.               033         PORTAGE           MI      49002       USA
NuVision, Inc.               033         ROCHESTER HILLS   MI      48307       USA
NuVision, Inc.               033         ROSEVILLE         MI      48066       USA
Pearle Vision, Inc.          022         SAGINAW           MI      48804       USA
NuVision, Inc.               033         SAGINAW           MI      48803       USA
NuVision, Inc.               033         SAGINAW           MI      48604       USA
NuVision, Inc.               033         STERLING HTS.     MI      46313       USA
NuVision, Inc.               033         TAYLOR            MI      48180       USA
NuVision, Inc.               033         TROY              MI      48084       USA
NuVision, Inc.               033         WESTLAND          MI      48185       USA
NuVision, Inc.               033         WYOMING           MI      49509       USA
NuVision, Inc.               033         YPSILANTI         MI      46197       USA
Pearle Vision, Inc.          022         BROOKLYN CENTER   MN      55430       USA
Pearle Vision, Inc.          022         DULUTH            MN      55811       USA
Pearle Vision, Inc.          022         ROCHESTER         MN      55901       USA
Pearle Vision, Inc.          022         SAINT LOUIS PARK  MN      55428       USA
Pearle Vision, Inc.          022         CHESTERFIELD      MO      83017       USA
Pearle Vision, Inc.          022         COLUMBIA          MO      65203       USA

      Pearle Vision, Inc.                                           Page 10 of 5

Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   DES PERES
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   JOPLIN
Pearle Vision, Inc.       022     PEARLE VISION                           TENHOLDER PLAZA
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   SEDALIA
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    CHARLOTTE
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    WINSTON - SALEM
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   COLUMBIA MALL 128
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   BELLEVUE -SOUTHROADS MALL 223
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   OMAHA-WESTROADS S/C
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    WILLOW TREE PLAZA
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   SOMERSET PLAZA
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   FOX RUN MALL
Nuvision,Inc.             033     PEARLE VISION-AVC                       ABSECON
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   CHERRY HILL
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   E. BRSWICK-EYE
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   E.HANOVER-EYE
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   EATONTOWN
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    SOUTH FREEHOLD S/C
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   WOODBRIDGE-EYE
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    KEARNY
Pearle Vision, Inc.       022     PEARLE VISION VISION                    QUAKERBRIDGE
Nuvision,Inc.             033     PEARLE VISION-AVC                       259 HAMILTON MALL
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    MIDDLETOWN PLAZA
Nuvision,Inc.             033     PEARLE VISION-AVC                       NORTHFIELD
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   PARAMUS
Nuvision,Inc.             033     PEARLE VISION-AVC                       CAPE MAY
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   SPRINGFIELD-EYE
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   TOTOWA-EYE
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    VOORHEES
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   CORONADO MALL
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   VILLA LINDA MALL # 1000
Pearle Vision, Inc.       022     PEARLE VISN/DBA 20/20  EYECA            SUNSER RD.
Pearle Vision, Inc.       022     PEARLE VISION                           DECATUR BLVD.
Pearle Vision, Inc.       022     PEARLE VISION                           MARYLAND PKWY.
Pearle Vision, Inc.       022     PEARLE VISN/DBA 20/20  EYECA            NELLIS BLVD.
Pearle Vision, Inc.       022     PEARLE VISION                           WEST SAHARA PROMENADE
Pearle Vision, Inc.       022     PEARLE VISION                           ASTROIA SHPNG.CTR.
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    MC KINLEY MALL
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    BROOKLYN HEIGHTS
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   WALDEN GALLERIA H # 103
Pearle Vision, Inc.       022     PEARLE EYELAB EXP 526                   CARLE PLACE
Pearle Vision, Inc.       022     PEARLE VISION EXP.                      DEWIT
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    JACKSON HEIGHTS
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   OAKDALE MALL
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   CHAUTAUQUA MALL
Pearle Vision, Inc.       022     PEARLE VISION CENTER                    MERRICK
Pearle Vision, Inc.       022     PEARLE VISION EXPRESS                   NANUET-EYE

12360 MANCHESTER RD #200              022           DES PERES               MO          63131       USA
701 RANGE LINE ROAD                   022           JOPLIN                  MO          84801       USA
122 A S. COUNTY CENTERWAY             022           SAINT LOUIS             MO          83129       USA
1400 S. LIMIT AVE. SPACE 75           022           SEDALIA                 MO          65301       USA
6330 SOUTH BLVD                       022           CHARLOTTE               NC          28210       USA
1010 S. STRATFORD ROAD                022           WINSTON-SALEM           NC          27103       USA
2800 COLUMBIA RD SP 120               022           GRAND FORKS             ND          58201       USA
1001 FT. CROOK RD.N.                  022           BELLEVEUE               NE          68005       USA
10000 CALIFORNIA ST.#2292             022           OMAHA                   NE          68114       USA
575 S. WILLOW ST.                     022           MANCHESTER              NH          03103       USA
379 AMHERST STREET                    022           NASHUA                  NH          03083       USA
50 FOX RUN ROAD                       022           NEWINGTON               NH          03801       USA
680 WHITE HORSE PIKE .SPACE 103       033           ABSECON                 NJ          08201       USA
2128 ROUTE 38                         022           CHERRY HILL             NJ          08002       USA
251 ROUTE 18 SOUTH                    022           EAST BRUNSWICK          NJ          08818       USA
310 ROUTE 10 WEST                     022           EAST HANOVER            NJ          07938       USA
226 HIGHWAY 35                        022           EATONTOWN               NJ          07724       USA
3585 RT.9.NORTH                       022           FREEHOLD                NJ          07728       USA
670 ROUTE 1                           022           ISELIN                  NJ          08830       USA
90 PASSAIC AVENUE                     022           KEARNY                  NJ          07032       USA
205 QUAKER BRIDGE MALL                022           LAWRENCENVILLE          NJ          08848       USA
4403 BLACK HORSE PIKE                 033           MAYS LANDING            NJ          08330       USA
N.J.STATE HWY.35N & HARMONY RD.       022           MIDDLETOWN              NJ          07748       USA
430 TILTON RD.                        033           NORTHFIELD              NJ          08225       USA
341 ROUTE 4 WEST                      022           PARAMUS                 NJ          07652       USA
1500 ROUTE 47 SOUTH                   033           RIO GRANDE              NJ          08242       USA
275 ROUTE 22 EAST                     022           SPRINGFIELD             NJ          07081       USA
380 ROUTE 46 EAST                     022           TOTOWA                  NJ          07512       USA
323 ECHELON MALL                      022           VOORHEES                NJ          08043       USA
6800 MENAUL BLVD.STE 387              022           ALBUQUERQUE             NM          87110       USA
4250 CERRILLOS RD. #1000              022           SANTAFE                 NM          87592       USA
4401 E.SUNSET DR.                     022           HENDERSON               NV          89014       USA
506-A S.DECATUR BLVD.                 022           LAS VEGAS               NV          89107       USA
3993 S. MARY LAND PKWY.               022           LAS VEGAS               NV          89119       USA
230 N.NELLIS BLVD.                    022           LAS VEGAS               NV          89110       USA
8145 W.SAHARA AVE.#510                022           LAS VEGAS               NV          89117       USA
21-11 BROADWAY                        022           ASTORIA                 NY          11106       USA
822 MCKINLEY MALL                     022           BLASDELL                NY          14219       USA
154 MONTAGUE STREET                   022           BROOKLIN                NY          11201       USA
GALLERIA DRIVE                        022           BUFFALO                 NY          14225       USA
150 GLEN COVE ROAD                    022           CARLE PLACE             NY          11514       USA
3493 ERIE BLVD.EAST                   022           DE WITT                 NY          13214       USA
75-37 31ST AVENUE                     022           JACKSON HEIGHTS         NY          11370       USA
601-035 HARRY L DR., STE .55          022           JOHNSON CITY            NY          13700       USA
318 EAST FAIRMONT AVE. #378           022           LAKEWOOD                NY          14750       USA
1638 MERRICK ROAD                     022           MERRICK                 NY          11566       USA
110 EAST ROUTE 59                     022           NANUET                  NY          10954       USA

Pearle Vision, Inc.                                    Page 10 of 6

Pearle Vision, Inc.   022  PEARLE VISION CENTER    NEW HYDE PARK
Pearle Vision, Inc.   022  PEARLE VISION CENTER    1ST AVE.
Pearle Vision, Inc.   022  PEARLE VISION CENTER    EAST 42ND @ 5TH AVE.
Pearle Vision, Inc.   022  PEARLE VISION CENTER    EAST 23RD @ BRDWY.
Pearle Vision, Inc.   022  PEARLE VISION           BROADWAY
Pearle Vision, Inc.   022  PEARLE VISION CENTER    OCEANSIDE
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   POUGHKEEPSIE GALLERIA
Pearle Vision, Inc.   022  PEARLE VISION CENTER    STATEN ISLAND
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   UTICA
Pearle Vision, Inc.   022  PEARLE VISION CENTER    WEST BABYLON
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   WILLIAMSVILLE
Pearle Vision, Inc.   022  PEARLE VISION CENTER    WOODSIDE
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   FAIRLAWN
Pearle Vision, Inc.   022  PEARLE VISION           CENTERVILLE
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   COLERAIN AVE
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   KENWOOD ROAD
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   BEECHMONT AVENUE
Pearle Vision, Inc.   022  PEARLE VISION           COLE EYE INSTITUTE/CLEVELAND CLINIC
Pearle Vision, Inc.   022  PEARLE VISION CENTER    EASTON RETAIL CENTER
Pearle Vision, Inc.   022  PEARLE VISION CENTER    BETHEL RD.
Pearle Vision, Inc.   022  PEARLE VISION CENTER    CLEVELAND AVE.
Pearle Vision, Inc.   022  PEARLE VISION CENTER    HUNTLEY ROAD
Pearle Vision, Inc.   022  PEARLE VISION CENTER    BRICE & LIVINGSTON
Pearle Vision, Inc.   022  PEARLE VISION CENTER    GREAT EASTER SHPG. CTR.
Pearle Vision, Inc.   022  PEARLE VISION CENTER    SAWMILL RD.
Pearle Vision, Inc.   022  PEARLE VISION CENTER    CONSUMER SQUARE WEST
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   CUYAHOGA FALL
Pearle Vision, Inc.   022  PEARLE VISION CENTER    FRANKLIN
Pearle Vision, Inc.   022  PEARLE VISION CENTER    GANANNA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   LIMA CENTER
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   ONTARIO N. PLAZA
Pearle Vision, Inc.   022  PEARLE VISION CENTER    MAYGATE PLAZA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   CREEKSIDE COMMONS S/C
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   MILFORD
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   CANTON
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   N. OLMSTEAD
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   NORTHFIELD RD
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   PARMATOWN MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   OHIO VALLEY MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   FORT STEUBEN MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   SOUTHWICK
Pearle Vision, Inc.   022  PEARLE VISION-OUTLET    TWINSBURG
Pearle Vision, Inc.   022  PEARLE VISION           WILLOUGHBY COMMONS
Pearle Vision, Inc.   022  PEARLE VISION CENTER    ZANESVILLE
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   TULSA-SOUTH
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   NESHAMINY MALL
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS   BLOOMSBURG


Pearle Vision, Inc.   022  PEARLE VISION CENTER      932 HILLSIDE AVENUE                NEW HYDE PARK        NY  11040 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      1545 FIRST AVE.                    NEW YORK             NY  10028 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      10 EAST 42ND STREET                NEW YORK             NY  10017 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      6 EAST 23RD STREET                 NEW YORK             NY  10010 USA
Pearle Vision, Inc.   022  PEARLE VISION             2177 BROADWAY                      NEW YORK             NY  10024 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      3574 LONG BEACH ROAD               OCEANSIDE            NY  11572 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     2001 SOUTH RD., STE. A206          POUGHKEEPSIE         NY  12601 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      1445 RICHMOND AVENUE               STATEN ISLAND        NY  10314 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     RIVERSIDE MALL                     UTICA                NY  13502 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      613 MONTAUK HWY.                   WEST BABYLON         NY  11704 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     8005 MAIN STREET                   WILLIAMSVILLE        NY  14221 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      48-15 QUEENS BLVD.                 WOODSIDE             NY  11377 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     3893 MEDINA RD.                    AKRON                OH  44333 USA
Pearle Vision, Inc.   022  PEARLE VISION             101 ALEX-BELL RD., SUITE 120       CENTERVILLE          OH  45459 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     9763 COLERAIN AVENUE               CINCINNATI           OH  45251 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     7875 MONTGOMERY ROAD SUITE L-106   CINCINNATI           OH  45236 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     8271 BEECHMONT AVENUE              CINCINNATI           OH  45255 USA
Pearle Vision, Inc.   022  PEARLE VISION             COLE EYE INSTITUTE, BLDG. 129      CLEVELAND            OH  44195 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      3948 MORSE CROSSING                COLUMBUS             OH  43219 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      743 BETHEL RD. STE. #173           COLUMBUS             OH  43214 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      5880 CLEVELAND AVE.                COLUMBUS             OH  43231 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      6510 HUNTLEY RD.                   COLUMBUS             OH  43229 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      5105 E. LIVINGSTON AVE.            COLUMBUS             OH  43232 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      896 S. HAMILTON RD.                COLUMBUS             OH  43213 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      6682 SAWMILL RD.                   COLUMBUS             OH  43235 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      3634 SOLDANO BLVD.                 COLUMBUS             OH  43225 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     796 HOWE AVENUE                    CUYAHOGA FALLS       OH  44221 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      3363 TOWNE BLVD.                   FRANKLIN             OH  45005 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      366 S. HAMILTON RD.                GANANNA              OH  43230 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     2720 ELIDA ROAD                    LIMA                 OH  45805 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     638 LEXINGTON SPRINGMILL RD.       MANSFIELD            OH  44906 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      6371 MAYFIELD RD.                  MAYFIELD HTS.        OH  44124 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     9589 MENTOR AVENUE                 MENTOR               OH  44060 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     932 STATE ROUTE 28                 MILFORD              OH  45150 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     4474 EVERHARD ROAD N.W.            N.W. CANTON          OH  44718 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     25185 LORAIN ROAD                  NORTH OLMSTEAD       OH  44070 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     4836 NORTHFIELD ROAD               NORTH RANDALL PARMA  OH  44128 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     7968 W. RIDGEWOOD DR. #718         PARMA                OH  44129 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     170 & BAINFIELD RD. #370           ST. CLAIRSVILLE      OH  43950 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     100 MALL DRIVE                     STEUBENVILLE         OH  43952 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     2040 S. REYNOLDS RD #601           TOLEDO               OH  43614 USA
Pearle Vision, Inc.   022  PEARLE VISION-OUTLET      1925 ENTERPRISE PKWY.              TWINSBURG            OH  44087 USA
Pearle Vision, Inc.   022  PEARLE VISION             36161 EUCLID AVE.                  WILLOUGHBY           OH  44094 USA
Pearle Vision, Inc.   022  PEARLE VISION CENTER      2305 MAPLE AVE.                    ZANESVILLE           OH  43701 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     4905 EAST 41ST STREET              TULSA                OH  74135 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     722 NESHAMINY MALL                 BENSALEM             PA  19020 USA
Pearle Vision, Inc.   022  PEARLE VISION EXPRESS     255 COLUMBIA MALL DRIVE            BLOOMSBURG           PA  17815 USA

     Pearle Vision, Inc.                               Page 10 of 7

Pearle Vision, Inc.                022  PEARLE VISION CENTER       CLEARVIEW MALL
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      CAMP HILL
Pearle Vision, Inc.                022  PEARLE VISION              CRANBERRY MALL BOC 510
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      PALMER PARK MALL
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      EXTON SQUARE MALL
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      EYNON PLAZA
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS      235 WESTMORELAND MALL
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      HANOVER
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      HARRISBURG
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      INDIANA MALL
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS      JENKINTOWN-EYE
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      KING OF PRUSSIA PLAZA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      PARK CITY
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      LEBANON PLAZA
Pearle Vision, Inc.                022  PEARLE VISION CENTER       GRANITE RUN MALL
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS      MONROEVILE-EYE
Pearle Vision, Inc.                022  PEARLE VISION CENTER       LAWRENCE VILLAGE S/C
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      NORTH WHALES
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      LYCOMING MALL CIRCLE
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS      ROSEVELT BLV-EYE
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      WATERWORKS S/C #7
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      ROSS TOWNSHIP
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS      KAUFMAN'S
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      ROBINSON TOWN CENTER
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      NORMAN CENTER
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS      WEST MIFLM-EYE
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS      PLYMTH MEET-EYE
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      POTTSTOWN
Pearle Vision, Inc.                022  PEARLE VISION CENTER       POTTSVILLE
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      FAIRGROUNDS SQUARE MALL
Pearle Vision, Inc.                022  PEARLE VISION              SCRANTON
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      SPRINGFIELD MALL
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      STATE COLLEGE
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      STROUD MALL
Pearle Vision, Inc.                022  PEARLE VISION CENTER       UNIONTOWN MALL
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      WEXFORD PLAZA
Pearle Vision, Inc.                022  PEARLE VISION CENTER       WHITEHALL
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      TRIANGLE PLAZA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      WYOMISSING
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS      YORK GALLERIA MALL 130
Pearle Vision Center of Peurto F   025  PEARLE VISION EXPRESS      AGUADILLA MALL
Pearle Vision Center of Peurto F   025  PEARLE VISION EXPRESS      PLAZA DEL ATLANTICO
Pearle Vision Center of Peurto F   025  PEARLE VISION CENTER       SANTA ROSA MALL
Pearle Vision Center of Peurto F   025  PEARLE VISION EXPRESS      BAYAMON
Pearle Vision Center of Peurto F   025  PEARLE VISION CENTER
Pearle Vision Center of Peurto F   025  PEARLE VISION CENTER       PLAZA CENTRO II
Pearle Vision Center of Peurto F   025  PEARLE VISION EXPRESS      PLAZA CAROLINA


Pearle Vision, Inc.                022  PEARLE VISION CENTER   101 CLEARVIEW CIRCLE               BUTLER            PA   16001   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  3548-A CAPITOL CITY MALL           CAMP HILL         PA   17011   USA
Pearle Vision, Inc.                022  PEARLE VISION          RT 322 & 257, SPC. 255             CRANBERRY         PA   16319   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  147 PALMER PARK                    EASTON            PA   18042   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  US RT.30 @ RT.100                  EXTON             PA   19341   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  ROUTE 6                            EYNON             PA   18403   USA
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS  ROUTE 30 EAST                      GREENSBURG        PA   15601   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  1155 CARLISLE ST., STE. 20         HANOVER           PA   17331   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  5030 JONESTOWN RD., RT 22          HARRISBURG        PA   17112   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  2334 OAKLAND AVE., STE. 66         INDIANA           PA   15701   USA
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS  3 JENKINTOWN COMMONS               JENKINTOWN        PA   19046   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  160 NORTH GULPH RD.                KING OF PRUSSIA   PA   19405   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  133 PARK CITY CENTER               LANCASTER         PA   17601   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  1163 QUENTIN ROAD                  LEBANON           PA   17042   USA
Pearle Vision, Inc.                022  PEARLE VISION CENTER   1067 WEST BALTIMORE PK #269        MEDIA             PA   19063   USA
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS  3944-A WILLIAM PENN HWY            MONROEVILLE       PA   15146   USA
Pearle Vision, Inc.                022  PEARLE VISION CENTER   2650 ELLWOOD RD                    NEW CASTLE        PA   16101   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  AIRPORT SQUARE SHOPPING CENTER     NORTH WALES       PA   19454   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  300 LYCOMING AMLL CIRCLE, #264     PENNSDALE         PA   17756   USA
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS  9495 ROOSEVELT BLVD                PHILADELPHIA      PA   19114   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  953 FREEPORT ROAD                  PITTSBURGH        PA   15238   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  7615 MC KNIGHT ROAD                PITTSBURGH        PA   15237   USA
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS  400 FIFTH AVE - 9TH FLOOR          PITTSBURGH        PA   15219   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  1450 PARK MANOR BLVD.              PITTSBURGH        PA   15205   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  1720 WASHINGTON ROAD               PITTSBURGH        PA   15241   USA
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS  525 A&B CLAIRTON BLVD.             PLEASANT HILLS    PA   15238   USA
Pearle Vision, Inc.                022  PEARLE EYELAB EXPRESS  421 W. GERMANTOWN PIKE             PLYMOUTH MEETING  PA   19462   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  COVENTRY MALL                      POTTSTOWN         PA   19465   USA
Pearle Vision, Inc.                022  PEARLE VISION CENTER   CRESSONA MALL RT.61                POTTSVILLE        PA   17901   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  3050 N. 5TH STREET HWY.            READING           PA   19605   USA
Pearle Vision, Inc.                022  PEARLE VISION          MALL AT STEAMTOWN, STE. 116        SCRANTON          PA   18503   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  1250 BALTIMORE PIKE                SPRINGFIELD       PA   19064   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  NITTANY MALL                       STATE COLLEGE     PA   16801   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  320 STROUD MALL                    STROUDSBURG       PA   18360   USA
Pearle Vision, Inc.                022  PEARLE VISION CENTER   1616 MALL RUN RD.                  UNIONTOWN         PA   15401   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  10680 PERRY HIGHWAY                WEXFORD           PA   15090   USA
Pearle Vision, Inc.                022  PEARLE VISION CENTER   206 LEHIGH VALLEY MALL             WHITEHALL         PA   18052   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  ROUTE 315                          WILKES-BARRE      PA   16702   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  1665 STATE HILL ROAD               WYOMISSING        PA   19610   USA
Pearle Vision, Inc.                022  PEARLE VISION EXPRESS  2899 WHITEFORD                     YORK              PA   17402   USA
Pearle Vision Center of Peurto F   025  PEARLE VISION EXPRESS  AGUADILLA MALL                     AGUADILLA         PR   00603   PUE
Pearle Vision Center of Peurto F   025  PEARLE VISION EXPRESS  PLAZA ATLANTICO LOCAL #9           ARECIBO           PR   00612   PUE
Pearle Vision Center of Peurto F   025  PEARLE VISION CENTER   SANTA ROSA MALL LOCAL #7           BAYAMON           PR   00959   PUE
Pearle Vision Center of Peurto F   025  PEARLE VISION EXPRESS  BAYAMON SHOPPING CENTER            BAYAMON           PR   00959   PUE
Pearle Vision Center of Peurto F   025  PEARLE VISION CENTER   GAUTIER BENITEZ #2                 CAGUAS            PR   00725   PUE
Pearle Vision Center of Peurto F   025  PEARLE VISION CENTER   AVENIDA MUNOZ RIVERA               CAGUAS            PR   00725   PUE
Pearle Vision Center of Peurto F   025  PEARLE VISION EXPRESS  LOCAL #203                         CAROLINA          PR   00988   PUE

     Pearle Vision, Inc.           Page 10 of 8

Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS    157 PLAZA CAROLINA SJU
Pearl Vision Center of Peurto F   025  PEARLE VISION CENTER     LOS COLOBOS MALL
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS
Pearl Vision Center of Peurto F   025  PEARLE VISION LOCAL F10  SAN PARTRICIO PLAZA S/C
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS    PLAZA PALMA REAL S/C LOCAL C
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS    CALLE FONT MARTELO 125
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS    AVENIDA MILITAR
Pearl Vision Center of Peurto F   025  PEARLE VISION CENTER
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS
Pearl Vision Center of Peurto F   025  PEARLE VISION CENTER     PLAZA DEL CARIBE 2050
Pearl Vision Center of Peurto F   025  PEARLE VISION CENTER     RIO PIEDRAS
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS    PLAZA LAS AMERICAS
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS    MONTEHIEDRA TOWN CTR #32
Pearl Vision Center of Peurto F   025  PEARLE VISION CENTER     SAN SEBASTIAN
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS    TRUJILLO ALTO S/C
Pearl Vision Center of Peurto F   025  PEARLE VISION CENTER     UTUADO
Pearl Vision Center of Peurto F   025  PEARLE VISION EXPRESS    PLAZA VEGA BAJA
Pearl Vision Center of Peurto F   025  PEARLE VISION CENTER
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    CHARLESTON
Pearl Vision Inc.                 022  PEARLE VISION CENTER     PINEWOOD S/C
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    WATERTOWN MALL
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    HICKORY HOLLOW MALL #2125
Pearl Vision Inc.                 022  PEARLE VISION            COLUMBIA
Pearl Vision Inc.                 022  PEARLE VISION            301 WILLIAMSON SQUARE S/C
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    EAST TOWNE
Pearl Vision Inc.                 022  PEARLE VISION CENTER     CLINTON HIGHWAY
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    KINGSTON PIKE
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    RIVERGATE
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    WHITE BRIDGE
Pearl Vision Inc.                 022  PEARLE VISION CENTER     OAK RIDGE MALL
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    WESTGATE MALL
Pearl Vision Inc.                 022  PEARLE VISION            AUSTIN MEDICAL CENTER
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    SUNSET VALLEY SHPG. CTE.
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    ARBORETUM CROSSING
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    LAKELINE PLAZA
Pearl Vision Inc.                 022  PEARLE EYE-TECH          BEAUMONT
Pearl Vision Inc.                 022  PEARLE VISION CENTER     TRINITY VALLEY S/C
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    MONFORT & LBJ
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    NORTHPARK
Pearl Vision Inc.                 022  PEARLE EYE-TECH          GALLERIA 1, SUITE 2301
Pearl Vision Inc.                 022  PEARLE EYE-TECH          THE PARK AT HOUSTON CTR
Pearl Vision Inc.                 022  PEARLE EYE-TECH          HUMBLE-DEERBROOK CORNER
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    IRVING
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    VISTA GROOVE SHPG. CTR.
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    COLLIN CREEK MALL #1000
Pearl Vision Inc.                 022  PEARLE VISION EXPRESS    WEST PLANO


Pearl Vision Center of Peurto F   025  BALDORIOTY DE CASTRO-EXP.           CAROLINA       PR      00985    PUE
Pearl Vision Center of Peurto F   025  LOCAL #5                            CAROLINA       PR      00987    PUE
Pearl Vision Center of Peurto F   025  CALLE JOSE I QUINTON #37A           COAMA          PR      00769    PUE
Pearl Vision Center of Peurto F   025  GARRIDO MORALES #14                 FAJARDO        PR      00738    PUE
Pearl Vision Center of Peurto F   025  LOCAL F10                           GUAYNABO       PR      00968    PUE
Pearl Vision Center of Peurto F   025  134 KILOMETRO 77.5                  HUMACAO        PR      00791    PUE
Pearl Vision Center of Peurto F   025  ESQ. AVE. ROOSEVELT                 HUMACAO        PR      00791    PUE
Pearl Vision Center of Peurto F   025  AVE MILITAR 3535, STE. 107          ISABELA        PR      00662    PUE
Pearl Vision Center of Peurto F   025  59 PASEO DE LA ATENAS, STE 2        MANATI         PR      00874    PUE
Pearl Vision Center of Peurto F   025  975 HOSTOS AVE. STE. 255            MAYAGUEZ       PR      00680    PUE
Pearl Vision Center of Peurto F   025  PLAZA DEL CARIBE 2050, STE. 269     PONCE          PR    00717-1312 PUE
Pearl Vision Center of Peurto F   025  PONCE DE LEON #1122                 SAN JUAN       PR      00925    PUE
Pearl Vision Center of Peurto F   025  PLAZA LAS AMERICAS #140             SAN JUAN       PR      00918    PUE
Pearl Vision Center of Peurto F   025  9410 LOS ROMEROS AVE.               SAN JUAN       PR      00926    PUE
Pearl Vision Center of Peurto F   025  CALLE BETANCES #27                  SAN SEBASTIAN  PR      00685    PUE
Pearl Vision Center of Peurto F   025  TRUJILLO ALTO SHOPPING CTR.         TRUJILLO ALTO  PR      00976    PUE
Pearl Vision Center of Peurto F   025  PLAZA LA ROSA STE #94               UTUADO         PR      00641    PUE
Pearl Vision Center of Peurto F   025  PLAZA VEGA BAJA                     VEGA BAJA      PR      00893    PUE
Pearl Vision Center of Peurto F   025  MUNOZ RIVERA #2                     VEGA BAJA      PR      00893    PUE
Pearl Vision Inc.                 022  2015 SAM RITTENBERG BLVD.           CHARLESTON     SC      29407    USA
Pearl Vision Inc.                 022  1000 N. PINE ST.                    SPRTANBURG     SC      29303    USA
Pearl Vision Inc.                 022  1300 9TH AVE. SE                    WATERTOWN      SD      57201    USA
Pearl Vision Inc.                 022  5252 HICKORY HOLLOW PKWY            ANTIOCH        TN      37013    USA
Pearl Vision Inc.                 022  1301 TROTWOOD AVENUE                COLUMBIA       TN      38401    USA
Pearl Vision Inc.                 022  HWY 95 & MURFREEBORO RD             FRANKLIN       TN      37084    USA
Pearl Vision Inc.                 022  3001 KNOXVILLE CENTER RD, STE 1150  KNOXVILLE      TN      37924    USA
Pearl Vision Inc.                 022  5109 CLINTON HIGHWAY                KNOXVILLE      TN      37912    USA
Pearl Vision Inc.                 022  7036 KINGSTON PIKE                  KNOXVILLE      TN      37919    USA
Pearl Vision Inc.                 022  1764 N. GALLATIN ROAD               MADISON        TN      37115    USA
Pearl Vision Inc.                 022  25 WHITE BRIDGE ROAD                NASHVILLE      TN      37205    USA
Pearl Vision Inc.                 022  333 MAIN ST, STE. #155              OAK RIDGE      TN      37830    USA
Pearl Vision Inc.                 022  77011-40 WEST                       AMARILLO       TX      79121    USA
Pearl Vision Inc.                 022  12221 MOPAC EXPRESSWAY N. #6        AUSTIN         TX      78758    USA
Pearl Vision Inc.                 022  5601 BRODIE LANE, STE. 530          AUSTIN         TX      78745    USA
Pearl Vision Inc.                 022  9333 RESEARCH BLVD, SUITE 250       AUSTIN         TX      78750    USA
Pearl Vision Inc.                 022  11066 PECAN PARK STE #8-201         AUSTIN         TX      78613    USA
Pearl Vision Inc.                 022  6420 EASTEX FREEWAY STE B           BEAUMONT       TX      77708    USA
Pearl Vision Inc.                 022  2630 N. JOSEY LANE, STE. 112        CARROLLTON     TX      75007    USA
Pearl Vision Inc.                 022  5549 LBJ FREEWAY                    DALLAS         TX      75240    USA
Pearl Vision Inc.                 022  742 NORTH PARK CENTER MALL          DALLAS         TX      76225    USA
Pearl Vision Inc.                 022  5015 WESTHEIMER                     HOUSTON        TX      77056    USA
Pearl Vision Inc.                 022  1200 MCKINNEY, SUITE 311            HOUSTON        TX      77010    USA
Pearl Vision Inc.                 022  20020 US HWY 590 FM 1900            HUMBLE         TX      77338    USA
Pearl Vision Inc.                 022  2913 N. BELTLINE RD.                IRVING         TX      75062    USA
Pearl Vision Inc.                 022  2403 S. STEMMONS, STE. #113         LEWISVILLE     TX      75067    USA
Pearl Vision Inc.                 022  611 N. CENTRAL EXPRESSWAY           PLANO          TX      75075    USA
Pearl Vision Inc.                 022  1709 PRESTON RD. SUITE 832          PLANO          TX      75093    USA

   Pearle Vision, Inc.                                                 Page 10 OF 9
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SOUTH PARK                   2310 S.W. MILITARY DR.
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      LA PLAZA DEL NORTE           125 NW LOOP 410, STE. 401
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      CONCOURSE RETAIL S/C         827 EAST RECTOR STE 105
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      HUEBNER OAKS COMMONS         11745 IH 10 WEST STE. 770
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      INGRAM PARK MALL SH 12       8301 N.W. LOOP 410
Pearle Vision, Inc.   022   PEARLE VISION              ARBOR PARK                   17700 U.S. HIGHWAY 281 N.
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      NORTH STAR MALL              7400 SAN ANTONIO SUITE 216
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      THE FORUM @ OLYMPIA PKWY.    8235 AGORA PKWY.
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SHERMAN                      MIDWAY MALL #328,4800 TEXOMA PRKWY.
Pearle Vision, Inc.   022   PEARLE EYE+TECH            BAYBROOK SQ                  1231 W. BAY AREA BLVD.
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      WALZEM                       4941 WALZEM ROAD
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      MURRAY                       228 EAST 6400 SOUTH
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      RIVERDALE                    1065 W. RIVERDALE ROAD
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      ZCMI CENTER                  36 S. STATE, SUITE 250
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SOUTHTOWNE CENTER            10450 SOUTH STATE STREET
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      VALLEY FAIR MALL             3601 SOUTH 2700 WEST
Pearle Vision, Inc.   022   PEARLE EYELAB EXPRESS      LANDMARK MALL                5801 DUKE ST., #E-232
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(27)  CHESAPEAKE SQUARE S/C        4200 PORTSMOUTH BLVD. RM 720
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(25)  COLONIAL HEIGHTS             70 SOUTHPARK CIRCLE
Pearle Vision, Inc.   022   PEARLE EYELAB EXPRESS      FALLS CHURCH-EYE             6284 ARLINGTON BOULEVARD
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(05)  HAMPTON                      2310 CUNNINGHAM DRIVE
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      LYNCHBURG                    3700 CANDLERS MOUNTAIN RD
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      MANASSAS                     8300 SUDLEY RD #D-5
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(08)  NEWPORT NEWS                 12733 JEFFERSON AVENUE
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(02)  NORFOLK                      880 N. MILITARY HWY. #1006
Pearle Vision, Inc.   022   PEARLE VISION              MACARTHUR CENTER             300 E. MONTICELLO AVE.
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(17)  STAPLES MILL                 7135 STAPLES MILL ROAD
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      CHESTERFIELD TOWNE CENTER    11500 MIDLOTHIAN TPK. 242
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(20)  QUIOCCASIN                   9003 QUIOCCASIN ROAD
Pearle Vision, Inc.   022   PEARLE VISION CENTER       ROANOKE                      4385 ELECTRIC ROAD
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      VALLEY VIEW MALL             4802 VALLEY VIEW BLVD. N.W.
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      PEMBROKE MALL                4576-92 PEMBROKE MALL
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(04)  VIRGINIA BEACH               1605 LASKIN ROAD
Pearle Vision, Inc.   022   PEARLE VISION CENTER       FACTORIA SQUARE              4033 128TH AVE SE J2
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      EVERETT MALL WAY             1402 S.E. EVERETT MALL WAY
Pearle Vision, Inc.   022   PEARLE EYE+TECH            SEA-TAC                      2106 S. SEA-TAC MALL
Pearle Vision, Inc.   022   PEARLE VISION              COMMONS AT ISSAQUAH          765 NW GILMAN BLVD., STE. G
Pearle Vision, Inc.   022   PEARLE EYE+TECH            ALDERWOOD MALL               3000 184TH ST SW #206
Pearle Vision, Inc.   022   PEARLE EYE+TECH            OLYMPIA                      825 BLACKLAKE BLVD. SW #110
Pearle Vision, Inc.   022   PEARLE EYE+TECH            SOUTH HILL MALL              3500 SOUTH MERIDIAN #345
Pearle Vision, Inc.   022   PEARLE EYE+TECH            SILVERDALE                   9990 MICLEBERRY ROAD, NW
Pearle Vision, Inc.   022   PEARLE EYE+TECH            TACOMA ANNEX                 4051 TACOMA MALL BLVD.
Pearle Vision, Inc.   022   PEARLE EYE+TECH            TUKWILA                      70 ANDOVER PARK WEST
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      FOX RIVER MALL               4301 W. WISCONSIN AVE.
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      OAKWOOD MALL                 4800 GOLF ROAD
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      GREEN BAY                    191 BAY PARKS SQUARE MALL
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      VALLEY VIEW MALL             3800 STATE ROAD #16


   Pearle Vision, Inc.
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SAN ANTONIO         TX    78224   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SAN ANTONIO         TX    78216   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SAN ANTONIO         TX    78216   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SAN ANTONIO         TX    78230   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SAN ANTONIO         TX    78238   USA
Pearle Vision, Inc.   022   PEARLE VISION              SAN ANTONIO         TX    78232   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SAN ANTONIO         TX    78216   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SELMA               TX    78154   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SHERMAN             TX    75080   USA
Pearle Vision, Inc.   022   PEARLE EYE+TECH            WEBSTER             TX    77596   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      WINDCREST           TX    78218   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      MURRAY              UT    84107   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      RIVERDALE           UT    84405   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SALT LAKE CITY      UT    84111   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      SANDY               UT    84070   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      WEST VALLEY CITY    UT    84119   USA
Pearle Vision, Inc.   022   PEARLE EYELAB EXPRESS      ALEXANDRIA          VA    22304   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(27)  CHESAPEAKE          VA    23321   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(25)  COLONIAL HEIGHTS    VA    23834   USA
Pearle Vision, Inc.   022   PEARLE EYELAB EXPRESS      FALLS CHURCH        VA    22044   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(05)  HAMPTON             VA    23665   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      LYNCHBURG           VA    24502   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      MANASSAS            VA    20109   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(08)  NEWPORT NEWS        VA    23602   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(02)  NORFOLK             VA    23502   USA
Pearle Vision, Inc.   022   PEARLE VISION              NORFOLK             VA    23510   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(17)  RICHMOND            VA    23228   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      RICHMOND            VA    23235   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(20)  RICHMOND            VA    23229   USA
Pearle Vision, Inc.   022   PEARLE VISION CENTER       ROANOKE             VA    24014   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      ROANOKE             VA    24012   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      VIRGINIA BEACH      VA    23462   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS(04)  VIRGINIA BEACH      VA    23451   USA
Pearle Vision, Inc.   022   PEARLE VISION CENTER       BELLEVUE            WA    95006   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      EVERETT             WA    98208   USA
Pearle Vision, Inc.   022   PEARLE EYE+TECH            FEDERAL WAY         WA    98003   USA
Pearle Vision, Inc.   022   PEARLE VISION              ISSAQUAH            WA    98027   USA
Pearle Vision, Inc.   022   PEARLE EYE+TECH            LYNNWOOD            WA    98037   USA
Pearle Vision, Inc.   022   PEARLE EYE+TECH            OLYMPIA             WA    96502   USA
Pearle Vision, Inc.   022   PEARLE EYE+TECH            PUYALLUP            WA    98373   USA
Pearle Vision, Inc.   022   PEARLE EYE+TECH            SILVERDALE          WA    98383   USA
Pearle Vision, Inc.   022   PEARLE EYE+TECH            TACOMA              WA    98409   USA
Pearle Vision, Inc.   022   PEARLE EYE+TECH            TUKWILA             WA    98188   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      APPLETON            WI    54915   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      EAU CLAIRE          WI    54703   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      GREEN BAY           WI    54304   USA
Pearle Vision, Inc.   022   PEARLE VISION EXPRESS      LA CROSSE           WI    54601   USA

       Pearls Vision, Inc.                                Page 10 of 10

Pearle Vision, Inc.    022   PEARLE VISION CENTER    KOELLER CENTERTER   1008 S. KOELLER STREET     OSHKOSH         WI  54901   USA
Pearle Vison, Inc.     022   PEARLE VISION CENTER    RACINE              2721 S. GREEN BAY RD.      RACINE          WI  53406   USA
Pearle Vision, Inc.    022   PEARLE VISION           HUNTINGTON MALL     400  HUNTINGTON MALL       BARBOURSVILLE   WV  25504   USA
Pearle Vision, Inc.    022   PEARLE VISION EXPRESS   BLUEFIELD           MERGER MALL RT. 480 #740   BLUEFIELD       WV  24701   USA
Pearle Vision, Inc.    022   PEARLE VISION EXPRESS   CHEYENNE            1400 DELL RANGE RD #6QA    CHEYENNE        WY  82009   USA

      Cole Vision Corporation                                       Page 1 of 27

STORE #                ENTITY            CO #              HOST NAME                          LOCATION
-------                ------            ----              ---------                          --------
 1035      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1089       Sears
 1036      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2819       Fairbanks (Airport Way)
 1132      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2027       WASILLA
  517      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1286       Century Plaza
 1055      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1135       Riverchase Galleria
 4148      Cole Vision Corporation       031     TARGET OPTICAL 4148             BIRMINGHAM
  856      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2238       Colonial Mall
   41      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2206       Flintridge Centre
 4168      Cole Vision Corporation       031     TARGET OPTICAL  # 4168          FLORENCE
  337      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2188       Madison Square Mail
 4208      Cole Vision Corporation       031     TARGET OPTICAL # 4208           HUNTSVILLE
 4245      Cole Vision Corporation       031     TARGET OPTICAL 4245             HUNTSVILLE
  276      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1058       Bel Air Melt
 4278      Cole Vision Corporation       031     TARGET OPTICAL # 4278           MOBILE WEST
  567      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1126       Eastdafe Mail
  511      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2186       Oxford (Quintard Dr)
 4149      Cole Vision Corporation       031     TARGET OPTICAL 4149             TRUSSVILLE
  191      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2795       University Mail
 4300      Cole Vision Corporation       031     TARGET OPTICAL # 4300           TUSCALOOSA
 1133      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1185       ARCADIA
 1127      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1189       CHANDLER FASHION CENTER
 1422      Cole Vision Corporation       031     SEARS OPTICAL # 1422            Anderman Flests Shopping Center
  758      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2358       Flagstaff Mail
 1143      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1796       GLENDALE
 4239      Cole Vision Corporation       031     TARGET OPTICAL 4239             PEORIA
 4032      Cole Vision Corporation       031     TARGET OPTICAL                  GOODYEAR
   68      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1076       Supersition Spring Mall
  576      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1828       Fiesta Mall
 4272      Cole Vision Corporation       031     TARGET OPTICAL 4272             MESA
 1368      Cole Vision Corporation       031     SEARS OPTICAL # 1368            Peoria Towne Center
 4044      Cole Vision Corporation       031     TARGET OPTICAL 4044             PEORIA
   72      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1788       Paradise Valley Mall
  318      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1708       Desert Sky Mall
  548      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1588       Metrocenter
 4238      Cole Vision Corporation       031     TARGET OPTICAL 4238             PHOENIX
  655      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2348       GATEWAY MALL
 4172      Cole Vision Corporation       031     TARGET OPTICAL # 4172           SCOTTSDALE
 1072      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2328       THE MALL AT SIERRA VISTA
 4201      Cole Vision Corporation       031     TARGET OPTICAL # 4201           SURPRISE
 4164      Cole Vision Corporation       031     TARGET OPTICAL 4164             TUCSON
 1053      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1728       Sears Tucson Mall
 1054      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 1338       Sears Park Mall
  658      Cole Vision Corporation       031     SEARS ROEBUCK & CO # 2078       Yuma (S Fourth Ave)
 4035      Bay Cities Optical Company    062     TARGET OPTICAL 4035             ALISO VIEJO
  323      Western States Optical, Inc   043     SEARS ROEBUCK & CO # 2268       County Eaal Mall

STORE #                ENTITY                   ADDRESS                        CITY       STATE    ZIP
-------                ------                   -------                        ----       -----    ---
 1035      Cole Vision Corporation       700 E NORTHERN LGHT              ANCHORAGE         AK    99503
 1036      Cole Vision Corporation       3115 AIRPORTWAY                  FAIRBANKS         AK    99709
 1132      Cole Vision Corporation       1000 SEWARD MERIDIAN             WASILLA           AK    99854
  517      Cole Vision Corporation       7500 CRESTWOOD BLVD              BIRMINGHAM        AL    35210
 1055      Cole Vision Corporation       3000 RIVERCHASE GALLERIA         BIRMINGHAM        AL    35244
 4148      Cole Vision Corporation       4616 HWY. 280                    BIRMINGHAM        AL    35242
  556      Cole Vision Corporation       1801 BELTLINE RD SW              DECATUR           AL    35603
   41      Cole Vision Corporation       6550 WIEBEL DRIVE                FAIRFIELD         AL    35084
 4166      Cole Vision Corporation       372 COX CREEK PKWY.              FLORENCE          AL    35630
  337      Cole Vision Corporation       5901 UNIVERSITY DR               HUNTSVILLE        AL    35805
 4208      Cole Vision Corporation       6275 UNIVERSITY DRIVE            HUNTSVILLE        AL    35808
 4245      Cole Vision Corporation       2750 CARL T. JONES DRIVE         HUNTSVILLE        AL    35802
  278      Cole Vision Corporation       3201 BEL AIR MALL                MOBILE            AL    36608
 4278      Cole Vision Corporation       790 SCHILLINGER RD. SOUTH        MOBILE WEST       AL    36695
  567      Cole Vision Corporation       1500 EASTDALE MALL               MONTGOMERY        AL    36117
  511      Cole Vision Corporation       700 QUINTARD DR                  OXFORD            AL    36203
 4149      Cole Vision Corporation       1654 GADSDEN HWY.                TRUSSVILLE        AL    35235
  191      Cole Vision Corporation       1701 MCFARLAND BLVD              TUSCALOOSA        AL    35404
 4300      Cole Vision Corporation       1901 13TH AVE. EAST              TUSCALOOSA        AL    35404
 1133      Cole Vision Corporation       4769 E. THOMAS RD.               ARCADIA           AZ    85018
 1127      Cole Vision Corporation       3177 CHANDLER VILLAGE DR.        CHANDLER          AZ    85228
 1422      Cole Vision Corporation       1900 W.CHANDLER BLVD. STE. 13    CHANDLER          AZ    85224
  758      Cole Vision Corporation       4800 N HWY 89                    FLAGSTAFF         AZ    88004
 1143      Cole Vision Corporation       7780 ARROWHEAD TOWN CENTER       GLENDALE          AZ    85308
 4239      Cole Vision Corporation       9350 W. NORTHERN AVE.            GLENDALE          AZ    85305
 4032      Cole Vision Corporation       1515 N. LITCHFIELD RD.           GOODYEAR          AZ    85338
   68      Cole Vision Corporation       8515 E. SOUTHERN AVE             MESA              AZ    85206
  576      Cole Vision Corporation       1425 W SOUTHERN AVE              MESA              AZ    85202
 4272      Cole Vision Corporation       2151 NORTH POWER RD.             MESA              AZ    85215
 1368      Cole Vision Corporation       8110 W. PEORIA AVE., STE 106     PEORIA            AZ    85345
 4044      Cole Vision Corporation       8055 W. BELL ROAD                PEORIA            AZ    85382
   72      Cole Vision Corporation       4604 E CACTUS RD                 PHOENIX           AZ    85032
  318      Cole Vision Corporation       7611 W THOMAS RD                 PHOENIX           AZ    85033
  548      Cole Vision Corporation       10001 N METRO PKWY W             PHOENIX           AZ    85021
 4238      Cole Vision Corporation       21001 N. TATUM BLVD.             PHOENIX           AZ    85050
  655      Cole Vision Corporation       3400 GATEWAY BLVD.               PRESCOTT          AZ    80303
 4172      Cole Vision Corporation       32351 N. SCOTTSDALE RD.          SCOTTSDALE        AZ    85282
 1072      Cole Vision Corporation       2250 EL. MERCADO LOOP            SIERRA VISTA      AZ    85835
 4201      Cole Vision Corporation       13731 W.BELL RD.                 SURPRISE          AZ    85374
 4164      Cole Vision Corporation       1225 W. IRVINGTON RD.            TUCSON            AZ    85748
 1053      Cole Vision Corporation       4570 N ORACLE RD.                TUSCON            AZ    85705
 1054      Cole Vision Corporation       5950 E. BROADWAY                 TUSCON            AZ    85711
  658      Cole Vision Corporation       3150 S 4TH AVE                   YUMA              AZ    85364
 4035      Bay Cities Optical Company    26932 LAPAZ                      ALISO VIEJO       CA    92658
  323      Western States Optical, Inc   2600 COUNTY EAST ML              ANUOUCH           CA    94509

Cole Vision Corporation                Page 2 of 27

STORE #             ENTITY                 CO #           HOST NAME                 LOCATION
-------             ------                 ----           ---------                 --------
 207      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1318   Valley Plaza
4257      Bay Cities Optical Company       062    TARGET OPTICAL 4257         BAKERSFIELD
 621      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1638   Brea Mall
 753      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1268   Buena Park Mall
 689      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1838   Media City Center
4240      Bay Cities Optical Company       062    TARGET OPTICAL 4240         BURBANK
  63      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1179   Topanga Plaza
 755      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1568   South Bay Pavillion
 756      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1518   Los Cerritos Mall
4144      Bay Cities Optical Company       062    TARGET OPTICAL 4144         CERRITOS
  44      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #2048   Chico Mall
 747      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1538   Sunrise Mall
1113      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1098   CLOVIS
 251      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1368   Sun Valley Mall
 654      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1388   Costa Mesa (Bristol St)
4133      Bay Cities Optical Company       062    TARGET OPTICAL 4133         COSTA MESA
 757      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1598   Puente Hills Mall
 389      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1468   Cupertino (Wolfe Rd)
 523      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1309   Stonewood Mall
 734      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #2228   El Centro (N Imperial Ave)
 333      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #2628   Bayshore Mall
 370      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1159   Fairfield Sears
 112      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1208   Fresno (N Blackstone Ave)
  64      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1088   Glendale (N Central Ave)
1084      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #2009   Hanford Sears
 735      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1248   Hayward (W Winton Ave)
 750      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #2028   Sears Plaza
 653      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1028   Hollywood (Stanta Monica Blvd)
 733      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #2058   Indio Fashion Mall
4174      Bay Cities Optical Company       062    TARGET OPTICAL #4174        INGLEWOOD
4104      Bay Cities Optical Company       062    TARGET OPTICAL 4104         LA HABRA
 741      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1548   Laguna Hills Mall
 521      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1209   Los Altos Market Center
  32      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1018   Crenshaw Plaza
 650      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1008   Los Angeles (E 12th St)
4145      Bay Cities Optical Company       062    TARGET OPTICAL 4145         LOS ANGELES
 745      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #2298   Merced (W Olive Ave)
 746      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1616   Vintage Faire Mall
 623      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1746   Sears Plaza
1004      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. 1998    Montebellow Towne Square
1018      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1888   Moreno Valley Mall
 122      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1236   San Antonio Center
4100      Bay Cities Optical Company       062    TARGET OPTICAL 4100         MURRIETA
 651      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1165   North Hollywood (Victory Blvd.)
 298      Western States Optical, Inc.     043    SEARS ROEBUCK & CO. #1698   New Park Mall



STORE #             ENTITY                     ADDRESS                CITY         STATE     ZIP
-------             ------                     -------                ----         -----     ---
 207      Western States Optical, Inc.     3001 MING AVE             BAKERSFILED      CA     93304
4257      Bay Cities Optical Company       9100 ROSEDALE HWY.        BAKERSFILED      CA     93312
 621      Western States Optical, Inc.     100 BREA MALL             BREA             CA     92821
 753      Western States Optical, Inc.     8150 LAPALMA AVE          BUENA PARK       CA     90620
 689      Western States Optical, Inc.     111 E. MAGNOLIA AVE       BURBANK          CA     91502
4240      Bay Cities Optical Company       1800 EMPIRE AVE.          BURBANK          CA     91504
  63      Western States Optical, Inc.     21851 VICTORY BLVD        CANOGA PARK      CA     91304
 755      Western States Optical, Inc.     100 CARSON MALL           CARSON           CA     90745
 756      Western States Optical, Inc.     100 LOS CERRITOS          CERRITOS         CA     90701
4144      Bay Cities Optical Company       11525 E. SOUTH ST.        CERRITOS         CA     90703
  44      Western States Optical, Inc.     1982 EAST 20TH ST.        CHICO            CA     95928
 747      Western States Optical, Inc.     5900 SUNRISE MALL         CITRUS HTS.      CA     95610
1113      Western States Optical, Inc.     1140 SHAW AVE.            CLOVIS           CA     93612
 251      Western States Optical, Inc.     1001 SUN VALLEY BLVD.     CONCORD          CA     94520
 654      Western States Optical, Inc.     3333 BRISTOL ST           COSTA MESA       CA     92626
4133      Bay Cities Optical Company       3030 HARBOR BLVD.         COSTA MESA       CA     92626
 757      Western States Optical, Inc.     100 PUENTE HILLS          CITY INDUSTRY    CA     91748
 389      Western States Optical, Inc.     10101 N WOLFE RD          CUPERTINO        CA     95014
 523      Western States Optical, Inc.     500 STONEWOOD ST.         DOWNEY           CA     90241
 734      Western States Optical, Inc.     1150 N IMPERIAL AVE       EL CENTRO        CA     92243
 333      Western States Optical, Inc.     3300 BROADWAY             EUREKA           CA     95501
 370      Western States Optical, Inc.     1420 TRAVIS BLVD.         FAIRFIELD        CA     94533
 112      Western States Optical, Inc.     3636 N BLACKSTONE         FRESNO           CA     93726
  64      Western States Optical, Inc.     236 N CENTRAL AVE         GLENDALE         CA     91203
1084      Western States Optical, Inc.     1679 W. LACEY BLVD.       HANFORD          CA     93230
 735      Western States Optical, Inc.     680 W WINTON AVE          HAYWARD          CA     94545
 750      Western States Optical, Inc.     2200 W. FLORIDA AVE       HEMET            CA     92545
 653      Western States Optical, Inc.     5601 SANTA MONICA BL      HOLLYWOOD        CA     90038
 733      Western States Optical, Inc.     62-229 HWY 111            INDIO            CA     92201
4174      Bay Cities Optical Company       3471 W. CENTRUY BLVD.     INGLEWOOD        CA     90303
4104      Bay Cities Optical Company       1000 E. IMPERIAL HWY.     LA HABRA         CA     90631
 741      Western States Optical, Inc.     24300 LAGUNA HILLS        LAGUNA HILLS     CA     92653
 521      Western States Optical, Inc.     2100 BELLFLOWER           LONG BEACH       CA     90815
  32      Western States Optical, Inc.     3755 SANTA ROSALIA        LOS ANGELES      CA     90008
 650      Western States Optical, Inc.     2675 E 12TH ST            LOS ANGELES      CA     90023
4145      Bay Cities Optical Company       3535 S. LA CIENGA BLVD.   LOS ANGELES      CA     90016
 745      Western States Optical, Inc.     1011 W OLIVE AVE          MERCED           CA     95340
 746      Western States Optical, Inc.     100 VINTAGE FAIRE         MODESTO          CA     95356
 623      Western States Optical, Inc.     5080 MONTCLAIR PLAZA LANE MONTCLAIR        CA     91763
1004      Western States Optical, Inc.     1401 MONTEBELLOW BLV      MONTEBELLO       CA     90640
1018      Western States Optical, Inc.     22650 TOWNGATE CIR        MORENO           CA     92553
 122      Western States Optical, Inc.     455 SAN ANTONIO RD        MT VIEW          CA     94040
4100      Bay Cities Optical Company       41040 CALIFORNIA OAKS RD. MURRIETA         CA     92662
 651      Western States Optical, Inc.     12121 VICTORY BLVD        N HOLLYWOOD      CA     91606
 298      Western States Optical, Inc.     100 NEWPARK MALL          NEWARK           CA     94560

     Cole Vision Corporation                                Page 3 of 27

STORE #             ENTITY                CO #                 HOST NAME                    LOCATION
-------             ------                ----                 ---------                    --------
 751      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1508     Northridge Fashion Center
4192      Bay Cities Optical Company      062          TARGET OPTICAL 4192           NORTHRIDGE
4204      Bay Cities Optical Company      062          TARGET OPTICAL #4204          NORWALK
4187      Bay Cities Optical Company      062          TARGET OPTICAL 4187           NOVATO
 324      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1039     Oakland (Telegraph Ave.)
 274      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1378     Mall of Orange
 217      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1068     Antelope Valley Mall
 652      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1048     Pasadena (E. Foothill Blvd.)
4199      Bay Cities Optical Company      062          TARGET OPTICAL #4199          PASADENA
 562      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1019     Stoneridge Mall
4108      Bay Cities Optical Company      062          TARGET OPTICAL 4108           RANCHO CUCAMONGA
 735      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #2336     Mt. Shasta Mall
 695      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1788     Hill Top Mall
 134      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1298     Riverside (Arlington Ave.)
1117      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1117     GALLERIA AT ROSEVILLE
 119      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1228     Arden Fair
 354      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1405     Florin Mall
4040      Bay Cities Optical Company      062          TARGET OPTICAL 4040           SACRAMENTO
 210      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1685     Northridge Mall
 378      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1476     THE SHOPS AT TANFORAN
 390      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1488     Eastridge Mall
1047      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1958     Oakridge Mall
4263      Bay Cities Optical Company      062          TARGET OPTICAL 4263           SAN JOSE WEST
 265      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1199     Hillsdale Mall
 606      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1526     Northgate Mall
 648      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #2256     Madonna Rd. Plaza
4105      Bay Cities Optical Company      062          TARGET OPTICAL 4105           SANTA ANA
 376      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #2138     Santa Barbara (State St.)
1013      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1999     Valencia (Valencia Blvd.)
 553      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #2308     Santa Cruz (Capitola Rd.)
 604      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #2068     TOWN CENTER EAST
 100      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1178     Santa Monica (Colorado Ave.)
 161      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1658     Santa Rosa Plaza Mall
4173      Bay Cities Optical Company      062          TARGET OPTICAL #4173          SEAL BEACH
 145      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1398     Inland Center
 748      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1288     Webberstown Mall
1110      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1108     PROMENADE MALL
 743      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #2318     Thousand Oaks (W. Hillcrest Dr.)
 131      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1278     Del Amo Mall
1064      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #2059     West Valley Mall
4143      Bay Cities Optical Company      062          TARGET OPTICAL 4143           TURLOCK
4155      Bay Cities Optical Company      062          TARGET OPTICAL 4155           VAN NUYS
4197      Bay Cities Optical Company      062          TARGET OPTICAL #4197          VAN NUYS
 752      Western States Optical, Inc.    043          SEARS ROEBUCK & CO. #1146     VENTURA
4014      Bay Cities Optical Company      062          TARGET OPTICAL #4014          VENTURA


STORE #             ENTITY                              ADDRESS                    CITY           STATE       ZIP
-------             ------                              -------                    ----            -----     -----
 751      Western States Optical, Inc.       100 NORTHRIDGE FASHION CENTRE      NORTHRIDGE          CA        91324
4192      Bay Cities Optical Company         8840 CORBIN DR.                    NORTHRIDGE          CA        91324
4204      Bay Cities Optical Company         10620 FIRESTONE BLVD.              NORWALK             CA        90650
4187      Bay Cities Optical Company         200 VINTAGE WAY                    NOVATO              CA        94945
 324      Western States Optical, Inc.       1955 BROADWAY                      OAKLAND             CA        94612
 274      Western States Optical, Inc.       2100 N. TUSTIN AVE.                ORANGE              CA        92865
 217      Western States Optical, Inc.       1345 W. AVE. P                     PALMDALE            CA        93551
 652      Western States Optical, Inc.       3801 E FOOTHILL BLVD.              PASADENA            CA        91107
4199      Bay Cities Optical Company         3121 E. COLORADO BLVD.             PASADENA            CA        91107
 562      Western States Optical, Inc.       1700 STONERIDGE ML                 PLEASANTON          CA        94588
4108      Bay Cities Optical Company         10576 FOOTHILL BLVD.               RANCHO CUCAMONGA    CA        91730
 735      Western States Optical, Inc.       1403 HILLTOP DR                    REDDING             CA        96001
 695      Western States Optical, Inc.       2300 HILLTOP MLL RD                RICHMOND            CA        94806
 134      Western States Optical, Inc.       5261 ARLINGTON AVE                 RIVERSIDE           CA        92504
1117      Western States Optical, Inc.       1191 GALLERIA BLVD.                ROSEVILLE           CA        95878
 119      Western States Optical, Inc.       1601 ARDEN WAY                     SACRAMENTO          CA        95815
 354      Western States Optical, Inc.       5901 FLORIN RD.                    SACRAMENTO          CA        95823
4040      Bay Cities Optical Company         1919 FULTON AVE.                   SACRAMENTO          CA        95825
 210      Western States Optical, Inc.       1100 NORTHRIDGE MALL               SALINAS             CA        93906
 378      Western States Optical, Inc.       1178 EL CAMINO REAL                SAN BRUNO           CA        94066
 390      Western States Optical, Inc.       2180 TULLY RD                      SAN JOSE            CA        95122
1047      Western States Optical, Inc.       5540 WINFIELD BLVD                 SAN JOSE            CA        95123
4263      Bay Cities Optical Company         1811 HILLDALE AVE.                 SAN JOSE WEST       CA        95124
 265      Western States Optical, Inc.       40 HILLSIDE MALL                   SAN MATEO           CA        94403
 606      Western States Optical, Inc.       9000 NO. GATE MALL                 SAN RAFAEL          CA        94903
 648      Western States Optical, Inc.       273 MADONNA RD                     SAN LUIS OBISPO     CA        93401
4105      Bay Cities Optical Company         3300 S. BRISTOL ST.                SANTA ANA           CA        92704
 376      Western States Optical, Inc.       3845 STATE ST                      SANTA BARBARA       CA        93105
1013      Western States Optical, Inc.       24137 VALENCIA BLVD                SANTA CLARIA        CA        91355
 553      Western States Optical, Inc.       4015 CAPITOLA RD                   SANTA CRUZ          CA        95062
 604      Western States Optical, Inc.       200 TOWN CTR EAST                  SANTA MARIA         CA        93454
 100      Western States Optical, Inc.       302 COLORADO AVE                   SANTA MONICA        CA        90401
 161      Western States Optical, Inc.       100 SANTA ROSA PLAZ                SANTA ROSA          CA        95401
4173      Bay Cities Optical Company         12300 SEAL BEACH BLVD.             SEAL BEACH          CA        90740
 145      Western States Optical, Inc.       100 INLAND CENTER DR.              SAN BERNARDINO      CA        92408
 748      Western States Optical, Inc.       5110 PACIFIC AVE                   STOCKTON            CA        95207
1110      Western States Optical, Inc.       40710 WINCHESTER RD.               TEMECULA            CA        92591
 743      Western States Optical, Inc.       145 W HILLCREST DR                 THOUSAND OAKS       CA        91360
 131      Western States Optical, Inc.       22100 HAWTHORNE BLD                TORRANCE            CA        90503
1064      Western States Optical, Inc.       3350 S. NAGLEE RD.                 TRACY               CA        95376
4143      Bay Cities Optical Company         MONTE VISTA AVE. & HWY 99          TURLOCK             CA        95382
4155      Bay Cities Optical Company         14920 RAYMER ST.                   VAN NUYS            CA        91405
4197      Bay Cities Optical Company         5711 SEPULVEDA BLVD.               VAN NUYS            CA        91411
 752      Western States Optical, Inc.       3295 E. MAIN ST.                   VENTURA             CA        93003
4014      Bay Cities Optical Company         4200 E. MAIN ST.                   VENTURA             CA        93003

         Cole Vision Corporation                                    Page 4 of 27

STORE #   ENTITY                        CO. #     HOST NAME                     LOCATION
-------   ------                        -----     ----------                    --------
 737      Western States Optical, Inc.  043       SEARS ROEBUCK & CO #2829      Mall of Victor Valley
 736      Western States Optical, Inc.  043       SEARS ROEBUCK & CO #2068      Visalia (S Mooney Blvd)
 739      Western States Optical, Inc.  043       SEARS ROEBUCK & CO #1189      West Covina Mall
4256      Bay Cities Optical Company    062       TARGET OPTICAL 4256           WEST FULLERTON
 744      Western States Optical, Inc.  043       SEARS ROEBUCK & CO #1608      Westminster Mall
 189      Western States Optical, Inc.  043       SEARS ROEBUCK & CO #1149      Whitwood Mall
 749      Western States Optical, Inc.  043       SEARS ROEBUCK & CO #2238      The Mall
4013      Cole Vision Corporation       031       TARGET OPTICAL 048            ARVDA
 543      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1141      Aurora Mall
4026      Cole Vision Corporation       031       TARGET OPTICAL                AURORA
  48      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2202      Crossroads Mall
1463      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1483      BROOMFIELD
4171      Cole Vision Corporation       031       TARGET OPTICAL 4171           CASTLE ROCK
 542      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1131      Southglenn Mall
 166      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1111      Southgate Center
 338      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1221      Chapel Hills Mall
4109      Cole Vision Corporation       031       TARGET OPTICAL #4109          COLORADO SPRINGS
 292      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1071      Westland Mall
 557      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1031      Cherry Creek
1484      Cole Vision Corporation       031       SEARS OPTICAL #1464           VILLA MONACO S/C
 801      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2271      Foothills Fashion Mall
 391      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2451      Greeley Mall
 759      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2361      Mesa Mall
 375      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1271      Southwest Plaza
4261      Cole Vision Corporation       031       TARGET OPTICAL 4261           LITTLETON
 143      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2398      Twin Peaks Mall
 382      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1281      PUEBLO MALL
4089      Cole Vision Corporation       031       TARGET OPTICAL 4089           SUPERIOR
4249      Cole Vision Corporation       031       TARGET OPTICAL 4249           THORTON
 293      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1001      Westminster Mall
 136      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1303      Danbury Fair Mall
1057      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1014      Enfield Square Mall
4226      Cole Vision Corporation       031       TARGET OPTICAL 4226           ENFIELD
 680      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1443      Buckland Hills Mall
4121      Cole Vision Corporation       031       TARGET OPTICAL 4121           SOUTH WINDSOR
 357      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1043      Meriden Square
4250      Cole Vision Corporation       031       TARGET OPTICAL 4250           MERIDEN
4129      Cole Vision Corporation       031       TARGET OPTICAL 4129           NEW BRITAIN
1061      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1263      The Brass Mall Center
 681      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1193      Crystal Mall
4080      Cole Vision Corporation       031       TARGET OPTICAL 4080           WATERFORD
  51      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1063      Corbins Corner
  97      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2654      Dover Mall
1750      Cole Vision Corporation       031       BJ'S WHOLESALE CLUB OPT.      Wilmington
 255      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1853      Concord Mall

STORE #   ENTITY                             ADDRESS                            CITY                STATE     ZIP
-------   ------                             -------                            ----                -----     ---
 737      Western States Optical, Inc.       14420 BEAR VALLEY                  VICTORVILLE         CA        92392
 736      Western States Optical, Inc.       3501 S. MOONEY BLVD                VISALIA             CA        93277
 739      Western States Optical, Inc.       1209 PLAZA DR.                     WEST COVINA         CA        91790
4256      Bay Cities Optical Company         1803 MALVERN AVE.                  WEST FULLERTON      CA        92632
 744      Western States Optical, Inc.       100 WESTMINSTER                    WESTMINISTER        CA        92683
 189      Western States Optical, Inc.       15600 WHITWOOD LN                  WHITIER             CA        90603
 749      Western States Optical, Inc.       1235 COLUSA AVE                    YUBA CITY           CA        95991
4013      Cole Vision Corporation            7899 WADSWORTH BLVD.               ARVADA              CO        80003
 543      Cole Vision Corporation            14200 ALAMEDA AVE                  AURORA              CO        80012
4026      Cole Vision Corporation            16910 E. QUINCY AVE.               AURORA              CO        80015
  48      Cole Vision Corporation            1850 28TH STREET                   BOULDER             CO        80301
1463      Cole Vision Corporation            1100 STATE HWY. 287, STE. 800      BROOMFIELD          CO        80020
4171      Cole Vision Corporation            5010 FOUNDERS PWAY                 CASTLE ROCK         CO        80104
 542      Cole Vision Corporation            7001 SO UNIV BLVD                  CENTENNIAL          CO        80122
 166      Cole Vision Corporation            100 SOUTHGATE RD                   COLO SPRINGS        CO        80906
 338      Cole Vision Corporation            1650 BRIARGATE BD                  COLORADO SPGS       CO        80920
4109      Cole Vision Corporation            5240 ACADEMY BLVD.                 COLORADO SPRINGS    CO        80918
 292      Cole Vision Corporation            10785 W. COLFAX AVE                DENVER              CO        80215
 557      Cole Vision Corporation            2375 E. FIRST AVE.                 DENVER              CO        80206
1484      Cole Vision Corporation            2223 S. MONACO PKWY., STE. 3-6     DENVER              CO        80222
 801      Cole Vision Corporation            205 E. FOOTHILLS PKY               FT COLLINS          CO        80525
 391      Cole Vision Corporation            2800 GREELEY MALL                  GREELEY             CO        80631
 759      Cole Vision Corporation            2424 US HWY 6 & 50                 GRND JNCTION        CO        81505
 375      Cole Vision Corporation            8501 W BOWLES AVE                  LITTLETON           CO        80123
4261      Cole Vision Corporation            9390 W. CROSS DR.                  LITTLETON           CO        80123
 143      Cole Vision Corporation            1250 SOUTH HOVER RD                LONGMONT            CO        80501
 382      Cole Vision Corporation            3201 DILARD DR.                    PUEBLO              CO        81008
4089      Cole Vision Corporation            400 MARSHALL ROAD                  SUPERIOR            CO        80027
4249      Cole Vision Corporation            1001 E 120TH AVE.                  THORTON             CO        80233
 293      Cole Vision Corporation            5501 W 88TH AVE                    WESTMINSTER         CO        80031
 136      Cole Vision Corporation            7 BACKUS AVE                       DANBURY             CT        06810
1057      Cole Vision Corporation            90 ELM ST.                         ENFIELD             CT        06082
4226      Cole Vision Corporation            90 ELM ST.                         ENFIELD             CT        06082
 680      Cole Vision Corporation            190 BUCKLAND HILLS                 MANCHESTER          CT        08040
4121      Cole Vision Corporation            125 BUCKLAND HILLS DR.             MANCHESTER          CT        06040
 357      Cole Vision Corporation            470 LEWIS AVE                      MERIDEN             CT        06450
4250      Cole Vision Corporation            474 CHAMBERLIN HWY.                MERIDEN             CT        06451
4129      Cole Vision Corporation            475 HARTFORD RD                    NEW BRITAIN         CT        06051
1061      Cole Vision Corporation            425 UNION ST                       WATERBURY           CT        06706
 681      Cole Vision Corporation            824 HARTFORD TRNPKE                WATERFORD           CT        06385
4080      Cole Vision Corporation            900 HARTFORD-NEW LONDON TRNPK.     WATERFORD           CT        06385
  51      Cole Vision Corporation            1445 NEW BRITAIN AV                WEST HARTFRD        CT        06110
  97      Cole Vision Corporation            1000 DOVER MALL, RT 13             DOVER               DE        19901
1750      Cole Vision Corporation            124 SUNSET BLVD                    NEW CASTLE          DE        19720
 255      Cole Vision Corporation            4737 CONCORD PIKE                  WILMINGTON          DE        19803

         Cole Vision Corporation   Page 5 of 27

STORE #          ENTITY            CO #          HOST NAME                   LOCATION                       ADDRESS
-------   -----------------------  ----  ------------------------   ---------------------------  -----------------------------
  256     Code Vision Corporation   031  SEARS ROEBUCK & CO #1254   Price Comer Shopping Center  3240 KIRKWOOD HIWAY
  545     Code Vision Corporation   031  SEARS ROEBUCK & CO #1355   Altamonte Mall               403 E ALTAMONTE DR
 4268     Code Vision Corporation   031  TARGET OPTICAL 4268        ALTAMONTE SPRINGS            888 W. STATE ROAD 436
  554     Code Vision Corporation   031  SEARS ROEBUCK & CO #1655   Aventura Mall                19505 BISCAYNE DLVD
  209     Code Vision Corporation   031  SEARS ROEBUCK & CO #1645   Town Center Mall             5900 W GLAES RD
 1015     Code Vision Corporation   031  SEARS ROEBUCK & CO #1755   Boynton Beach Mall           801 N CONGRESS AVE
 1753     Code Vision Corporation   031  BJS WHOLESALE CLUB         BOYNTON BEACH                1540 W.BOYNTON BEACH BLVD.
 4267     Code Vision Corporation   031  TARGET OPTICAL 4267        BOYNTON BEACH                1901 N. CONGRESS AVE.
  516     Code Vision Corporation   031  SEARS ROEBUCK & CO. #2585  DaSoto Mall                  303 US HWY 301
 1041     Code Vision Corporation   031  SEARS ROEBUCK & CO. #1007  Brandon Town Center          888 BRANDON TWN CTR
 1118     Code Vision Corporation   031  SEARS ROEBUCK & CO. #2485  BROOKSVILLE                  13085 CORTEZ
  571     Code Vision Corporation   031  SEARS ROEBUCK & CO. #1415  Countryside Mall             27001 US 19 NORTH, STE. 8520
   80     Code Vision Corporation   031  SEARS ROEBUCK & CO #1125   Coral Way                    3855 CORAL WAY
  188     Code Vision Corporation   031  SEARS ROEBUCK & CO #1055   Coral Square Mall            9585 W ATLANTIC BLV
  372     Code Vision Corporation   031  SEARS ROEBUCK & CO #2558   Crystal River Mall           1801 N.W. HWY 19
  544     Code Vision Corporation   031  SEARS ROEBUCK & CO #1075   Volusia Mall                 1700 VOLUSIA AVE
 4231     Code Vision Corporation   031  TARGET OPTICAL 4231        DEERFIELD BEACH              1227 S. FEDERAL HWY.
 1389     Code Vision Corporation   031  SEARS OPTICAL  #1389       Island Walk                  1427 SADLER RD
  107     Code Vision Corporation   031  SEARS ROEBUCK & CO #1195   Sears Town                   901 N FEDERAL HWY
  228     Code Vision Corporation   031  SEARS ROEBUCK & CO #1495   Edison Mall                  4125 CLEVELAND AVE., STE, 88
  146     Code Vision Corporation   031  SEARS ROEBUCK & CO #1665   Dak Mall                     6201 NEWBERRY ROAD
  371     Code Vision Corporation   031  SEARS ROEBUCK & CO #1345   Westland Shopping Center.    1625 WEST 49TH  ST.
 1696     Code Vision Corporation   031  BJ'S WHOLESALE CLUB OPT.   Hlaleah                      8005 NW 95TH ST.
 1647     Code Vision Corporation   031  BJ'S WHOLESALE CLUB #109   HOLLYWOOD                    4000 OAKWOOD BLVD.
  240     Code Vision Corporation   031  SEARS ROEBUCK & CO #1068   The Avenues Mall             10300 SOUTHSIDE BVD
 1371     Code Vision Corporation   031  SEARS OPTICAL #1371        Normandy Village             7764-10 NORMANDY BL
 1643     Code Vision Corporation   031  BJ'S WHOLESALE CLUB        JACKSONVILLE                 12200 ATLANTIC BLVD., STE 200
 4139     Code Vision Corporation   031  TARGET OPTICAL 4139        JACKSONVILLE                 10490 SAN JOSE BLVD.
  313     Code Vision Corporation   031  SEARS ROEBUCK & CO #1635   Regency Square Mall          9501 ARLINGTON EXPY
 4288     Code Vision Corporation   031  TARGET OPTICAL 4269        JACKSONVILLE                 9041 SOUTHSIDE BLVD.
  899     Code Vision Corporation   031  SEARS ROEBUCK & CO #2315   Treasure Coast Mall          3342 N FEDERAL HWY
 1664     Code Vision Corporation   031  BJ'S WHOLESALE CLUB #107   JENSEN BEACH                 4150 NW FEDERAL HWY.
  141     Code Vision Corporation   031  SEARS ROEBUCK & CO #2215   Sears Town                   3202 N ROOSEVELT
  874     Code Vision Corporation   031  SEARS ROEBUCK & CO #1005   Lake Wales                   301 EAGLE RIDGE DR.
  253     Code Vision Corporation   031  SEARS ROEBUCK & CO #1955   Lakeland Square Mall         3800 NORTH ROAD
 4138     Code Vision Corporation   031  TARGET OPTICAL 4138        LAKELAND                     3570 HARDEN BLVD.
 4217     Code Vision Corporation   031  TARGET OPTICAL #4217       LAUDERHILL                   7730 W. COMMERCIAL BLVD.
  176     Code Vision Corporation   031  SEARS ROEBUCK & CO #2745   Lake Square Mall             10401-2002 U.S.441
  590     Code Vision Corporation   031  SEARS ROEBUCK & CO #2056   Santa Rosa Mall              300 MARY ESTHER CO
  870     Code Vision Corporation   031  SEARS ROEBUCK & CO #2245   Melbourne (S Babcock St)     1050 S BABCOCK ST
 1751     Code Vision Corporation   031  BJ'S WHOLESALE CLUB        MELBOURNE                    1155 PALM BAY RD.
  871     Code Vision Corporation   031  SEARS ROEBUCK & CO #1175   Merritt Square Mall          777 E MERITT ISLAND CAUSEWAY
 1835     Code Vision Corporation   031  BJ'S WHOLESALE CLUB 1638   MERRITT ISLAND               415 E. MERRITT AVE.
  262     Code Vision Corporation   031  SEARS ROEBUCK & CO #1365   Cutler Ridge Mall            20701 ALAPATTAM DR
  349     Code Vision Corporation   031  SEARS ROEBUCK & CO #2155   Kendall Towne & Country Mall 8505 MILLS DRIVE

STORE #          ENTITY                   CITY         STATE    ZIP
-------   -----------------------   -----------------  -----   -----
  256     Code Vision Corporation   WILMINGTON          DE     19808
  545     Code Vision Corporation   ALTAMONTE SPRINGS   FL     32701
 4268     Code Vision Corporation   ALTAMONTE SPRINGS   FL     32714
  554     Code Vision Corporation   AVENTURA            FL     33180
  209     Code Vision Corporation   BOCA RATON          FL     33432
 1015     Code Vision Corporation   BOYNTON BCH         FL     33426
 1753     Code Vision Corporation   BOYNTON BEACH       FL     33438
 4267     Code Vision Corporation   BOYNTON BEACH       FL     33438
  516     Code Vision Corporation   BRADENTON           FL     34205
 1041     Code Vision Corporation   BRANDON             FL     33511
 1118     Code Vision Corporation   BROOKSVILLE         FL     34613
  571     Code Vision Corporation   CLEARWATER          FL     33761
   80     Code Vision Corporation   CORAL GABLES        FL     33145
  188     Code Vision Corporation   CORAL SPRINGS       FL     33071
  372     Code Vision Corporation   CRYSTAL RIVER       FL     34428
  544     Code Vision Corporation   DAYTONA BEACH       FL     32114
 4231     Code Vision Corporation   DEERFIELD           FL     33442
 1389     Code Vision Corporation   FERNANONA BCH       FL     32034
  107     Code Vision Corporation   FT LAUDERDALE       FL     33304
  228     Code Vision Corporation   FT MYERS            FL     33901
  146     Code Vision Corporation   GAINESVILLE         FL     32605
  371     Code Vision Corporation   HIALELH             FL     33012
 1696     Code Vision Corporation   HILEAH GRADENS      FL     33016
 1647     Code Vision Corporation   HOLLYWOOD           FL     33020
  240     Code Vision Corporation   JACKSONVILLE        FL     32256
 1371     Code Vision Corporation   JACKSONVILLE        FL     32221
 1643     Code Vision Corporation   JACKSONVILLE        FL     32225
 4139     Code Vision Corporation   JACKSONVILLE        FL     32257
  313     Code Vision Corporation   JACKSONVLE          FL     32225
 4288     Code Vision Corporation   JACKSONVVILLE       FL     32258
  899     Code Vision Corporation   JENSEN BEACH        FL     34957
 1664     Code Vision Corporation   JENSEN BEACH        FL     34957
  141     Code Vision Corporation   KEY WEST            FL     33040
  874     Code Vision Corporation   LAKE WALES          FL     33853
  253     Code Vision Corporation   LAKELAND            FL     33809
 4138     Code Vision Corporation   LAKELAND            FL     33803
 4217     Code Vision Corporation   LAUDERHILL          FL     33351
  176     Code Vision Corporation   LEESBURG            FL     34788
  590     Code Vision Corporation   MARY ESTHER         FL     32589
  870     Code Vision Corporation   MELBOURNE           FL     32901
 1751     Code Vision Corporation   MELBOURNE           FL     32901
  871     Code Vision Corporation   MERRIT ISLAND       FL     32952
 1835     Code Vision Corporation   MERRITT ISLAND      FL     32953
  262     Code Vision Corporation   MIAMI               FL     33189
  349     Code Vision Corporation   MIAMI               FL     33183

         Cole Vision Corporation                                    Page 6 of 27

STORE #          ENTITY           CO #      HOST NAME                     LOCATION
-------          ------           ----      ---------                     --------
  383    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1715   Miami International Mall
 1667    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB #81    Cutler Ridge
 1693    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Miami
 1695    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Kendall
  128    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2695   Costland Center Mall
  504    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1006   Paddock Mall
  105    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1105   West Oaks Mall
  572    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1485   Orange Park Mall
 1634    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB        ORANGE PARK
  116    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1225   Fashion Square
  643    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1285   Florida Mall
 1450    Cole Vision Corporation  031    SEARS OPTICAL #1450        Lake Fredrica Shopping Center
 1630    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB        ORLANDO-EAST
 1684    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB        ORLANDO-WEST
 4030    Cole Vision Corporation  031    TARGET OPTICAL 4030        ORLANDO
 4033    Cole Vision Corporation  031    TARGET OPTICAL             WATERFORD LAKES
 4170    Cole Vision Corporation  031    TARGET OPTICAL #4179       ORLANDO
 4224    Cole Vision Corporation  031    TARGET OPTICAL 4224        ORLANDO
 1119    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1456   OVIEDO MARKETPLACE
  388    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1765   The Gardens Mall
   99    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2805   Panama City Mall
 1639    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB 1638   PARKLAND
  214    Cole Vision Corporation  031    SEARS,ROEBUCK & CO #1775   Pembroke Lakes Mall
 1666    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB #54    Pembroke Pines
  546    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1096   University Mall
 4090    Cole Vision Corporation  031    TARGET OPTICAL 4090        PENSACOLA
  616    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1535   Broward Mall
  342    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1205   Fashion Square Mall
  694    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2145   Town Center Mall
  113    Cole Vision Corporation  031    SEARS,ROEBUCK & CO #2885   Gulfview Square Mall
 1658    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB #32    ROYAL PALM BEACH
 1045    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1555   Sanford Towne Center Mall
 1627    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB        SANFORD
  645    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1625   Sarasota Square Mall
 1632    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB        SARASOTA
 1104    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2135   SEBRING
  366    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1295   Tyrone Square Mall
 1446    Cole Vision Corporation  031    TARGET OPTICAL #1446       Northeast Park Shopping Center
 1694    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Sunrise
  628    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1585   Governor's Square Mall
  573    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1465   University Square Mall
  587    Cole Vision Corporation  031    SEARS,ROEBUCK & CO #1505   Tampa Bay Mall
 1099    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1255   CITRUS PARK TOWN CTR.
 1365    Cole Vision Corporation  031    TARGET OPTICAL #1385       The Village Center
  872    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2195   Sears Town Mall

STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
  383    Cole Vision Corporation   1825 NW 107TH AVE               MIAMI                  FL      33172
 1667    Cole Vision Corporation   10425 MARLIN RD                 MIAMI                  FL      33157
 1693    Cole Vision Corporation   150 MIAMI GARDENS DR.           MIAMI                  FL      33169
 1695    Cole Vision Corporation   7007 SW 117TH AVE               MIAMI                  FL      33183
  128    Cole Vision Corporation   2000 NINTH ST NORTH             NAPLES                 FL      34102
  504    Cole Vision Corporation   3100 SW COLLEGE RD              OCALA                  FL      34474
  105    Cole Vision Corporation   9405 COLONIAL DR                OCOEE                  FL      34761
  572    Cole Vision Corporation   1910 WELLS RD.                  ORANGE PARK            FL      32073
 1634    Cole Vision Corporation   560 BLANDING BLVD.              ORANGE PARK            FL      32073
  116    Cole Vision Corporation   3111 E COLONIAL DR              ORLANDO                FL      32803
  643    Cole Vision Corporation   8001 S ORANGE BLOSSOM TR.       ORLANDO                FL      32809
 1450    Cole Vision Corporation   4018 S SEMORAN BLVD             ORLANDO                FL      32822
 1630    Cole Vision Corporation   12190 LAKE UNDERHILL RD.        ORLANDO                FL      32825
 1684    Cole Vision Corporation   4897 MILLENIA PLAZA WAY         ORLANDO                FL      32839
 4030    Cole Vision Corporation   718 MAGUIRE BLVD.               ORLANDO                FL      32803
 4033    Cole Vision Corporation   325 N. ALAFAYA TRAIL            ORLANDO                FL      32828
 4170    Cole Vision Corporation   7501 W. COLONIAL DR.            ORLANDO                FL      32818
 4224    Cole Vision Corporation   2155 TOWN CENTER BLVD.          ORLANDO                FL      32837
 1119    Cole Vision Corporation   1360 OVIEDO MARKETPLACE BLVD.   OVIEDO                 FL      32785
  388    Cole Vision Corporation   3103 PGA BLVD                   PALM BEACH GARDENS     FL      33410
   99    Cole Vision Corporation   733 HWY 231                     PANAMA CITY            FL      32405
 1639    Cole Vision Corporation   5901 HILLSBORO BLVD.            PARKLAND               FL      33087
  214    Cole Vision Corporation   12055 PINES BLVD                PEMBROKE PIN           FL      33028
 1666    Cole Vision Corporation   13700 PINES BLVD                PEMBROKE PINE          FL      33027
  546    Cole Vision Corporation   7171 NO DAVIS HWY               PENSACOLA              FL      32504
 4090    Cole Vision Corporation   1749 E. NINE MILE RD.           PENSACOLA              FL      32514
  616    Cole Vision Corporation   100 BROWARD MALL                PLANTATION             FL      33388
  342    Cole Vision Corporation   2251 N FEDERAL HWY              POMPANO BCH            FL      33082
  694    Cole Vision Corporation   1441 TAMIAMI TRAIL              PORT CHARLOTT          FL      33848
  113    Cole Vision Corporation   9409 US HWY 19                  PORT RICHEY            FL      34888
 1658    Cole Vision Corporation   500 STATE RD. 7                 ROYAL PALM BEACH       FL      33411
 1045    Cole Vision Corporation   320 TOWNE CTR CIRCL             SANFORD                FL      32771
 1627    Cole Vision Corporation   4270 W. STATE RD. 46            SANFORD                FL      32771
  645    Cole Vision Corporation   8201 S TAMIAMI TR               SARASOTA               FL      34238
 1632    Cole Vision Corporation   8085 COOPER CREEK BLVD.         SARASOTA               FL      34201
 1104    Cole Vision Corporation   901 US HWY. 27N. STE. 130       SEBRING                FL      33870
  366    Cole Vision Corporation   2300 N. TYRONE BD               ST PETERSBRG           FL      33710
 1446    Cole Vision Corporation   202 37TH AVE NORTH              ST PETERSBRG           FL      33704
 1694    Cole Vision Corporation   3468 N. UNIV. DR.               SUNRISE                FL      33351
  628    Cole Vision Corporation   1500 APALACHEE PKY              TALLAHASSEE            FL      32301
  573    Cole Vision Corporation   2266 UNIV SQ MALL               TAMPA                  FL      33612
  587    Cole Vision Corporation   3302 MLK JR BLVD                TAMPA                  FL      33807
 1099    Cole Vision Corporation   7902 CITRUS PK TOWN             TAMPA                  FL      33626
 1365    Cole Vision Corporation   13184 N DALE MABRY              TAMPA                  FL      33616
  872    Cole Vision Corporation   3550 S WASHINGTON               TITUSVILLE             FL      32780

       Cole Vision Corporation                                      Page 7 of 27

STORE #          ENTITY            CO #         HOST NAME                        LOCATION                        ADDRESS
-------          ------            ----         ---------                        --------                        -------
  169    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1015    Indian River Mall                   6200 20TH ST. #300
  343    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1705    Palm Beach Mall                     1801 PALM BCH LAKES
 4280    Cole Vision Corporation   031    TARGET OPTICAL #4280        WESLEY CHAPEL                       1201 COUNTRY RD. 581
 1449    Cole Vision Corporation   031    SEARS OPTICAL #1448         Golden Rod Groves Shopping Center   4270 STATE RD. 420
  589    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2815    Albany Mall                         2601 DAWSON RD
  162    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1695    Alpharetta                          6000 N POINT CIRCLE
 1021    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2845    Georgia Square Mall                 3700 ATLANTA HWY.
  359    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1275    Northlake Mall                      2201 HENDERSON MILL
  509    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1385    Cumberland Mall                     1500 CUMBERLAND MLL
  140    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1035    Augusta Mall                        3450-B WRIGHTSBORO
 1320    Cole Vision Corporation   031    SEARS OPTICAL #1320         Heritage Hills Shopping Center      1355 E/W CONNECTOR
  159    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2085    Glynn Place Mall                    3 MALL BLVD
 1386    Cole Vision Corporation   031    SEARS OPTICAL #1388         Mclntosh Plaza                      1109 SOUTH PK #510
 1364    Cole Vision Corporation   031    SEARS OPTICAL #1364         Mainstreet Shopping Center          220 CHEROKEE PLACE
 1002    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2415    Galleria Mall                       2930 WATSON BLVD.
  249    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1145    Columbus Square Mall                3012 MACON RD
 4285    Cole Vision Corporation   031    TARGET OPTICAL #4285        CUMMING                             1525 MARKETPLACE BLVD.
 1108    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1095    DOUGLASVILLE                        6580 DOUGLAS BLVD.
  660    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1885    Gwlnnett Place Mall                 2100 PLEASANT HILL
 4177    Cole Vision Corporation   031    TARGET OPTICAL #4177        DULUTH                              3935 VENTURE DRIVE
  168    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2505    Lakeshore Mall                      150 PEARL NIX PKWY.
 4288    Cole Vision Corporation   031    TARGET OPTICAL #4288        HIRAM                               5220 JIMMY LEE SMITH PKWY.
  641    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1155    Town Center Mall                    400 ERNST W BARRETT
 1372    Cole Vision Corporation   031    SEARS OPTICAL #1372         Camden Woods Shopping Center        1601 HWY 40E #16
 1357    Cole Vision Corporation   031    SEARS OPTICAL #1357         Lawrenceville MarketCenter          875 LAW-SEWANEE RD
 1131    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1251    MALL AT STONECREST                  8020 MALL PKWY.
  570    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1435    Macon Mall                          3681EISENHOWER PKWY
 4253    Cole Vision Corporation   031    TARGET OPTICAL 4253         MACON                               4685 PRESIDENTIAL PKWY.
  588    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1566    Southlake Mall                      1300 SOUTHLAKE MALL
   40    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2895    Mt. Berry Square Mall               600 MT. BERRY SQUARE
 4062    Cole Vision Corporation   031    TARGET OPTICAL 4082         ROSWELL                             1135 WOODSTOCK RD.
  325    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1305    Oglethorpe Mall                     7810 ABERCORN ST
 4012    Cole Vision Corporation   031    TARGET OPTICAL #1758        STONE MOUNTAIN                      2055 W. PARK PLACE BLVD.
 4260    Cole Vision Corporation   031    TARGET OPTICAL 4260         TUCKER                              4241 LAVISTA RD.
  221    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2885    Shannon Mall                        600 SHANNON MALL
  282    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2125    Valdosta Mall                       1709 BAY TREE RD
 4254    Cole Vision Corporation   031    TARGET OPTICAL 4254         WARNER ROBINS                       2929 WATSON BLVD.
 1114    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2115    HATCHER POINT MALL                  2215 MEMORIAL DR.
 4178    Cole Vision Corporation   031    TARGET OPTICAL #4178         WOODSTOCK                          140 WOODSTOCK SQUARE AVE.
 1088    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1578    Pearlridge Shopping Center          98180 KAMEHAMEHA HWY.
 1087    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1158    Ala Moana Shopping Center           1450 ALA MOANA BLVD
 1090    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2148    MAUI                                275 KAAHUMANU AVE
 1089    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1738    Windward Mall                       46-056 KAMEHEMEHA HWY
 1124    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2368    LIHUI                               3-2600 KAUMUALII HWY.
 4101    Cole Vision Corporation   031    TARGET OPTICAL 4101         ANKENY                              2135 SE DELAWARE AVE.

STORE #          ENTITY                CITY         STATE    ZIP
-------          ------                ----         -----    ---
  169    Cole Vision Corporation   VERO BEACH         FL    32988
  343    Cole Vision Corporation   W PALM BCH         FL    33401
 4280    Cole Vision Corporation   WESLEY CHAPEL      FL    33543
 1449    Cole Vision Corporation   WINTER PARK        FL    32792
  589    Cole Vision Corporation   ALBANY             GA    31707
  162    Cole Vision Corporation   ALPHRETTA          GA    30022
 1021    Cole Vision Corporation   ATHENS             GA    30610
  359    Cole Vision Corporation   ATLANTA            GA    30345
  509    Cole Vision Corporation   ATLANTA            GA    30339
  140    Cole Vision Corporation   AUGUSTA            GA    30909
 1320    Cole Vision Corporation   AUSTELL            GA    30106
  159    Cole Vision Corporation   BRUNSWICK          GA    31523
 1386    Cole Vision Corporation   CARRONLLTON        GA    30117
 1364    Cole Vision Corporation   CARTERSVILLE       GA    30121
 1002    Cole Vision Corporation   CENTERVILLE        GA    31028
  249    Cole Vision Corporation    COLUMBUS          GA    31906
 4285    Cole Vision Corporation   CUMMING            GA    30041
 1108    Cole Vision Corporation   DOUGLASVILLE       GA    30135
  660    Cole Vision Corporation   DULUTH             GA    30096
 4177    Cole Vision Corporation   DULUTH             GA    30096
  168    Cole Vision Corporation   GAINESVILLE        GA    30501
 4288    Cole Vision Corporation   HIRAM              GA    30141
  641    Cole Vision Corporation   KENNESAW           GA    30144
 1372    Cole Vision Corporation   KINGSLAND          GA    31548
 1357    Cole Vision Corporation   LAWRENCEVILLE      GA    30043
 1131    Cole Vision Corporation   LITHONIA           GA    30038
  570    Cole Vision Corporation   MACON              GA    31208
 4253    Cole Vision Corporation   MACON              GA    31208
  588    Cole Vision Corporation   MORROW             GA    30200
   40    Cole Vision Corporation   ROME               GA    30165
 4062    Cole Vision Corporation   ROSWELL            GA    30075
  325    Cole Vision Corporation   SAVANNAH           GA    31408
 4012    Cole Vision Corporation   STONE MOUNTAIN     GA    30087
 4260    Cole Vision Corporation   TUCKER             GA    30084
  221    Cole Vision Corporation   UNION CITY         GA    30291
  282    Cole Vision Corporation   VALDOSTA           GA    31602
 4254    Cole Vision Corporation   WARNER ROBINS      GA    31093
 1114    Cole Vision Corporation   WAYCROSS           GA    31501
 4178    Cole Vision Corporation   WOODSTOCK          GA    30189
 1088    Cole Vision Corporation   AIEA               HI    96701
 1087    Cole Vision Corporation   HONOLULU           HI    96814
 1090    Cole Vision Corporation   KAHULUI            HI    96732
 1089    Cole Vision Corporation   KANEOHE            HI    96744
 1124    Cole Vision Corporation   LIHUE              HI    96768
 4101    Cole Vision Corporation   ANKENY             IA    50021

        COLE VISION CORPORATION                                     PAGE 8 OF 27

STORE #           ENTITY             CO #         HOST NAME                    LOCATION
-------           ------             ----         ---------                    --------
   36     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2212     Lindale Mall
 4147     Cole Vision Corporation    031    TARGET OPTICAL 4147          CEDAR RAPIDS
 4299     Cole Vision Corporation    031    TARGET OPTICAL #4299         CEDAR RAPIDS
  267     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2161     Coral Ridge Mall
 1097     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2022     Council Bluffs Sears
  329     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2760     Northpark Mall
 4002     Cole Vision Corporation    031    TARGET OPTICAL #4002         DAVENPORT
  165     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2392     Southridge Mall
  211     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1012     Morle Hay Mall
  268     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2122     Kennedy Mall
  502     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2252     Mason City (S Federal)
  200     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2422     Sioux City (Sergeant Rd)
 4220     Cole Vision Corporation    031    TARGET OPTICAL #4220         URBANDALE
  322     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1072     Crossroads Center
 4221     Cole Vision Corporation    031    TARGET OPTICAL #4221         WATERLOO
  760     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1229     Bolse Towne Square Mall
 1060     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1060     Pine Ridge Mall
  761     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2278     Grand Teton Mall
   90     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2209     Lewision Center Mall
  300     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2109     Magic Valley Mall
 1063     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2021     Alton Squre Mall
 1334     Cole Vision Corporation    031    SEARS OPTICAL #1334          Prospect Crossing
  538     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1660     Fox Valley Shopping Center
 1444     Cole Vision Corporation    031    SEARS OPTICAL #1444          Steams Crossing
 1443     Cole Vision Corporation    031    SEARS OPTICAL #1443          WindMil Lakes Shopping Center
  194     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1172     Stratford Square Mail
  296     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2840     Bloomington (E Empire St)
 1330     Cole Vision Corporation    031    SEARS OPTICAL #1330          Two Rivers Plaza
  203     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2602     Northfield Square
 1322     Cole Vision Corporation    031    SEARS OPTICAL #1322          Chase Plaza
  244     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1510     River Oaks Shopping Center
  567     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2920     Champaign (N Nell St)
   11     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1010     Chicago(w Lawrence Ave)
   19     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1020     Chicago(E 79th St)
   28     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1030     Chicago(S Western Ave)
   65     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1090     Chicago (N Harlem Ave)
  138     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1380     Chicago (W Irving Park Road)
  684     Cole Vision Corporation    031    SEARS ROEBUCK & CO #2980     North Court, Ford City Shopping Center
 1126     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1200     CHICAGO
 1415     Cole Vision Corporation    031    SEARS OPTICAL #1415          South Loop Marketplace
 4110     Cole Vision Corporation    031    TARGET OPTICAL #4110         CHICAGO
  318     Cole Vision Corporation    031    SEARS ROEBUCK & CO #1840     Chicago Rldge Mall
 1313     Cole Vision Corporation    031    SEARS OPTICAL #1313          Hawthome Works
 1410     Cole Vision Corporation    031    SEARS OPTICAL #1410          The Lakeside Plaza
 1333     Cole Vision Corporation    031    SEARS OPTICAL #1333          Rivercrest Shopping Center

STORE #           ENTITY                      ADDRESS                    CITY         STATE       ZIP
-------           ------                      -------                    ----         -----       ---
   36     Cole Vision Corporation     4600 FIRST AVE N.E.            CEDAR RAPIDS       IA       52402
 4147     Cole Vision Corporation     3400 EDGEWOOD RD. SW           CEDAR RAPIDS       IA       52404
 4299     Cole Vision Corporation     1030 BLAIRS FERRY RD. NE       CEDAR RAPIDS       IA       52402
  267     Cole Vision Corporation     1401 CORAL RIDGE ML            CORALVILLE         IA       52241
 1097     Cole Vision Corporation     1751 MADISON AVE.              COUNCL BLUFFS      IA       51503
  329     Cole Vision Corporation     320 WEST KIMBERLY              DAVENPORT          IA       52806
 4002     Cole Vision Corporation     5225 ELMORE AVE                DAVENPORT          IA       52807
  165     Cole Vision Corporation     1111 E. ARMY POST              DES MOINES         IA       50315
  211     Cole Vision Corporation     4000 MERLE HAY RD              DES MOINES         IA       50310
  268     Cole Vision Corporation     555 J.F.K RD.                  DUBUOUE            IA       52002
  502     Cole Vision Corporation     1720 S FEDERAL                 MASON CITY         IA       50401
  200     Cole Vision Corporation     4480 SERGEANT RD               SIOUX CITY         IA       51102
 4220     Cole Vision Corporation     11148 PLUM DR.                 URBANDALE          IA       50322
  322     Cole Vision Corporation     202 CROSSROADS CTR             WATERLOO           IA       50702
 4221     Cole Vision Corporation     1920 SEARS ST.                 WATERLOO           IA       50702
  760     Cole Vision Corporation     460 N MILWAUKEE                BOISE              ID       83704
 1060     Cole Vision Corporation     4145 YELLOWSTONE               CHUBBUCK           ID       83202
  761     Cole Vision Corporation     2300 E.17TH ST                 IDAHO FALLS        ID       83401
   90     Cole Vision Corporation     1916 19TH AVE                  LEWISTON           ID       83501
  300     Cole Vision Corporation     1543 POLELINE                  TWIN FALLS         ID       83301
 1063     Cole Vision Corporation     160 ALTON SO                   ALTON              IL       82002
 1334     Cole Vision Corporation     1235 NORTH RAND RD.            ARLINGTON HTS      IL       60004
  538     Cole Vision Corporation     2 FOX VALLEY CENTER            AURORA             IL       60504
 1444     Cole Vision Corporation     1025 W. STERNS RD.             BARTLETT           IL       60103
 1443     Cole Vision Corporation     19 N. RANDALL RD.              BATAVIA            IL       60510
  194     Cole Vision Corporation     5 STRATFORD SO MALL            BLOOMINGDALE       IL       60108
  296     Cole Vision Corporation     1631 E EMPIRE ST               BLOOMINGTON        IL       61701
 1330     Cole Vision Corporation     1112 W BOUGHTON RD             BOLLINGBROOK       IL       60440
  203     Cole Vision Corporation     1602 STATE RD 50               BOURBONNAIS        IL       60914
 1322     Cole Vision Corporation     1168 W LAKE COOK RD            BUFFALO GROVE      IL       60089
  244     Cole Vision Corporation     159TH & TORRENCE               CALUMET CITY       IL       60409
  567     Cole Vision Corporation     2000 N NEIL ST                 CHAMPAIGN          IL       61820
   11     Cole Vision Corporation     1900 W LAWRENCE AVE            CHICAGO            IL       60840
   19     Cole Vision Corporation     1334 E 79TH ST                 CHICAGO            IL       60619
   28     Cole Vision Corporation     6153 S WESTERN AVE             CHICAGO            IL       60636
   65     Cole Vision Corporation     1601 N HARLEM AVE              CHICAGO            IL       60707
  138     Cole Vision Corporation     4730 W IRVING PARK             CHICAGO            IL       60641
  684     Cole Vision Corporation     7601 S CICERO AVE              CHICAGO            IL       60652
 1126     Cole Vision Corporation     2 NORTH STATE ST.              CHICAGO            IL       60602
 1415     Cole Vision Corporation     1254 S. CANAL                  CHICAGO            IL       60607
 4110     Cole Vision Corporation     2658 N. ELSTON                 CHICAGO            IL       60647
  318     Cole Vision Corporation     6501 W 95TH ST                 CHICAGO RIDGE      IL       60415
 1313     Cole Vision Corporation     2305 S. CICERO AVE             CICERO             IL       60804
 1410     Cole Vision Corporation     681 BELTLINE RD                COLLINSVILLE       IL       62234
 1333     Cole Vision Corporation     4837 W CAL SAG                 CRESTWOOD          IL       60445

Cole Vision Corporation                                            Page 9 of 27

STORE #         ENTITY             CO #       STORE NAME                  LOCATION
-------         ------             ----       ----------                  --------
 1134    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2250   CRYSTAL LAKE
 1448    Cole Vision Corporation   031    SEARS OPTICAL 1445         BOHL FARM MARKETPLACE
 1318    Cole Vision Corporation   031    SEARS OPTICAL #1316        The Oaks Shopping Center
 1326    Cole Vision Corporation   031    SEARS OPTICAL #1326        The Grove
 1377    Cole Vision Corporation   031    SEARS OPTICAL #1377        Edwardsville Marketplace
 1311    Cole Vision Corporation   031    SEARS OPTICAL #1311        Otter Creek Shopping Center
  536    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1640   St. Clair Square Shopping Center
  232    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2062   Hickory Point Mall
 1414    Cole Vision Corporation   031    SEARS OPTICAL #1414        Hickory Creek Marketplace
 1435    Cole Vision Corporation   031    SEARS OPTICAL #1435        Baker Hill Shopping Center
 1442    Cole Vision Corporation   031    SEARS OPTICAL #1442        The Quarry
 1077    Cole Vision Corporation   031    SEARS ROEBUCK & CO #5901   Hoffman Estates Sears
  613    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1740   Louis Jofiel Mall
 1458    Cole Vision Corporation   031    SEARS OPTICAL 1458         JEWEL OSCO S/C
 4073    Cole Vision Corporation   031    TARGET OPTICAL 4073        LEMONT
  381    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2922   ILLINOIS CENTRE MALL
  139    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1921   Lincoin Mall
 1312    Cole Vision Corporation   031    SEARS OPTICAL #1312        McHanry Commons
  108    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1050   South Park Mall
 1080    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2181   Time Square Mall
  133    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1290   Golf Mll Shopping Ctr
  135    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1300   Oatbrook Center Mall
 1412    Cole Vision Corporation   031    SEARS OPTICAL #1412        Oak Fornst Commons
  561    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1750   Orland Square Mall
 1458    Cole Vision Corporation   031    SEARS OPTICAL #1456        KROGER PLAZA
  218    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1321   Peoria NORTHWOODS MALL
 1141    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2121   PERU
  101    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2380   Qulncy Mall
   53    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2990   MalL at Cherryale
 4045    Cole Vision Corporation   031    TARGET OPTICAL 4045        ROCKFORD
 4206    Cole Vision Corporation   031    TARGET OPTICAL #4206       ROSEMONT
 1345    Cole Vision Corporation   031    SEARS OPTICAL #1345        Malland Creek Shopping Center
  384    Cole Vision Corporation   031    SEARS ROEBUCK & CO  #1570  Woodfield Mall
 1346    Cole Vision Corporation   031    SEARS OPTICAL #1346        Praile Towne Center
  600    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1780   While Oaks Mall
 1006    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2041   Chartestowne Mall
  512    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1820   Hawthome Mall
  184    Cole Vision Corporation   031    SEARS ROEBUCK & CO #1820   Springhill Mall
 1314    Cole Vision Corporation   031    SEARS OPTICAL #1314        Liberty Square Mall
 1385    Cole Vision Corporation   031    SEARS OPTICAL #1355        Yorkhouse Commons
 1439    Cole Vision Corporation   031    SEARS OPTICAL #1439        Danada Square West
 1331    Cole Vision Corporation   031    SEARS OPTICAL #1331        Edens Plaza
 1327    Cole Vision Corporation   031    SEARS OPTICAL #1327        Wood Data Center
  380    Cole Vision Corporation   031    SEARS ROEBUCK & CO #2140   Mounds Mall
 4218    Cole Vision Corporation   031    TARGET OPTICAL #4218       AVON

STORE #           ENTITY                    ADDRESS                               CITY        STATE    ZIP
-------           ------                    -------                               ----        -----    ---
 1134      Cole Vision Corporation      105 NW HIGHWAY                       CRYSTAL LAKE      IL     60014
 1448      Cole Vision Corporation      5300 NORTHWEST HWY., SPC. A          CRYSTAL LAKE      IL     60014
 1318      Cole Vision Corporation      1543 LEE ST.                         DES PLAINES       IL     60018
 1326      Cole Vision Corporation      1530 B 75TH ST.                      DOWNERS GROVE     IL     60515
 1377      Cole Vision Corporation      2220 TROY RD                         EDWARDSVILLE      IL     62025
 1311      Cole Vision Corporation      238 S RANDALL RD                     ELGIN             IL     60123
  536      Cole Vision Corporation      235 ST CLAIR SQUARE                  FAIRVIEW HTS      IL     62208
  232      Cole Vision Corporation      1205 HICKORY POINT MALL, #2000       FORSYTH           IL     62535
 1414      Cole Vision Corporation      19975 LAGRANGE RD.                   FRANKFORT         IL     60423
 1435      Cole Vision Corporation      876 ROOSEVELT RD.                    GLENELLYN         IL     60137
 1442      Cole Vision Corporation      9270 JOLIET RD.                      HODGKINS          IL     60525
 1077      Cole Vision Corporation      3333 BEVERLY RD                      HOFFMN ESTATE     IL     60196
  613      Cole Vision Corporation      3128 PLAINFIELD RD                   JOLIET            IL     60435
 1458      Cole Vision Corporation      1214 STATE ST., #301                 LEMONT            IL     60439
 4073      Cole Vision Corporation      13480 ARCHER AVE.                    LEMONT            IL     60439
  381      Cole Vision Corporation      3000 W DEYOUNG                       MARION            IL     62959
  139      Cole Vision Corporation      800 LINCOLN MALL                     MATTERSON         IL     60443
 1312      Cole Vision Corporation      2050 N. RICHMOND RD.                 MCHENRY           IL     60050
  108      Cole Vision Corporation      4500 16TH ST.                        MOLINE            IL     61265
 1080      Cole Vision Corporation      3917 BROADWAY ST.                    MT. VERNON        IL     62564
  133      Cole Vision Corporation      9440 N MILWAUKE AV                   NILES*            IL     60714
  135      Cole Vision Corporation      2 OAKBROOK CTR MALL                  OAK BROOK         IL     60523
 1412      Cole Vision Corporation      5536 W. 159TH ST                     OAK FOREST        IL     60452
  561      Cole Vision Corporation      2 ORLAND SQUARE DRIVE                ORLAND PARK       IL     60462
 1458      Cole Vision Corporation      1633 BROADWAY AVE.                   PEKIN             IL     61554
  218      Cole Vision Corporation      4501 N. WAR MEMORIAL DR.             PEORIA            IL     61613
 1141      Cole Vision Corporation      1607 38TH ST.                        PERU              IL     61354
  101      Cole Vision Corporation      3400 QUINCY MALL                     QUINCY            IL     62301
   53      Cole Vision Corporation      7200 HARRISON AVE                    ROCKFORD          IL     61112
 4045      Cole Vision Corporation      6560 E. STATE ST.                    ROCKFORD          IL     61108
 4206      Cole Vision Corporation      700 MANHEIM ROAD                     ROSEMONT          IL     60018
 1345      Cole Vision Corporation      730 E. ROLLINS RD.                   ROUND LK BCH      IL     60073
  384      Cole Vision Corporation      82 WOODFIELD MALL                    SCHAUMBURG        IL     60193
 1346      Cole Vision Corporation      2538 W SCHAUMBURG                    SCHAUMBURG        IL     60194
  600      Cole Vision Corporation      104 WHITE OAKS MALL                  SPRINGFIELD       IL     62704
 1006      Cole Vision Corporation      3700 E MAIN ST                       ST CHARLES        IL     60174
  512      Cole Vision Corporation      2 HAWTHORNE MALL                     VERNON HILLS      IL     60061
  184      Cole Vision Corporation      5000 SPRINGHILL MALL                 W DUNDEE          IL     60115
 1314      Cole Vision Corporation      573 W LIBERTY ST                     WAUCONDA          IL     60054
 1385      Cole Vision Corporation      3104 N. LEWIS AVE.                   WAUKEGAN          IL     60057
 1439      Cole Vision Corporation      28 DANADA SQ. WEST                   WHEATON           IL     60157
 1331      Cole Vision Corporation      3232 LAKE AVE                        WILMETTE          IL     60091
 1327      Cole Vision Corporation      363 W. IRVING PARK. STE. E           WOOD DALE         IL     60191
  380      Cole Vision Corporation      2109 S. SCATTERFIELD RD.             ANDERSON          IN     46018
 4218      Cole Vision Corporation      10209 E. US HWY 36                   AVON              IN     46123

         Cole Vision Corporation                                Page 10 of 27

STORE #          ENTITY           CO, #     STORE NAME                     LOCATION
-------          ------           -----     ----------                     --------
4244     Cole Vision Corporation  031    TARGET OPTICAL 4244         CARMEL
 397     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1600    Castleton Mall
1049     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2070    Commons Mall
1430     Cole Vision Corporation  031    SEARS OPTICAL #1430         Wal-Mart PLAZA
 173     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2130    Pierre Moran Mall
 369     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1330    Washington Square
4211     Cole Vision Corporation  031    TARGET OPTICAL #4211        FISHERS
 259     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1830    Glenbrook Center
 199     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1470    Greenwood (US Hwy 31 N)
4242     Cole Vision Corporation  031    TARGET OPTICAL 4242         GREENWOOD
1433     Cole Vision Corporation  031    SEARS OPTICAL #1433         Wal-Mart Plaza
 319     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1540    Lafayette Square
 585     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1680    Washington Square Mall
1351     Cole Vision Corporation  031    SEARS OPTICAL #1351         Beach Grove Plaza
4219     Cole Vision Corporation  031    TARGET OPTICAL #4219        INDIANAPOLIS
 528     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2710    Markland Shopping Center
 505     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1980    Tippecanoe Mall
4083     Cole Vision Corporation  031    TARGET OPTICAL 4063         LAFAYETTE
 859     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2072    North Park Mall
 535     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1650    Southlake Mall
 383     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2290    Marquette Shopping Center
 102     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1800    University Park Mall
 609     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2570    Muncie Mall
 527     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2800    Richmond Square Mall
1466     Cole Vision Corporation  031    SEARS OPTICAL #1456         SHELBYVILLE
 555     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2600    Honey Creek Mall
4185     Cole Vision Corporation  031    TARGET OPTICAL #4185        VALPARIASO
1092     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2210    Garden City
 688     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2590    Hutchinson mall
1091     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2182    Lawrence
4000     Cole Vision Corporation  031    TARGET #531 SUPER           LAWRENCE
1022     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2430    Manhattan Town Center
4009     Cole Vision Corporation  031    SUPER TARGET OPTICAL 4009   OLATHE
 279     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1101    Metcalf South Shopping Center
4010     Cole Vision Corporation  031    SUPER TARGET OPTICAL 4010   OVERLAND PARK
  47     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2131    Central Mall
4011     Cole Vision Corporation  031    SUPER TARGET OPTICAL #1401  SHAWNEE
 218     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1642    Westridge Mall
 619     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1161    Towne East Shopping Center
 632     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1401    Towne West
4022     Cole Vision Corporation  031    TARGET OPTICAL 092          WICHITA
1046     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2854    Cedar Knoll Galleria
 877     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2546    Greenwood Mall
 857     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2030    Towne Mall
 584     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1730    Florence Mall


STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
4244     Cole Vision Corporation   10401 N. MICHIGAN RD.          CARMEL                 IN     46032
 397     Cole Vision Corporation   6020 E. 82ND ST                CASTLETON              IN     46250
1049     Cole Vision Corporation   222 COMMONS MALL               COLUMBUS               IN     47201
1430     Cole Vision Corporation   1611 US 231 S STE C            CRAWFORDSVILLE         IN     47933
 173     Cole Vision Corporation   154-288 W HIVELY AV            ELKHART                IN     46517
 369     Cole Vision Corporation   1100 S GREEN RVR RD            EVANSVILLE             IN     47715
4211     Cole Vision Corporation   11750 COMMERCIAL DRIVE         FISHERS                IN     46038
 259     Cole Vision Corporation   4201 COLDWATER RD              FT WAYNE               IN     46805
 199     Cole Vision Corporation   1251 US HIWAY 31 N             GREENWOOD              IN     46142
4242     Cole Vision Corporation   895 SOUTH STATE RD.            GREENWOOD              IN     46143
1433     Cole Vision Corporation   240 HAVENSTEIN RD              HUNTINGTON             IN     46750
 319     Cole Vision Corporation   4050 LAFAYETTE SQ              INDIANAPOLIS           IN     46254
 585     Cole Vision Corporation   10202 EAST WASH SQ             INDIANAPOLIS           IN     46229
1351     Cole Vision Corporation   5337 E. THOMPSON RD            INDIANAPOLIS           IN     46237
4219     Cole Vision Corporation   4850 E. SOUTHPORT              INDIANAPOLIS           IN     46237
 528     Cole Vision Corporation   1233 S REED RD                 KOKOMO                 IN     46902
 505     Cole Vision Corporation   2415 SAGAMORE PKWY.            LAFAYETTE              IN     47905
4083     Cole Vision Corporation   3630 STATE RD. 26 EAST         LAFAYETTE              IN     47905
 859     Cole Vision Corporation   1129 N BALDWIN AVE             MARION                 IN     46952
 535     Cole Vision Corporation   2300 SO LAKE MALL              MERRILLVILLE           IN     46410
 383     Cole Vision Corporation   3901 S FRANKLIN ST             MICHIGAN CITY          IN     46360
 102     Cole Vision Corporation   6501 GRAPE RD-US 23            MISHAWAKA              IN     46545
 609     Cole Vision Corporation   3501 GRANNVILLE AVE            MUNCIE                 IN     47303
 527     Cole Vision Corporation   3801 EAST NATIONAL             RICHMOND               IN     47374
1466     Cole Vision Corporation   1615 E. MICHIGAN RD., STE.D.   SHELBYVILLE            IN     46176
 555     Cole Vision Corporation   3401 S. US HWY. 41             TERRE HAUTE            IN     47802
4185     Cole Vision Corporation   2450 LAPORTE AVE.              VALPARIASO             IN     46383
1092     Cole Vision Corporation   2310 E. KANSAS AVE.            GARDEN CITY            KS     67848
 688     Cole Vision Corporation   1500 EAST 11TH ST              HUTCHINSON             KS     67501
1091     Cole Vision Corporation   2727 IOWA ST.                  LAWRENCE               KS     66046
4000     Cole Vision Corporation   3201 S. IOWA ST.               LAWRENCE               KS     66046
1022     Cole Vision Corporation   103 MANHATTAN TOWN             MANHATTAN              KS     66502
4009     Cole Vision Corporation   15345 W 119TH ST.              OLATHE                 KS     66062
 279     Cole Vision Corporation   9701 METCALF                   OVERLAND PARK          KS     66212
4010     Cole Vision Corporation   12200 BLUE VLY PKWY            OVERLAND PARK          KS     66213
  47     Cole Vision Corporation   2259 SOUTH 9TH ST              SALINA                 KS     67401
4011     Cole Vision Corporation   15700 SHWNEE MSN PK            SHAWNEE                KS     65217
 218     Cole Vision Corporation   1781 S W WANAMAKER             TOPEKA                 KS     66604
 619     Cole Vision Corporation   7700 E KELLOGG                 WICHITA                KS     67207
 632     Cole Vision Corporation   4500 W KELLOGG                 WICHITA                KS     67207
4022     Cole Vision Corporation   301 S. ARMOUR                  WICHITA                KS     67207
1046     Cole Vision Corporation   10599 US RT. 60                ASHLAND                KY     41102
 877     Cole Vision Corporation   2825 SCOTTSDALE RD             BOWLING GREEN          KY     42104
 857     Cole Vision Corporation   1704 TOWNE MALL                ELIZABETHTOWN          KY     42701
 584     Cole Vision Corporation   3000 FLORENCE MALL             FLORENCE               KY     41042

Cole Vision Corporation                                            Page 11 of 27

STORE #          ENTITY              CO#       HOST NAME                     LOCATION
-------          ------              -----     ---------                     --------
  83      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2087   Alexandria Mall
 814      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1086   Contana Mall
1062      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1147   Mall of Louisiana
4247      Cole Vision Corporation    031    TARGET OPTICAL 4247        BATON ROUGE
 238      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1286   Oak Shopping Center
  73      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2016   Hammond Square Mall
 647      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2696   Southland Mall
 149      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1347   Acadiana Mall
  78      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1336   Lake Charles
1380      Cole Vision Corporation    031    SEARS OPTICAL #1380        River Park Shopping Center
 326      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1226   Clearview Shopping Center
 862      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1116   Pecanland Mall
  58      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1077   St. Vincent Mall
4209      Cole Vision Corporation    031    TARGET OPTICAL #4209       SHREVEPORT
 368      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2026   Northshore Square Mall
 530      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1213   Auburn Mall
1745      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.   Auburn
 238      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1263   South Shore Plaza
 578      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1223   Brockton
 306      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1183   Burlington Mall
 308      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1343   Cambridgeside Galleria
1744      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.   Chicopea
1742      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.   Danvers
 520      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1123   Dedham Mall
4076      Cole Vision Corporation    031    TARGET OPTICAL 4076        EVERETT
1746      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.   Framingham
4223      Cole Vision Corporation    031    TARGET OPTICAL 4223        FRAMINGHAM
1640      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB        FRANKLIN
1671      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB #307   Greenfeild
 380      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1243   Hanover Mall
 150      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1273   Holyoke Mall
4016      Cole Vision Corporation    031    TARGET OPTICAL #1232       HOLYOKE
1009      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2323   Cape Cod Mall
  89      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2043   Independence Mall
 164      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2343   Berkshire Mall
 550      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1133   Searstown Mall
1747      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.   Leominister
  33      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1104   Soloman Pond Mall
1746      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.   Medford
4124      Cole Vision Corporation    031    TARGET OPTICAL 4124        MILFORD
 692      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1033   Emerald Square Mall
  67      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2373   North Dartmouth Mall
1702      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.   North Dartmouth
  56      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1403   Natick Mall
 579      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1253   North Shore Shopping Plaza

STORE #          ENTITY                     ADDRESS                  CITY              STATE     ZIP
-------          ------                     -------                  ----              -----     ---
  83      Cole Vision Corporation  3401 MASONIC DR               ALEXANDRIA             LA     71301
 814      Cole Vision Corporation  9001 CORTANA PL               BATON ROUGE            LA     70815
1062      Cole Vision Corporation  8501 BLUE BONNET BV           BATON ROUGE            LA     70809
4247      Cole Vision Corporation  8885 SIEGEN LANE              BATON ROUGE            LA     70809
 238      Cole Vision Corporation  19705 WESTBANK EXPY           GRETNA                 LA     70053
  73      Cole Vision Corporation  2000 SW RAILROAD AV           HAMMOND                LA     70401
 647      Cole Vision Corporation  5953 PARK AVE.                HOUMA                  LA     70364
 149      Cole Vision Corporation  5715 JOHNSTON ST              LAFAYETTE              LA     70503
  78      Cole Vision Corporation  640 W. PRIEN LAKE             LAKE CHARLES           LA     70601
1380      Cole Vision Corporation  4302 E JUDGE PEREZ            MERAUX                 LA     70075
 326      Cole Vision Corporation  4400 VETS MEM BLVD            METAIRIE               LA     70006
 862      Cole Vision Corporation  4800 MILLHAVEN ROAD           MONROE                 LA     71203
  58      Cole Vision Corporation  3601 SOUTHERN AVE             SHREVEPORT             LA     71104
4209      Cole Vision Corporation  7110 YOUREE DRIVE             SHREVEPORT             LA     71105
 368      Cole Vision Corporation  150 NORTHSHORE BLVD.          SLIDELL                LA     70460
 530      Cole Vision Corporation  385 SOUTHBRIDGE ST.           AUBURN                 MA     01501
1745      Cole Vision Corporation  777 WASHINGTON ST             AUBURN                 MA     01501
 238      Cole Vision Corporation  250 GRANITE ST                BRAINTREE              MA     02184
 578      Cole Vision Corporation  200 WESTGATE DR.              BROCKTON               MA     02301
 306      Cole Vision Corporation  1100 BURLINGTON MALL          BURLINGTON             MA     01803
 308      Cole Vision Corporation  100 CAMBRIDGESIDE             CAMBRIDGE              MA     02141
1744      Cole Vision Corporation  850 MEMORIAL DR               CHICOPEE               MA     01020
1742      Cole Vision Corporation  6 HUTCHINSON DR               DANVERS                MA     01823
 520      Cole Vision Corporation  300 PROVIDENCE HWY            DEDHAM                 MA     02026
4076      Cole Vision Corporation  1 MYSTIC RIVER RD             EVERETT                MA     02149
1746      Cole Vision Corporation  26 WHITTIER ST                FRAMINGHAM             MA     01701
4223      Cole Vision Corporation  400 COCHITUATE RD             FRAMINGHAM             MA     01701
1640      Cole Vision Corporation  100 CORPORATE DR.             FRANKLIN               MA     02038
1671      Cole Vision Corporation  42 COLRAIN RD.                GREENFIELD             MA     01301
 380      Cole Vision Corporation  1775 WASHINGTON ST.           HANOVER                MA     02339
 150      Cole Vision Corporation  RT 91 & WHITNEY AVE           HOLYOKE                MA     01040
4016      Cole Vision Corporation  50 HOLYOKE ST.                HOLYOKE                MA     01040
1009      Cole Vision Corporation  769 RT. 132 #97               HYANNIS                MA     02691
  89      Cole Vision Corporation  101 INDEPNDNCE MALL           KINGSTON               MA     02364
 164      Cole Vision Corporation  RT. 8                         LANESBORO              MA     01237
 550      Cole Vision Corporation  100 COMMERCIAL RD.            LEOMINSTER             MA     01453
1747      Cole Vision Corporation  115 ERDMAN WAY                LEOMINSTER             MA     01453
  33      Cole Vision Corporation  521 DONALD LYNCH BL           MARLBOROUGH            MA     01752
1746      Cole Vision Corporation  909 THE FELLSWAY              MEDFORD                MA     02155
4124      Cole Vision Corporation  250 FORTUNE BLVD.             MILFORD                MA     01757
 692      Cole Vision Corporation  1009 S WASHINGTON             N ATTLEBORO            MA     02760
  67      Cole Vision Corporation  100 N DARTMOUTH               N DARTMOUTH            MA     02747
1702      Cole Vision Corporation  460 STATE RD                  N DARTMOUTH            MA     02747
  56      Cole Vision Corporation  1235 WOCESTER & SPEEN         NATICK                 MA     01760
 579      Cole Vision Corporation  RT 114 & RT 128               PEABODY                MA     01960

         Cole Vision Corporation                                   Page 12 of 27

STORE #          ENTITY           CO #     HOST NAME                     LOCATION
-------          ------           -----     ---------                     --------
1749     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Attleboro
281      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1053  Square One Mall
4216     Cole Vision Corporation  031    TARGET OPTICAL #4216      SEEKONK
248      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1093  Springfield
1689     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Stoneham
1741     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Stoughton
627      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2283  Swansea Mall
1014     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2934  Silver City Galleria
1743     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Westboro
1740     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Weymouth
4079     Cole Vision Corporation  031    TARGET OPTICAL #4079      WOBURN
4234     Cole Vision Corporation  031    TARGET OPTICAL #4234      WORCESTER
1734     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Baltimore
1739     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Bel Air
612      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1725  ANNAPOLIS MALL
396      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1634  Security Square Mall
1007     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2823  East Point Mall
1138     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1374  HARTFORD MALL
269      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1424  Montgomery Mall
515      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2034  BOWIE TOWN CENTER
4057     Cole Vision Corporation  031    TARGET OPTICAL 4057       CALIFORNIA
346      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1864  Hunt Valley Mall
4078     Cole Vision Corporation  031    TARGET OPTICAL 4078       COCKEYSVILLE
345      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1844  Columbia Mall
1737     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Columbia
367      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2774  Country Club Mall
500      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2664  Francis Scott Key Mall
638      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1754  Lake Forest Mall
270      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1013  Marley Station
4113     Cole Vision Corporation  031    TARGET OPTICAL 4113       GREENBELT
82       Cole Vision Corporation  031    SEARS ROEBUCK & CO #2945  VALLEY MALL
4056     Cole Vision Corporation  031    TARGET OPTICAL 4056       HAGERSTOWN
394      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1604  Landover Mall
1736     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Owinga Mills
321      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1654  White Marsh Mall
1735     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Pasadena
597      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1773  The Centre at Salisbury
681      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1074  St. Charlestown Shopping Center
1738     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Waldorf
52       Cole Vision Corporation  031    SEARS ROEBUCK & CO #2963  Cranberry Mall
1629     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB       WESTMINSTER
234      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1304  White Oaks Center
1691     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Mt. Auburn
1698     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Portland
687      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2150  Adrian South Mall

STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
1749     Cole Vision Corporation  287 WASHINGTON ST               S. ATTLEBORO           MA     02703
281      Cole Vision Corporation  1325 BROADWAY                   SAUGUS                 MA     01906
4216     Cole Vision Corporation  79 COMMERCE AVENUE              SEEKONK                MA     02771
248      Cole Vision Corporation  1585 BOSTON RD                  SPRINGFIELD            MA     01129
1689     Cole Vision Corporation  85 CEDAR ST.                    STONEHAM               MA     02180
1741     Cole Vision Corporation  901 TECHNOLOGY CTR.             STOUGHTON              MA     02072
627      Cole Vision Corporation  252 SWANSEA MALL DR.            SWANSEA                MA     02777
1014     Cole Vision Corporation  8 GALLERIA MALL DR              TAUNTON                MA     02780
1743     Cole Vision Corporation  290 TURNPIKE RD                 WESTBORO               MA     01581
1740     Cole Vision Corporation  622 WASHINGTON ST               WEYMOUTH               MA     02188
4079     Cole Vision Corporation  101 COMMERCE WAY                WOBURN                 MA     01501
4234     Cole Vision Corporation  529 LINCOLN ST.                 WORCESTER              MA     01605
1734     Cole Vision Corporation  4201 WHOLESALE CLUB             BALTIMORE              MD     21236
1739     Cole Vision Corporation  413 CONSTANT FRIENDSHIP 8       ABINGDON               MD     21009
612      Cole Vision Corporation  1040 ANNAPOLIS MALL             ANNAPOLIS              MD     21401
396      Cole Vision Corporation  6901 SECURITY BLVD              BALTIMORE              MD     21207
1007     Cole Vision Corporation  7839 EAST POINT ML              BALTIMORE              MD     21224
1138     Cole Vision Corporation  658 BEL AIR RD.                 BEL AIR                MD     21014
269      Cole Vision Corporation  7103 DEMOCRACY BLVD             BETHESDA               MD     20817
515      Cole Vision Corporation  15700 EMERALD WAY               BOWIE                  MD     20716
4057     Cole Vision Corporation  45165 FIRST COLONY WAY          CALIFORNIA             MD     20619
346      Cole Vision Corporation  126 SHAWAN RD                   COCKEYSVILLE           MD     21030
4078     Cole Vision Corporation  9901 YORK RD.                   COCKEYSVILLE           MD     21030
345      Cole Vision Corporation  10300 LITTLE PATUXENT PKWY.     COLUMBIA               MD     21044
1737     Cole Vision Corporation  9011 SNOWDEN RIVER PKWY.        COLUMBIA               MD     21046
367      Cole Vision Corporation  1262 VOCKE RD. #100             CUMBERLAND             MD     21502
500      Cole Vision Corporation  5500 BUCKEYSTOWN PK             FREDERICK              MD     21701
638      Cole Vision Corporation  701 RUSSEL AVE.                 GAITHERSBURG           MD     20877
270      Cole Vision Corporation  7900 RICHIE HWY                 GLEN BURNIE            MD     21081
4113     Cole Vision Corporation  6200 GREENBELT RD.              GREENBELT              MD     20770
82       Cole Vision Corporation  17318 VALLEY MALL RD.           HAGERSTOWN             MD     21740
4056     Cole Vision Corporation  17213 COLE RD.                  HAGERSTOWN             MD     21740
394      Cole Vision Corporation  2101 BRIGHTSEAT RD              LANDOVER               MD     20785
1736     Cole Vision Corporation  55 MUSIC FAIR RD                OWINGS MILLS           MD     21117
321      Cole Vision Corporation  8200 HONEYGO BLVD               PARKVILLE              MD     21236
1735     Cole Vision Corporation  8139 GOVERNOR RITCHIE HWY.      PASADENA               MD     21122
597      Cole Vision Corporation  2306 N SALISBURY RD             SALISBURY              MD     21801
681      Cole Vision Corporation  5000 RT 301 SOUTH               WALDORF                MD     20603
1738     Cole Vision Corporation  1000 SAINT NICHOLAS             WALDORF                MD     20603
52       Cole Vision Corporation  200 N CENTER ST                 WESTMINSTER            MD     21157
1629     Cole Vision Corporation  820 MARKET ST.                  WESTMINSTER            MD     21157
234      Cole Vision Corporation  11255 NEW HAMPSHIRE             WHITE OAK              MD     20904
1691     Cole Vision Corporation  110 MT. AUBURN AVE.             AUBURN                 ME     04210
1698     Cole Vision Corporation  513-515 WARREN AVE.             PORTLAND               ME     04103
687      Cole Vision Corporation  1357 SOUTH MAIN                 ADRIAN                 MI     49221

         Cole Vision Corporation                                Page 13 of 27

STORE #          ENTITY           CD #       HOST NAME                     LOCATION
-------          ------           -----     ----------                     --------
  511    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1390   Briarwood Mall
 4092    Cole Vision Corporation   031   TARGET OPTICAL 4092        AUBURN HILLS
 1429    Cole Vision Corporation   031   SEARS OPTICAL #1429        BAD AXE
  386    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2040   Lakeview Square Mall
  152    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2380   Bay City Mall
  163    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2980   Orchard Mall
 1391    Cole Vision Corporation   031   SEARS OPTICAL #1391        The Courtyard
 4270    Cole Vision Corporation   031   TARGET OPTICAL 4270        CLINTON TWNSHP.
  583    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1700   Fairlane Town Center
 4191    Cole Vision Corporation   031   TARGET OPTICAL #4191       DEARBORN
 1067    Cole Vision Corporation   031   SEARS ROEBUCK & CO 1092    Westland Mall
   69    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1100   Genesee Valley Shopping Center
 4266    Cole Vision Corporation   031   TARGET OPTICAL 4266        FLINT
  385    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2482   Birchwood Mall
  287    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1140   Woodland Mall
 4015    Cole Vision Corporation   031   TARGET OPTICAL #399        GRAND RAPIDS
 1106    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1011   RIVERTOWN PARKWAY
  190    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2032   Westshore Mall
 1424    Cole Vision Corporation   031   SEARS OPTICAL #1424        Grand River Plaza
  231    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2050   Jackson Crossing Mall
  873    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1170   Frandor Shopping Center
 4193    Cole Vision Corporation   031   TARGET OPTICAL #4193       LANSING
  126    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1250   Lincoln Park Shopping Center
  202    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1460   Livonia Mall
 4200    Cole Vision Corporation   031   TARGET OPTICAL #4200       MARQUETTE
  188    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2012   Frenchtown Square
  564    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1192   Muskegon Mall
  602    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1750   Twelve Oaks Mall
 4028    Cole Vision Corporation   031   TARGET OPTICAL 4028        EAST LANSING
  294    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1110   Crossroads Mall
 4194    Cole Vision Corporation   031   TARGET OPTICAL #4194       PORTAGE
  201    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1450   Macomb Mall Shopping Center
  393    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1590   Fashion Square Mall
 1428    Cole Vision Corporation   031   SEARS OPTICAL #1428        SANDUSKY
 1387    Cole Vision Corporation   031   SEARS OPTICAL #1387        Southgate Shopping Center
  566    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1720   Lakeside Mall
  242    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2180   Cherryland Mall
  223    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1490   Oakland Mall
 4161    Cole Vision Corporation   031   TARGET OPTICAL 4161        TROY
 4106    Cole Vision Corporation   031   TARGET OPTICAL 4106        W. LANSING
 4291    Cole Vision Corporation   031   TARGET OPTICAL #4291       W. LIVONIA
 1488    Cole Vision Corporation   031   SEAR OPTICAL 1465          WARREN
  398    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1180   Summit Place Mall
 4112    Cole Vision Corporation   031   TARGET OPTICAL #4112       WYOMING
 4126    Cole Vision Corporation   031   TARGET OPTICAL 4126        YPSILIANTI

STORE #          ENTITY                     ADDRESS                    CITY              STATE    ZIP
-------          ------                     -------                    ----              -----    ---
  511    Cole Vision Corporation  900 BRIARWOOD MALL              ANN ARBOR               MI     48104
 4092    Cole Vision Corporation  650 BROWN RD.                   AUBURN HILLS            MI     48328
 1429    Cole Vision Corporation  100 W. HURON AVE.               BAD AXE                 MI     48413
  386    Cole Vision Corporation  5575 B DRIVE N                  BATTLE CREEK            MI     49015
  152    Cole Vision Corporation  4125 E WILDER RD                BAY CITY                MI     48706
  163    Cole Vision Corporation  1880 PIPESTONE RD               BENTON HARBOR           MI     49022
 1391    Cole Vision Corporation  4165 E COURT STREET             BURTON                  MI     48509
 4270    Cole Vision Corporation  33860 GRATIOT AVE SO.           CLINTON TOWNSHIP        MI     48305
  583    Cole Vision Corporation  18900 MICHIGAN AVE              DEARBORN                MI     48126
 4191    Cole Vision Corporation  15901 FORD RD.                  DEARBORN                MI     48126
 1067    Cole Vision Corporation  35000 W. WARREN                 DETROIT                 MI     48185
   69    Cole Vision Corporation  3191 LINDEN RD                  FLINT                   MI     48507
 4266    Cole Vision Corporation  3701 LAPEER ROAD                FLINT                   MI     48505
  385    Cole Vision Corporation  4480 24TH AVE                   FORT GRATIOT            MI     48058
  287    Cole Vision Corporation  3099 28TH ST SE                 GRAND RAPIDS            MI     49512
 4015    Cole Vision Corporation  334 CHICAGO DR                  GRAND RAPIDS            MI     49428
 1106    Cole Vision Corporation  3822 RIVERTOWN PKWY.            GRANDVILLE              MI     49418
  190    Cole Vision Corporation  12347 JAMES STREET              HOLLAND                 MI     49424
 1424    Cole Vision Corporation  3827 E GRND RVR BLD             HOWELL                  MI     48843
  231    Cole Vision Corporation  1250 JACKSON CROSSING           JACKSON                 MI     49202
  873    Cole Vision Corporation  3131 E MICHIGAN AV              LANSING                 MI     48912
 4193    Cole Vision Corporation  500 E. EDGEWOOD BLVD.           LANSING                 MI     48911
  126    Cole Vision Corporation  2100 SOUTHFIELD RD              LINCOLN PARK            MI     48146
  202    Cole Vision Corporation  29500 WEST 7MILE RD             LIVONIA                 MI     48152
 4200    Cole Vision Corporation  3250 US 41 WEST                 MARQUETTE               MI     49855
  188    Cole Vision Corporation  2121 NORTH MONROE               MONROE                  MI     48162
  564    Cole Vision Corporation  5500 HARVEY ST.                 MUSKEGON                MI     49444
  602    Cole Vision Corporation  27800 NOVI ROAD                 NOVI                    MI     48377
 4028    Cole Vision Corporation  4890 MARSH RD.                  OKEMOS                  MI     48884
  294    Cole Vision Corporation  6780 S WESTNEDGE                PORTAGE                 MI     49024
 4194    Cole Vision Corporation  6839 S WESTNEDGE AVE.           PORTAGE                 MI     49002
  201    Cole Vision Corporation  32123 GRATIOT AVE               ROSEVILLE               MI     48068
  393    Cole Vision Corporation  4900 FASHION SQ MLL             SAGINAW                 MI     48603
 1428    Cole Vision Corporation  25 E. ELK ST.                   SANDUSKY                MI     48471
 1387    Cole Vision Corporation  13621 EUREKA RD                 SOUTHGATE               MI     48195
  566    Cole Vision Corporation  14100 LAKESIDE CIR              STERLING HTS            MI     48313
  242    Cole Vision Corporation  1212 S. AIRPORT HWY             TRAVERSE CITY           MI     49684
  223    Cole Vision Corporation  300 WEST 14 MILE RD             TROY                    MI     48084
 4161    Cole Vision Corporation  1301 COOLIDGE HWY.              TROY                    MI     48084
 4106    Cole Vision Corporation  5609 W. SAGINAW HWY.            W LANSING               MI     48917
 4291    Cole Vision Corporation  20100 HAGGERTY RD.              W LIVONIA               MI     48152
 1488    Cole Vision Corporation  26233 HOOVER                    WARREN                  MI     48089
  398    Cole Vision Corporation  435 N TELEGRAPH RD              WATERFORD               MI     48328
 4112    Cole Vision Corporation  5455 CLYDE PARK SW              WYOMING                 MI     49509
 4126    Cole Vision Corporation  3740 CARPENTER ROAD             YPSILANTI               MI     48197

         Cole Vision Corporation                             Page 14 of 27

STORE #          ENTITY           CO, #     STORE NAME                     LOCATION
-------          ------           -----     ----------                     --------
1319      Cole Vision Corporation  031    SEARS OPTICAL #1319          Southport Center
1457      Cole Vision Corporation  031    SEARS OPTICAL #1457          AUSTIN TOWNE CTR.
4031      Cole Vision Corporation  031    TARGET OPTICAL 4031          BAXTER
1016      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1722     Mall of America
4025      Cole Vision Corporation  031    TARGET OPTICAL #4025         BROOKLYN CENTER
  30      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1032     Brookdale Center
1340      Cole Vision Corporation  031    SEARS OPTICAL #1340          Starlite Shopping Center
 599      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1132     Burnsville Center
4142      Cole Vision Corporation  031    TARGET OPTICAL 4142          CAMBRIDGE
4186      Cole Vision Corporation  031    TARGET OPTICAL 4188          CHANHASSEN
4235      Cole Vision Corporation  031    TARGET OPTICAL 4235          CHASKA
 205      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2500     Miller Hill Mall
4189      Cole Vision Corporation  031    TARGET OPTICAL #4189         DULUTH
 575      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1142     Eden Prairie
4111      Cole Vision Corporation  031    TARGET OPTICAL #4111         EDEN PRAIRIE
4051      Cole Vision Corporation  031    TARGET OPTICAL 4051          FOREST LAKE
 305      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1070     River Hills Mall
 534      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1122     Maplewood Mall
4251      Cole Vision Corporation  031    TARGET OPTICAL 4271          MINNEAPOLIS
 539      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1112     Ridgedale Mall
4236      Cole Vision Corporation  031    TARGET OPTICAL 4238          MINNETONKA
1354      Cole Vision Corporation  031    SEARS OPTICAL #1354          Rockford Road Plaza
 261      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2602     Rochester (Apache Mall)
4212      Cole Vision Corporation  031    TARGET OPTICAL #4212         ROCHESTER
4086      Cole Vision Corporation  031    TARGET OPTICAL 4048          SHAKOPEE
4068      Cole Vision Corporation  031    TARGET OPTICAL #4068         SHOREVIEW
  39      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2352     Crossroads Center
  45      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1052     Rice St.
4024      Cole Vision Corporation  031    TARGET OPTICAL #160          ST. PAUL
4099      Cole Vision Corporation  031    TARGET OPTICAL 4099          ARNOLD
1438      Cole Vision Corporation  031    SEARS OPTICAL #1438          Ballwin Plaza
 585      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1890     Chesterfield Mall
4258      Cole Vision Corporation  031    TARGET OPTICAL 4258          CHOUTEAU
 879      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2146     Town Plaza
4162      Cole Vision Corporation  031    TARGET OPTICAL 4162          FENTON
 513      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1630     Jamestown Mall
1323      Cole Vision Corporation  031    SEARS OPTICAL #1323          Grandview Plaza
 540      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1121     Independence Center
 864      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2331     Capital Mall
 302      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1161     Bannister Mall
4088      Cole Vision Corporation  031    TARGET OPTICAL 4088          KIRKWOOD
4283      Cole Vision Corporation  031    TARGET OPTICAL #4283         LEE'S SUMMIT
 524      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2301     Antioch Shopping Center
1360      Cole Vision Corporation  031    SEARS OPTICAL #1360          Raytown Square
 124      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1171     Battlefield Mall

STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
1319      Cole Vision Corporation    15050 CEDAR AVE.               APPLE VALLEY           MN       55124
1457      Cole Vision Corporation    1701 17TH ST. NW, STE D        AUSTIN                 MN       55912
4031      Cole Vision Corporation    700 DELLWOOD DR. N.            BAXTER                 MN       58425
1016      Cole Vision Corporation    2000 NE COURT                  BLOOMINGTON            MN       55425
4025      Cole Vision Corporation    6100 SHINGLE CREEK PKWY.       BROOKLYN CENTER        MN       55430
  30      Cole Vision Corporation    1297 BROOKDALE CTR             BROOKLYN CTR           MN       55430
1340      Cole Vision Corporation    7631 WEST BROADWAY             BROOKLYN PARK          MN       55428
 599      Cole Vision Corporation    14250 BUICK HILL RD            BURNSVILLE*            MN       55306
4142      Cole Vision Corporation    215 BALSAM ST. NORTH, STE 100  CAMBRIDGE              MN       55008
4186      Cole Vision Corporation    851 W. 76TH ST.                CHANHASSEN             MN       55317
4235      Cole Vision Corporation    111 PIONEER TRAIL              CHASKA                 MN       55318
 205      Cole Vision Corporation    1600 MILLER TRUNK HWY.         DULUTH                 MN       55811
4189      Cole Vision Corporation    1902 MILLER TRUNK HWY.         DULUTH                 MN       55811
 575      Cole Vision Corporation    8301 FLYING CLOUD              EDEN PRAIRIE           MN       55344
4111      Cole Vision Corporation    8225 FLYING CLOUD DRIVE        EDEN PRAIRIE           MN       55344
4051      Cole Vision Corporation    356 12TH STREET SW             FOREST LAKE            MN       55025
 305      Cole Vision Corporation    1850 ADAMS ST. #5              MANKATO                MN       56001
 534      Cole Vision Corporation    3001 MAPLEWOOD MALL            MAPLEWOOD              MN       55109
4251      Cole Vision Corporation    900 NICOLLET MALL              MINNEAPOLIS            MN       55403
 539      Cole Vision Corporation    12431 WAYZATA BLVD             MINNETONKA             MN       55343
4236      Cole Vision Corporation    4848 COUNTRY RD. 101           MINNETONKA             MN       55345
1354      Cole Vision Corporation    4190 VINEWOOD LANE, STE. 109   PLYMOUTH               MN       55442
 261      Cole Vision Corporation    1001 APACHE MALL               ROCHESTER              MN       55902
4212      Cole Vision Corporation    3627 MARKETPLACE DR., NW       ROCHESTER              MN       55901
4086      Cole Vision Corporation    1685 17TH AVE. EAST            SHAKOPEE               MN       55379
4068      Cole Vision Corporation    3600 N. LEXINGTON AVE.         SHOREVIEW              MN       55126
  39      Cole Vision Corporation    41ST ST & DIVISION             ST CLOUD               MN       56301
  45      Cole Vision Corporation    425 RICE ST                    ST PAUL                MN       55103
4024      Cole Vision Corporation    1300 UNIVERSITY AVE.           ST. PAUL               MN       55104
4099      Cole Vision Corporation    3849 VOGEL RD.                 ARNOLD                 MO       63010
1438      Cole Vision Corporation    15425 MANCHESTER RD            BALLWIN                MO       63011
 585      Cole Vision Corporation    1 CHESTERFIELD MALL            CHESTERFIELD           MO       63017
4258      Cole Vision Corporation    4375 CHOUTEAU TRFWY.           CHOUTEAU               MO       64117
 879      Cole Vision Corporation    2102 WILLIAM ST                CP GIRARDEAU           MO       63701
4162      Cole Vision Corporation    197 GRAVOIS BLUFFS PLAZA DR.   FENTON                 MO       63026
 513      Cole Vision Corporation    100 JAMESTWN MILL SC           FLORISSANT             MO       63034
1323      Cole Vision Corporation    #12 GRANDVIEW PLAZA            FLORISSANT             MO       63033
 540      Cole Vision Corporation    18777 E 39TH ST                INDEPENDENCE           MO       64057
 864      Cole Vision Corporation    3800 COUNTRY CLUB              JEFFERSON CITY         MO       65109
 302      Cole Vision Corporation    5600 BANNISTER MALL            KANSAS CITY            MO       64137
4088      Cole Vision Corporation    1042 S. KIRDWOOD               KIRKWOOD               MO       63122
4283      Cole Vision Corporation    1850 NW CHIPMAN RD.            LEES SUMMIT            MO       64081
 524      Cole Vision Corporation    5415 NE ANTIOCH RD             NO KANSAS CY           MO       64119
1360      Cole Vision Corporation    9370 E. HIGHWAY 350            RAYTOWN                MO       64133
 124      Cole Vision Corporation    2825 S GLENSTONE ST            SPRINGFIELD            MO       65804

         Cole Vision Corporation                                   Page 15 of 27

STORE #          ENTITY           CO #       HOST NAME                     LOCATION
-------          ------           ----       ---------                     --------
  224    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1500   Northwest Plaza
  691    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2712   East Hills Mall
  130    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1270   Crestwood Plaza
  192    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1182   Mid River Mall
 4087    Cole Vision Corporation   031   TARGET OPTICAL 4087        ST. CHARLES
 1129    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1222   WESTFIELD SHOPPINGTOWN
  381    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2256   Edgewater Mall
 1083    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2326   Greenville Sears
   70    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1306   Turtlecreek Mall
  615    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1106   Metrocenter Mall
 1101    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2088   MCCOMB
  639    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1188   Bonita Lakes Mall
  858    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2106   Tupelo (Barnes Crossing Mall)
 1123    Cole Vision Corporation   031   SEARS ROEBUCK & CO         BILLINGS
 1078    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2845   Randolph Mall
    6    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1185   Asheville Mall
  880    Cole Vision Corporation   031   SEARS ROEBUCK & CO 2105    Holy Hill Mall
 1001    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2824   Cary Towne Center
 1642    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB        CARY
   21    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1515   Eastland Mall
  377    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1245   Southpark Mall
 1754    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB        CHARLOTTE
  103    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1165   Carolina Mall
 1628    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB        CONCORD
    4    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1045   Northgate Shopping Center
 1137    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1475   THE STREETS AT SOUTHPOINT
   20    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1405   Cross Creek Mall
 1401    Cole Vision Corporation   031   SEARS OPTICAL #1401        Garner Towne Square
 1071    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2017   Sears
 1094    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2225   Goldsboro
    8    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1335   Friendly Shopping Center
  628    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2515   Valley Hills Mall
 1043    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1985   Oak Hollow Mall
   23    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2755   Jacksonville Mall
 1126    Cole Vision Corporation   031   SEARS ROEBUCK & CO. #2008  MONROE MALL
 1633    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB        MOORESVILLE
  167    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1646   Carolina Place
 1644    Cole Vision Corporation   031   BJ'S OPTICAL #1644         PINEVILLE
  212    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1805   Crabtree Valley Mall
 1670    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB        RALEIGH
   34    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2635   Golden East Crossing Mall
 1076    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2935   Signal Hill Mall
   31    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1455   Independence Mall
 1075    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2965   Parkwood Mall
  649    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1375   Hanes Mall

STORE #          ENTITY                       ADDRESS                     CITY           STATE      ZIP
-------          ------                       -------                     ----           -----      ---
  224    Cole Vision Corporation    700 NORTHWEST PLAZA              ST ANN               MO        63074
  691    Cole Vision Corporation    3702 FREDERICK BLVD              ST JOSEPH            M0        64506
  130    Cole Vision Corporation    15 CRESTWOOD PLAZA               ST LOUIS             MO        63126
  192    Cole Vision Corporation    3 MID RIVERS MALL D              ST PETERS            MO        63376
 4087    Cole Vision Corporation    3881 MEXICO RD.                  ST CHARLES           MO        63303
 1129    Cole Vision Corporation    250 S. COUNTY CENTERWAY          ST LOUIS             MO        63129
  381    Cole Vision Corporation    2800 BEACH BLVD. #67             BILOXI               MS        39531
 1083    Cole Vision Corporation    1651 HWY 1 SOUTH                 GREENVILLE           MS        38701
   70    Cole Vision Corporation    1000 TURTLECREEK DR              HATTIESBURG          MS        39402
  615    Cole Vision Corporation    1400 METROCENTER                 JACKSON              MS        39209
 1101    Cole Vision Corporation    1720 SMITHDALE RD.               MCCOMB               MS        39648
  639    Cole Vision Corporation    1000 BONITA LAKES MALL           MERIDIAN             MS        39301
  858    Cole Vision Corporation    1001 BARNES CROSSING             TUPELO               MS        38804
 1123    Cole Vision Corporation    1515 GRAND AVE.                  BILLINGS             MT        59102
 1078    Cole Vision Corporation    200 RANDOLPH MALL                ASHEBORO             NC        27203
    6    Cole Vision Corporation    1 S TUNNEL RD                    ASHEVILLE            NC        28805
  880    Cole Vision Corporation    102 HOLLY HILL MALL              BURLINGTON           NC        27215
 1001    Cole Vision Corporation    1105 WALNUT STREET               CARY                 NC        27511
 1642    Cole Vision Corporation    2370 WALNUT ST.                  CARY                 NC        27511
   21    Cole Vision Corporation    5599 CENTRAL AVE                 CHARLOTTE            NC        28212
  377    Cole Vision Corporation    4400 SHARON RD                   CHARLOTTE            NC        28211
 1754    Cole Vision Corporation    6030 INDEPENDENCE BLVD.          CHARLOTTE            NC        28212
  103    Cole Vision Corporation    1480 CNCRD PRKWY NO              CONCORD              NH        28025
 1628    Cole Vision Corporation    7905 LYLES LANE NW               CONCORD              NH        28027
    4    Cole Vision Corporation    1620 GUESS RD                    DURHAM               NC        27701
 1137    Cole Vision Corporation    6910 FAYETTEVILLE RD. STE. 400   DURHAM               NC        27713
   20    Cole Vision Corporation    400 CROSS CREEK RD               FAYETTEVILLE         NC        28304
 1401    Cole Vision Corporation    2678 TIMBER DR.                  GARNER               NC        27529
 1071    Cole Vision Corporation    250 N. NEW HOPE RD.              GASTONIA             NC        28054
 1094    Cole Vision Corporation    703 N BERKELEY BLVD              GOLDSBORO            NC        27534
    8    Cole Vision Corporation    3200 W FREINDLY AVE              GREENSBORO           NC        27408
  628    Cole Vision Corporation    1940 HWY 84-70 SE                HICKORY              NC        28801
 1043    Cole Vision Corporation    921 E CHESTER DR                 HIGH POINT           NC        27260
   23    Cole Vision Corporation    344 JACKSNVLE MALL               JACKSONVILLE         NC        28540
 1126    Cole Vision Corporation    2115 W. ROOSEVELT RD. STE.200    MONROE               NC        28110
 1633    Cole Vision Corporation    685 BLUEFIELD RD.                MOORESVILLE          NC        28117
  167    Cole Vision Corporation    11033 CAROLINA PLAC              PINEVILLE            NC        28134
 1644    Cole Vision Corporation    11715 CAROLINA PLACE PKWY.       PINEVILLE            NC        28134
  212    Cole Vision Corporation    4601 GLENWOOD AVE.               RALEIGH              NC        27612
 1670    Cole Vision Corporation    8811 BRIER CREEK PKWY.           RALEIGH              NC        27617
   34    Cole Vision Corporation    1100 N WESLEYAN BVD              ROCKY MT             NC        27804
 1076    Cole Vision Corporation    1689 E. BROAD ST.                STATESVILLE          NC        28625
   31    Cole Vision Corporation    3500 OLEANDER DR                 WILMINGTON           NC        28403
 1075    Cole Vision Corporation    1501 WARD BLVD #325              WILSON               NC        27893
  649    Cole Vision Corporation    3320 SILAS CREEK PKWY. STE 280   WINSTON-SALEM        NC        27103

         Cole Vision Corporation                                   Page 16 of 27

STORE #          ENTITY           CO #     HOST NAME                       LOCATION
-------          ------           ----     ---------                       --------
1056     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1712      South Forks Plaza
4180     Cole Vision Corporation  031   TARGET OPTICAL #4180          GRAND FORKS
271      Cole Vision Corporation  031   SEARS ROEBUCK & CO #2191      Lincoln (O' Street)
37       Cole Vision Corporation  031   SEARS ROEBUCK & CO #1041      Cross Roads Mall
106      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1022      Oakview Mall
4048     Cole Vision Corporation  031   TARGET OPTICAL 4048           OMAHA
4175     Cole Vision Corporation  031   TARGET OPTICAL #4175          OMAHA
4005     Cole Vision Corporation  031   TARGET OPTICAL                PAPILLION
1701     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Nashua
1700     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Portsmouth
522      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1003      The Mall at Rockingham Park
1699     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Salem
125      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1874      Burlington Center
1454     Cole Vision Corporation  031   SEARS OPTICAL #1454           CINNAMINSON S/C
559      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1454      Deptford Mall
1687     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Deptford
4259     Cole Vision Corporation  031   TARGET OPTICAL 4259           DEPTFORD
1726     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      E. Rutherford
4207     Cole Vision Corporation  031   TARGET OPTICAL #4207          E. WINDSOR
4048     Cole Vision Corporation  031   TARGET OPTICAL 4048           EDGEWATER
1727     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Edison
1688     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB #308      Flemington
643      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1204      Raceway Mall
1039     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1094      Hackensack (Main St.)
4230     Cole Vision Corporation  031   TARGET OPTICAL 4230           HACKENSACK
1441     Cole Vision Corporation  031   SEARS OPTICAL #1441           MANSFIELD COMMONS
204      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1044      Newport Center Mall
1731     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Jersey City
822      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1734      Quaker Bridge Mall
1730     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Roxbury
1733     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Linden
4163     Cole Vision Corporation  031   TARGET OPTICAL 4163           LINDEN
1011     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1614      Livingston Mall
4195     Cole Vision Corporation  031   TARGET OPTICAL #4195          MANALAPAN
1440     Cole Vision Corporation  031   SEARS OPTICAL #1440           The Marketplace at Manville
1729     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Maple Shade
304      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1554      Hamilton Mall
1674     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB           Mays Landing
108      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1574      Middletown (Hwy 35)
344      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1494      Moorestown Mall
320      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1314      New Brunswick (Rt 1 & Rt 18)
1728     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.      Ocean
569      Cole Vision Corporation  031   SEARS ROEBUCK & CO #1744      Seaview Square Mall
197      Cole Vision Corporation  031   SEARS ROEBUCK & CO.           Paramus Park Mall
1649     Cole Vision Corporation  031   BJ'S OPTICAL #1649            PARAMUS


STORE #          ENTITY                      ADDRESS                     CITY            STATE        ZIP
-------          ------                      -------                     ----            -----        ---
1056     Cole Vision Corporation        2800 COLUMBIA RD. SOUTH       GRAND FORKS         ND        58201
4180     Cole Vision Corporation        3601 32ND AVE. SOUTH          GRAND FORKS         ND        58201
271      Cole Vision Corporation        6400 O' STREET                LINCOLN             NE        68505
37       Cole Vision Corporation        7424 DODGE ST.                OMAHA               NE        68114
106      Cole Vision Corporation        3420 OAKVIEW DR.              OMAHA               NE        68144
4048     Cole Vision Corporation        4001 N. 132ND ST.             OMAHA               NE        68164
4175     Cole Vision Corporation        17810 WEST CENTER             OMAHA               NE        68130
4005     Cole Vision Corporation        718 N. WASHINGTON             PAPILLION           NE        68046
1701     Cole Vision Corporation        8 SEXTON AVE                  NASHUA              NH        03060
1700     Cole Vision Corporation        1801 WOODBURY AVE             PORTSMOUTH          NH        03801
522      Cole Vision Corporation        77 ROCKINGHAM PARK BLVD.      SALEM               NH        03079
1699     Cole Vision Corporation        70 CLUFF ROAD                 SALEM               NH        03079
125      Cole Vision Corporation        2501 MT. HOLLY RD. #100       BURLINGTON          NJ        08016
1454     Cole Vision Corporation        1105 RT. 130                  CINNAMINSON         NJ        08077
559      Cole Vision Corporation        1750 DEPTFORD CTRRD           DEPTFORD            NJ        08096
1687     Cole Vision Corporation        1910 DEPTFORD CTR.            DEPTFORD            NJ        08096
4259     Cole Vision Corporation        1900 DEPTFORD CENTER RD.      DEPTFORD            NJ        08096
1726     Cole Vision Corporation        300 ROUTE 17 N.               E. RUTHERFORD       NJ        07073
4207     Cole Vision Corporation        70 PRINCETON HIGHSTOWN RD.    E. WINDSOR          NJ        08520
4048     Cole Vision Corporation        543 RIVER ROAD                EDGEWATER           NJ        07020
1727     Cole Vision Corporation        1000 ROUTE 1 NORHT            EDISON              NJ        08817
1668     Cole Vision Corporation        186 HWY. 31                   FLEMINGTON          NJ        08822
643      Cole Vision Corporation        3710 RT 9                     FREEHOLD            NJ        07728
1039     Cole Vision Corporation        436 MAIN ST                   HACKENSACK          NJ        07601
4230     Cole Vision Corporation        630 MAIN ST.                  HACKENSACK          NJ        07601
1441     Cole Vision Corporation        1885 RT. 67                   HACKETTSTOWN        NJ        07840
204      Cole Vision Corporation        50 MALL DR W.                 JERSEY CITY         NJ        07310
1731     Cole Vision Corporation        396-420 MARIN BLVD            JERSEY CITY         NJ        07302
822      Cole Vision Corporation        300 QUAKER BRGE MLL           LAWRENCEVILLE       NJ        08648
1730     Cole Vision Corporation        ONE HOWARD BLVD               LEDGEWOOD           NJ        08652
1733     Cole Vision Corporation        1001 E EDGAR RD               LINDEN              NJ        07036
4163     Cole Vision Corporation        621 W. EDGAR RD.              LINDEN              NJ        07036
1011     Cole Vision Corporation        112 S ORANGE AVE              LIVINGSTON          NJ        07039
4195     Cole Vision Corporation        RT. 9 & SYMMES DRIVE          MANALAPAN           NJ        07726
1440     Cole Vision Corporation        146 N. MAIN                   MANVILLE            NJ        08835
1729     Cole Vision Corporation        131 E KINGS HWY               MAPLESHADE          NJ        08052
304      Cole Vision Corporation        100 BLACKHORSE PIKE           MAYS LANDING        NJ        08330
1674     Cole Vision Corporation        200 WRANGLEBORO               MAYS LANDING        NJ        08330
108      Cole Vision Corporation        1500 HWY 35                   MIDDLETOWN          NJ        07748
344      Cole Vision Corporation        400 RT. 38                    MOORESTOWN          NJ        08057
320      Cole Vision Corporation        51 U.S. HWY. 1                NEW BRUNSWICK       NJ        08901
1728     Cole Vision Corporation        1904 HIGHWAY 35               OAKHURST            NJ        07755
569      Cole Vision Corporation        RT 35 & 68                    OCEAN               NJ        07712
197      Cole Vision Corporation        585 FROM RD                   PARAMUS             NJ        07652
1649     Cole Vision Corporation        S. 30 RT. 17                  PARAMUS             NJ        07652

         Cole Vision Corporation                                   Page 17 of 27

STORE #          ENTITY           CO#       HOST NAME                      LOCATION
-------          ------           -----     ---------                      --------
855      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2574   Phillipsburg Mall
1654     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB #94    Riverdale
875      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1764   Town Square Mall
1025     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2524   Ocean County Mall
1657     Cole Vision Corporation  031    BJ'S OPTICAL #1657         TOMS RIVER
1026     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2374   Vineland
250      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1294   Watchung (Rt 22)
1732     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Watchung
4158     Cole Vision Corporation  031    TARGET OPTICAL #4158       WATCHUNG
664      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1434   Willowbrook Shopping Center
1044     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1684   Woodbridge Center
1086     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1287   Coronado Center
1144     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1717   COTTONWOOD MALL
1042     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2527   Mesilla Valley Mall
1024     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2208   Villa Linda
1142     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1709   HENDERSON
148      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1888   Meadows Mall
225      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1328   Boulevard Mall
374      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1978   Meadowood Mall
4241     Cole Vision Corporation  031    TARGET OPTICAL #4241       RENO
237      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1103   Colonie Center
1717     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Albany
1118     Cole Vision Corporation  031    SEARS ROEBUCK & CO         BOULEVARD MALL
104      Cole Vision Corporation  031    SEARS ROEBUCK & CO         Fingerlakes Mall
235      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1124   South Shore Mall
596      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1984   McKinley Mall
1714     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Hamburg
1027     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2764   Bronx (E. Fordham Rd.)
1037     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1114   Brooklyn (Beverly Rd.)
1068     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1143   Kings Plaza Mall
1349     Cole Vision Corporation  031    SEARS OPTICAL #1349        Tops Elmwood Plaza
686      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2134   Walden-Galleria
1828     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB #1626  CLARENCE
314      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1623   Great Northern Mall
1724     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Clay
1859     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB #097   College Point
4061     Cole Vision Corporation  031    TARGET OPTICAL #4061       COLONIE
1393     Cole Vision Corporation  031    SEARS OPTICAL #1393        D&L Plaza
549      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1353   Shopping Town Mall
299      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1794   Huntington Square Mall
1720     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   E. Syracuse
1655     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB #11    E. SETAUKET
4233     Cole Vision Corporation  031    TARGET OPTICAL #4233       ELMHURST
1718     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Farmingdale
1825     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB        FREEPORT

STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
855      Cole Vision Corporation  1200 US HWY. 22                 PHILLIPSBURG           NJ     08865
1654     Cole Vision Corporation  106 RT. 23                      RIVERDALE              NJ     07457
875      Cole Vision Corporation  TOWN SQ. MALL RT 80             ROCKAWAY               NJ     07866
1025     Cole Vision Corporation  1201 HOOPER AVE                 TOMS RIVER             NJ     08753
1657     Cole Vision Corporation  941 RD. 37 WEST                 TOMS RIVER             NJ     08755
1026     Cole Vision Corporation  8 WEST LANDIS AVE               VINELAND               NJ     08380
250      Cole Vision Corporation  1840 ROUTE 22                   WATCHUNG               NJ     07069
1732     Cole Vision Corporation  1601 US RTE 22 WEST             WATCHUNG               NJ     07050
4158     Cole Vision Corporation  1515 RD. 22 WEST                WATCHUNG               NJ     07060
664      Cole Vision Corporation  50 RTE 46                       WAYNE                  NJ     07470
1044     Cole Vision Corporation  150 WOODBRIDGE CTR. DR          WOODBRIDGE             NJ     07095
1086     Cole Vision Corporation  6800 MENAUL BLVD. NE #700       ALBUQUERQUE            NM     87110
1144     Cole Vision Corporation  10129 COORS BLVD.               ALBUQUERQUE            NM     87114
1042     Cole Vision Corporation  700 S. TELSHOR BLVD.            LAS CRUCES             NM     88011
1024     Cole Vision Corporation  4250 CERRILLOS RD.              SANTE FE               NM     87592
1142     Cole Vision Corporation  1245 WARM SPRINGS RD.           HENDERSON              NV     89014
148      Cole Vision Corporation  4000 MEADOWS LANE               LAS VEGAS              NV     89107
225      Cole Vision Corporation  3450 S MARYLAND PKY             LAS VEGAS              NV     89109
374      Cole Vision Corporation  5400 MEADOWOOD MALL             RENO                   NV     89502
4241     Cole Vision Corporation  6845 SIERRA CENTER PKWY         RENO                   NV     89511
237      Cole Vision Corporation  1425 CENTRAL AVE                ALBANY                 NY     12205
1717     Cole Vision Corporation  1440 CENTRAL AVENUE             ALBANY                 NY     12205
1118     Cole Vision Corporation  1261 S. NIAGRA FALLS BLVD.      AMHERST                NY     14228
104      Cole Vision Corporation  1579 CLARK STREET               AUBURN                 NY     13021
235      Cole Vision Corporation  1701 SUNRISE HIGH               BAY SHORE              NY     11706
596      Cole Vision Corporation  3701 MC KINLEY PKWY             BLAISDELL              NY     14219
1714     Cole Vision Corporation  4405 MILESTRIP RD               BLASDELL               NY     14219
1027     Cole Vision Corporation  400 E FORDHAM RD                BRONX                  NY     10458
1037     Cole Vision Corporation  2307 BEVERLY RD.                BROOKLYN               NY     11226
1068     Cole Vision Corporation  5200 KINGS PLAZA                BROOKLYN               NY     11234
1349     Cole Vision Corporation  2101 ELMWOOD AVE.               BUFFALO                NY     14207
686      Cole Vision Corporation  7 WALDEN GALLERIA               CHEEKTOWAGA            NY     14226
1828     Cole Vision Corporation  5183 TRANSIT RD.                CLARENCE               NY     14221
314      Cole Vision Corporation  4081 RTE 31                     CLAY                   NY     13041
1724     Cole Vision Corporation  4145 ROUTE 31                   CLAY                   NY     13041
1859     Cole Vision Corporation  137-05 20TH AVE.                COLLEGE POINT          NY     11356
4061     Cole Vision Corporation  1440 CENTRAL AVE.               COLONIE                NY     12205
1393     Cole Vision Corporation  5175 BROADWAY                   DEPEW                  NY     14043
549      Cole Vision Corporation  3649 ERIE BLVD. E               DEWITT                 NY     13214
299      Cole Vision Corporation  4000 JERICHO TRNPKE             E NORTHPOIRT           NY     11731
1720     Cole Vision Corporation  TWO CHEVY DRIVE                 E SYRACUSE             NY     13047
1655     Cole Vision Corporation  4000 NESCONSET HWY.             EAST SETAUKET          NY     11733
4233     Cole Vision Corporation  8801 QUEENS BLVD.               ELMHURST               NY     11373
1718     Cole Vision Corporation  50 DANIEL ST.                   FARMINGDALE            NY     11735
1825     Cole Vision Corporation  100 MILLS RD.                   FREEPORT LONG ISLAND   NY     11520

Cole Vision Corporation                                            Page 18 of 27

STORE #           ENTITY          CO #         HOST NAME                  LOCATION
-------           ------          ----         ----------                 --------
  865     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1004   Garden City (Franklin Ave.)
  213     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1264   Hicksville (N Broadway)
  348     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2744   Arnot Mall
 1673     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT    Islandia
  840     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1784   Oakdale Mall
  596     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2353   Hudson Valley Mall
 4166     Cole Vision Corporation  031   TARGET OPTICAL #4166       KINGSTON
  151     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1364   Smith Haven Mall
 4061     Cole Vision Corporation  031   TARGET OPTICAL 4061        LEVITTOWN
 1388     Cole Vision Corporation  031   SEARS OPTICAL #1388        Wal-Mart/TOPS Plaza
  178     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1404   Sunrise Mall
 1003     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1323   Crystal Run Mall
 4135     Cole Vision Corporation  031   TARGET OPTICAL #4135       MIDDLETOWN
  356     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1414   Nanuet Mall
  297     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2603   Sangertown Square Mall
  669     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2933   Lake Success Shopping Center
  399     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1514   Summit Park Mall
  193     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2533   Champlain Center North
 1008     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1333   Galleria Mall
  618     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2453   Aviation Mall
 1051     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1544   Rego Park (Queens Blvd.)
 1681     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.   Riverhead (Old Country Rd.)
  153     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1594   Market Place Mall
  330     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2003   Irondequoit Mall
  503     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1524   Greece Ridge Center Mall
 1716     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.   Rochester
 1723     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.   Saratoga Springs
   66     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2173   Wilton Mall
 4098     Cole Vision Corporation  031   TARGET OPTICAL 4098        SARATOGA SPRINGS
   61     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2113   Rotterdam Square
   80     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1624   Staten Island (Platinum Ave)
 1425     Cole Vision Corporation  031   SEARS OPTICAL #1425        Mid-City Plaza
 1715     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.   Tonawanda
 1721     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.   Utica
  506     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1924   Green Acres Mall
  551     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1584   Eastview Mall
 1650     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB #115   VICTOR
 1678     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB #79    Rotterdam
 1719     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.   Wappinger Falls
 1384     Cole Vision Corporation  031   SEARS OPTICAL #1394        Topa Plaza
  160     Cole Vision Corporation  031   SEARS ROEBUCK & CO #2683   Salmon Run Mall
 1722     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.   Webster
 1672     Cole Vision Corporation  031   BJ'S WHOLESALE CLUB OPT.   West Nyack
 1646     Cole Vision Corporation  031   BJ' OPTICAL #1645          WESTBURY
  354     Cole Vision Corporation  031   SEARS ROEBUCK & CO #1444   White Plains




STORE #           ENTITY                       ADDRESS                    CITY        STATE     ZIP
-------           ------                       -------                    ----        -----     ---
  865     Cole Vision Corporation  031   1111 FRANKLIN AVE          GARDEN CITY         NY     11530
  213     Cole Vision Corporation  031   195 N BRAODWAY             HICKSVILLE          NY     11801
  348     Cole Vision Corporation  031   3300 CHAMBERS RD. S        HORSEHEADS          NY     14845
 1673     Cole Vision Corporation  031   1000 OLD NICHOLS RD        ISLANDIA            NY     11788
  840     Cole Vision Corporation  031   501 REYNOLDS RD.           JOHNSON CITY        NY     13790
  596     Cole Vision Corporation  031   1300 ULSTER AVE.           KINGSTON            NY     12401
 4166     Cole Vision Corporation  031   1300 ULSTER AVE.           KINGSTON            NY     12401
  151     Cole Vision Corporation  031   4 SMITH HAVEN MALL         LAKE GROVE          NY     11755
 4061     Cole Vision Corporation  031   3850 HEMPSTEAD TRNPK.      LEVITTOWN           NY     11756
 1388     Cole Vision Corporation  031   5839C S TRANSIT RD         LOCKPORT            NY     14094
  178     Cole Vision Corporation  031   800 SUNRISE HWY.           MASSAPEQUA          NY     11758
 1003     Cole Vision Corporation  031   1 GALLERIA DR              MIDDLEWOTN          NY     10940
 4135     Cole Vision Corporation  031   ONE GALLERIA DR            MIDDLETOWN          NY     10941
  356     Cole Vision Corporation  031   75 W RT 59 STE 100         NANUET              NY     10954
  297     Cole Vision Corporation  031   1 SANGERTOWN SQ. #1        NEW HARTFORD        NY     13413
  669     Cole Vision Corporation  031   1400 UNION TRNPKE          NEW HYDE PK         NY     11040
  399     Cole Vision Corporation  031   6929 WILLIAMS RD           NIAGARA FALLS       NY     14304
  193     Cole Vision Corporation  031   10 SMITHFIELD BLVD         PLATTSBURGH         NY     12901
 1008     Cole Vision Corporation  031   790 SOUTH RD               POUGHKEEPSIE        NY     12601
  618     Cole Vision Corporation  031   578 AVIATION MALL RD #77   QUEENSBURY          NY     12804
 1051     Cole Vision Corporation  031   96-05 QUEENS BLVD          REGO PARK           NY     11374
 1681     Cole Vision Corporation  031   607 OLD COUNTRY RD.        RIVERHEAD           NY     11091
  153     Cole Vision Corporation  031   10 MIRACLE MILE DR.        ROCHESTER           NY     14823
  330     Cole Vision Corporation  031   1655 E RIDGE RD MAL        ROCHESTER           NY     14622
  503     Cole Vision Corporation  031   1386 LONG POND RD          ROCHESTER           NY     14628
 1716     Cole Vision Corporation  031   1771 BRIGHTONHENRIET       ROCHESTER           NY     14623
 1723     Cole Vision Corporation  031   3067 ROUTE 50              SARATOGA SPRG       NY     12565
   66     Cole Vision Corporation  031   WILTON MALL 3085 RT. 50    SARATOGA SPRINGS    NY     12888
 4098     Cole Vision Corporation  031   3031 RT. 50                SARATOGA SPRINGS    NY     12888
   61     Cole Vision Corporation  031   2 CAMPBELL SQUARE          SCHENECTADY         NY     12306
   80     Cole Vision Corporation  031   283 PLATINUM               STATEN ISLAND       NY     10314
 1425     Cole Vision Corporation  031   991 PAYNE AVE              TONAWANDA           NY     14120
 1715     Cole Vision Corporation  031   800 YOUNG STREET           TONAWANDA           NY     14150
 1721     Cole Vision Corporation  031   400 RIVER ROAD             UTICA               NY     13502
  506     Cole Vision Corporation  031   1150 GREEN ACRES MALL      VALLEY STREAM       NY     11581
  551     Cole Vision Corporation  031   7979 PITTSFORD RD          VICTOR              NY     14564
 1650     Cole Vision Corporation  031   50 EASTVIEW MALL DR.       VICTOR              NY     14564
 1678     Cole Vision Corporation  031   70 W CAMPBELL RD.          W ROTTERDAM         NY     12306
 1719     Cole Vision Corporation  031   1357 RTE 9                 WAPPINGER FLS       NY     12590
 1384     Cole Vision Corporation  031   2392 RT. 19 NORTH          WARSAW              NY     14569
  160     Cole Vision Corporation  031   1300 ARSENAL RD            WATERTOWN           NY     13801
 1722     Cole Vision Corporation  031   950 RIDGE RD               WEBSTER             NY     14580
 1672     Cole Vision Corporation  031   1050 PALISADE CTR.         WEST NYACK          NY     10994
 1646     Cole Vision Corporation  031   8000 BRUSH HOLLOW RD.      WESTBURY            NY     11590
  354     Cole Vision Corporation  031   275 MAIN ST                WHITE PLAINS        NY     10801

     Cole Vision Corporation                 Page 19 of 27

STORE #          ENTITY              CO#              HOST NAME                 LOCATION
-------          ------              ---              ---------                 --------
  358    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1504        Eastern Hills Mall
   75    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1733        Cross County Shopping Center
  507    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1944        Jefferson Valley Mall
 1688    Cole Vision Corporation     031     BJ'S WHOLESALE CLUB OPT.        Yorktown Hts.
  246    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1520        Chapel Hill Mall
  537    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1670        Rolling Acres Mall
 1408    Cole Vision Corporation     031     SEARS OPTICAL #1408             South Plaza Shopping Center
 1661    Cole Vision Corporation     031     BJ'S WHOLESALE CLUB #102        Akron
 1355    Cole Vision Corporation     031     SEARS OPTICAL #1355             Westwood Square
 1017    Cole Vision Corporation     031     SEARS ROEBUCK & CO #2932        Ashtabula Mall
 1645    Cole Vision Corporation     031     BJ'S OPTICAL #1645              AVON
 4170    Cole Vision Corporation     031     TARGET OPTICAL #4170            AVON
  137    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1202        Fairfield Commons
 1423    Cole Vision Corporation     031     SEARS OPTICAL #1423             Highpoint Village
 1421    Cole Vision Corporation     031     SEARS OPTICAL #1421             Bowling Green Shopping Center
 1382    Cole Vision Corporation     031     SEARS OPTICAL #1362             Ridge Park Square
  239    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1410        Belden Village Mall
   43    Cole Vision Corporation     031     SEARS ROEBUCK & CO #2850        Chillicothe Mall
  183    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1810        Eastgate Mall
  295    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1280        Tri-County Mall
  392    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1610        Northgate Mall
 1112    Cole Vision Corporation     031     SEARS ROEBUCK & CO #2071        CINCINNATI
  208    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1430        Southland Shopping Center
  245    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1530        Richmond Mall
  266    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1370        Eastland Mall
  288    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1150        Westland Mall
 1145    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1210        POLARIS FASHION PLACE
 1373    Cole Vision Corporation     031     SEARS OPTICAL #1373             Sun Center
 1648    Cole Vision Corporation     031     BJ'S WHOLESALE CLUB #12         COLUMBUS
  247    Cole Vision Corporation     031     SEARS ROEBUCK & CO #2060        Salem Mall
  341    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1560        Dayton Mall
 4054    Cole Vision Corporation     031     TARGET OPTICAL 4054             DAYTON
 1081    Cole Vision Corporation     031     SEARS ROEBUCK & CO #2061        Northtown Mall
 1005    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1120        Tuttle Crossing
 1652    Cole Vision Corporation     031     BJ'S WHOLESALE CLUB             Dublin
  280    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1310        Midway Mall
 1447    Cole Vision Corporation     031     SEARS OPTICAL #1447             Fairfield Crossing Shopping Center
  180    Cole Vision Corporation     031     SEARS ROEBUCK & CO #2790        Findlay Village Mall
  695    Cole Vision Corporation     031     SEARS ROEBUCK & CO 2940         Towne Mall
 1402    Cole Vision Corporation     031     SEARS OPTICAL #1402             Stone Ridge Plaza
 1395    Cole Vision Corporation     031     SEARS OPTICAL #1395             Grove City Plaza
  525    Cole Vision Corporation     031     SEARS ROEBUCK & CO #1081        Indian Mound Mall
  697    Cole Vision Corporation     031     SEARS ROEBUCK & CO 2750         River Valley Mall
  335    Cole Vision Corporation     031     SEARS ROEBUCK & CO #2450        Lima Mall
  328    Cole Vision Corporation     031     SEARS ROEBUCK & CO #2010        Richland Mall

STORE #          ENTITY                    ADDRESS                         CITY            STATE      ZIP
-------          ------                    -------                         ----            -----      ---
  358    Cole Vision Corporation      4545 TRANSIT AVE                  WILLIAMSVILLE       NY      14221
   75    Cole Vision Corporation      87 N CROSS CNTY PKW               YONKERS             NY      10704
  507    Cole Vision Corporation      600 LEE BLVD                      YORKTOWN HTS        NY      10598
 1688    Cole Vision Corporation      3303 CROMPOND RD                  YORKTOWN HTS        NY      10598
  246    Cole Vision Corporation      10 CHAPEL HILL PLAZ               AKRON               OH      44310
  537    Cole Vision Corporation      2400 ROMIG ROAD                   AKRON               OH      44320
 1408    Cole Vision Corporation      382 E WATERLOO RD.                AKRON               OH      44319
 1661    Cole Vision Corporation      1877 HOME AVE                     AKRON               OH      44310
 1355    Cole Vision Corporation      2464 W. STATE ST.                 ALLIANCE            OH      44601
 1017    Cole Vision Corporation      3045 N RIDGE RD                   ASHTABULA           OH      44004
 1645    Cole Vision Corporation      38292 COLORADO AVE.               AVON                OH      44011
 4170    Cole Vision Corporation      35830 DETROIT RD.                 AVON                OH      44011
  137    Cole Vision Corporation      2711 FAIRFIELD COMMONS            BEAVER CREEK        OH      45431
 1423    Cole Vision Corporation      2119 S. MAIN ST.                  BELLEFONTAINE       OH      43311
 1421    Cole Vision Corporation      1096 N. MAIN ST.                  BOWLING GREEN       OH      43402
 1382    Cole Vision Corporation      4788 RIDGE RD.                    BROOKLYN            OH      44144
  239    Cole Vision Corporation      4100 BELDEN VLG ML                CANTON              OH      44718
   43    Cole Vision Corporation      1075 N. BRIDGE ST.                CHILLICOTHE         OH      45801
  183    Cole Vision Corporation      4595 EASTGATE MALL                CINCINNATI          OH      45245
  295    Cole Vision Corporation      300 EAST KEMPER RD                CINCINNATI          OH      45246
  392    Cole Vision Corporation      9505 COLERIAN AVE                 CINCINNATI          OH      45239
 1112    Cole Vision Corporation      6000 GLENWAY AVE.                 CINCINNATI          OH      45211
  208    Cole Vision Corporation      6950 WEST 130TH ST                CLEVELAND           OH      44130
  245    Cole Vision Corporation      621 RICHMOND RD                   CLEVELAND           OH      44143
  266    Cole Vision Corporation      2765 EASTLAND MALL                COLUMBUS            OH      43232
  288    Cole Vision Corporation      4411 W BROAD ST                   COLUMBUS            OH      43228
 1145    Cole Vision Corporation      1400 POLARIS PKWY.                COLUMBUS            OH      43240
 1373    Cole Vision Corporation      3864 W DUBLIN                     COLUMBUS            OH      43235
 1648    Cole Vision Corporation      6060 E. MAIN ST.                  COLUMBUS            OH      43213
  247    Cole Vision Corporation      5200 SALEM AVE                    DAYTON              OH      45426
  341    Cole Vision Corporation      2700 MIAMISBURG CENTERVILLE RD    DAYTON              OH      45459
 4054    Cole Vision Corporation      2300 MIAMISBURG CENTERVILLE RD.   DAYTON              OH      45459
 1081    Cole Vision Corporation      1500 N. CLINTON ST                DEFIANCE            OH      43512
 1005    Cole Vision Corporation      5053 TUTTLE CROSSING              DUBLIN              OH      43016
 1652    Cole Vision Corporation      6825 DUBLIN CTR DR                DUBLIN              OH      43017
  280    Cole Vision Corporation      4900 MIDWAY BLVD                  ELYRIA              OH      44035
 1447    Cole Vision Corporation      4625 DIXIE HWY.                   FAIRFIELD           OH      45014
  180    Cole Vision Corporation      1800 TIFFIN                       FINDLAY             OH      45840
  695    Cole Vision Corporation      3457 TOWNE BLVD.                  FRANKLIN            OH      45005
 1402    Cole Vision Corporation      4687 MORSE RD                     GAHANNA             OH      43230
 1395    Cole Vision Corporation      2436 STRINGTOWN RD                GROVE CITY          OH      43123
  525    Cole Vision Corporation      711 S. 30TH ST.                   HEATH               OH      43056
  697    Cole Vision Corporation      1635 RIVER VALLEY C               LANCASTER           OH      43130
  335    Cole Vision Corporation      2400 ELIDA ROAD                   LIMA                OH      45805
  328    Cole Vision Corporation      600 RICHLAND MALL                 MANSFIELD           OH      44908

Cole Vision Corporation                     Page 20 of 27

STORE #          ENTITY            CO #         HOST NAME               LOCATION
-------  -----------------------   ----    ------------------------    ---------------------------
 4255    Cole Vision Corporation   031     TARGET OPTICAL 4255         MANSFIELD
  185    Cole Vision Corporation   031     SEARS ROEBUCK & CO 2420     Southland Mall
 4169    Cole Vision Corporation   031     TARGET OPTICAL #4169        MAYFIELD HTS.
 1458    Cole Vision Corporation   031     SEARS OPTICAL #1459         SUPER KMART PLAZA
  350    Cole Vision Corporation   031     SEARS ROEBUCK & CO #1350    Great Lakes Mall
 1638    Cole Vision Corporation   031     BJ'S WHOLESALE CLUB 1636    MIDDLEBURG HTS.
 1417    Cole Vision Corporation   031     SEARS OPTICAL #1417         Mt. Vernon Gateway Plaza
  120    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2080    New Towne Mall
 1653    Cole Vision Corporation   031     BJ'S WHOLESALE CLUB #10     North Canton
  260    Cole Vision Corporation   031     SEARS ROEBUCK & CO #1564    Eastwood Mall
 4140    Cole Vision Corporation   031     TARGET OPTICAL 4140         NILES
  580    Cole Vision Corporation   031     SEARS ROEBUCK & CO #1710    Great Northern Mall
  582    Cole Vision Corporation   031     SEARS ROEBUCK & CO #1770    Randall Park Mall
  327    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2020    Woodville Mall
  114    Cole Vision Corporation   031     SEARS OPTICAL #114          Day Drive Plaza
 1396    Cole Vision Corporation   031     SEARS OPTICAL #1398         Windmiller Plaza
   50    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2001    PIQUA MALL
 1404    Cole Vision Corporation   031     SEARS OPTICAL #1404         Reynoldsburg Shopping Center
 1304    Cole Vision Corporation   031     SEARS OPTICAL #1304         Rockport Shopping Center
 4165    Cole Vision Corporation   031     TARGET OPTICAL #4165        ROSSFORD
   17    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2510    Sandusky Mall
 1353    Cole Vision Corporation   031     SEARS OPTICAL #1353         Solar Center
  254    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2390    Upper Valley Mall
  638    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2104    Ohio Valley Mall
 1400    Cole Vision Corporation   031     SEARS OPTICAL #1400         St. Mary's Plaza
  533    Cole Vision Corporation   031     SEARS ROEBUCK & CO #1152    Fort Stauben Mall
 1378    Cole Vision Corporation   031     SEARS OPTICAL #1378         Stow Community Shopping Center
  123    Cole Vision Corporation   031     SEARS ROEBUCK & CO #1051    South Park Center
  116    Cole Vision Corporation   031     SEARS ROEBUCK & CO #1220    Westgate Mall
 4107    Cole Vision Corporation   031     TARGET OPTICAL 4107         TOLEDO
  999    Cole Vision Corporation   031     SEARS SALES                 TWINSBURG
 1462    Cole Vision Corporation   031     SEARS OPTICAL #1462         TWINSBURG TWIN CTR.
 1599    Cole Vision Corporation   031     BJ'S SALES                  TWINSBURG
 1306    Cole Vision Corporation   031     SEARS OPTICAL #1306         Cedar Center Shopping Center
 1384    Cole Vision Corporation   031     SEARS OPTICAL #1384         Shannon Station
 1637    Cole Vision Corporation   031     BJ'S WHOLESALE CLUB 1637    WARRENSVILLE HTS.
 1453    Cole Vision Corporation   031     SEARS OPTICAL #1453         Westarville Plaza
 1306    Cole Vision Corporation   031     SEARS OPTICAL #1306         West Point Shopping Center
 1662    Cole Vision Corporation   031     BJ'S WHOLESALE CLUB #96     Wiloughby
 1455    Cole Vision Corporation   031     SEARS OPTICAL #1455         THE WOOSTER PLACE
  331    Cole Vision Corporation   031     SEARS ROEBUCK & CO #1474    Southern Park Mall
  132    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2550    Colony Square Mall
  659    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2419    Heritage Mall
  730    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2279    Bend River Mall
  158    Cole Vision Corporation   031     SEARS ROEBUCK & CO #2179    Medford Shopping Center

STORE #          ENTITY            CO #    ADDRESS                              CITY                 STATE     ZIP
-------  -----------------------   ----    ---------------------------------    -----------------    -----    -----
 4255    Cole Vision Corporation   031     2205 WALKER LAKE ROAD                MANSFIELD              OH     44903
  185    Cole Vision Corporation   031     1377 MARION-WALDO                    MARION                 0H     43302
 4169    Cole Vision Corporation   031     1265 SOM CENTER RD.                  MAYFIELD HTS.          OH     44124
 1458    Cole Vision Corporation   031     1091 N. COURT ST.                    MEDINA                 OH     44256
  350    Cole Vision Corporation   031     7875 JOHNNYCAKE RIDGE RD.            MENTOR                 OH     44080
 1638    Cole Vision Corporation   031     6944 W. 130TH ST.                    MIDDLEBURG HTS.        OH     44130
 1417    Cole Vision Corporation   031     1558 COSHOCTON AVE. EAST             MT VERNON              OH     43050
  120    Cole Vision Corporation   031     400 MILL AVE                         N PHILADLPHIA          OH     44663
 1653    Cole Vision Corporation   031     6924 FRANK AVE NW                    N CANTON               OH     44720
  260    Cole Vision Corporation   031     5320 YOUNGSTOWN RD                   NILES                  OH     44446
 4140    Cole Vision Corporation   031     5555 YOUNGSTOWN-WARREN RD., #950     NILES                  OH     44446
  580    Cole Vision Corporation   031     5000 GRT NORTHERN                    NORTH OLMSTED          OH     44070
  582    Cole Vision Corporation   031     501 RANDALL PK MALL                  NORTH RANDALL          OH     44128
  327    Cole Vision Corporation   031     3725 WILLISTON RD                    NORTHWOOD              OH     43619
  114    Cole Vision Corporation   031     8251 DAY DR                          PARMA                  OH     44129
 1396    Cole Vision Corporation   031     1057 HILL RD. N.                     PICKERINGTON           OH     43147
   50    Cole Vision Corporation   031     987 E. ASH ST.                       PIQUA                  OH     45356
 1404    Cole Vision Corporation   031     1324 AIDA DR                         REYNOLDSBRG            OH     43068
 1304    Cole Vision Corporation   031     19929 CTR RIDGE RD                   ROCKY RIVER            OH     44116
 4165    Cole Vision Corporation   031     9666 US 20                           ROSSFORD               OH     43460
   17    Cole Vision Corporation   031     4314 MILAN ROAD                      SANDUSKY               OH     44870
 1353    Cole Vision Corporation   031     34220 AURORA RD.                     SOLON                  OH     44139
  254    Cole Vision Corporation   031     1475 UPPER VALLEY PIKE               SPRINGFIELD            OH     45504
  638    Cole Vision Corporation   031     67800 MALL RING RD. #100             ST. CLAIRSVILLE        OH     43950
 1400    Cole Vision Corporation   031     1270 INDIANA AVE                     ST. MARY'S             OH     45885
  533    Cole Vision Corporation   031     100 MALL DR.                         STEUBENVILLE           OH     43952
 1378    Cole Vision Corporation   031     4260 KENT RD                         STOW                   OH     44224
  123    Cole Vision Corporation   031     17271 S PARK CTR                     STRONGVILLE            OH     44136
  116    Cole Vision Corporation   031     3408 W CENTRAL AVE                   TOLEDO                 OH     43606
 4107    Cole Vision Corporation   031     5225 MONROE ST.                      TOLEDO                 OH     43623
  999    Cole Vision Corporation   031     1925 ENTERPRISE PKWY.                TWINSBURG              OH     44087
 1462    Cole Vision Corporation   031     8934 DARROW RD., SPACE C104          TWINSBURG              OH     44087
 1599    Cole Vision Corporation   031     1925 ENTERPRISE PKWY.                TWINSBURG              OH     44087
 1306    Cole Vision Corporation   031     13960 CEDAR ROAD                     UNIVERSITY HTS         OH     44118
 1384    Cole Vision Corporation   031     793 FOX RD                           VAN WERT               OH     45891
 1637    Cole Vision Corporation   031     4365 RICHMOND RD.                    WARRENSVILLE HTS.      OH     44128
 1453    Cole Vision Corporation   031     113 WESTERVILLE PLZ                  WESTERVILLE            OH     43081
 1306    Cole Vision Corporation   031     35101 EUCLID AVE                     WILLOUGHBY             OH     44094
 1662    Cole Vision Corporation   031     36595 EUCLID AVE.                     WILLOUGHBY             OH     44094
 1455    Cole Vision Corporation   031     3853 BURBANK RD., 3B                 WOOSTER                OH     44691
  331    Cole Vision Corporation   031     7401 MARKET ST                       YOUNGSTOWN             OH     44512
  132    Cole Vision Corporation   031     3575 MAPLE AVENUE                    ZANESVILLE             OH     43701
  659    Cole Vision Corporation   031     2095 14TH AVE S.E.                   ALBANY                 OR     97321
  730    Cole Vision Corporation   031     3044 N HWY 97                        BEND                   OR     97701
  158    Cole Vision Corporation   031     501 MEDFORD CENTER                   MEDFORD                OR     97504

Cole Vision Corporation                                            Page 21 of 27

STORE #          ENTITY              CO#       HOST NAME                      LOCATION
-------          ------              -----     ---------                      --------
 608      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1119    Clackamas Town Center
 658      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1079    Portland Washington Square
1109      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1049    LLOYD CENTER
1406      Cole Vision Corporation    031    SEARS OPTICAL #1406         Gilsan Street Station
 764      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2289    Roseburgh Valley Mall
 607      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2119    Lancaster Mall
 155      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2339    Gateway Mall
4227      Cole Vision Corporation    031    TARGET OPTICAL 4227         ABINGTON
1704      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.    Allentown
 848      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2494    Logan Valley Mall
 290      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1454    Neshaminy Mall
 127      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2284    Columbia Mall
 668      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2724    Clearview Mall
 558      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2624    Capital City Mall
1707      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.    Harrisburg
1310      Cole Vision Corporation    031    SEARS OPTICAL #1310         Clarion Mall
1665      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB #92     Plymouth Mtg.
  59      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2734    Cranberry Mall
4058      Cole Vision Corporation    031    TARGET OPTICAL 4058         CRANBERRY
1369      Cole Vision Corporation    031    SEARS OPTICAL #1369         Brandywine Square
1679      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB #86     Exton
 685      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2124    DuBios Mall
1467      Cole Vision Corporation    031    SEARS OPTICAL #1467         RIDGE PIKE PLAZA
1303      Cole Vision Corporation    031    SEARS OPTICAL #1303         Edgewood Towne Centre
 529      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1694    Millcreek Mall
1460      Cole Vision Corporation    031    SEARS OPTICAL #1460         KMART PLAZA WEST
4127      Cole Vision Corporation    031    TARGET OPTICAL 4127         ERIE
1107      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1073    EXTON SQUARE MALL
1682      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB OPT.    Langhome
 610      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1714    Westmoreland Mall
   7      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2244    North Hanover Mall
 117      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1224    Colonial Park Mall
4077      Cole Vision Corporation    031    TARGET OPTICAL 4077         HARRISBURG
1366      Cole Vision Corporation    031    SEARS OPTICAL #1368         MacDade Mall
4055      Cole Vision Corporation    031    TARGET OPTICAL 4055         HOMESTEAD
 837      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2674    Indiana County Mall
 532      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1663    Johnstown Galleria Mall
 284      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1654    King of Prussia Plaza
1374      Cole Vision Corporation    031    SEARS OPTICAL #1374         Hiltop Plaza
 395      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1644    Park City Ctr. Mall
1677      Cole Vision Corporation    031    BJ'S WHOLESALE CLUB #19     Lancaster
 878      Cole Vision Corporation    031    SEARS ROEBUCK & CO #1064    Oxford Valley
1445      Cole Vision Corporation    031    SEARS OPTICAL #1445         Towamercin Shopping Village
 583      Cole Vision Corporation    031    SEARS ROEBUCK & CO #2264    Lebanon Vally Mall
1419      Cole Vision Corporation    031    SEARS OPTICAL #1419         Olympia Shopping Center

STORE #          ENTITY                     ADDRESS                       CITY              STATE     ZIP
-------          ------                     -------                       ----              -----     ---
 608      Cole Vision Corporation  11800 SE 82ND AVE                  PORTLAND               OR     97266
 658      Cole Vision Corporation  9800 SW WASHINGTON                 PORTLAND               OR     97223
1109      Cole Vision Corporation  1260 LLOYD CENTER                  PORTLAND               OR     97232
1406      Cole Vision Corporation  11962 NE GILSAN ST                 PORTLAND               OR     97220
 764      Cole Vision Corporation  1400 NW GARDEN VLY                 ROSEBURG               OR     97470
 607      Cole Vision Corporation  823 LANCASTER DR NE                SALEM                  OR     97301
 155      Cole Vision Corporation  3030 GATEWAY BLVD                  SPRINGFIELD            OR     97477
4227      Cole Vision Corporation  1495 OLD YORK ROAD                 ABINGTON               PA     19001
1704      Cole Vision Corporation  1785 AIRPORT RD.                   ALLENTOWN              PA     16103
 848      Cole Vision Corporation  130 LOGAN VALLEY MALL              ALTOONA                PA     16602
 290      Cole Vision Corporation  100 NESHAMINY MALL                 BEN SALEM              PA     19020
 127      Cole Vision Corporation  225 COLUMBIA ML DR                 BLOOMSBURG             PA     17815
 668      Cole Vision Corporation  1521 N MAIN ST                     BUTLER                 PA     16001
 558      Cole Vision Corporation  3600 HARTZDALE DR                  CAMP HILL              PA     17011
1707      Cole Vision Corporation  3605 HARTZDALE DR                  CAMP HILL              PA     17011
1310      Cole Vision Corporation  22631 RT. 68, STE. 210             CLARION                PA     16214
1665      Cole Vision Corporation  300 ALAN WOOD                      CONSHOCKEN             PA     19426
  59      Cole Vision Corporation  CRANBERRY MALL RT. 322 & RT. 257   CRANBERRY              PA     18319
4058      Cole Vision Corporation  1717 RT.228                        CRANBERRY TOWNSHIP     PA     18066
1369      Cole Vision Corporation  30 QUARRY RD                       DOWNINGTON             PA     19335
1679      Cole Vision Corporation  1008 E LANCASTR AVE                DOWNINGTON             PA     19335
 685      Cole Vision Corporation  690 SHAFFER RD.                    DUBOIS                 PA     15801
1467      Cole Vision Corporation  3200 RIDGE PIKE. #4                EAGLEVILLE             PA     19403
1303      Cole Vision Corporation  1725 S. BRADDOCK AV                EDGEWOOD               PA     15218
 529      Cole Vision Corporation  5800 PEACH ST                      ERIE                   PA     16506
1460      Cole Vision Corporation  2889 W. 26TH ST.                   ERIE                   PA     16509
4127      Cole Vision Corporation  6700 PEACH ST.                     ERIE                   PA     16509
1107      Cole Vision Corporation  222 EXTON SQUARE MALL              EXTON                  PA     19341
1682      Cole Vision Corporation  350 COMMERCE BLVD.                 FAIRLESS HILLS         PA     19030
 610      Cole Vision Corporation  970 E PITTSBURGH ST                GREENSBURG             PA     15601
   7      Cole Vision Corporation  N HANOVER PLAZA                    HANOVER                PA     17331
 117      Cole Vision Corporation  4600 JONESTOWN RD                  HARRISBURG             PA     17109
4077      Cole Vision Corporation  201 PARKCHESTER RD.                HARRISBURG             PA     17112
1366      Cole Vision Corporation  815 MACDADE BLVD                   HOLMES                 PA     19043
4055      Cole Vision Corporation  360 E. WATERFRONT DR.              HOMESTEAD              PA     15120
 837      Cole Vision Corporation  2334 OAKLAND AVE., STE. 1          INDIANA                PA     15701
 532      Cole Vision Corporation  540 GALLERIA DR                    JOHNSTOWN              PA     15904
 284      Cole Vision Corporation  160 N GULPH RD                     KING/PRUSSIA           PA     19406
1374      Cole Vision Corporation  #8 HILLTOP PLAZA                   KITTANNING             PA     16201
 395      Cole Vision Corporation  200 PARK CITY CTR                  LANCASTER              PA     17601
1677      Cole Vision Corporation  110 CENTERVILLE RD                 LANCASTER              PA     17603
 878      Cole Vision Corporation  2300 E LINCOLN HWY                 LANGHORNE              PA     19047
1445      Cole Vision Corporation  1758 ALLENTOWN RD.                 LANSDALE               PA     19446
 583      Cole Vision Corporation  1301 QUENTIN RD                    LEBANON                PA     17042
1419      Cole Vision Corporation  4313 WALNUT ST.                    MCKEESPORT             PA     15142

       Cole Vision Corporation                                    Page 22 of 27

STORE #          ENTITY           CO #      HOST NAME                      LOCATION
-------          ------           -----     ---------                      --------
  510    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1654   Granite Run Mall
  385    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1594   Beaver Valley Mall
   54    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2013   Union Plaza
 1328    Cole Vision Corporation   031   SEARS OPTICAL #1328        NORRISTOWN SQUARE SHOPPING CENTER
  624    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1634   Montgomery Mall
  561    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2644   Lycoming Mall
    5    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1084   Philadelphia (Bustleton)
 1703    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB OPT.   Red Lion
 1452    Cole Vision Corporation   031   SEARS OPTICAL #1452        PHOENIXVILLE TOWN CTR.
  144    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1034   Ross Park
  233    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1344   Penn Center
  352    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1334   South Hills Village
 1307    Cole Vision Corporation   031   SEARS OPTICAL #1307        Waterworks Mall
 4083    Cole Vision Corporation   031   TARGET OPTICAL 4083        PLYMOUTH MEETING
   85    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2484   Coventry Mall
 1379    Cole Vision Corporation   031   SEARS OPTICAL #1379        Fairlane Village Mall
  339    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1464   Berkshire Mall
 1700    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB OPT.   Reading
 1128    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1293   ROBINSON TOWNE CENTER
  289    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1534   Viewmont Mall
   84    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1473   Susquehanna Valley Mall
  283    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2544   Shanago Valley Mall
 1383    Cole Vision Corporation   031   SEARS OPTICAL #1383        Summit Plaza
 1705    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB OPT.   Springfield
  519    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2344   Nittany Mall
 4128    Cole Vision Corporation   031   TARGET OPTICAL 4128        STATE COLLEGE
 1029    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2074   Stroud Mall
 1631    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB        STROUDSBURG
 4059    Cole Vision Corporation   031   TARGET OPTICAL 4059        STROUDSBURG
 1375    Cole Vision Corporation   031   SEARS OPTICAL #1375        Bradford Towne Centre
  663    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2614   Uniontown Mall
   14    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1174   Upper Darby (S 69th St)
 1420    Cole Vision Corporation   031   SEARS OPTICAL #1420        River Town Plaza
  228    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1824   Century III Mall
 1370    Cole Vision Corporation   031   SEARS OPTICAL  #1370       Doylestown Pointe Plaza
  552    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2114   Franklin Mall
 1317    Cole Vision Corporation   031   SEARS OPTICAL #1317        Greene Plaza
   91    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1154   Whitehall Mall
  595    Cole Vision Corporation   031   SEARS ROEBUCK & CO #2604   Wyoming Valley Mall
  196    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1354   Willow Grove Pk. Mall
 4074    Cole Vision Corporation   031   TARGET OPTICAL 4074        WYOMISSING
  220    Cole Vision Corporation   031   SEARS ROEBUCK & CO #1244   Galleria Mall
 1663    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB OPT.   York (York Crossing Dr.)
 1641    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB        COVENTRY
 1697    Cole Vision Corporation   031   BJ'S WHOLESALE CLUB OPT.   Johnston

STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
  510    Cole Vision Corporation  1067 W. BALTIMORE PK            MEDIA                   PA      19063
  385    Cole Vision Corporation  300 BEAVER VALLEY               MONACA                  PA      15061
   54    Cole Vision Corporation  2500 W. STATE ST.               NEW CASTLE              PA      16101
 1328    Cole Vision Corporation  69 E GERMANTOWN PIK             NORRISTOWN              PA      19401
  624    Cole Vision Corporation  600 MONTGOMERY MALL             NORTH WALES             PA      19454
  561    Cole Vision Corporation  300 LYCMNG ML #100              PENNSDALE               PA      17756
    5    Cole Vision Corporation  7300 BUSTLETON                  PHILADELPHIA            PA      19152
 1703    Cole Vision Corporation  2054 RED LION RD                PHILADELPHIA            PA      19115
 1452    Cole Vision Corporation  700 NUTT RD.                    PHOENIXVILLE            PA      19460
  144    Cole Vision Corporation  1008 ROSS PARK MALL DR.         PITTSBURGH              PA      15237
  233    Cole Vision Corporation  3470 WILL PENN HWY              PITTSBURGH              PA      15235
  352    Cole Vision Corporation  300 SOUTH HILLS VILLAGE         PITTSBURGH              PA      15241
 1307    Cole Vision Corporation  922 FREEPORT RD                 PITTSBURGH              PA      15238
 4083    Cole Vision Corporation  2250 CHEMICAL ROAD              PLYMOUTH MEETING        PA      19482
   85    Cole Vision Corporation  RT 100 & RT 724                 POTTSTOWN               PA      19464
 1379    Cole Vision Corporation  RT. 61 NORTH STE 44             POTTSVILLE              PA      17901
  339    Cole Vision Corporation  BERKSHIRE MALL                  READING                 PA      19610
 1700    Cole Vision Corporation  550 MADISON AVE                 READING                 PA      19605
 1128    Cole Vision Corporation  1000 ROBINSON TOWNE CENTRE DR.  ROBINSON TOWNSHIP       PA      15205
  289    Cole Vision Corporation  61 VIEWMONT MALL                SCRANTON                PA      18508
   84    Cole Vision Corporation  RT. 11 & 15                     SELINSGROVE             PA      17870
  283    Cole Vision Corporation  3245 E STATE ST                 SHARON                  PA      16146
 1383    Cole Vision Corporation  1736 N CTR AV #4A               SOMERSET                PA      15501
 1705    Cole Vision Corporation  1260 WOODLAND AVE               SPRINGFLD TWN           PA      19064
  519    Cole Vision Corporation  2999 E COLLEGE AVE              STATE COLLEGE           PA      16801
 4128    Cole Vision Corporation  315 LOWES BLVD.                 STATE COLLEGE           PA      16803
 1029    Cole Vision Corporation  600 STROUD MALL                 STROUDSBURG             PA      18360
 1631    Cole Vision Corporation  250 POCONO COMMONS              STROUDSBURG             PA      18360
 4059    Cole Vision Corporation  350 POCONO COMMONS              STROUDSBURG             PA      18360
 1375    Cole Vision Corporation  RR 6 BOX 6040 #18               TOWANDA                 PA      18848
  663    Cole Vision Corporation  1500 MALL RUN RD.               UNIONTOWN               PA      15401
   14    Cole Vision Corporation  150 S 69TH ST                   UPPER DARBY             PA      19082
 1420    Cole Vision Corporation  168 ALLEGHENY RIVER BLVD.       VERONA                  PA      15147
  228    Cole Vision Corporation  3075 CLAIRETON BLVD             W MIFFLIN               PA      15123
 1370    Cole Vision Corporation  1661 EASTON RD.                 WARRINGTON              PA      16976
  552    Cole Vision Corporation  1500 W CHESTNUT ST              WASHINGTON              PA      15301
 1317    Cole Vision Corporation  9 GREENE PLAZA                  WAYNESBURG              PA      15370
   91    Cole Vision Corporation  200 WHITEHALL MALL              WHITEHALL               PA      18052
  595    Cole Vision Corporation  88 WYOMING VALLEY MALL          WILKES BARRE            PA      18711
  196    Cole Vision Corporation  2500 MORELAND RD                WILLOW GROVE            PA      19090
 4074    Cole Vision Corporation  2769 PAPER MILL RD.             WYOMISSING              PA      19610
  220    Cole Vision Corporation  5 GALLERIA MALL                 YORK                    PA      17402
 1663    Cole Vision Corporation  2250 YORK CROSSING              YORK                    PA      17404
 1641    Cole Vision Corporation  760 CENTRE OF NEW ENGLAND BLVD  COVENTRY                RI      02816
 1697    Cole Vision Corporation  1300 HARTFORD AVE               JOHNSTON                RI      02919

         Cole Vision Corporation                                   Page 23 of 27

STORE #   ENTITY                        CO, #     STORE NAME                    LOCATION
-------   ------                        -----     ----------                    --------
1889      Cole Vision Corporation       031       BJ'S WHOLESALE CLUB #306      Middle Town
 257      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1083      Rhode Island Mall
   1      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2073      Walnut Hill Plaza
1413      Cole Vision Corporation       031       SEARS OPTICAL #1413           East Gate Shopping Center
4156      Cole Vision Corporation       031       TARGET OPTICAL 4156           AIKEN

1046      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2305      Anderson Mall
4137      Cole Vision Corporation       031       TARGET OPTICAL 4137           BLUFFTON
 340      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2855      CITADEL MALL
  88      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2035      Columbiana Center
 219      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1525      Columbia Mall

4167      Cole Vision Corporation       031       TARGET OPTICAL #4187          COLUMBIA
  48      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2705      Magnolia Mall
 263      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1595      Haywood Mall
1635      Cole Vision Corporation       031       BJ'S WHOLESALE CLUB           GREENVILLE
  26      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2785      Myrtle Square Mall

1426      Cole Vision Corporation       031       SEARS OPTICAL #1426           North Augusta Plaza
  35      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1326      Northwoods Mall
1093      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2255      Prince of Orange Mall
 147      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2807      Rock Hill Gallerie
4248      Cole Vision Corporation       031       TARGET OPTICAL 4248           ROCK HILL

  93      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1545      Westgate Mall
4210      Cole Vision Corporation       031       TARGET OPTICAL #4210          SPARTANBURG
1073      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2385      Jasmine Mall
1020      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2412      Rushmore Mall
1019      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2872      Sioux Falls (W. 41 St.)

 631      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1316      Hickory Hollow Mall
  98      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1115      Hamilton Place Mall
 629      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1315      Northgate Mall
 157      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2335      Governor's Square Mall
1082      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2205      Jackson Plaza

  85      Cole Vision Corporation       031       SEARS ROEBUCK & CO #275       Cool Springs Galleria
4017      Cole Vision Corporation       031       TARGET OPTICAL #895           FRANKLIN
 598      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1386      Rivergate Mall
1095      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2038      Jackson Sears
1034      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2265      Mall at Johnson City

  79      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2825      Fort Henry Mall
 317      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1675      East Towne Mall
 630      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1395      West Town Mall
4067      Cole Vision Corporation       031       TARGET OPTICAL #4067          KNOXVILLE
4277      Cole Vision Corporation       031       TARGET OPTICAL #4277          FARRAGUT

4053      Cole Vision Corporation       031       TARGET OPTICAL 4053           MARYVILLE
 851      Cole Vision Corporation       031       COLE VISION CORP F/O          Factory Outlet
1033      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2055      College Square Mall
1105      Cole Vision Corporation       031       SEARS ROEBUCK & CO #1278      BELLEVUE MALL
  55      Cole Vision Corporation       031       SEARS ROEBUCK & CO #2376      Oak Ridge Mall

STORE #   ENTITY                             ADDRESS                            CITY                STATE   ZIP
-------   ------                             -------                            ----                -----   ---
1889      Cole Vision Corporation            173 E. MAIN RD.                    MIDDLETOWN          RI        02842
 257      Cole Vision Corporation            650 BALD HILL RD.                  WARWICK             RI        02887
   1      Cole Vision Corporation            1500 DIAMOND HILL RD.              WOONSOCKET          RI        02895
1413      Cole Vision Corporation            244 EAST GATE DR                   AIKEN               SC        29803
4156      Cole Vision Corporation            2545 WHISKEY RD.                   AIKEN               SC        29803

1048      Cole Vision Corporation            3101 N MAIN ST.                    ANDERSON            SC        29621
4137      Cole Vision Corporation            1050 FORDING ISLAND RD.            BLUFFTON            SC        29910
 340      Cole Vision Corporation            2068 SAM RITTENBERG RD.            CHARLESTON          SC        29407
  88      Cole Vision Corporation            100 COLUMBIANA CL. 1001            COLUMBIA            SC        29212
 219      Cole Vision Corporation            7201 TWO NOTCH RD                  COLUMBIA            SC        29223

4167      Cole Vision Corporation            10204 TWO NOTCH ROAD               COLUMBIA            SC        29229
  48      Cole Vision Corporation            2701 W DAVID MCLEOD                FLORENCE            SC        29501
 263      Cole Vision Corporation            700 HAYWOOD DR                     GREENVILLE          SC        29607
1635      Cole Vision Corporation            1118 WOODRUFF RD                   GREENVILLE          SC        29807
  26      Cole Vision Corporation            KINGS HWY/27 AVE N                 MYRTLE BCH          SC        29577

1426      Cole Vision Corporation            338 E. MARTINTOWN RD.              N AUGUSTA           SC        29841
  35      Cole Vision Corporation            7801 RIVERS AVE                    NORTH CHARLESTON    SC        29406
1093      Cole Vision Corporation            2390 CHESTNUT RD NE                ORNAGEBURG          SC        29115
 147      Cole Vision Corporation            2300 DAVELYLE BLVD                 ROCK HILL           SC        29730
4248      Cole Vision Corporation            1900 SPRINGSTEEN ROAD              ROCK HILL           SC        29730

  93      Cole Vision Corporation            205 W. BLACKSTOCK RD.              SPARTANBURG         SC        29301
4210      Cole Vision Corporation            8199 GREENVILLE HWY.               SPARTANBURG         SC        29301
1073      Cole Vision Corporation            1057 BROAD ST.                     SUMTER              SC        29150
1020      Cole Vision Corporation            2200 N MAPLE                       RAPID CITY          SD        57701
1019      Cole Vision Corporation            4001 W. 41ST ST.                   SIOUX FALLS         SD        57116

 631      Cole Vision Corporation            931 BELL RD                        ANTIOCH             TN        37013
  98      Cole Vision Corporation            2100 HAMILTON PLACE BLVD.          CHATTANOOGA         TN        37421
 829      Cole Vision Corporation            401 NORTHGATE MALL                 CHATTANOOGA         TN        37415
 157      Cole Vision Corporation            2801 WILMA RUDOLPH BLVD.           CLARKSVILLE         TN        37043
1082      Cole Vision Corporation            377 W. JACKSON                     COOKVILLE           TN        38501

  85      Cole Vision Corporation            1800 GALERIA BLVD.                 FRANKLIN            TN        37064
4017      Cole Vision Corporation            1701 GALLERIA BLVD.                FRANKLIN            TN        37064
 598      Cole Vision Corporation            1000 TWO MILE PKWY                 GOODLETTSVLE        TN        37072
1095      Cole Vision Corporation            2021 N. HIGHLAND AVE               JACKSON             TN        38305
1034      Cole Vision Corporation            2011 N. ROAN ST.                   JOHNSON CITY        TN        37801

  79      Cole Vision Corporation            2101 FT. HENRY DR.                 KINGSPORT           TN        37664
 317      Cole Vision Corporation            3000 EAST TOWN MALL                KNOXVILLE           TN        37924
 630      Cole Vision Corporation            7800 H. KINGSTON PRK               KNOXVILLE           TN        37919
4067      Cole Vision Corporation            8040 RAY MEARS BLVD.               KNOXVILLE           TN        37919
4277      Cole Vision Corporation            11100 PARKSIDE DR.                 KNOXVILLE           TN        37922

4053      Cole Vision Corporation            800 WATKINS RD.                    MARYVILLE           TN        37803
 851      Cole Vision Corporation            5780 E. SHELBY DR                  MEMPHIS             TN        38115
1033      Cole Vision Corporation            2550 E MORRIS BLVD.                MORRISTOWN          TN        37813
1105      Cole Vision Corporation            7606 US 70 SOUTH                   NASHVILLE           TN        37221
  55      Cole Vision Corporation            363 S. ILLINOIS AVE                OAK RIDGE           TN        37830

         Cole Vision Corporation                                Page 24 of 27

STORE #          ENTITY           CO, #     HOST NAME                      LOCATION
-------          ------           -----     ----------                     --------
 151     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1307    Mall of Abilene
 177     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1387    Westgate Mall
 347     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1437    The Parks Mall
4203     Cole Vision Corporation  031    TARGET OPTICAL #4203        ARLINGTON
 309     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1357    Barton Creek Square
 355     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1137    Hancock Center
 311     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1327    San Jacinto Mall
  15     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1407    Parkdale Mall
 642     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2497    Sunrise Mall
  57     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1487    Lakeline Mall
 179     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2547    Post Oak Mall
 577     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1217    Sunrise Mall
 227     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1057    Valley View Center
 588     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1227    Redbird Mall
4151     Cole Vision Corporation  031    TARGET OPTICAL 4151         DALLAS
4181     Cole Vision Corporation  031    TARGET OPTICAL #4181        DALLAS
  13     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2587    Golden Triangle Shopping Center
 332     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1317    Cielo Vista Mall
 866     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1027    Sunland Park Mall
4246     Cole Vision Corporation  031    TARGET OPTICAL 4246         EULESS
 620     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1267    Ridgmar Mall
 633     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1257    Baybrook Mall
1115     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1080    STONEBRIAR MALL
4084     Cole Vision Corporation  031    TARGET OPTICAL 4084         FRISCO
  76     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1447    HULEN MALL
4146     Cole Vision Corporation  031    TARGET OPTICAL 4146         FT. WORTH
 379     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2537    Valley Vista Mall
  16     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1017    Houston (S Main)
  22     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1087    West Oaks Mall
  61     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1127    Houston (N Shephard Dr)
 215     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1067    Memorial City Mall
 310     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1377    Willowsbrook Mall
 508     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1197    Westwood Mall
 591     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1237    Greenspoint Mall
4202     Cole Vision Corporation  031    TARGET OPTICAL #4202        HOUSTON
 275     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1417    Deerbrook Mall
 634     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1297    Northeast Mall
4082     Cole Vision Corporation  031    TARGET OPTICAL 4062         HURST
 652     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2147    Irving Mall
4279     Cole Vision Corporation  031    TARGET OPTICAL #4279        KEMAH
 115     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2227    Brazos Mall
1070     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2247    Mall Del Norte
 690     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1076    Vista Ridge Mall
4286     Cole Vision Corporation  031    TARGET OPTICAL #4286        LEWISVILLE
  29     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2557    Longview Mall


STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
 151     Cole Vision Corporation    4310 BUFFALO GAP RD                ABILENE            TX       79606
 177     Cole Vision Corporation    7701 INTERSTATE 40W                AMARILLO           TX       79160
 347     Cole Vision Corporation    3871 COOPER ST                     ARLINGTON          TX       76015
4203     Cole Vision Corporation    1600 W. ARBROOK                    ARLINGTON          TX       76015
 309     Cole Vision Corporation    2901 CAPITOL/TX HWY                AUSTIN             TX       78746
 355     Cole Vision Corporation    1000 E 41ST                        AUSTIN             TX       78751
 311     Cole Vision Corporation    1000 SAN JACINTO                   BAYTOWN            TX       77521
  15     Cole Vision Corporation    8155 EASTEX FREEWAY                BEAUMONT           TX       77708
 642     Cole Vision Corporation    2320 N EXPRESSWAY                  BROWNSVILLE        TX       78520
  57     Cole Vision Corporation    11220 LAKELINE BLVD                CEDAR PARK         TX       78813
 179     Cole Vision Corporation    1502 HARVEY ROAD                   COLLEGE STA        TX       77640
 577     Cole Vision Corporation    1305 AIR LINE MLL                  CORPUS CHRISTI     TX       76412
 227     Cole Vision Corporation    13131 PRESTON RD                   DALLAS             TX       75240
 588     Cole Vision Corporation    3450 W CAMP WISDOM RD.             DALLAS             TX       75237
4151     Cole Vision Corporation    16731 COIT RD.                     DALLAS             TX       75245
4181     Cole Vision Corporation    6419 SKILLMAN ST.                  DALLAS             TX       75231
  13     Cole Vision Corporation    2201 INTERSTATE 35E                DENTON             TX       78205
 332     Cole Vision Corporation    6401 GATEWAY WEST                  EL PASO            TX       79925
 866     Cole Vision Corporation    750 SUNLAND PARK DR                EL PASO            TX       79912
4246     Cole Vision Corporation    1401 W. GLADE RD.                  EULESS             TX       75039
 620     Cole Vision Corporation    1800 GREEN OAKS RD                 FORT WORTH         TX       76116
 633     Cole Vision Corporation    300 BAYBROOK MALL                  FRIENDSWOOD        TX       77546
1115     Cole Vision Corporation    2605 PRESTON RD.                   FRISCO             TX       75034
4084     Cole Vision Corporation    3201 PRESTON RD.                   FRISCO             TX       75034
  76     Cole Vision Corporation    4900 SOUTH HULEN                   FT WORTH           TX       76132
4146     Cole Vision Corporation    5700 OVERTON RIDGE BLVD.           FT WORTH           TX       76132
 379     Cole Vision Corporation    2002 SOUTH EXPY #83                HARLINGEN          TX       78552
  16     Cole Vision Corporation    4201 S MAIN ST                     HOUSTON            TX       77002
  22     Cole Vision Corporation    1200 WEST OAKS MALL                HOUSTON            TX       77082
  61     Cole Vision Corporation    4000 N SHEPHERD DR                 HOUSTON            TX       77018
 215     Cole Vision Corporation    400 MEMORIAL CITY                  HOUSTON            TX       77024
 310     Cole Vision Corporation    3000 WILLOWBRK MALL                HOUSTON            TX       77070
 508     Cole Vision Corporation    9570 SOUTHWEST FRWY                HOUSTON            TX       77074
 591     Cole Vision Corporation    100 GREENSPOINT MLL                HOUSTON            TX       77060
4202     Cole Vision Corporation    8500 MAIN ST.                      HOUSTON            TX       77025
 275     Cole Vision Corporation    20131 HWY 59                       HUMBLE             TX       77338
 634     Cole Vision Corporation    7000 NORTHEAST MALL                HURST              TX       76053
4082     Cole Vision Corporation    1400 PRECINCT LINE RD.             HURST              TX       76053
 652     Cole Vision Corporation    2501 IRVING MALL                   IRVING             TX       75062
4279     Cole Vision Corporation    255 FM 2094 RD.                    KEMAH              TX       77565
 115     Cole Vision Corporation    110 W. HIGHWAY 332                 LAKE JACKSON       TX       77566
1070     Cole Vision Corporation    5300 SAN DARIO                     LAREDO             TX       78046
 690     Cole Vision Corporation    2401 S. STEMMONS FREEWAY           LEWISVILLE         TX       75067
4286     Cole Vision Corporation    725 HEBRON PARKWAY                 LEWISVILLE         TX       75057
  29     Cole Vision Corporation    3510 MCCANN RD.                    LONGVIEW           TX       75805

         Cole Vision Corporation                                   Page 25 of 27

STORE #          ENTITY           CO, #     HOST NAME                     LOCATION
-------          ------           -----     ---------                     --------
617      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1247  South Plains Mall
1130     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2577  LUFKIN
336      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2507  La Plaza Mall
264      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1187  Town East Mall
230      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2657  Midland Park Mall
4237     Cole Vision Corporation  031    TARGET OPTICAL #4237      MISSOURI CITY
187      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1397  MUSIC CITY MALL
71       Cole Vision Corporation  031    SEARS ROEBUCK & CO #1176  PASADENA
307      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1337  Collin Creek
4097     Cole Vision Corporation  031    TARGET OPTICAL #4097      PLANO
174      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2637  Central Mall
541      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1207  Richardson Square
171      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2517  Sunset Mall
42       Cole Vision Corporation  031    SEARS ROEBUCK & CO #1096  South Park Mall
121      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1427  Rolling Cake Mall
285      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1167  Central Park
635      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1277  Ingram Park Mall
4182     Cole Vision Corporation  031    TARGET OPTICAL #4182      SAN ANTONIO
4213     Cole Vision Corporation  031    TARGET OPTICAL #4213      SAN ANTONIO
110      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2627  Midway Mall
4183     Cole Vision Corporation  031    TARGET OPTICAL #4183      SUGAR LAND
38       Cole Vision Corporation  031    SEARS ROEBUCK & CO #2587  Central Mall
272      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2197  Mall of the Mainland
109      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2077  Broadway Square Mall
175      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2617  Victoria Mall
594      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1367  Richland Mall
4096     Cole Vision Corporation  031    TARGET OPTICAL #4096      WATAUGA
844      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2177  200 Sikes Senter Mall
1031     Cole Vision Corporation  031    SEARS ROEBUCK & CO #1457  Woodlands Mall
4001     Cole Vision Corporation  031    TARGET OPTICAL #1750      CENTERVILLE
4008     Cole Vision Corporation  031    SUPER TARGET OPT #4008    LAYTON
501      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1658  Murray (South State St.)
353      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1718  1000 Newgate Mall
4007     Cole Vision Corporation  031    TARGET OPTICAL #1784      OREM
558      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1301  Provo (N 100 W)
4006     Cole Vision Corporation  031    TARGET OPTICAL #1753      RIVERDALE
77       Cole Vision Corporation  031    SEARS ROEBUCK & CO #1118  Salt Lake City (S State St)
4003     Cole Vision Corporation  031    TARGET OPTICAL #1751      SALT LAKE CITY
4004     Cole Vision Corporation  031    TARGET OPTICAL #4004      SANDY
1096     Cole Vision Corporation  031    SEARS ROEBUCK & CO #2220  St. George
4215     Cole Vision Corporation  031    TARGET OPTICAL #4215      ST. GEORGE
228      Cole Vision Corporation  031    SEARS ROEBUCK & CO #1284  Landmark Center
1708     Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.  Alexandria
62       Cole Vision Corporation  031    SEARS ROEBUCK & CO #2425  Bristol Mall
854      Cole Vision Corporation  031    SEARS ROEBUCK & CO #2454  Chesapeake Square Mall

STORE #          ENTITY                     ADDRESS                    CITY              STATE     ZIP
-------          ------                     -------                    ----              -----     ---
617      Cole Vision Corporation  6002 SLIDE RD                   LUBBOCK                TX     79414
1130     Cole Vision Corporation  4600 S MEDFORD DR.              LUFKIN                 TX     75901
336      Cole Vision Corporation  2200 S 10 SPACE A               MCALLEN                TX     78503
264      Cole Vision Corporation  3000 TOWN EAST MALL             MESQUITE               TX     75149
230      Cole Vision Corporation  4511 N MIDKIFF RD               MIDLAND                TX     79705
4237     Cole Vision Corporation  8000 HWY. 6                     MISSOURI CITY          TX     77459
187      Cole Vision Corporation  4101-G E 42ND ST                ODESSA                 TX     78762
71       Cole Vision Corporation  999 W. PASADENA BLVD            PASADENA               TX     77608
307      Cole Vision Corporation  851 N CENTRAL EXPY              PLANO                  TX     75075
4097     Cole Vision Corporation  2200 DALLAS PKWY.               PLANO                  TX     75093
174      Cole Vision Corporation  3100 HWY 385                    PORT ARTHUR            TX     77640
541      Cole Vision Corporation  201 SO. PLANO. RD.              RICHARDSON             TX     75081
171      Cole Vision Corporation  4000 SUNSET MALL                SAN ANGELO             TX     78901
42       Cole Vision Corporation  2310 SW MILITARY DR             SAN ANTONIO            TX     78224
121      Cole Vision Corporation  5909 N LOOP 1604 E              SAN ANTONIO            TX     78247
285      Cole Vision Corporation  201 CENTRAL PK                  SAN ANTONIO            TX     78216
635      Cole Vision Corporation  8301 N.W. LOOP 410              SAN ANTONIO            TX     78238
4182     Cole Vision Corporation  11311 BANDERA RD.               SAN ANTONIO            TX     78250
4213     Cole Vision Corporation  18255 BLANCO RD                 SAN ANTONIO            TX     78258
110      Cole Vision Corporation  4800 TEXOMA PKWY.               SHERMAN                TX     75090
4183     Cole Vision Corporation  16300 SOUTHWEST FREEWAY         SUGAR LAND             TX     77479
38       Cole Vision Corporation  #1 CENTRAL MALL                 TEXARKANA              TX     75503
272      Cole Vision Corporation  1000 EMMET F LOWRY              TEXAS CITY             TX     77591
109      Cole Vision Corporation  4701 S. BROADWAY                TYLER                  TX     75703
175      Cole Vision Corporation  7508 NAVARRO ST                 VICTORIA               TX     77904
594      Cole Vision Corporation  5001 W WACO DR                  WACO                   TX     75710
4096     Cole Vision Corporation  8000 DENTON HWY.                WATAUGA                TX     75148
844      Cole Vision Corporation  3111 MIDWESTERN PKY             WICHITA FALLS          TX     76308
1031     Cole Vision Corporation  1201 LAKE WOODLANDS             WOODLANDS              TX     77380
4001     Cole Vision Corporation  200 N. MARKET PL DR             CENTERVILLE            UT     84014
4008     Cole Vision Corporation  815 W 2000 NORTH                LAYTON                 UT     84041
501      Cole Vision Corporation  8191 S. STATE ST.               MURRAY                 UT     84107
353      Cole Vision Corporation  1000 NEWGATE MALL               OGDEN                  UT     84409
4007     Cole Vision Corporation  175 W. CENTER RD.               OREM                   UT     84057
558      Cole Vision Corporation  1200 PROVO TWNE CTR BLVD, STE C PROVO                  UT     84601
4006     Cole Vision Corporation  1135 W RIVERDALE RD             RIVERDALE              UT     84405
77       Cole Vision Corporation  754 SO STATE ST                 SALT LAKE CITY         UT     84111
4003     Cole Vision Corporation  7025 SOUTH PK CTR               SALT LAKE CITY         UT     84121
4004     Cole Vision Corporation  10130 S STATE ST                SANDY                  UT     84070
1096     Cole Vision Corporation  1770 RED CLIFF DR.              ST. GEORGE             UT     84790
4215     Cole Vision Corporation  275 S. RIVER ROAD               ST. GEORGE             UT     84770
228      Cole Vision Corporation  5901 DUKE ST                    ALEXANDRIA             VA     22304
1708     Cole Vision Corporation  101 S VAN DORN ST               ALEXANDIRA             VA     22304
62       Cole Vision Corporation  500 GATE CITY HWY.              BRISTOL                VA     24201
854      Cole Vision Corporation  4200 PORTSMOUTH BLVD            CHESAPEAKE             VA     23321

         Cole Vision Corporation                                   Page 26 of 27

STORE #          ENTITY           CO, #     STORE NAME                     LOCATION
-------          ------           -----     ----------                     --------
 1713    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Chesapeake
   25    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2064   Southpark Mall
 1050    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1025   Piedmont Mall
 1102    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1023   DULLESTOWN CENTER
  241    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1814   Fair Oaks Mall
 1710    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Fairfax
 4205    Cole Vision Corporation  031    TARGET OPTICAL #4205       FAIRFAX
 1098    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1024   Falls Church
   74    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2694   Spotsylvania Mall
 1712    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Fredericksburg
  142    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2285   Virginia Center Commons
  312    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1615   Greenbrier Mall
  531    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1575   Newmarket Fair
    9    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2835   River Ridge Mall
   15    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2395   Manassas Mall
   94    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2094   Liberty Fair Mall
 1103    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1735   MILITARY CIRCLE MALL
 1052    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1274   Chesterfield Towne Center
  593    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1974   Valley View Mall
  273    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1265   PEMBROKE Mall
 1709    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Virginia Beach
 1711    Cole Vision Corporation  031    BJ'S WHOLESALE CLUB OPT.   Woodbridge
 1040    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1463   University Mall
 1038    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2299   South Shore Mall
  514    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2149   Bella Fair Mall
  195    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2389   Cascade Mall
  731    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2089   Chahalis (NE Hampe Way)
 1010    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2089   E. Wenatchee (Valley Mall Pkwy.)
  315    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2049   Everett Mall
 4041    Cole Vision Corporation  031    TARGET OPTICAL 4041        EVERETT
  566    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1099   Sea-Tac Mall
 4225    Cole Vision Corporation  031    TARGET OPTICAL 4225        GIG HARBOR
   92    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2319   Three Rivers Mall
  765    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2329   Columbia Center
 1350    Cole Vision Corporation  031    SEARS OPTICAL #1350        Canyon Ridge Plaza
 4214    Cole Vision Corporation  031    TARGET OPTICAL #4214       LACEY
  605    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2219   South Sound Center
 1359    Cole Vision Corporation  031    SEARS OPTICAL # 1359       Frontier Village
 4198    Cole Vision Corporation  031    TARGET OPTICAL # 4198      LAKE STEVENS
  243    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1109   Alderwood Manor Mall
 1382    Cole Vision Corporation  031    SEARS OPTICAL # 1382       Monroe Plaza
 1028    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2330   Puyallup (S. Meridian)
  387    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1069   Redmond (148th Ave NE)
   10    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1009   Seattle (S Lander St)
  278    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1059   Seattle (Aurora Ave N)


STORE #          ENTITY                      ADDRESS                    CITY              STATE     ZIP
-------          ------                      -------                    ----              -----     ---
 1713    Cole Vision Corporation   2301 TAYLOR RD                  CHESAPEAKE               VA   23321
   25    Cole Vision Corporation   114 SOUTHPARK CIRCL             COLONIAL HTS             VA   23634
 1050    Cole Vision Corporation   325 PIEDMONT DR                 DANVILLE                 VA   24540
 1102    Cole Vision Corporation   21000 DULLESTOWN CENTER         DULLES                   VA   20168
  241    Cole Vision Corporation   12000 LEE JCKSN HWY             FAIRFAX                  VA   22033
 1710    Cole Vision Corporation   13053 FAIR LAKES SHPG. CTR.     FAIRFAX                  VA   22033
 4205    Cole Vision Corporation   13407 FAIR LAKES SHPG. CTR.     FAIRFAX                  VA   22033
 1098    Cole Vision Corporation   5211 LEESBURG PIKE              FALLS CHURCH             VA   22044
   74    Cole Vision Corporation   #30 SPOTSYLVANIA ML             FREDERCKSBRG             VA   22407
 1712    Cole Vision Corporation   3985 PLANK ROAD                 FREDERICKSBG             VA   22407
  142    Cole Vision Corporation   10101 BROOK RD.                 GLEN ALLEN               VA   23060
  312    Cole Vision Corporation   1401 GREENBRIAR PKW             GREENBRIER               VA   23320
  531    Cole Vision Corporation   100 NEW MARKET NO               HAMPTON                  VA   23605
    9    Cole Vision Corporation   3405 CANDLERS MTN. RD.          LYNCHBURG                VA   24502
   15    Cole Vision Corporation   8200 SUDLEY RD.                 MANASSAS                 VA   20109
   94    Cole Vision Corporation   240 COMMONWEALTH BL             MARTINSVILLE             VA   24112
 1103    Cole Vision Corporation   880 N. MILITARY HWY.            NORFOLK                  VA   23502
 1052    Cole Vision Corporation   11508 MIDLOTHIAN                RICHMOND                 VA   23235
  593    Cole Vision Corporation   4512 VALLEY VIEW BL             ROANOKE                  VA   24012
  273    Cole Vision Corporation   4588 VIR BEA BLVD               VIRGINIA BCH             VA   23462
 1709    Cole Vision Corporation   3712 VIRG BCH BLVD              VIRGINIA BCH             VA   23452
 1711    Cole Vision Corporation   14123 NOBLEWOOD PLZ             WOODBRIDGE               VA   22193
 1040    Cole Vision Corporation   155 DORSET STREET               S. BURLINGTON            VT   05403
 1038    Cole Vision Corporation   1219 SOUTH BOONE ST             ABERDEEN                 WA   98520
  514    Cole Vision Corporation   20 BELLIS-FAIR PKWY             BELLINGHAM               WA   98226
  195    Cole Vision Corporation   600 CASCADE MALL DR             BURLINGTON               WA   98233
  731    Cole Vision Corporation   121 NE HAMPE WAY                CHEHALIS                 WA   98532
 1010    Cole Vision Corporation   811 VALLEY MALL PKW             E. WENATCHEE             WA   98802
  315    Cole Vision Corporation   1302 SE EVERET MALL             EVERETT                  WA   98208
 4041    Cole Vision Corporation   405 SE EVERETT MALL WAY         EVERETT                  WA   98208
  566    Cole Vision Corporation   1701 S 320TH ST                 FEDERAL WAY              WA   98003
 4225    Cole Vision Corporation   11400 51ST AVE.                 GIG HARBOR               WA   98335
   92    Cole Vision Corporation   341 THREE RIVERS DR             KELSO                    WA   98026
  765    Cole Vision Corporation   455 COLUMBIA CENTER             KENNEWICK                WA   98336
 1350    Cole Vision Corporation   26019 104TH. AVE SE 101         KENT                     WA   98031
 4214    Cole Vision Corporation   665 SLEATER-KINNEY RD. SE       LACEY                    WA   98503
  605    Cole Vision Corporation   651 SLEATER-KINNEY RD.          LACY                     WA   98503
 1359    Cole Vision Corporation   521 S.R. 9 NE, PMB-F3           LAKE STEVENS             WA   98258
 4198    Cole Vision Corporation   9601 MARKET PLACE               LAKE STEVENS             WA   98258
  243    Cole Vision Corporation   18600 26TH AVE W                LYNWOOD                  WA   98038
 1382    Cole Vision Corporation   19919 STATE ROUTE 2             MONROE                   WA   98272
 1028    Cole Vision Corporation   3500 S MERIDIAN 900             PUYALLUP                 WA   98373
  387    Cole Vision Corporation   2200 148TH ST NE                REDMOND                  WA   98052
   10    Cole Vision Corporation   76 S LANDER ST.                 SEATTLE                  WA   98134
  278    Cole Vision Corporation   15711 AURORA AVE NO             SEATTLE                  WA   98133

         Cole Vision Corporation                                   Page 27 of 27

STORE #          ENTITY           CO #      STORE NAME                     LOCATION
-------          ------           -----     ----------                     --------
 4125    Cole Vision Corporation  031    TARGET OPTICAL 4125        SEATTLE
  574    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2309   Kitsap Mall
   27    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1029   Northtown Mall
 1058    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1038   Spokane Valley Mall
  351    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1129   Tacome Mall
 1367    Cole Vision Corporation  031    SEARS OPTICAL #1367        Westgate South Shopping Center
 4042    Cole Vision Corporation  031    TARGET OPTICAL 4042        TACOMA
  277    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1139   South Center Mall
  162    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2029   Valley Mall
  603    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2239   Vancouver Mall
  665    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2092   Fox River Mall
 4052    Cole Vision Corporation  031    TARGET OPTICAL 4052        APPLETON
  303    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1062   Brookfield Square Mall
  129    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1040   Oakwood Mall
 4150    Cole Vision Corporation  031    TARGET OPTICAL 4150        EAU CLAIRE
 1059    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2031   Forest Mall
  291    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2112   Green Bay Plaza
 4196    Cole Vision Corporation  031    TARGET OPTICAL #4196       GREEN BAY
  362    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1082   Southridge Mall
  222    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2432   Valley View Mall
  170    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2232   East Towne Mall
  301    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2382   West Towne Mall
  154    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2272   Bayshore Mall
 4034    Cole Vision Corporation  031    TARGET OPTICAL 4034        MILWAUKEE
 4157    Cole Vision Corporation  031    TARGET OPTICAL 4157        NEW BERLIN
 4265    Cole Vision Corporation  031    TARGET OPTICAL 4265        ONALASKA
  111    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2200   Regency Mall
 4021    Cole Vision Corporation  031    TARGET OPTICAL #082        WAUKESHA
 1418    Cole Vision Corporation  031    SEARS OPTICAL #1418        West Allis Towne Centre
  258    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1804   Huntington Mall
   49    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2826   Meadowbrook Mall
  373    Cole Vision Corporation  031    SEARS ROEBUCK & CO #1954   Town Center Mall
 4060    Cole Vision Corporation  031    TARGET OPTICAL 4060        CHARLESTON
   12    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2704   CROSSROADS MALL
  547    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2354   Grand Central Mall
   24    Cole Vision Corporation  031    SEARS ROEBUCK & CO #2304   Morgantown Mall


STORE #          ENTITY                      ADDRESS                    CITY              STATE     ZIP
-------          ------                      -------                    ----              -----     ---
 4125    Cole Vision Corporation             300 NE NORTHGATE WAY     SEATTLE             WA        98125
  574    Cole Vision Corporation             10315 SILVERDALE WAY NW  SILVERDALE          WA        98383
   27    Cole Vision Corporation             N4700 DIVISION           SPOKANE             WA        99207
 1058    Cole Vision Corporation             14720 E. INDIANA ST      SPOKANE             WA        99210
  351    Cole Vision Corporation             4502 S. STEELE #100      TACOMA              WA        98409
 1367    Cole Vision Corporation             2405 N. PEARLE ST.       TACOMA              WA        98406
 4042    Cole Vision Corporation             3320 S. 23RD ST.         TACOMA              WA        98405
  277    Cole Vision Corporation             400 S. CENTRAL PKWY      TUKWILA             WA        98188
  162    Cole Vision Corporation             9 E VALLEY MALL BVD      UNION GAP           WA        98903
  603    Cole Vision Corporation             8800 NE VNCVR ML DR      VANCOUVER           WA        98662
  665    Cole Vision Corporation             4301 W WISCONSIN AV      APPLETON            WI        54913
 4052    Cole Vision Corporation             1800 S KINSINGTON DR     APPLETON            WI        54915
  303    Cole Vision Corporation             115 S. MORRLAND RD       BROOKFIELD          WI        53005
  129    Cole Vision Corporation             4720 GOLF RD             EAU CLAIRE          WI        54701
 4150    Cole Vision Corporation             3649 S. HASTINGS WAY     EAU CLAIRE          WI        54701
 1059    Cole Vision Corporation             757 W. JOHNSON           FON DU LAC          WI        54936
  291    Cole Vision Corporation             1555 GREEN BAY PLAZA     GREEN BAY           WI        54304
 4196    Cole Vision Corporation             1001 COMIER RD.          GREEN BAY           WI        54304
  362    Cole Vision Corporation             5200 SOUTH 76TH ST       GREENDALE           WI        53129
  222    Cole Vision Corporation             4200 US HWY #16          LA CROSSE           WI        54601
  170    Cole Vision Corporation             43 EAST TOWN MALL        MADISON             WI        53704
  301    Cole Vision Corporation             53 WEST TOWNE MALL       MADISON             WI        53719
  154    Cole Vision Corporation             5900 NPRT WASHINGTN      MILWAUKEE           WI        53217
 4034    Cole Vision Corporation             2950 S. CHASE AVE.       MILWAUKEE           WI        53207
 4157    Cole Vision Corporation             4798 S. MOORLAND RD.     NEW BERLIN          WI        53151
 4265    Cole Vision Corporation             9400 HWY. 16             ONALASKA            WI        54650
  111    Cole Vision Corporation             5600 DURAND AVE          RACINE              WI        53406
 4021    Cole Vision Corporation             2401 KOSSOW RD.          WAUKESHA            WI        53186
 1418    Cole Vision Corporation             6774 W. GREENFLD AV      WEST ALLIS          WI        53214
  258    Cole Vision Corporation             100 HUNTINGTON MALL      BARBOURSVLLE        WV        25504
   49    Cole Vision Corporation             225 MEADOWBROOK RD       BRIDGEPORT          WV        26330
  373    Cole Vision Corporation             200 QUARRIER STREET      CHARLESTON          WV        25301
 4060    Cole Vision Corporation             30 RHL BLVD. & US 19     CHARLESTON          WV        25309
   12    Cole Vision Corporation             100 CROSSROADS MALL      MT HOPE             WV        25860
  547    Cole Vision Corporation             500 GRAND CENTRAL MLL    PARKERSBURG         WV        26101
   24    Cole Vision Corporation             9500 MALL ROAD           WESTOVER            WV        26505

                                   SCHEDULE 6

                       COPYRIGHTS AND COPYRIGHT LICENSES

                          PATENTS AND PATENT LICENSES

                       TRADEMARKS AND TRADEMARK LICENSES

A.   COPYRIGHTS AND COPYRIGHT LICENSES

     1.   Cole Lens Supply, Inc.

          a.   Poster, Registration No. 2,268,187
               Registration Date: July 22, 1987

          b.   "Your Contact Lens Information Kit"
               Registration No. 3,492,002
               Registration Date: March 24, 1993

B.   PATENT AND PATENT LICENSES

     1.   Pearle, Inc.
          Patent:             Novel lower temperature hot melt adhesive and
                              coating composition
          Patent No.          5,326,413
          Country:            United States
          Issue Date:         July 5, 1994

C.   TRADEMARKS AND TRADEMARK LICENSES

     1.   AMERICAN VISION CENTERS INC./NUVISION, INC.

   COUNTRY      REFERENCE #      FILED        APPL #       REGDT        REG #         STATUS    CLASSES
-------------   -----------    ----------   ----------   ----------   ----------    ---------   -------
ACCUVISION
UNITED STATES   63385-0052     10/16/1987   73/690,054                              ABANDONED      42

BALLENGER ST.
UNITED STATES   63385-0010     10/16/1987   73/690,055   06/07/1988    1,490,992    CANCELLED      09

ELEMENTS
UNITED STATES   63385-0021     11/05/1990   74/112,364   03/16/1993    1,759,084    CANCELLED      09

EYEDEAS
UNITED STATES   63385-0011     01/23/1989   73/776,154   09/26/1989    1,557,973    CANCELLED      16

GLARE-FREE
UNITED STATES   63385-0047     10/12/1990   74/105,325                              ABANDONED      09

  COUNTRY                     REFERENCE #      FILED          APPL #         REGDT          REG #          STATUS    CLASSES
-----------                   -----------    ----------     ----------     ----------     ---------      ----------  -------

GLARELESS
UNITED STATES                 63385-0018     01/22/1991     74/132,499     09/08/1992     1,714,758      CANCELLED      09

GLARETAMER
UNITED STATES                 63385-0020     10/12/1990     74/105,324                                   ABANDONED      09

GLASSES EXPRESS & DESIGN
UNITED STATES                 63385-0012     04/28/1988     73/725,140     03/14/1989     1,530,246      REGISTERED     42

HERCULITE
UNITED STATES                 63385-0045     09/05/1996     75/161,451                                   ABANDONED      09

HOUR GLASSES
UNITED STATES                 63385-0004     05/18/1988     73/729,086     07/03/1990     1,605,058      CANCELLED      42
UNITED STATES                 63385-0041     07/03/1996     75/129,542                                   ABANDONED      42

INVISIFOCAL
UNITED STATES                 63385-0051     11/09/1987     73/694,300                                   ABANDONED      10

INVISIFOCALS
UNITED STATES                 63385-0013     04/21/1988     73/723,828     02/14/1989     1,524,265      REGISTERED     09

KIDVISION
UNITED STATES                 63385-0037     05/13/1996     75/103,291     12/23/1997     2,124,333      REGISTERED     42

LESLIE RAVEN
UNITED STATES                 63385-0014     10/16/1987     690,053        07/19/1988     1,496,624      ABANDONED      09

LIFE LENS
UNITED STATES                 63385-0006     01/19/1984     461,594        01/29/1985     1,316,748      REGISTERED     09

LIFE LENS & DESIGN
UNITED STATES                 63385-0039     01/19/1984     73/461,594     01/29/1985     1,316,748      REGISTERED     09

LITE TAMER
UNITED STATES                 63385-0040     10/21/1988     72/310,125     07/01/1969     872,123        REGISTERED     09
UNITED STATES                 63385-0002     10/21/1988     310,125        07/01/1969     872,123        REGISTERED

NUVISION
CANADA                        63385-0033     10/25/1995     795,824        08/18/1997     480,766        REGISTERED
MEXICO                        63385-0034     11/24/1995     248,817        01/19/1996     514,408        REGISTERED
UNITED STATES                 63385-0035     09/26/1995     74/734,584     08/13/1996     1,993,606      REGISTERED     42
UNITED STATES                 63385-0036     09/29/1995     74/736,643     08/13/1996     1,993,615      REGISTERED     42

NUVISION & DESIGN (STYLIZED)
UNITED STATES                 63385-0009     09/26/1979     73/232,742     07/07/1981     1,160,457      REGISTERED     42
UNITED STATES                 63385-0005     07/10/1989     73/811,364     07/03/1990     1,605,096      EXPIRED        42


  Country                          Reference #      Filed          Appl #         Regdt          Reg #          Status    Classes
-----------                        -----------    ----------     ----------     ----------     ---------      ----------  -------


OPTICLUB
UNITED STATES                      63385-0030     06/20/1995     74/691,187     07/15/1997     2,078,382      REGISTERED     42

OVATION
UNITED STATES                      63385-0023     01/30/1991     74/134,787     03/16/1993     1,759,089      CANCELLED      09

POLYSOFT
UNITED STATES                      63385-0038     10/05/1990     74/103,397     10/01/1991     1,658,864      REGISTERED     09

SIGHT YEARS AHEAD
UNITED STATES                      63385-0007     03/01/1985     73/524,655     04/08/1986     1,389,376      REGISTERED     35

SPRING ACTION
UNITED STATES                      63385-0053     07/21/1983     73/435,531                                   ABANDONED      09

SPRING ACTION & DESIGN (SYLIZED)
UNITED STATES                      63385-0008     07/07/1980     73/269,152     10/14/1986     1,413,082      CANCELLED      09

STAYPUT
UNITED STATES                      63385-0019     11/02/1990     74/111,852     03/16/1993     1,759,083      CANCELLED      09

THINLITE
UNITED STATES                      63385-0048     01/22/1990     74/021,064     03/17/1992     1,679,196      CANCELLED      09
UNITED STATES                      63385-0049     06/01/1990     74/065,123     11/24/1992     1,734,443      REGISTERED     09
UNITED STATES                      63385-0050     10/15/1990     74/105,685                                   ABANDONED      09

UTOPIAN
UNITED STATES                      63385-0046     09/03/1996     75/159,502                                   ABANDONED      09

VISION MAINTENANCE ORGANIZATION & DESIGN
UNITED STATES                      63385-0032     06/20/1995     691,188        08/27/1996     1,997,718      REGISTERED     42

VMO
UNITED STATES                      63385-0031     06/20/1995     691,189        09/24/1996     2,002,603      REGISTERED     42

WEIGHTLESS
UNITED STATES                      63385-0022     11/05/1990     74/112,566     02/09/1993     1,751,814      CANCELLED      09
UNITED STATES                      63385-0017     02/01/1991     74/135,455     02/09/1993     1,751,819      CANCELLED      09


          2.        COLE LENS SUPPLY, INC.



  Country                          Reference #      Filed          Appl #         Regdt          Reg #          Status    Classes
-----------                        -----------    ----------     ----------     ----------     ---------      ----------  -------


EYE AND BOTTLE DESIGN
UNITED STATES                                                                   12/29/87       1,471,057

ABC LENS
UNITED STATES                                                                   05/24/94       1,471,058


 COUNTRY         REFERENCE #         FILED          APPL #         REGDT          REG #          STATUS         CLASSES
----------    ----------------    ----------      ----------     ----------     ----------      ----------     ----------
SOFT CONTACT LENS REPLACEMENTS CENTER AND DESIGN
UNITED STATES                     05/29/87         1,471,058

      3.        COLE VISION CORPORATION

 COUNTRY        REFERENCE #         FILED          APPL #         REGDT          REG #           STATUS         CLASSES
----------    ---------------     ---------      ----------     ----------     ---------       ----------     -----------
ACCUVISION
UNITED STATES   63385-0052       10/16/1987       73/690,054                                   ABANDONED        42

AMERICAN TRADITIONS
UNITED STATES   65400-0005       07/22/1997       75/328,352    02/23/1999     2,226,777       REGISTERED       09

CLEARVUE
UNITED STATES   65400-0021       12/29/1992       74/344,051    06/13/1995     1,899,306       REGISTERED       42

COLE OPTICAL
UNITED STATES   65400-0001       05/20/1998       75/488,553                                   PENDING          35

CONTACTS DIRECT
UNITED STATES   65400-0040       11/05/1999       75/842,165    05/29/2001     2,454,788       REGISTERED       35

CONTACTS DIRECT & DESIGN
UNITED STATES   65400-0026       06/30/1994       74/545,053    05/13/1997     2,061,787       REGISTERED       42
UNITED STATES   65400-0042       04/13/2000       76/025,250                                   ALLOWED          35

CONTACTS DIRECT & DESIGN (NEW DESIGN)
UNITED STATES   65400-0051       02/19/2002       76/372,832                                   PENDING          35

COSINON
UNITED STATES   65400-0004       09/17/1968       72/307,581     02/17/1970     886,296        EXPIRED          09

DANA KAYE
UNITED STATES   65400-0024       07/09/1990       74/076,592     06/11/1991     1,647,328      EXPIRED          09

E+
UNITED STATES   65400-0023       04/08/1991       74/154,667     08/11/1992     1,707,434      CANCELLED        42

EXAM PLUS
UNITED STATES   65400-0020       03/31/1993       74/373,822     11/26/1996     2,018,573      REGISTERED       42

EYEWEAR EXPRESS
UNITED STATES   65400-0031       05/26/1989       73/802,871     05/08/1990     1,595,791      CANCELLED        42

FASHION TINTS & DESIGN
UNITED STATES   65400-0029       11/24/1975       73/070,049     03/01/1977     1,060,244      REGISTERED       09

FAST FOCUS

COUNTRY        REFERENCE#       FILED          APPL#          REGDT         REG #           STATUS       CLASSES
-------        ----------       -----          -----          -----         -----           ------       -------
UNITED STATES  65400-0030     06/22/1989     73/808,382     02/06/1990     1,582,034      CANCELLED        42

FUNDAMENTAL
UNITED STATES  65400-0007     01/15/1997     75/225,845     01/20/1998     2,130,426      REGISTERED       09

GARDEYES
UNITED STATES  65400-0018     06/16/1986     73/604,326     01/20/1987     1,425,601      REGISTERED       09

GIGGLES
UNITED STATES  65400-0027     12/02/1994     74/606,375     01/28/1997     2,034,246      REGISTERED       09

HEAD HUGGER
UNITED STATES  65400-0028     07/12/1968     72/302,596     03/11/1969     866,296        REGISTERED       09

J. DAVID
UNITED STATES  65400-0011     07/09/1990     74/076,593     12/24/1991     1,669,235      REGISTERED       09

L'IL SQUIRT
UNITED STATES  65400-0014     05/17/1966     72/245,812     01/24/1967     823,087        EXPIRED          03

LITE LOOKS
UNITED STATES  65400-0046     12/04/2000     76/176,956                                   PENDING          09

LOGONLENZ
UNITED STATES  65400-0045     11/02/2000     76/158,555                                   PENDING          09

NATIONAL EYE EXAM MONTH
UNITED STATES  65400-0010     01/29/1991     74/134,489                                   ABANDONED        42
UNITED STATES  65400-0025     04/13/1994     74/512,350     05/16/1995     1,894,452      REGISTERED       42
UNITED STATES  65400-0033     01/29/1991     74/134,489                                   ABANDONED        42

NATIONAL EYE EXAM MONTH & DESIGN
UNITED STATES  65400-0006     05/16/1997     75/293,560     06/29/1999     2,257,721      REGISTERED      35,42

OPTI-COAT
UNITED STATES  65400-0013     12/01/1966     72/259,810     01/23/1968     842,848        CANCELLED        09

PERSONALEYES
UNITED STATES  65400-0050     10/16/1985     73/563/453     12/30/1986     1,422,591      REGISTERED      09,42

PERSPECTA
UNITED STATES  65400-0050     12/05/2001     76/345,224                                   PENDING           9

REACTORS
UNITED STATES  65400-0049     01/29/2001     76/201,176                                   PENDING          09

REFLEXIONS
UNITED STATES  65400-0002     07/27/1998     75,525,887     08/08/2000     2,375,942      REGISTERED       009

S.P.E.C.S

     CH-1219918v6

    COUNTRY         REFERENCE #       FILED        APPL#            REGDT         REG#         STATUS     CLASSES
----------------   -------------   -----------  ------------     -----------  ------------  -----------   -------
UNITED STATES      65400-0003      07/24/1997   75/329,687       08/04/1998   2,178,511     REGISTERED      41

SIGHT PLUS

UNITED STATES      65400-0022      10/09/1991   74/211,495       10/06/1992   1,722,426     REGISTERED      36

SPEC-GRIPS

UNITED STATES      65400-0012      04/29/1970   72/358,279       06/08/1971     913,234     EXPIRED         09

SUNSPOT

UNITED STATES      65400-0032      06/25/1993   74/406,970       03/22/1994   1,877,894     TRANSFER        42

TOTAL EYE CARE CARVE OUT

UNITED STATES      65400-0009      04/24/1996   75/093,394       10/21/1997   2,107,915     REGISTERED      42

TREND20/20

UNITED STATES      65400-0038                                                               PROPOSED        09

ULTRALIGHT

UNITED STATES      65400-0008      06/13/1996   75/118,342                                  ABANDONED       09

VISION ONE

CANADA             65400-0036      05/17/1999   1015790          11/02/2001   553312        REGISTERED      00

OKLAHOMA           65400-0015      03/27/1989   T,N00,477,283                               REGISTERED      42

UNITED STATES      65400-0035      04/23/1999   75/689,251       03/13/2001   2,434,650     REGISTERED    42, 35

VISION ONE EXAM PLUS PROGRAM

UNITED STATES      65400-0019      03/31/1993   74/373,911       01/17/1995   1,874,319     REGISTERED      42

VISION ONE EYECARE PROGRAM

UNITED STATES      65400-0016      09/26/1985   73/560,204       09/08/1987   1,456,928     REGISTERED      42

VITA-LITE & DESIGN (STYLIZED)

UNITED STATES      65400-0034      07/17/1964   72/198,030       03/16/1965     786,784     EXPIRED         09

WEBSPECS

UNITED STATES      65400-0044      03/20/2000   76/132,200                                  PENDING         09

          4.   PEARLE VISION, INC.


    COUNTRY         REFERENCE #       FILED        APPL#            REGDT         REG#         STATUS     CLASSES
----------------   -------------   -----------  ------------     -----------  ------------  -----------   -------
ANDRE DUVAL

UNITED STATES      65430-0116      07/24/1989   73/814,584                                  ABANDONED       09

COME AS YOU ARE, LEAVE AS YOU WANT TO BE

UNITED STATES      65430-0370      01/23/2002   76/362,025                                  PENDING         42

DESIGN (GREEN DIAGONAL LINES WITHIN OVULAR SHAPE)

COUNTRY                  REFERENCE #         FILED          APPL #        REGDT          REG #           STATUS              CLASSES
-------                  --------- -         -----          ---- -        -----          -----           ------              -------
UNITED STATES            85430-0013          10/28/1981     73/330,057    11/15/1983     1,257,977       REGISTERED               42

DESIGN (OVAL)
UNITED STATES            65430-0250          10/07/1985     73/561,905                                   ABANDONED                42

EYE EXAMS AVAILABLE & DESIGN
UNITED STATES            65430-0368          09/24/2001     76/316,594                                   PENDING                  42

E-PEARLE
BAHAMAS                  65430-0311          09/13/2000     23168                                        PENDING                  08
CANADA                   65430-0282          03/13/2000     1050558                                      ALLOWED                  08
CUBA                     65430-0299          07/24/2000     1170                                         PENDING            09,35,42
DOMINICAN REPUBLIC       65430-0302                                       11/30/2000     0116820         REGISTERED               09
DOMINICAN REPUBLIC       65430-0329                                       11/30/2000     0117130         REGISTERED               35
DOMINICAN REPUBLIC       65430-0330          09/07/2000     4087                                         PENDING                  **
DOMINICAN REPUBLIC       65430-0338                                        11/30/2000     0117132        REGISTERED               42
JAMAICA                  65430-0290          09/13/2000     9/2599         09/25/2001     37527          REGISTERED               09
MEXICO                   65430-0283          05/31/2000     428338         10/20/2000     674812         REGISTERED               09
MEXICO                   65430-0284          05/31/2000     428339         01/30/2002     730861         REGISTERED               35
MEXICO                   65430-0285          05/31/2000     428340                                       PENDING                  42
NETHERLANDS              65430-0292          08/30/2001     D-3193         12/29/2000     22645          REGISTERED      09,16,35,42
PUERTO RICO              65430-0373          05/26/2000     49722          05/26/2000     49722          REGISTERED               35
PUERTO RICO              65430-0374          05/26/2000     49723          05/26/2000     49723          REGISTERED               42
PUERTO RICO              65430-0286          05/26/2000     N/A            05/26/2000     49721          REGISTERED               09
UNITED STATES            65430-0281          03/07/2000     75/938,776                                   ALLOWED            09,35,42

EXAM 1
UNITED STATES            6543O-0056          12/12/1989     74/010,086     06/18/1991     1,648,422      CANCELLED                42

EYE + TECH
ARIZONA                  65430-0048                                        04/25/1984     22,595         EXPIRED                  20
ARKANSAS                 65430-0109                                        06/25/1984     181            EXPIRED                  35
NEW MEXICO               65430-0061                                        05/16/1984     18,307         EXPIRED                  35
OKLAHOMA                 65430-0065                                        04/27/1984     19,246         EXPIRED                  35
TENNESSEE                65430-0076                                        06/07/1984     n/a            EXPIRED                  35
TEXAS                    65430-0031                                        09/15/1983     42,417         EXPIRED                  42
UNITED STATES            65430-0021          05/25/1983     73/427,523     11/11/1986     1,416,996      CANCELLED                42

EYE BUYS
UNITED STATES            65430-0055          07/03/1989     73/810,639     01/23/1990     1,578,801      REGISTERED               42

EYE TECH
UNITED STATES            65430-0027          10/30/1986     73/627,623     06/23/1987     1,444,605      CANCELLED                42

  COUNTRY           REFERENCE #         FILED          APPL #         REGDT          REG #          STATUS         CLASSES
-----------       ---------------     ---------     -----------     ----------     ---------      ----------     -----------
EYE+TECH
CALIFORNIA          65430-0107                                      05/02/1984      19,571         REGISTERED        42
COLORADO            65430-0043                                      04/25/1984      T26,143        EXPIRED           42
GEORGIA STATE       65430-0049                                      05/24/1984      S5,124         ABANDONED         42
LOUISIANA           65430-0097                                      05/02/1984      N/A            EXPIRED          09,42
MISSOURI            65430-0089                                      04/24/1984      S8,187         EXPIRED           42
NEVADA              65430-0085                                      04/24/1984      N/A            EXPIRED           42

EYE+TECH & DESIGN
FLORIDA             65430-0033                                      06/26/1984      T01,444        EXPIRED           42
MISSISSIPPI         65430-0090                                      05/18/1984      N/A            EXPIRED           42
NEW MEXICO          65430-0082                                      05/16/1984      18,307         REGISTERED       09,42

EYE-TECH
MISSOURI            65430-0088                                      04/24/1984      8,187          EXPIRED           35

EYELAB
CANADA              65430-0241         06/12/1985    543,620                                       ABANDONED    01,05,09,11,42

NEW JERSEY          65430-0242                                      11/18/1981      S-3202         EXPIRED           100
UNITED STATES       65430-0240         07/18/1984   73/490,379      08/13/1985      1,354,662      REGISTERED       42,40

FLEXIBLES
UNITED STATES       65430-0001         07/14/1998   75/518,564      01/18/2000      2,310,050      REGISTERED        09

HALFWEIGHTS
UNITED STATES       65430-0057         01/15/1976   73/074,433      08/17/1976      1,046,285      EXPIRED           09

HILLMAN KOHAN
UNITED STATES       65430-0249         09/18/1975   73/063,477      08/10/1976      1,046,146      EXPIRED           42

KIDSAFE
UNITED STATES       65430-0058         07/18/1993   74/414,592      08/15/1995      1,912,314      REGISTERED        09

MICRO-SPORT
UNITED STATES       65430-0015         04/21/1995   75/975,309                                     ABANDONED         08

MICROSPORT
UNITED STATES       65430-0019         04/21/1995   74/664,209      06/23/1998      2,167,876      REGISTERED        09

MICROTHIN
UNITED STATES       65430-0059         08/31/1993   74/431,068      10/31/1995      1,932,037      REGISTERED        09

MICROTHIN II
UNITED STATES       65430-0115         08/31/1993   74/431,067                                     ABANDONED         09

MICROTHIN PLUS
UNITED STATES       65430-0114         08/02/1995   74/710,085      10/14/1997      2,105,765      REGISTERED        09

  COUNTRY                     REFERENCE #      FILED          APPL #         REGDT          REG #          STATUS    CLASSES
-----------                   -----------    ----------     ----------     ----------     ---------      ----------  -------

NOBODY CARES FOR EYES BETTER THAN PEARLE
UNITED STATES                 65430-0003     10/1/1998      75/572,858     03/06/2001     2,433,974      REGISTERED   35,42

NOBODY CARES FOR EYES MORE THAN PEARLE
UNITED STATES                 65430-0025     11/06/1997     75/386,066     03/21/2000     2,330,661      REGISTERED      35
UNITED STATES                 65430-0026     11/06/1997     75/385,733     08/28/2001     2,482,693      REGISTERED      09

OVAL DESIGN (OVAL WITH DIAGONAL LINES)
PUERTO RICO                   65430-0172     11/15/1983     7139           11/15/1983     7139           REGISTERED      42

PEAR DESIGN (BOYS)
UNITED STATES                 65430-0245     07/03/1989     73/810,257     07/24/1990     1,607,796      CANCELLED       42

PEAR DESIGN (GIRL WHISPERING TO BOY)
UNITED STATES                 65430-0246     12/21/1989     74/013,272     10/09/1990     1,617,218      CANCELLED       42

PEAR DESIGN (GIRLS)
UNITED STATES                 65430-0244     07/03/1989     73/810,479     07/24/1990     1,607,798      CANCELLED       42

PEARLE
ARUBA                         65430-0287     04/12/2000     2000/041215                                  PENDING       09,42
BAHAMAS                       65430-0310     09/13/2000     23166                                        PENDING         08
BARBADOS                      65430-0313                                                                 MAILED          09
BARBADOS                      65430-0354                                                                 MAILED          35
BARBADOS                      65430-0355                                                                 MAILED          42
CHINA                         65430-0203     02/27/2001     2001002292     06/30/1991     557050         REGISTERED      09
CUBA                          65430-0298     07/24/2000     1169                                         PENDING      09,35,42
DOMINICAN REPUBLIC            65430-0328     09/07/2000     4088                                         PENDING         **
DOMINICAN REPUBLIC            65430-0301     09/07/2000     116822         11/30/2000     116822         REGISTERED      09
DOMINICAN REPUBLIC            65430-0327                                   11/30/2000     0117133        REGISTERED      35
DOMINICAN REPUBLIC            65430-0337                                   11/30/2000     0117134        REGISTERED      42
EUROPEAN UNION (CTM)          65430-0204     04/01/1996     34769                                        PENDING      09,40,42
GUYANA                        65430-0352     12/28/2000     18384A                                       PENDING         09
INDONESIA                     65430-0366     08/03/2001     D00200116831                                 PENDING         09
INDONESIA                     65430-0367     08/03/2001     J00200116832                                 PENDING         42
JAMAICA                       65430-0306     09/13/2000     9/2598         09/13/2000     37881          REGISTERED      09
JAPAN                         65430-0205     11/05/1986     61-116411      02/23/1990     2215134        CANCELLED        9
MACAO                         65430-0206     03/28/1989     9563-M         06/14/2000     9563-M         REGISTERED      09
MACAO                         65430-0207     03/28/1989     9564-M         06/14/2000     9564-M         REGISTERED      42
MEXICO                        65430-0208     09/26/1990     97050          02/11/1991     390144         REGISTERED      42
MEXICO                        65430-0209     08/23/1996     271958         09/20/1996     531353         REGISTERED      42
NETHERLANDS                   65430-0288     08/30/2001     D-3191         12/29/2000     22731          REGISTERED   09,16
PANAMA                        65430-0210                                                                 PROPOSED        42

   COUNTRY        REFERENCE #       FILED          APPL #           REGDT         REG #         STATUS         CLASSES
-------------     -----------     ----------     ------------     ----------     ---------     ----------     --------
PHILIPPINES       65430-0362      06/07/2001     4-2001-04030                                  PENDING        09,35,42
SAINT LUCIA       65430-0345      11/01/2000     373/2000         03/09/2001     373           REGISTERED        09
SAINT LUCIA       65430-0346      11/01/2000     375/2000         03/09/2001     375           REGISTERED        35
SAINT LUCIA       65430-0347      11/01/2000     377/2000         03/09/2001     377           REGISTERED        42
SOUTH KOREA       65430-0358      04/20/2001     14502001                                      PENDING        09,35,42
TAIWAN            65430-0211      05/29/1990     79023245         11/16/1990     48575         EXPIRED           08
TAIWAN            65430-0212      05/29/1990     79023243         10/16/1990     502656        EXPIRED            9
TAIWAN            65430-0213      05/29/1990     79023244         11/16/1990     505835        REGISTERED         9
TRINIDAD &        65430-0343      11/02/2000     31291                                         PENDING        09,35,42
TOBAGO
UNITED STATES     65430-0005      08/06/1987     73/676,825       03/14/1989     1,529,383     REGISTERED        09
UNITED STATES     65430-0007      09/28/1981     73/330,055       02/22/1983     1,228,785     REGISTERED        42
UNITED STATES     65430-0267      03/17/1986     73/588,478       05/03/1988     1,487,169     CANCELLED         42

PEARLE & DESIGN
JAPAN             65430-0215                                      05/31/1993     2537556       CANCELLED          9
TAIWAN            65430-0216      07/07/1988     77029732         09/16/1989     38798         REGISTERED        42

PEARLE (CHINESE CHARACTERS)
CHINA             65430-0194      02/27/2001     2001002293       06/30/1991     557035        REGISTERED        09

PEARLE (CHINESE LETTERING)
MACAO             65430-0196      05/28/1991     10915-M          09/09/1997     10915-M       REGISTERED        09
TAIWAN            65430-0198      05/29/1990     79023239         11/16/1990     48574         EXPIRED           08
TAIWAN            65430-0199      04/12/1990     79015252         10/16/1990     47958         REGISTERED        42
TAIWAN            65430-0200      05/29/1990     79023238         11/16/1990     505833        REGISTERED        76
TAIWAN            65430-0201      05/29/1990     79023237         10/16/1990     502655        EXPIRED            9

PEARLE (DIVISION OF 65430-0287)
ARUBA             65430-0336      08/30/2000     2000/0830.12     12/07/2000     20947         REGISTERED        35

PEARLE (IN CHINESE CHARACTERS)
MACAO             65430-0197      05/28/1991     10914-M          09/09/1997     10914M        REGISTERED        42

PEARLE (KATAKANA)
JAPAN             65430-0214      11/05/1986     61-116412                                     ABANDONED          9

PEARLE DENTAL CENTER
UNITED STATES     65430-0252      03/17/1986     73/588,479       05/03/1988     1,487,170     CANCELLED         42

PEARLE DENTAL CENTER & DESIGN
UNITED STATES     65430-0251      03/17/1986     73/588,477       05/10/1988     1,487,882     CANCELLED         42

PEARLE EXPRESS
AUSTRALIA         65430-0262      10/28/1997     747297           10/28/1997     747297        REGISTERED       35,42
HONG KONG         65430-0261      04/12/1990     3033/90          04/12/1990     B4072/91      REGISTERED         9
INDIA             65430-0263                                                                   PROPOSED
ISRAEL            65430-0260      10/30/1997     115651           01/07/1999     115651        REGISTERED        42

         CH-1219918v6

  Country          Reference #        Filed           Appl #          Regdt           Reg #           Status       Classes
-------------      -----------      ----------      ----------      ----------      ---------       ----------     --------
JAPAN              65430-0265                                                                       PROPOSED
SOUTH AFRICA       65430-0264       10/28/1997      97/16347        10/28/1997      16347           REGISTERED        42
TAIWAN             65430-0259       05/29/1990      79023241        12/16/1990      49032           EXPIRED           42
TAIWAN             65430-0269       05/29/1990      79023242        10/16/1990      48082           REGISTERED        12
TURKEY             65430-0266                                                                       PROPOSED
UNITED STATES      65430-0053       03/30/1990      74/044,360      02/05/1991      1,634,558       REGISTERED        42

PEARLE EYE+TECH EXPRESS
UNITED STATES      65430-0052       04/16/1990      74/049,695      02/05/1991      1,634,577       REGISTERED        42

PEARLE EYECARE ASSOCIATES
UNITED STATES      65430-0371       03/27/2002      76/388,827                                      PENDING          42,35

PEARLE LENS
UNITED STATES      65430-0009       08/25/1986      73/616,748      02/16/1988      1,476,587       REGISTERED        09

PEARLE OPTICAL CENTER
JAPAN              65430-0217       09/10/1986      95435/86        04/28/1989      2128273         REGISTERED         9

PEARLE OPTICAL EXPRESS
AUSTRALIA          65430-0118       07/06/1989      514441          10/31/1991      A514441         REGISTERED        09
AUSTRALIA          65430-0119       07/06/1989      514442          10/31/1991      A514442         REGISTERED        42

PEARLE OPTICAL EXPRESS & DESIGN
AUSTRALIA          65430-0120       07/06/1989      514439          10/31/1991      A514439         REGISTERED        09
AUSTRALIA          65430-0121       07/06/1989      514440          10/31/1991      A514440         REGISTERED        42

PEARLE VISION
ARGENTINA          65430-0223       07/21/1998      2164213         02/09/2001      1618505         REGISTERED        42
ARUBA              65430-0224                                                                       PROPOSED
BAHAMAS            65430-0312       09/13/2000      23167                                           PENDING            8
BARBADOS           65430-0314                                                                       MAILED            09
BARBADOS           65430-0356                                                                       MAILED            35
BARBADOS           65430-0357                                                                       MAILED            42
CUBA               65430-0300       07/24/2000      1171                                            PENDING        09,35,42
DOMINICAN          65430-0303                                       11/30/2000      0116817         REGISTERED        09
REPUBLIC
DOMINICAN          65430-0331                                       11/30/2000      117124          REGISTERED        35
REPUBLIC
DOMINICAN          65430-0332       09/07/2000      4086                                            PENDING           **
REPUBLIC
DOMINICAN          65430-0339                                       11/30/2000      0117122         REGISTERED        42
REPUBLIC
EUROPEAN UNION     65430-0225       04/01/1996      34744                                           PENDING        09,40,42
(CTM)
GUYANA             65430-0353       12/28/2000      18385A                                          PENDING           09
JAMAICA            65430-0291       09/13/2000      9/2601          10/13/2000      37883           REGISTERED        09
JAPAN              65430-0226       09/27/1986      61-101710       10/30/1991      2343942         REGISTERED         9
NETHERLANDS        65430-0335       08/30/2000      D-3194          01/21/2000      21961           REGISTERED       09,16


   COUNTRY        REFERENCE #      FILED      APPL #           REGDT         REG #      STATUS       CLASSES
   -------        -----------      -----      ------           -----         -----      ------       -------
NETHERLANDS      65430-0293    08/30/2001    D-3192          12/29/2000    22646      REGISTERED    09, 16, 35,
                                                                                                     42
SAINT LUCIA      65430-0348    11/01/2000    374/2000        03/16/2001    374        REGISTERED        09
SAINT LUCIA      65430-0349    11/01/2000    376/2000        03/09/2001    376        REGISTERED        35
SAINT LUCIA      65430-0350    11/01/2000    378/2000        03/09/2001    378        REGISTERED        42
TRINIDAD &       65430-0344    11/02/2000    31290                                    PENDING       09, 35, 42
TOBAGO
TURKEY           65430-0227                                                           PROPOSED
UNITED STATES    65430-0023    01/22/1998    75/421,424      05/16/2000    2,349,286  REGISTERED    42, 35
UNITED STATES    65430-0222                                                           PROPOSED          09

PEARLE VISION (KATAKANA)

JAPAN           65430-0218     11/20/1986    122264/86       04/28/1989    2129835     REGISTERED        7
JAPAN           65430-0219     11/20/1986    61-122265       06/29/1994    2682117     REGISTERED       09
JAPAN           65430-0220     11/05/1986    61-116415       05/31/1993    2537558     REGISTERED       23
JAPAN           65430-0221     11/20/1986    122263/86       04/23/1990    2224055     EXPIRED          00

PEARLE VISION CENTER

ARKANSAS        65430-0101                                   12/03/1990    2,881          EXPIRED          35
AUSTRALIA       65430-0123     07/15/1982    378365          12/13/1984    A378365        REGISTERED       42
CALIFORNIA      65430-0106                                   10/31/1980    10,594         ABANDONED        42
CANADA          65430-0124     07/10/1981    472506          10/08/1982    TMA272491      REGISTERED       **
CHINA           65430-1025     06/19/1990    90024078        07/10/1991    558149         EXPIRED           9
DENMARK         65430-0159     12/03/1985    VA 06879        05/18/1987    VR 01941       REGISTERED      9,42
FLORIDA         65430-0034                                   02/12/1981    923,908        ABANDONED        42
GERMANY         65430-0158     07/13/1981    P28428/42 Wz    03/03/1982    1030232        REGISTERED       42
HONG KONG       65430-0128     02/27/1988    929/88          08/10/1990    B2312/1990     REGISTERED       09
IDAHO           65430-0102                                   10/27/1980    8,903          ABANDONED        42
IDAHO           65430-0103                                   10/27/1980    8,905          ABANDONED        42
ILLINOIS        65430-0100                                   10/23/1980    49,179         REGISTERED       42
INDIA           65430-0132     11/19/1997    778941                                       PENDING          09
INDIANA         65430-0091                                   05/04/1981    50,093,009     EXPIRED          42
INDONESIA       65430-0129     02/26/1990    HC-01.01-3637   07/14/1992    277012         REGISTERED        9
IOWA            65430-0050                                   10/28/1980    3265           ABANDONED        **
ISRAEL          65430-0130     11/23/1997    116080          09/07/1999    112824         REGISTERED       09
ISRAEL          65430-0131     11/23/1997    116081          11/23/1997    116081         REGISTERED       42
JAPAN           65430-0134     11/05/1986    61-116416       05/31/1993    2537559        REGISTERED        9
LOUISIANA       65430-0359                                   12/04/2000    N/A            REGISTERED
MACAO           65430-0138     03/28/1989    9565-M          06/14/2000    9565-M         REGISTERED       42
MACAO           65430-0137     03/28/1989    9566-M          06/14/2000    9566-M         REGISTERED       09
MAINE           65430-0096                                   10/23/1980    19,810,097     REGISTERED     35,42
MINNESOTA       65430-0045                                   09/03/1981    7,409          ABANDONED        42
NEW HAMPSHIRE   65430-0051                                   10/27/1980    n/a            REGISTERED       42
NEW JERSEY      65430-0083                                   10/21/1980    2,444          REGISTERED       42
NEW MEXICO      65430-0080                                   05/05/1986    50,504         EXPIRED          42
OHIO            65430-0066                                   10/23/1980    3,809          REGISTERED       35
OKLAHOMA        65430-0064                                   02/27/1980    16,563         EXPIRED          42



   COUNTRY              REFERENCE #     FILED      APPL #          REGDT          REG #      STATUS      CLASSES
__________________     ____________   ________   __________       __________   _________    _________    __________

OREGON                 65430-0046                                 10/29/1980   S13,677      EXPIRED        09.42
PENNSYLVANIA           65430-0060                                 10/27/1980   n/a          EXPIRED          42
RHODE ISLAND           65430-0071                                 04/06/1984   8,444        EXPIRED          42
SINGAPORE              65430-0140     11/28/1987   5789/87        11/28/1984   S/5789/87    REGISTERED        9
SOUTH AFRICA           65630-0144     10/28/1997   16345          04/02/2001   97/16345     REGISTERED       09
SOUTH AFRICA           65430-0145     10/28/1997   16346          10/27/1997   16346        REGISTERED       42
SOUTH DAKOTA           65430-0078                                 01/13/1986   n/a          EXPIRED          42
SOUTH KOREA            65430-1035     11/30/1987   87-22713       11/12/1988   162238       REGISTERED        9
SOUTH KOREA            65430-0136     11/30/1987   87-2140        01/12/1989   9209         REGISTERED       42
SPAIN                  65430-0127     12/26/1985   1129977        09/17/1986   1129977      TRANSFER         42
TENNESSEE              65430-0077                                 12/05/1980   n/a          ABANDONED        35
THAILAND               65430-0141                  412447         02/27/1990   Kor115732    REGISTERED       09
TURKEY                 65430-0142                                                           ABANDONED
UNITED STATES          65430-0054     03/30/1990   74/044,359     02/05/1991   1,633,854    REGISTERED       42
WASHINGTON             65430-0108                                              12,784       REGISTERED       42


PEARLE VISION CENTER & DESIGN

ALABAMA                65430-0113                                 10/01/1981   100,774      EXPIRED          42
ARGENTINA              65430-0147    03/04/1998    2135481        09/29/1998   1691354      REGISTERED       42
AUSTRALIA              65430-0149    07/15/1982    378366         12/13/1984   A378366      REGISTERED       42
AUSTRIA                65430-0148    10/01/1986    AM3146/86      03/06/1987   115384       REGISTERED      09,42
BARBADOS               65430-0150    11/04/1983    ?                           81/2810      REGISTERED       42
BRAZIL                 65430-0151    08/24/1983    811278387      11/27/1984   811278387    REGISTERED       39
BRAZIL                 65430-0152    08/24/1983    811278395      11/27/1984   811278395    ABANDONED        42
CANADA                 65430-0153    07/10/1981    472507         10/08/1982   272492       REGISTERED       42
CHILE                  65430-0155    02/28/1997    370221         06/10/1997   487345       REGISTERED       09
CHILE                  65430-0257    02/28/1957    370222         06/10/1997   487346       REGISTERED       42
COLOMBIA               65430-0156    01/30/1987    285379         06/02/1993   141448       REGISTERED       42
COLORADO               65430-0044                                 10/28/1980   T18,176      REGISTERED       42
CONNECTICUT            65430-0105                                 10/01/1981   4,985        EXPIRED          42
COSTA RICA             65430-0157    04/02/2001    31919          04/04/2001   74979        REGISTERED       42
DELEWARE               65430-0104                                 11/21/1980   16,416       EXPIRED          42
DOMINICAN REPUBLIC     65430-0160                                 08/30/1985   39276        REGISTERED       ?
FINLAND                65430-0161    11/25/1985    4097/85        03/07/1988   100923       REGISTERED      9,42
GEORGIA STATE          65430-0030                                 02/26/1981   S4,283       REGISTERED       42
GERMANY                65430-0126    07/13/1981     P28460/42 Wz  03/03/1982   1030233      REGISTERED       42
HONG KONG              65430-0162    02/27/1988     927/88        06/08/1990   B1575/90     REGISTERED       09
ICELAND                65430-0163    11/19/1985     570/1985      06/27/1986   361/1986     ABANDONED       9,42
ICELAND                65430-0133    09/24/1986     510/1986      01/14/1987   1/1987       ABANDONED       09,42
ITALY                  65430-0164    01/27/1986     32933         03/26/1987   473753       REGISTERED      9,42
JAMAICA                65430-0165    09/09/1983     9/882         07/19/1990   21970        REGISTERED       09
JAPAN                  65430-0166    07/18/1983     67019                                   ABANDONED        9
KANSAS                 65430-0099                                 09/20/1981   N/A          EXPIRED          42
KENTUCKY               65430-0098                                 11/01/1980   9,408        REGISTERED       42
MARYLAND               65430-0095                                 03/16/1981   694          REGISTERED       42



   COUNTRY       REFERENCE #      FILED        APPL #         REGDT        REG #         STATUS     CLASSES
-------------    -----------    ----------   -----------    ----------   ----------    ----------   -------
MASSACHUSETTS    65430-0047                                 02/12/1981   31,042        ABANDONED      42
MICHIGAN         65430-0094                                 02/12/1981   M34-025       REGISTERED     42
MISSISSIPPI      65430-0092                                 02/23/1981   N/A           ABANDONED      42
MISSOURI         65430-0081                                 10/27/1980   S6,742        ABANDONED      42
NEBRASKA         65430-0086                                 10/22/1980   812           REGISTERED     42
NEW YORK         65430-0069                                 02/11/1981   S6,027        ABANDONED     09,42
NEW ZEALAND      65430-0170     01/26/1989     190563       04/13/1992   190563        REGISTERED     42
NEW ZEALAND      65430-0171     09/26/1986     167946       02/14/1990   167946        ABANDONED      09
NORTH CAROLINA   65430-0068                                 10/28/1980   3,881         EXPIRED        42
NORWAY           65430-0169     12/16/1985     854829       01/08/1987   127529        REGISTERED    9,42
PANAMA           65430-0139     07/16/1990     053945       11/06/1991   053945        REGISTERED     42
PUERTO RICO      65430-0173     02/22/1983     6925         02/22/1983   6925          REGISTERED     42
SINGAPORE        65430-0175     09/30/1986     S/4443/86    09/30/1986   4443/86       REGISTERED     09
SOUTH CAROLINA   65430-0079                                 10/01/1981   N/A           EXPIRED        42
SOUTH KOREA      65430-0168     11/30/1987     87-2139      01/12/1989   9210          REGISTERED     42
SOUTH KOREA      65430-0167     11/30/1987     87-22712     11/12/1988   162237        REGISTERED      9
SWEDEN           65430-0174     12/18/1985     85-9376      08/04/1989   214410        REGISTERED    9,42
SWITZERLAND      65430-0154     12/13/1985     7650/85      09/03/1986   347543        REGISTERED    5,9
TEXAS            65430-0041                                 06/22/1981   38,819        REGISTERED     42
UNITED STATES    65430-0014     09/15/1976     73/099,967   05/09/1989   1,538,542     REGISTERED     42
UTAH             65430-0075                                 10/25/1980   25,042        REGISTERED     42
VENEZUELA        65430-0143     02/11/1987     1641-87      12/01/1989   25730-D       REGISTERED     42
VENEZUELA        65430-0176     04/29/1987     5654-87      ABANDONED    24
VERMONT          65430-0074                                 11/14/1980   5,002         ABANDONED    09,42
VIRGINIA         65430-0073                                 02/13/1981   n/a           REGISTERED     42
WASHINGTON       65430-0032                                 09/03/1981   12,784        REGISTERED     42
WEST VIRGINIA    65430-0072                                 04/02/1985   N/A           REGISTERED     42
WISCONSIN        65430-0070                                 01/28/1981   30,687        ABANDONED      42

PEARLE VISION EXPRESS

ARGENTINA        65430-0177     07/21/1998     2164214                                   ABANDONED      42
ARIZONA          65430-0112                                 06/15/1989   87,861          ABANDONED    35,42
AUSTRALIA        65430-0178     08/11/1988     493272       04/18/1990   A493272         CANCELLED      42
CANADA           65430-0179     09/22/1988     615667       11/03/1989   TMA362442       REGISTERED     42
CHINA            65430-0180     06/19/1990     90024079     07/10/1991   558148          EXPIRED        09
HONG KONG        65430-0181     09/22/1988     5944/88                                   ABANDONED       9
INDONESIA        65430-0182     02/26/1990     3633         07/14/1992   277010          REGISTERED     09
JAPAN            65430-0183     09/22/1988     63-108467    05/31/1993   2537560         REGISTERED    9,14
MACAO            65430-0186     03/28/1989     9567-M                                    ABANDONED      09
MACAO            65430-0187     03/28/1989     9562-M                                    ABANDONED      42
MINNESOTA        65430-0093                                 11/28/1989   891,128         EXPIRED        42
NEBRASKA         65430-0087                                 06/19/1989   1,022,236       REGISTERED     42
NEW HAMPSHIRE    65430-0084                                 06/19/1989   117,961         REGISTERED   35,42
NEW ZEALAND      65430-0188     09/21/1988     187484                                    ABANDONED      42
NEW ZEALAND      65430-0234     09/21/1988     187483                                    ABANDONED      42
NEW ZEALAND      65430-0268     09/21/1988     187481                                    ABANDONED      09

  COUNTRY                     REFERENCE #      FILED          APPL #         REGDT          REG #          STATUS    CLASSES
-----------                   -----------    ----------     ----------     ----------     ---------      ----------  -------
NORTH DAKOTA                  65430-0067                                   08/28/1989     4,847,500      REGISTERED     42
OKLAHOMA                      65430-0063                                   08/09/1989     481,390        EXPIRED        42
PENNSYLVANIA                  65430-0062                                   06/16/1989     1,512,652      EXPIRED       35,42
PHILIPPINES                   65430-0189     09/05/1990     73186          04/28/1995     60507          ABANDONED      42
SINGAPORE                     65430-0190     09/22/1988     5202           09/22/1988     S/5202/88      REGISTERED     09
SOUTH KOREA                   65430-0185     02/07/2001     1382001        01/21/1991     13317          REGISTERED    42,37
SOUTH KOREA                   65430-0184     02/07/2001     1853/2001      05/24/2001     209254         REGISTERED    34,09
THAILAND                      65430-0191                    412448         02/27/1990     Kor117002      REGISTERED     09
TURKEY                        65430-0192                                                                 PROPOSED
UNITED STATES                 65430-0006     11/14/1988     73/763,243     11/13/1990     1,622,998      REGISTERED     42

PEARLE VISION EXPRESS & DESIGN
AUSTRALIA                     65430-0193     08/11/1988     493273         04/18/1990     A493273        CANCELLED      42
UNITED STATES                 65430-0004     11/14/1988     73/763,244     06/19/1990     1,603,022      REGISTERED     42

PEARLE VISION EXPRESS (IN KOREAN LETTERS)
SOUTH KOREA                   65430-0237     08/07/2001     7404/2001      09/05/1991     220851         REGISTERED      9

PEARLE VISION EXPRESS (in Korean)
SOUTH KOREA                   65430-0238     08/07/2001     717/2001       08/13/1991     14587          REGISTERED    42,37

PEARLE with PEARLE in Chinese Characters
HONG KONG                     65430-0195     04/03/1990     2771/90        10/31/1995     B9121          REGISTERED     09

PRODUCT SUPPORT GROUP
UNITED STATES                 65430-0017     04/21/1995     74/664,717                                   ABANDONED      09
UNITED STATES                 65430-0018     04/21/1995     74/664,716                                   ABANDONED      42
UNITED STATES                 65430-0020     04/21/1995     75/975,329                                   ABANDONED      08

PUT YOUR PEARLES ON
UNITED STATES                 65430-0024     11/07/1997     75/386,561                                   ABANDONED      42

Q 2100
AFRICAN UNION                 65430-0253     05/05/1992     81297          03/25/1997     36454          REGISTERED    01,09

SEBASTIANO
TAIWAN                        65430-0239     05/29/1990     79023240       11/16/1990     505834         REGISTERED     76
UNITED STATES                 65430-0010     08/25/1986     73/616,733     09/01/1987     1,454,995      REGISTERED     09
UNITED STATES                 65430-0029     07/20/1983     73/435,412                                   ABANDONED      09

SEE THE CURE
UNITED STATES                 65430-0351     10/18/2000     76/149,670                                   PENDING       36,42

SHARED SIGHT
UNITED STATES                 65430-0372     04/11/2002     76/394,204                                   PENDING        42

SUNFOILS
UNITED STATES                 65430-0278     09/08/1999     75/794,241     09/19/2000     2,387,663      REGISTERED     009

  COUNTRY                     REFERENCE #      FILED          APPL #         REGDT          REG #          STATUS    CLASSES
-----------                   -----------    ----------     ----------     ----------     ---------      ----------  -------

T.S.O.
ARKANSAS                      65430-0111                                   08/21/1974     11,721         EXPIRED         09

TEXAS STATE OPTICAL
ARKANSAS                      65430-0110                                   08/24/1994     11,821         EXPIRED         09
TEXAS                         65430-0040                                   10/30/1974     31,561         REGISTERED     09,42
TEXAS                         65430-0037                                   10/30/1974     31,560         REGISTERED     09,42
UNITED STATES                 65430-0035     12/31/1975     73/073,219     05/16/1978     1,091,566      REGISTERED      42

THE DOCTOR IS IN & DESIGN
UNITED STATES                 65430-0002     10/19/1998     75/572,857     08/01/2000     2,372,145      REGISTERED      35

TSO
UNITED STATES                 65430-0042     12/31/1975     73/073,173     04/12/1977     1,063,546      REGISTERED      42

TSO TEXAS STATE OPTICAL
TEXAS                         65430-0036                                   09/04/1956     19,656         REGISTERED      42

VISION CENTER
UNITED STATES                 65430-0254     05/15/1969     327,415        07/13/1971     916,280        EXPIRED          9
UNITED STATES                 65430-0255     05/15/1969     327,416        07/28/1970     895,663        EXPIRED         42

VISION EXPRESS
HONG KONG                     65430-0228     09/22/1988     5943,88                                      ABANDONED       09
INDONESIA                     65430-0229     02/26/1990     3634                                         ABANDONED       09
JAPAN                         65430-0230     07/29/1988     63-87029       07/31/1991     2320516        EXPIRED          9
NEW ZEALAND                   65430-0233     09/21/1988     187482                                       ABANDONED       09
PHILIPPINES                   65430-0235     09/05/1990     73185          02/01/1993     54175          ABANDONED       42
SINGAPORE                     65430-0236     09/22/1988     S/5201/88                                    ABANDONED       09
SOUTH KOREA                   65430-0232     12/27/1989     89-3554        01/21/1991     13318          CANCELLED       42
SOUTH KOREA                   65430-0231     12/27/1989     89-32662       06/10/1991     214538         CANCELLED        9
UNITED STATES                 65430-0011     10/28/1985     73/565,311     07/22/1986     1,402,522      REGISTERED     40,42

VISION PLUS
UNITED STATES                 65430-0247     08/25/1986     73/616,732     04/28/1987     1,438,400      CANCELLED       42

VISION VALUES & DESIGN
UNITED STATES                 65430-0008     08/25/1986     73/616,750     02/16/1988     1,477,161      REGISTERED      42

VISIONARY
TEXAS                         65430-0039                                   11/18/1985     45,669         EXPIRED      09,40,42
UNITED STATES                 65430-0028     06/17/1985     73/543,632     12/17/1985     1,376,449      CANCELLED       42

VISIONARY & DESIGN
TEXAS                         65430-0038                                   02/03/1986     45,935         EXPIRED         42

WE'RE THERE WHEN YOU NEED OUR CARE
UNITED STATES                 65430-0256     08/25/1986     73/616,734     03/31/1987     1,435,066      CANCELLED      42

  COUNTRY      REFERENCE #      FILED          APPL #         REGDT          REG #    STATUS     CLASSES
  -------      -----------      -----          ------         -----          -----    ------     -------
WHERE FASHION & VISION COME TOGETHER
UNITED STATES  65430-0016     10/18/1995     75/009,676     01/14/1997     2,029,892 REGISTERED     42

WHERE YOUR TIME'S AS PRECIOUS AS YOUR VISION
UNITED STATES  65430-0012     01/07/1985     73/516,357     01/07/1986     1,377,685 REGISTERED     42

YOUR AGE IS YOUR DISCOUNT
UNITED STATES  65430-0022     04/14/1998     75/467.622                              ABANDONED      35
UNITED STATES  65430-0258     05/27/1999     75/714,652     10/24/2000     2,397,347 REGISTERED    035

                               THINGS REMEMBERED
                        FEDERAL TRADEMARKS/SERVICE MARKS


--------------------------------------------------------------------------------------------------------------------------------
                                                            PRESENT        SECTION 8
                                             REGISTRATION   EXPIRATION     NOTIFICATION   REGISTRATION
MARK                                         NUMBER         DATE           DATE           DATE           OPERATING COMPANY
--------------------------------------------------------------------------------------------------------------------------------
Monograms Etc.                               1627655        12/11/2000     12/11/1996     12/11/90       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Engraved                              1185199        01/05/2002     01/05/1988     01/05/82       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Reflections                                  1713471        09/08/2002     09/08/1998     09/08/92       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Danbury Clock Company                        1809064        12/07/2003     12/07/1999     12/07/93       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered Engraved Gifts             1305481        11/13/2004     11/13/1990     11/13/84       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered                            1022232        10/07/2005     10/07/1981     10/07/75       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered                            2444538        04/17/2011     04/17/2006     04/17/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Keys Express America's Key Expert            1555109        09/05/2009     09/05/1995     09/05/89       Cole Gift Centers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Personally Yours                             2119030        12/09/2007     12/09/2003     12/09/97       Cole Gift Centers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Where America Shops For Keys                 1574053        12/26/2009     12/26/2005     12/26/89       Cole Gift Centers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
* The Cherished Wedding                      Pending                                                     Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
* Expressions from the Heart                 Pending                                                     Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
* Great Unexpected Gifts                     Pending                                                     Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Reflections Accents                          2464565        06/26/11       06/26/07       06/26/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Reflections Marquis                          2485653        09/04/11       09/04/07       09/04/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
TR (Stylized)                                2440425        04/03/11       04/03/06       04/03/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered -  Personalized Gifts      2454770        05/29/11       05/29/06       05/29/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                            PRESENT
                                             REGISTRATION   EXPIRATION                    REGISTRATION
MARK                                         NUMBER         DATE           COUNTRY        DATE           OPERATING COMPANY
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered                            846696         08/17/10       Australia      08/07/00       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------

* Application made

D.       TRADEMARK LICENSE AGREEMENTS

                  Trademark                                     Licensor                           Licensee
                  ---------                                     --------                           --------
1.       PEARLE VISION CENTER WITH OTHER                      Pearle Health                      Pearle Vision
         TRADEMARKS ASSOCIATED                                Services, Inc.                     Center, Inc.
         THEREWITH
2.       EYELAB                                               Individ BV                         Pearle, Inc.
3.       PEARLE VISION CENTER, PEARLE                         Pearle, Inc.                       Pearle Vision
         VISION EXPRESS ALONG WITH OTHER                                                         Center of Puerto
         TRADEMARKS ASSOCIATED                                                                   Rico, Inc.
         THEREWITH
4.       WRANGLER                                             Blue Bell, Inc.                    Pearle, Inc.
5.       SEE ANNEX ATTACHED HERETO AND                        Pearle, Inc.                       Pearle, B.V.
         INCORPORATED BY REFERENCE HEREIN
6.       SEE ANNEX A ATTACHED HERETO AND                      Pearle Health                      Pearle, B.V.
         INCORPORATED BY REFERENCE HEREIN                     Services, Inc.

                                   SCHEDULE 7

                                    VEHICLES

                                      None.

                                                                      Annex 1 to
                                                            Amended and Restated
                                              Guarantee and Collateral Agreement

         ASSUMPTION AGREEMENT, dated as of _____________, ______, made by ______________________________, a ____________ corporation (the "Additional
Grantor"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement referred to below and the other Secured Parties hereto (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

         WHEREAS, Cole Vision Corporation, Things Remembered, Inc. and Pearle, Inc. (collectively, the "Borrowers"), the Lenders, Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and the Administrative Agent, have entered into an Amended and Restated Credit Agreement, dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);

         WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

         WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

         NOW, THEREFORE, IT IS AGREED:

         1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _________ to the Guarantee and Collateral Agreement.

         The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                               [ADDITIONAL GRANTOR]

                                               By: _____________________________
                                                   Title:

                                   EXHIBIT B-2

          AMENDED & RESTATED COPYRIGHT, PATENT AND TRADEMARK SECURITY

                                    AGREEMENT

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
               COPYRIGHT, PATENT AND TRADEMARK SECURITY AGREEMENT

                  AMENDED AND RESTATED COPYRIGHT, PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of May 23, 2002, made by each of the signatories hereto (the "Grantors"), in favor of Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Credit Agreement, dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among COLE VISION CORPORATION, a Delaware corporation ("Cole Vision"), THINGS REMEMBERED, INC., a Delaware corporation ("Things Remembered") and PEARLE, INC., a Delaware corporation ("Pearle"; Cole Vision, Things Remembered and Pearle each being referred to as a "Borrower" and collectively as the "Borrowers"), the Lenders, Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, the Administrative Agent, and the other Secured Parties hereto (as defined below).

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"), certain lenders severally agreed to make extensions of credit to the Borrowers, jointly and severally, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions set forth in the Credit Agreement;

                  WHEREAS, pursuant to the Existing Credit Agreement, certain of the Grantors have entered into a Copyright, Patent and Trademark Security Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Copyright, Patent and Trademark Security Agreement");

                  WHEREAS, the parties hereto wish to amend and restate the Existing Copyright, Patent and Trademark Security Agreement, but only upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, to supersede, amend and restate in its entirety the Existing Copyright, Patent and Trademark Security Agreement as follows:

                  1. Defined Terms (a) Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

                  "Agreement": this Amended and Restated Copyright, Patent and Trademark Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrowers Obligations": the collective reference to the unpaid principal of and interest on the Revolving Credit Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Revolving Credit Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrowers with any Lender (or, in the case of any Hedge Agreement, any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of any of the foregoing agreements).

                  "Collateral": as defined in Section 2 of this Agreement.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 7 of this Agreement.

                  "Contracts": with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

                  "Copyrights": (i) all United States copyrights, whether published or unpublished, registered or unregistered, all United States registrations thereof, and all applications (including, without limitation, those listed in Schedule 1), in connection therewith, and
         (ii) the right to obtain all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 1), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, and under which Grantor is not restricted from granting a security interest.

                  "Existing Copyright, Patent and Trademark Security Agreement": as defined in the recitals hereto.

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Guarantee": the Amended and Restated Guarantee and Collateral Agreement, dated as of May 23, 2002, made by the Borrowers and the other signatories thereto in favor of the Administrative Agent on behalf of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrowers Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with the Guarantee or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of the Guarantee or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the Borrowers.

                  "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, including, without limitation, Interest Rate Protection Agreements and Permitted Hedging Arrangements with respect to currency exchange rates.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": (i) in the case of the Borrowers, the Borrowers Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Patents": (i) all letters patent of the United States and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 1 hereto, and (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 1.

                  "Patent License": all agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any of the foregoing referred to in Schedule 1, and under which Grantor is not restricted from granting a security interest.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC.

                  "Secured Parties": the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender) and any Affiliate of any Lender which has entered into a Hedge Agreement with the Borrower or any of its Subsidiaries.

                  "Trademarks": (i) all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof, or otherwise, including, without limitation, any of the foregoing referred to in Schedule 1, and (ii) the right to obtain all renewals thereof.

                  "Trademark License": any agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 1, and under which Grantor is not restricted fro granting a security interest.

                  (b)(i) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (iii) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                  2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (i)      all Copyrights;

                  (ii)     all Copyright Licenses;

                  (iii)    all Patents;

                  (iv)     all Patent Licenses;

                  (v)      all Trademarks;

                  (vi)     all Trademark Licenses; and

                  (vii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

                  3. Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent on behalf of the Secured Parties that:

                  (a) Copyrights, Patents and Trademarks. (i) Schedule 1 hereto lists all material Copyrights, registrations and applications, Patents and Trademarks owned by each Grantor in its own name on the date hereof.

                  (ii) Except as set forth in Schedule 1, to the best of such Grantor's knowledge, each material Copyright, Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

                  (iii) Except as set forth in Schedule 1, none of the material Copyrights, Patents or Trademarks is on the date hereof the subject of any licensing or franchise agreement.

                  (iv) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any material Copyright, Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (v) To the best of such Grantor's knowledge, no action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Copyright, Patent or Trademark, or the Grantor's ownership thereof.

                  (b) Guarantee. (i) Each one of the representations and warranties made by each Grantor in or pursuant to Section 4 of the Guarantee is restated in its entirety herein as if made herein and (ii) each one of such representations and warranties is true and correct in all material respects as it relates to such Grantor on and as of the date hereof, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

                  4. Covenants. Each Grantor covenants and agrees with the Administrative Agent and Secured Parties that, from and after the date of this Agreement until the Grantor's Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:
(a) Such Grantor (either itself or through licensees) will (i) use each material Trademark on each and every trademark class of goods applicable to its then current line as reflected in its then current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, if applicable, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated where such act or failure to act could reasonably be expected to have a Material Adverse Effect.

                  (b) Such Grantor will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated where such abandonment or dedication could reasonably be expected to have a Material Adverse Effect.

                  (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the material Copyrights may become invalidated. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the material Copyrights may become injected into the public domain.

                  (d) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or material Trademark may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in the United States) regarding such Grantor's ownership of any material Patent or material Trademark or its right to register the same or to keep and maintain the same.

                  (e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, such Grantor shall report such filing to the Administrative Agent within 45 days after the last day of the fiscal quarter in which such filing occurs. Upon the request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright with the United States Copyright Office, such Grantor shall report such filing to the Administrative Agent within 45 days after the last day of the fiscal quarter in which such filing occurs. Upon the request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability where the failure to do so would result in a material Adverse Effect.

                  (h) In the event that any material Copyright, Patent or Trademark is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark and (ii) if such Copyright, Patent or Trademark is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  5. Administrative Agent's Appointment as Attorney-in-Fact.

                  (a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following at any time when any Event of Default shall have occurred and be continuing, and to the extent permitted by law:

                  (i) in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on the Collateral, other than Liens permitted under this Agreement or the other Loan Documents; and

                  (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Grantor with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the applicable Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Secured Parties' Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Loans, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit.

                  (b) Other Powers. Each Grantor also authorizes the Administrative Agent, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) No Duty on the Part of Administrative Agent or Secured Parties. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  6. Performance by Administrative Agent of Grantor's Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                  7. Proceeds. It is agreed that if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided for herein, At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrowers, the appropriate Guarantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after (a) the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated or (b) all Events of Default shall have been cured or waived, shall be paid over to the Borrowers, the appropriate Guarantor or to whomsoever may be lawfully entitled to receive the same.

                  8. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (and with respect to the Trademarks, the goodwill connected therewith) (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 8, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  9. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person.

                  10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Loans, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit.

                  11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  13. No Waiver: Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  14. Waivers and Amendments: Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantors and the Administrative Agent, provided that, if requested by the Grantors, any provision of this Agreement for the benefit of the Administrative Agent and/or the Secured Parties may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of the Grantors and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the Grantors may not assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  15. Notices. All notices, requests and demands to or upon the parties hereto shall be made in accordance with subsection 8.2 of the Guarantee.

                  16. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Loan Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Secured Parties, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantors shall not be under any obligation to make any inquiry respecting such authority.

                  17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  18. Release of Collateral and Termination. (a) At such time as the Loans, the Reimbursement Obligations and the Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) In connection with the sale or other disposition of Collateral permitted under subsection 8.6 of the Credit Agreement and the release of the Collateral subject to such sale or other disposition, the Borrowers shall deliver to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying such Guarantor or the relevant Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                  19. Incorporation of Provisions of Guarantee and Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Collateral granted and created hereby are more fully set forth in the Guarantee, the terms, conditions and other provisions of which are incorporated by reference herein as if fully set forth herein. Nothing in this Agreement shall defer or impair the attachment or perfection of any security interest in any collateral described in the Guarantee which would attach or be perfected pursuant to the terms of the Guarantee without action by any of the Grantors or any other Person.

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                               COLE VISION CORPORATION

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               THINGS REMEMBERED, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               PEARLE, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               BAY CITIES OPTICAL COMPANY

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               WESTERN STATES OPTICAL, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               COLE VISION SERVICES, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               COLE LENS SUPPLY, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               THINGS REMEMBERED, PERSONALIZED
                                               GIFTS, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               PEARLE VISION, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               AMERICAN VISION CENTERS, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                               NUVISION, INC.

                                               By: /s/ Joseph gaglioti
                                                   -----------------------------
                                                   Title:
                                                          Joseph Gaglioti
                                                          Treasurer

                                   SCHEDULE 1
                                   ----------

                       COPYRIGHTS AND COPYRIGHT LICENSES

                          PATENTS AND PATENT LICENSES

                       TRADEMARKS AND TRADEMARK LICENSES



A.   COPYRIGHTS AND COPYRIGHT LICENSES

     1.   Cole Lens Supply, Inc.

          a.   Poster, Registration No. 2,268,187
               Registration Date: July 22, 1987

          b.   "Your Contact Lens Information Kit"
               Registration No. 3,492,002
               Registration Date: March 24, 1993

B.   PATENT AND PATENT LICENSES

     1.   Pearle, Inc.
          Patent:        Novel lower temperature hot melt adhesive and coating
                         composition
          Patent No.     5,326,413
          Country:       United States
          Issue Date:    July 5, 1994

C.   TRADEMARKS AND TRADEMARK LICENSES

     1. AMERICAN VISION CENTERS INC./NUVISION, INC.

   COUNTRY          REFERENCE#            FILED               APPL#               REGDT
   -------          ----------          ----------          ----------            -----
ACCUVISION
United States       63385-0052          10/16/1987          73/690,054

BALLENGER ST.
United States       63385-0010          10/16/1987          73/690,055          06/07/1988

ELEMENTS
United States       63385-0021          11/05/1990          74/112,364          03/16/1993

EYEDEAS
United States       63385-0011          01/23/1989          73/776,154          09/26/1989

GLARE-FREE
United States       63385-0047          10/12/1990          74/105,325

   COUNTRY             REG #              STATUS              CLASSES
   -------          ----------          ----------          ----------
ACCUVISION
United States                           ABANDONED                42

BALLENGER ST.
United States       1,490,992           CANCELLED                09

ELEMENTS
United States       1,759,084           CANCELLED                09

EYEDEAS
United States       1,557,973           CANCELLED                16

GLARE-FREE
United States                           ABANDONED                09

COUNTRY               REFERENCE #       FILED            APPL #           REGDT            REG #           STATUS           CLASSES
-------------         ----------        ----------       ----------       ----------       ---------       ----------       -------
GLARELESS
UNITED STATES         63385-0018        01/22/1991       74/132,499       09/08/1992       1,714,758       CANCELLED          09

GLARETAMER
UNITED STATES         63385-0020        10/12/1990       74/105,324                                        ABANDONED          09

CLASSES EXPRESS & DESIGN
UNITED STATES         63385-0012        04/28/1988       73/725,140       03/14/1989       1,530,246       REGISTERED         42

HERCULITE
UNITED STATES         63385-0045        09/05/1996       75/161,451                                        ABANDONED          09

HOUR GLASSES
UNITED STATES         63385-0004        05/18/1988       73/729,086       07/03/1990       1,605,058       CANCELLED          42
UNITED STATES         63385-0041        07/03/1996       75/129,542                                        ABANDONED          42

INVISIFOCAL
UNITED STATES         63385-0051        11/09/1987       73/694,300                                        ABANDONED          10

INVISIFOCALS
UNITED STATES         63385-0013        04/21/1988       73/723,828       02/14/1989       1,524,265       REGISTERED         09

KIDVISION
UNITED STATES         63385-0037        05/13/1996       75/103,291       12/23/1997       2,124,333       REGISTERED         42

LESLIE RAVEN
UNITED STATES         63385-0014        10/16/1987          690,053       07/19/1988       1,496,624       ABANDONED          09

LIFE LENS
UNITED STATES         63385-0006        01/19/1984          461,594       01/29/1985       1,316,748       REGISTERED         09

LIFE LENS & DESIGN
UNITED STATES         63385-0039        01/19/1984       73/461,594       01/29/1985       1,316,748       REGISTERED         09

LITE TAMER
UNITED STATES         63385-0040        10/21/1968       72/310,125       07/01/1969         872,123       REGISTERED          09
UNITED STATES         63385-0002        10/21/1968          310,125       07/01/1969         872,123       REGISTERED

NUVISION
CANADA                63385-0033        10/25/1995          795,824       08/18/1997         480,766       REGISTERED
MEXICO                63385-0034        11/24/1995           248817       01/19/1996          514408       REGISTERED
UNITED STATES         63385-0035        09/26/1995       74/734,584       08/13/1996       1,993,606       REGISTERED         42
UNITED STATES         63385-0036        09/29/1995       74/736,643       08/13/1996       1,993,615       REGISTERED         42

NUVISION & DESIGN (STYLIZED)
UNITED STATES         63385-0009        09/26/1979       73/232,742       07/07/1981       1,160,457       REGISTERED         42
UNITED STATES         63385-0005        07/10/1989       73/811,364       07/03/1990       1,605,096       EXPIRED            42


CH-1220086v2

COUNTRY               REFERENCE #       FILED            APPL #           REGDT            REG #           STATUS           CLASSES
-------------         ----------        ----------       ----------       ----------       ---------       ----------       -------
OPTICLUB
UNITED STATES         63385-0030        06/20/1995       74/691,187       07/15/1997       2,078,382       REGISTERED         42

OVATION
UNITED STATES         63385-0023        01/30/1991       74/134,787       03/16/1993       1,759,089       CANCELLED          09

POLYSOFT
UNITED STATES         63385-0038        10/05/1990       74/103,397       10/01/1991       1,658,864       REGISTERED         09

SIGHT YEARS AHEAD
UNITED STATES         63385-0007        03/01/1985       73/524,655       04/08/1986       1,389,376       REGISTERED         35

SPRING ACTION
UNITED STATES         63385-0053        07/21/1983       73/435,531                                        ABANDONED          09

SPRING ACTION & DESIGN (STYLIZED)
UNITED STATES         63385-0008        07/07/1980       73/269,152       10/14/1986       1,413,082       CANCELLED          09

STAYPUT
UNITED STATES         63385-0019        11/02/1990       74/111,852       03/16/1993       1,759,083       CANCELLED          09

THINLITE
UNITED STATES         63385-0048        01/22/1990       74/021,064       03/17/1992       1,679,196       CANCELLED          09
UNITED STATES         63385-0049        06/01/1990       74/065,123       11/24/1992       1,734,443       REGISTERED         09
UNITED STATES         63385-0050        10/15/1990       74/105,685                                        ABANDONED          09

UTOPIAN
UNITED STATES         63385-0046        09/03/1996       75/159,502                                        ABANDONED          09

VISION MAINTENANCE ORGANIZATION & DESIGN
UNITED STATES         63385-0032        06/20/1995          691,188       08/27/1996       1,997,718       REGISTERED         42

VMO
UNITED STATES         63385-0031        06/20/1995          691,189       09/24/1996       2,002,603       REGISTERED         42

WEIGHTLES
UNITED STATES         63385-0022        11/05/1990       74/112,566       02/09/1993       1,751,814       CANCELLED          09
UNITED STATES         63385-0017        02/01/1991       74/135,455       02/09/1993       1,751,819       CANCELLED          09

          2.  COLE LENS SUPPLY, INC.

COUNTRY               REFERENCE #       FILED            APPL #           REGDT            REG #           STATUS           CLASSES
-------------         ----------        ----------       ----------       ----------       ---------       ----------       -------
EYE AND BOTTLE DESIGN
UNITED STATES                                                             12/29/87         1,471,057

ABC LENS


COUNTRY        REFERENCE#       FILED          APPL#          REGDT         REG #           STATUS       CLASSES
-------        ----------       -----          -----          -----         -----           ------       -------
UNITED STATES                                               05/24/94       1,471,058

SOFT CONTACT LENS REPLACEMENT CENTER AND DESIGN
UNITED STATES                                               05/29/87       1,471,058


     3.   COLE VISION CORPORATION

COUNTRY        REFERENCE#       FILED          APPL#          REGDT         REG #           STATUS       CLASSES
-------        ----------       -----          -----          -----         -----           ------       -------
ACCUVISION
UNITED STATES  63385-0052     10/16/1987     73/690,054                                   ABANDONED      42

AMERICAN TRADITIONS
UNITED STATES  65400-0005     07/22/1997     75/328,352     02/23/1999     2,226,777      REGISTERED     09

CLEARVUE
UNITED STATES  65400-0021     12/29/1992     74/344,051     06/13/1995     1,899,306      REGISTERED     42

COLE OPTICAL
UNITED STATES  65400--0001    05/20/1998     75/488,553                                   PENDING        35

CONTACTS DIRECT
UNITED STATES  65400-0040     11/05/1999     75/842,165     05/29/2001     2,454,788      REGISTERED     35

CONTACTS DIRECT AND DESIGN
UNITED STATES  65400-0026     06/30/1994     74/545,053     05/13/1997     2,061,787      REGISTERED     42
UNITED STATES  65400-0042     04/13/2000     76/025,250                                   ALLOWED        35

CONTACTS DIRECT AND DESIGN (NEW DESIGN)
UNITED STATES  65400-0051     02/19/2002     76/372,832                                   PENDING        35

COSINON
UNITED STATES  65400-0004     09/17/1968     72/307,581     02/17/1970     886,296        EXPIRED        09

DANA KAYE
UNITED STATES  65400-0024     07/09/1990     74/076,592     06/11/1991     1,647,328      EXPIRED        09

E+
UNITED STATES  65400-0023     04/08/1991     74/154,667     08/11/1992     1,707,434      CANCELLED      42

EXAM PLUS
UNITED STATES  65400-0020     03/31/1993     74/373,822     11/26/1996     2,018,573      REGISTERED     42

EYEWEAR EXPRESS
UNITED STATES  65400-0031     05/26/1989     73/802,871     05/08/1990     1,595,791      CANCELLED      42

FASHION TINTS & DESIGN
UNITED STATES  65400-0029     11/24/1975     73/070,049     03/01/1977     1,060,244      REGISTERED     09

COUNTRY                  REFERENCE #         FILED          APPL #        REGDT          REG #           STATUS              CLASSES
-------                  --------- -         -----          ---- -        -----          -----           ------              -------
FAST FOCUS
UNITED STATES            65400-0030          06/22/1989     73/808,382     02/06/1990     1,582,034      CANCELLED                42

FUNDAMENTAL
UNITED STATES            65400-0007          01/15/1997     75/225,845     01/20/1998     2,130,426      REGISTERED               09

GARDEYES
UNITED STATES            65400-0018          06/16/1986     73/604,326     01/20/1987     1,425,601      REGISTERED               09

GIGGLES
UNITED STATES            65400-0027          12/02/1994     74/606,375     01/28/1997     2,034,248      REGISTERED               09

HEAD HUGGER
UNITED STATES            65400-0028          07/12/1968     72/302,596     03/11/1969       866,296      REGISTERED               09

J. DAVID
UNITED STATES            65400-0011          07/09/1990     74/076,593     12/24/1991     1,669,235      REGISTERED               09

L'IL SQUIRT
UNITED STATES            65400-0014          05/17/1966     72/245,812     01/24/1967       823,087      EXPIRED                  03

LITE LOOKS
UNITED STATES            65400-0046          12/04/2000     76/176,956                                   PENDING                  09

LOGONLENZ
UNITED STATES            65400-0045          11/02/2000     76/158,555                                   PENDING                  09

NATIONAL EYE EXAM MONTH
UNITED STATES            65400-0010          01/29/1991     74/134,489                                   ABANDONED                42
UNITED STATES            65400-0025          04/13/1994     74/512,350     05/16/1995     1,894,452      REGISTERED               42
UNITED STATES            65400-0033          01/29/1991     74/134,489                                   ABANDONED                42

NATIONAL EYE EXAM MONTH & DESIGN
UNITED STATES            65400-0006          05/16/1997     75/293,560     06/29/1999     2,257,721      REGISTERED            35,42

OPTI-COAT
UNITED STATES            65400-0013          12/01/1966     72/259,810     01/23/1968       842,848      CANCELLED                09

PERSONALEYES
UNITED STATES            65400-0017          10/16/1985     73/563,453     12/30/1986     1,422,591      REGISTERED            09,42

PERSPECTA
UNITED STATES            65400-0050          12/05/2001     76/345,224                                   PENDING                   9

REACTORS
UNITED STATES            65400-0049          01/29/2001     76/201,176                                   PENDING                  09

REFLEXIONS
UNITED STATES            65400-0002          07/27/1998     75/525,887     08/08/2000     2,375,942      REGISTERED              009


  COUNTRY                     REFERENCE #      FILED          APPL #         REGDT          REG #          STATUS    CLASSES
-----------                   -----------    ----------     ----------     ----------     ---------      ----------  -------

S.P.E.C.S.
UNITED STATES                 65400-0003     07/24/1997     75/329,687     08/04/1998     2,178,511      REGISTERED     41

SIGHT PLUS
UNITED STATES                 65400-0022     10/09/1991     74/211,495     10/06/1992     1,722,426      REGISTERED     36

SPEC-GRIPS
UNITED STATES                 65400-0012     04/29/1970     72/358,279     06/08/1971     913,234        EXPIRED        09

SUNSPOT
UNITED STATES                 65400-0032     06/25/1993     74/406,970     03/22/1994     1,827,894      TRANSFER       42

TOTAL EYE CARE CARVE OUT
UNITED STATES                 65400-0009     04/24/1996     75/093,394     10/21/1997     2,107,915      REGISTERED     42

TREND20/20
UNITED STATES                 65400-0038                                                                 PROPOSED       09

ULTRALIGHT
UNITED STATES                 65400-0008     06/13/1996     75/118,342                                   ABANDONED      09

VISION ONE
CANADA                        65400-0036     05/17/1999     1015790        11/02/2001     553312         REGISTERED     00
OKLAHOMA                      65400-0015     03/27/1989     T,N00,477,283                                REGISTERED     42
UNITED STATES                 65400-0035     04/23/1999     75/689,251     03/13/2001     2,434,650      REGISTERED    42,35

VISION ONE EXAM PLUS PROGRAM
UNITED STATES                 65400-0019     03/31/1993     74/373,911     01/17/1995     1,874,319      REGISTERED     42

VISION ONE EYECARE PROGRAM
UNITED STATES                 65400-0016     09/26/1985     73/560,204     09/08/1987     1,456,928      REGISTERED     42

VITA-LITE & DESIGN (Stylized)
UNITED STATES                 65400-0034     07/17/1964     72/198,030     03/16/1965     786,784        EXPIRED        09

WEBSPECS
UNITED STATES                 65400-0044     09/20/2000     76/132,200                                   PENDING        09

                         4.   PEARLE VISION, INC.


  COUNTRY                     REFERENCE #      FILED          APPL #         REGDT          REG #          STATUS    CLASSES
-----------                   -----------    ----------     ----------     ----------     ---------      ----------  -------


ANDRE DUVAL
UNITED STATES                 65430-0116     07/24/1989     73/814,584                                   ABANDONED      09

COME AS YOU ARE. LEAVE AS YOU WANT TO BE

  COUNTRY                     REFERENCE #      FILED          APPL #         REGDT          REG #          STATUS    CLASSES
-----------                   -----------    ----------     ----------     ----------     ---------      ----------  -------

UNITED STATES                 65430-0370     01/23/2002     76/362,025                                   PENDING        42

DESIGN (GREEN DIAGONAL LINES WITHIN OVULAR SHAPE)
UNITED STATES                 65430-0013     10/28/1981     73/330,057     11/15/1983     1,257,977      REGISTERED     42

DESIGN (OVAL)
UNITED STATES                 65430-0250     10/07/1985     73/561,905                                   ABANDONED      42

EYE EXAMS AVAILABLE & DESIGN
UNITED STATES                 65430-0368     09/24/2001     76/316,594                                   PENDING        42

E-PEARLE
BAHAMAS                       65430-0311     09/13/2000     23168                                        PENDING        08
CANADA                        65430-0282     03/13/2000     1050558                                      ALLOWED
CUBA                          65430-0299     07/24/2000     1170                                         PENDING     09,35,42
DOMINICAN REPUBLIC            65430-0302                                   11/30/2000     0116820        REGISTERED     09
DOMINICAN REPUBLIC            65430-0329                                   11/30/2000     0117130        REGISTERED     35
DOMINICAN REPUBLIC            65430-0330     09/07/2000     4087                                         PENDING        **
DOMINICAN REPUBLIC            65430-0338                                   11/30/2000     0117132        REGISTERED     42
JAMAICA                       65430-0290     09/13/2000     9/2599         09/25/2001     37527          REGISTERED     09
MEXICO                        65430-0283     05/31/2000     428338         10/20/2000     674812         REGISTERED     09
MEXICO                        65430-0284     05/31/2000     428339         01/30/2002     730861         REGISTERED     35
MEXICO                        65430-0285     05/31/2000     428340                                       PENDING        42
NETHERLANDS                   65430-0292     08/30/2001     D-3193         12/29/2000     22645          REGISTERED  09,16,35,42
PUERTO RICO                   65430-0373     05/26/2000     49722          05/26/2000     49722          REGISTERED     35
PUERTO RICO                   65430-0374     05/26/2000     49723          05/26/2000     49723          REGISTERED     42
PUERTO RICO                   65430-0286     05/26/2000     N/A            05/26/2000     49721          REGISTERED     09
UNITED STATES                 65430-0281     03/07/2000     75/938,776                                   ALLOWED     09,35,42

EXAM I
UNITED STATES                 65430-0056     12/12/1989     74/010,086     06/18/1991     1,648,422      CANCELLED      42

EYE + TECH
ARIZONA                       65430-0048                                   04/25/1984     22,595         EXPIRED        20
ARKANSAS                      65430-0109                                   06/26/1984     181            EXPIRED        35
NEW MEXICO                    65430-0061                                   05/16/1984     18,307         EXPIRED        35
OKLAHOMA                      65430-0065                                   04/27/1984     19,246         EXPIRED        35
TENNESSEE                     65430-0076                                   06/07/1984     n/a            EXPIRED        35
TEXAS                         65430-0031                                   09/15/1983     42,417         EXPIRED        42
UNITED STATES                 65430-0021     05/25/1983     73/427,523     11/11/1986     1,416,996      CANCELLED      42

EYE BUYS
UNITED STATES                 65430-0055     07/03/1989     73/810,639     01/23/1990     1,578,801      REGISTERED     42

COUNTRY        REFERENCE#       FILED          APPL#          REGDT         REG #           STATUS       CLASSES
-------        ----------       -----          -----          -----         -----           ------       -------
EYE TECH
UNITED STATES  65430-0027     10/30/1986     73/627,623     06/23/1987     1,444,605      CANCELLED         42

EYE+TECH
CALIFORNIA     65430-0107                                   05/02/1984     19,571         REGISTERED        42
COLORADO       65430-0043                                   04/25/1984     T26,143        EXPIRED           42
GEORGIA STATE  65430-0049                                   05/24/1984     S5,124         ABANDONED         42
LOUISIANA      65430-0097                                   05/02/1984     N/A            EXPIRED         09,42
MISSOURI       65430-0089                                   04/24/1984     S8,187         EXPIRED           42
NEVADA         65430-0085                                   04/24/1984     N/A            EXPIRED           42

EYE+TECH & DESIGN
FLORIDA        65430-0033                                   06/26/1984     T01,444        EXPIRED           42
MISSISSIPPI    65430-0090                                   05/18/1984     N/A            EXPIRED           42
NEW MEXICO     65430-0082                                   05/18/1984     18,307         REGISTERED      09,42

EYE-TECH
MISSOURI       65430-0088                                   04/24/1984     8,187          EXPIRED           35

EYELAB
CANADA         65430-0241     06/12/1985     543,620                                      ABANDONED      01,05,09
                                                                                                          11,42
NEW JERSEY     65430-0242                                   11/18/1981     S-3202         EXPIRED          100
UNITED STATES  65430-0240     07/18/1984     73/490,379     08/13/1985     1,354,662      REGISTERED      42,40

FLEXIBLES
UNITED STATES  65430-0001     07/14/1998     75/518,564     01/18/2000     2,310,050      REGISTERED        09

HALFWEIGHTS
UNITED STATES  65430-0057     01/15/1976     73/074,433     08/17/1978     1,046,285      EXPIRED           09

HILLMAN KOHAN
UNITED STATES  65430-0249     09/18/1975     73/063,477     08/10/1986     1,046,146      EXPIRED           42

KIDSAFE
UNITED STATES  65430-0058     07/16/1993     74/414,592     08/15/1995     1,912,314      REGISTERED        09

MICRO-SPORT
UNITED STATES  65430-0015     04/21/1995     75/975,309                                   ABANDONED         08

MICROSPORT
UNITED STATES  65430-0019     04/21/1995     74/664,209     06/23/1998     2,167,876      REGISTERED        09

MICROTHIN
UNITED STATES  65430-0059     08/31/1993     74/431,068     10/31/1995     1,932,037      REGISTERED        09

MICROTHIN II
UNITED STATES  65430-0115     08/31/1993     74/431,067                                   ABANDONED         09


    COUNTRY         REFERENCE #       FILED        APPL#            REGDT         REG#         STATUS     CLASSES
----------------   -------------   -----------  ------------     -----------  ------------  -----------   -------
MICROTHIN PLUS

UNITED STATES      65430-0114      08/02/1995   74/710,085       10/14/1997   2,105,765     REGISTERED      09

NOBODY CARES FOR EYES BETTER THAN PEARLE

UNITED STATES      65430-0003      10/19/1998   75/572,858       03/06/2001   2,433,974     REGISTERED    35,42

NOBODY CARES FOR EYES MORE THAN PEARLE

UNITED STATES      65430-0025      11/06/1997   75/386,066       03/21/2000   2,330,661     REGISTERED      35

UNITED STATES      65430-0026      11/06/1997   75/385,733       08/28/2001   2,482,693     REGISTERED      09

OVAL DESIGN (OVAL WITH DIAGONAL LINES)

PUERTO RICO        65430-0172      11/15/1983   7139             11/15/1983   7139          REGISTERED      42

PEAR DESIGN (BOYS)

UNITED STATES      65430-0245      07/03/1989   73/810,257       07/24/1990   1,607,796     CANCELLED       42

PEAR DESIGN (GIRL WHISPERING TO BOY)

UNITED STATES      65430-0246      12/21/1989   74/013,272       10/09/1990   1,617,218     CANCELLED       42

PEAR DESIGN (GIRLS)

UNITED STATES      65430-0244      07/03/1989   73/810,479       07/24/1990   1,607,798     CANCELLED       42

PEARLE

ARUBA              65430-0287      04/12/2000   2000/041215                                 PENDING       09,42

BAHAMAS            65430-0310      09/13/2000   23166                                       PENDING         08

BARBADOS           65430-0313                                                               MAILED          09

BARBADOS           65430-0354                                                               MAILED          35

BARBADOS           65430-0355                                                               MAILED          42

CHINA              65430-0203      02/27/2001   2001002292       06/30/1991     557050      REGISTERED      09

CUBA               65430-0298      07/24/2000   1169                                        PENDING       09,35,42

DOMINICAN          65430-0328      09/07/2000   4088                                        PENDING         **
REPUBLIC

DOMINICAN          65430-0301      09/07/2000   116822           11/30/2000     116822      REGISTERED      09
REPUBLIC

DOMINICAN          65430-0327                                    11/30/2000     0117133     REGISTERED      35
REPUBLIC

DOMINICAN          65430-0337                                    11/30/2000     0117134     REGISTERED      42
REPUBLIC

EUROPEAN UNION     65430-0204      04/01/1996   34769                                       PENDING       09,40,42
(CTM)

GUYANA             65430-0352      12/28/2000   18384A                                      PENDING         09

INDONESIA          65430-0366      08/03/2001   D00200116831                                PENDING         09

INDONESIA          65430-0367      08/03/2001   J00200116832                                PENDING         42

JAMAICA            65430-0306      09/13/2000   9/2598           09/13/2000     37881       REGISTERED      09

JAPAN              65430-0205      11/05/1986   61-116411        02/23/1990     2215134     CANCELLED       9

MACAO              65430-0206      03/28/1989   9563-M           06/14/2000     9563-M      REGISTERED      09

MACAO              65430-0207      03/28/1989   9564-M           06/14/2000     9564-M      REGISTERED      42

MEXICO             65430-0208      09/26/1990   97050            02/11/1991     390144      REGISTERED      42

COUNTRY             REFERENCE #         FILED          APPL #         REGDT          REG #          STATUS             CLASSES
-------             --------- -         -----          ---- -         -----          -----          ------             -------
MEXICO              65430-0209          08/23/1996     271958         09/20/1996     531353         REGISTERED                42
NETHERLANDS         65430-0288          08/30/2001     D-3191         12/29/2000     22731          REGISTERED             09,16
PANAMA              65430-0210                                                                      PROPOSED                  42
PHILIPPINES         65430-0362          06/07/2001     4-2001-04030                                 PENDING             09,35,42
SAINT LUCIA         65430-0345          11/01/2000     373/2000       03/09/2001     373            REGISTERED                09
SAINT LUCIA         65430-0346          11/01/2000     375/2000       03/09/2001     375            REGISTERED                35
SAINT LUCIA         65430-0347          11/01/2000     377/2000       03/09/2001     377            REGISTERED                42
SOUTH KOREA         65430-0358          04/20/2001     14502001                                     PENDING             09,35,42
TAIWAN              65430-0211          05/29/1990     79023245       11/16/1990     48575          EXPIRED                   08
TAIWAN              65430-0212          05/29/1990     79023243       10/16/1990     502656         EXPIRED                    9
TAIWAN              65430-0213          05/29/1990     79023244       11/16/1990     505835         REGISTERED                 9
TRINIDAD & TOBAGO   65430-0343          11/02/2000     31291                                        PENDING             09,35,42
UNITED STATES       65430-0005          08/06/1987     73/676,825     03/14/1989     1,529,383      REGISTERED                09
UNITED STATES       65430-0007          09/28/1981     73/330,055     02/22/1983     1,228,785      REGISTERED                42
UNITED STATES       65430-0267          03/17/1986     73/588,478     05/03/1988     1,487,169      CANCELLED                 42

PEARLE & DESIGN
JAPAN               65430-0215                                        05/31/1993     2537556        CANCELLED                  9
TAIWAN              65430-0216          07/07/1988     77029732       09/16/1989     38798          REGISTERED                42

PEARLE (CHINESE CHARACTERS)
CHINA               65430-0194          02/27/2001     2001002293     06/30/1991     567035         REGISTERED                09

PEARLE (CHINESE LETTERING)
MACAO               65430-0195          05/28/1991     10915-M        09/09/1997     10915-M        REGISTERED                09
TAIWAN              6543-0198           05/29/1990     79023239       11/16/1990     48574          EXPIRED                   08
TAIWAN              65430-0199          04/12/1990     79015252       10/16/1990     47958          REGISTERED                42
TAIWAN              65403-0200          05/29/1990     79023238       11/16/1990     505833         REGISTERED                76
TAIWAN              65430-0201          05/29/1990     79023237       10/16/1990     502655         EXPIRED                    9

PEARLE (DIVISION OF 65430-0287)
ARUBA               65430-0335          08/30/2000     2000/0830,12   12/07/2000     20947          REGISTERED                35

PEARLE (IN CHINESE CHARACTERS)
MACAO               65430-0197          05/28/1991     10914-M        09/09/1997     10914M         REGISTERED                42

PEARLE (KATAKANA)
JAPAN               65430-0214          11/05/1986     61-116412                                    ABANDONED                  9

PEARLE DENTAL CENTER
UNITED STATES       65430-0252          03/17/1986     73/588,479     05/03/1988     1,487,170      CANCELLED                 42

PEARLE DENTAL CENTER & DESIGN
UNITED STATES       65430-0251          03/17/1986     73/588,477     05/10/1988     1,487,882      CANCELLED                 42

PEARLE EXPRESS
AUSTRALIA           65430-0262          10/28/1997     747297         10/28/1997     747297         REGISTERED             35,42

COUNTRY        REFERENCE#       FILED          APPL#          REGDT         REG #           STATUS       CLASSES
-------        ----------       -----          -----          -----         -----           ------       -------
HONG KONG      65430-0261     04/12/1990     3033/90        04/12/1990     B4072/91       REGISTERED        9
INDIA          65430-0263                                                                 PROPOSED
ISRAEL         65430-0260     10/30/1997     15651          01/07/1999     115651         REGISTERED        42
JAPAN          65430-0265                                                                 PROPOSED
SOUTH AFRICA   65430-0264     10/28/1997     97/16347       10/28/1997     16347          REGISTERED        42
TAIWAN         65430-0259     05/29/1990     79023241       12/16/1990     49032          EXPIRED           42
TAIWAN         65430-0269     05/29/1990     79023242       10/16/1990     48082          REGISTERED        12
TURKEY         65430-0266                                                                 PROPOSED
UNITED STATES  65430-0053     03/30/1990     74/044,360     02/05/1991     1,634,558      REGISTERED        42

PEARLE EYE+TECH EXPRESS
UNITED STATES  65430-0052     04/16/1990     74/049,695     02/05/1991     1,634,577      REGISTERED        42

PEARLE EYECARE ASSOCIATES
UNITED STATES  65430-0371     03/27/2002     76/388,827                                   PENDING         42,35

PEARLE LENS
UNITED STATES  65430-0009     08/25/1986     73/616,748     02/16/1988     1,476,587      REGISTERED        09

PEARLE OPTICAL CENTER
JAPAN          65430-0217     09/10/1986     95435/86       04/28/1989     2128273        REGISTERED         9

PEARLE OPTICAL EXPRESS
AUSTRALIA      65430-0118     07/06/1989     514441         10/31/1991     A514441        REGISTERED        09
AUSTRALIA      65430-0119     07/06/1989     514442         10/31/1991     A514442        REGISTERED        42

PEARLE OPTICAL EXPRESS & DESIGN
AUSTRALIA      65430-0120     07/06/1989     514439         10/31/1991     A514439        REGISTERED        09
AUSTRALIA      65430-0121     07/06/1989     514440         10/31/1991     A514440        REGISTERED        42


PEARLE VISION
ARGENTINA      65430-0223     07/21/1998     2164213        02/09/2001     1818505        REGISTERED        42
ARUBA          65430-0224                                                                 PROPOSED
BAHAMAS        65430-0312     09/13/2000     23167                                        PENDING            8
BARBADOS       65430-0314                                                                 MAILED            09
BARBADOS       65430-0356                                                                 MAILED            35
BARBADOS       65430-0357                                                                 MAILED            42
CUBA           65430-0300     07/24/2000     1171                                         PENDING        09,35,42
DOMINICAN      65430-0303                                   11/30/2000     0116817        REGISTERED        09
REPUBLIC
DOMINICAN      65430-0331                                   11/30/2000     117124         REGISTERED        35
REPUBLIC
DOMINICAN      65430-0332     09/07/2000     4086                                         PENDING           **
REPUBLIC
DOMINICAN      65430-0339                                   11/30/2000     0117122        REGISTERED        42
REPUBLIC
EUROPEAN UNION 65430-0225     04/01/1996     34744                                        PENDING        09,40,42
(CTM)
GUYANA         65430-0353     12/28/2000     18385A                                       PENDING           09


  COUNTRY                     REFERENCE #      FILED          APPL #         REGDT          REG #          STATUS    CLASSES
-----------                   -----------    ----------     ----------     ----------     ---------      ----------  -------

JAMAICA                       65430-0291     09/13/2000     9/2601         10/13/2000     37883          REGISTERED     09
JAPAN                         65430-0226     09/27/1986     61-101710      10/30/1991     2343942        REGISTERED      9
NETHERLANDS                   65430-0335     08/30/2000     D-3194         01/21/2000     21961          REGISTERED    09,16
NETHERLANDS                   65430-0293     08/30/2001     D-3192         12/29/2000     22646          REGISTERED  09,16,35,42
SAINT LUCIA                   65430-0348     11/01/2000     374/2000       03/16/2001     374            REGISTERED     09
SAINT LUCIA                   65430-0349     11/01/2000     376/2000       03/09/2001     376            REGISTERED     35
SAINT LUCIA                   65430-0350     11/01/2000     378/2000       03/09/2001     378            REGISTERED     42
TRINIDAD & TOBAGO             65430-0344     11/02/2000     31290                                        PENDING     09,35,42
TURKEY                        65430-0227                                                                 PROPOSED
UNITED STATES                 65430-0023     01/22/1998     75/421,424     05/16/2000     2,349,286      REGISTERED    42,35
UNITED STATES                 65430-0222                                                                 PROPOSED       09

PEARLE VISION (KATAKANA)
JAPAN                         65430-0218     11/20/1986     122264/86      04/28/1989     2129835        REGISTERED      ?
JAPAN                         65430-0219     11/20/1986     61-122265      06/29/1994     2682117        REGISTERED     09
JAPAN                         65430-0220     11/05/1986     61-116415      05/31/1993     2537558        REGISTERED     23
JAPAN                         65430-0221     11/20/1986     122263/86      04/23/1990     2224055        EXPIRED        00

PEARLE VISION CENTER
ARKANSAS                      65430-0101                                   12/03/1990     2,881          EXPIRED        35
AUSTRALIA                     65430-0123     07/15/1982     378365         12/13/1984     A378365        REGISTERED     42
CALIFORNIA                    65430-0106                                   10/31/1980     10,594         ABANDONED      42
CANADA                        65430-0124     07/10/1981     472506         10/08/1982     TMA272491      REGISTERED     **
CHINA                         65430-0125     06/19/1990     90024078       07/10/1991     558149         EXPIRED         9
DENMARK                       65430-0159     12/03/1985     VA 06879       05/18/1987     VR 01941       REGISTERED    9,42
FLORIDA                       65430-0034                                   02/12/1981     923,908        ABANDONED      42
GERMANY                       65430-0158     07/13/1981     P28428/42 Wz   03/03/1982     1030232        REGISTERED     42
HONG KONG                     65430-0128     02/27/1988     929/88         08/10/1990     B2312/1990     REGISTERED     09
IDAHO                         65430-0102                                   10/27/1980     8,903          ABANDONED      42
IDAHO                         65430-0103                                   10/27/1980     8,905          ABANDONED      42
ILLINOIS                      65430-0100                                   10/23/1980     49,179         REGISTERED     42
INDIA                         65430-0132     11/19/1997     778941                                       PENDING        09
INDIANA                       65430-0091                                   05/04/1981     50,093,009     EXPIRED        42
INDONESIA                     65430-0129     02/26/1990     HC.01.01-3637  07/14/1992     277012         REGISTERED      9
IOWA                          65430-0050                                   10/28/1980     3265           ABANDONED      **
ISRAEL                        65430-0130     11/23/1997     116080         09/07/1999     112824         REGISTERED     09
ISRAEL                        65430-0131     11/23/1997     116081         11/23/1997     116081         REGISTERED     42
JAPAN                         65430-0134     11/05/1986     61-116416      05/31/1993     2537559        REGISTERED      9
LOUISIANA                     65430-0359                                   12/04/2000     N/A            REGISTERED
MACAO                         65430-0138     03/28/1989     9565-M         06/14/2000     9565-M         REGISTERED     42
MACAO                         65430-0137     03/28/1989     9565-M         06/14/2000     9566-M         REGISTERED     09
MAINE                         65430-0096                                   10/23/1980     19,810,097     REGISTERED    35,42
MINNESOTA                     65430-0045                                   09/03/1981     7,409          ABANDONED      42
NEW HAMPSHIRE                 65430-0051                                   10/27/1980     n/a            REGISTERED     42
NEW JERSEY                    65430-0083                                   10/21/1980     2,444          REGISTERED     42

COUNTRY             REFERENCE #       FILED         APPL #         REGDT          REG #          STATUS    CLASSES
----------          ----------     ----------     ---------      ----------     ---------      ----------  -------
NEW MEXICO          65430-0080                                   05/05/1986     50,504         EXPIRED        42
OHIO                65430-0066                                   10/23/1980     3,809          REGISTERED     35
OKLAHOMA            65430-0064                                   02/27/1980     16,563         EXPIRED        42
OREGON              65430-0046                                   10/29/1980     S13,677        EXPIRED       09,42
PENNSYLVANIA        65430-0060                                   10/27/1980     n/a            EXPIRED        42
RHODE ISLAND        65430-0071                                   04/06/1984     8,444          EXPIRED        42
SINGAPORE           65430-0140     11/28/1987     5789/87        11/28/1987     S/5789/87      REGISTERED      9
SOUTH AFRICA        65430-0144     10/28/1997     16345          04/02/2001     97/16345       REGISTERED     09
SOUTH AFRICA        65430-0145     10/28/1997     16346          10/27/1997     16346          REGISTERED     42
SOUTH DAKOTA        65430-0078                                   01/13/1986     n/a            EXPIRED        42
SOUTH KOREA         65430-0135     11/30/1987     87-22713       11/12/1988     162238         REGISTERED      9
SOUTH KOREA         65430-0136     11/30/1987     87-2140        01/12/1989     9209           REGISTERED     42
SPAIN               65430-0127     12/26/1985     1129977        09/17/1986     1129977        TRANSFER       42
TENNESSEE           65430-0077                                   12/05/1980     n/a            ABANDONED      35
THAILAND            65430-0141                    412447         02/27/1990     Kor115732      REGISTERED     09
TURKEY              65430-0142                                                                 ABANDONED
UNITED STATES       65430-0054     03/30/1990     74/044,359     02/05/1991     1,633,854      REGISTERED     42
WASHINGTON          65430-0108                                                  12/784         REGISTERED     42

PEARLE VISION CENTER & DESIGN

ALABAMA             65430-0113                                   10/01/1981     100,774        EXPIRED        42
ARGENTINA           65430-0147     03/04/1998     2135481        09/29/1998     1691354        REGISTERED     42
AUSTRALIA           65430-0149     07/15/1982     378366         12/13/1984     A378366        REGISTERED     42
AUSTRIA             65430-0148     10/01/1986     AM3146/86      03/06/1987     115384         REGISTERED    09,42
BARBADOS            65430-0150     11/04/1983     ?                             81/2810        REGISTERED     42
BRAZIL              65430-0151     08/24/1983     811278387      11/27/1984     811278387      REGISTERED     39
BRAZIL              65430-0152     08/24/1983     811278395      11/27/1984     811278395      ABANDONED      42
CANADA              65430-0153     07/10/1981     472507         10/08,1982     272492         REGISTERED     42
CHILE               65430-0155     02/28/1997     370221         06/10/1997     487345         REGISTERED     09
CHILE               65430-0257     02/28/1997     370222         06/10/1997     487346         REGISTERED     42
COLOMBIA            65430-0156     01/30/1987     265379         06/02/1993     141448         REGISTERED     42
COLORADO            65430-0044                                   10/28/1980     T18,176        REGISTERED     42
CONNECTICUT         65430-0105                                   10/01/1981     4,985          EXPIRED        42
COSTA RICA          65430-0157     04/02/2001     31919          04/04/2001     74979          REGISTERED     42
DELAWARE            65430-0104                                   11/21/1980     16,416         EXPIRED        42
DOMINICAN
REPUBLIC            65430-0160                                   08/30/1985     39276          REGISTERED     ?
FINLAND             65430-0161     11/25/1985     4097/85        03/07/1988     100923         REGISTERED    9,42
GEORGIA STATE       65430-0030                                   02/26/1981     S4,283         REGISTERED     42
GERMANY             65430-0126     07/13/1981     P28460/42 Wz   03/03/1982     1030233        REGISTERED     42
HONG KONG           65430-0162     02/27/1988     927/88         06/08/1990     B1575/90       REGISTERED     09
ICELAND             65430-0163     11/19/1985     570/1985       06/27/1986     361/1986       ABANDONED     9,42
ICELAND             65430-0133     09/24/1986     510/1986       01/14/1987     1/1987         ABANDONED    09,42
ITALY               65430-0164     01/27/1986     32933          03/26/1987     473753         REGISTERED    9,42
JAMAICA             65430-0165     09/09/1983     9/882          07/19/1990     21970          REGISTERED     09
JAPAN               65430-0166     07/18/1983     67019                                        ABANDONED       9

COUNTRY          REFERENCE #       FILED          APPL #         REGDT          REG #          STATUS       CLASSES
-------          -----------    ----------       --------     -----------    ----------     ------------   ----------
KANSAS           65430-0099                                   09/20/1981           N/A      EXPIRED            42

KENTUCKY         65430-0098                                   11/01/1980         9,408      REGISTERED         42

MARYLAND         65430-0095                                   03/16/1981           694      REGISTERED         42

MASSACHUSETTS    65430-0047                                   02/12/1981        31,042      ABANDONED          42

MICHIGAN         65430-0094                                   02/12/1981       M34-025      REGISTERED         42

MISSISSIPPI      65430-0092                                   02/23/1981           N/A      ABANDONED          42

MISSOURI         65430-0081                                   10/27/1980        S6,742      ABANDONED          42

NEBRASKA         65430-0086                                   10/22/1980           812      REGISTERED         42

NEW YORK         65430-0069                                   02/11/1981        S6,027      ABANDONED       09/42

NEW ZEALAND      65430-0170     01/26/1989       190563       04/13/1992        190563      REGISTERED         42

NEW ZEALAND      65430-0171     09/26/1989       167946       02/14/1990        167946      ABANDONED          09

NORTH CAROLINA   65430-0068                                   10/28/1980        3,881       EXPIRED            42

NORWAY           65430-0169     12/16/1985       854829       01/08/1987        127529      REGISTERED       9,42

PANAMA           65430-0139     07/16/1990       053945       11/06/1991        053945      REGISTERED         42

PUERTO RICO      65430-0173     02/22/1983       6925         02/22/1983        6925        REGISTERED         42

SINGAPORE        65430-0175     09/30/1986       S/4443/88    09/30/1986        4443/86     REGISTERED         09

SOUTH CAROLINA   65430-0079                                   10/01/1981        N/A         EXPIRED            42

SOUTH KOREA      65430-0168     11/30/1987       87-2139      01/12/1989        9210        REGISTERED         42

SOUTH KOREA      65430-0167     11/30/1987       87-22712     11/12/1988        162237      REGISTERED          9

SWEDEN           65430-0174     12/18/1985       85-9376      08/04/1989        214410      REGISTERED       9,42

SWITZERLAND      65430-0154     12/13/1985       7650/85      09/03/1986        347543      REGISTERED        5,9

TEXAS            65430-0041                                   06/22/1981        38,819      REGISTERED         42

UNITED STATES    65430-0014     09/15/1976       73/099,967   05/09/1989        1,538,542   REGISTERED         42

UTAH             65430-0075                                   10/25/1980        25,042      REGISTERED         42

VENEZUELA        65430-0143     02/11/1987       1641-87      12/01/1989        25730-D     REGISTERED         42

VENEZUELA        65430-0176     04/29/1987       5654-87      ABANDONED         24

VERMONT          65430-0074                                   11/14/1980        5,002       ABANDONED       09,42

VIRGINIA         65430-0073                                   02/13/1981        n/a         REGISTERED         42

WASHINGTON       65430-0032                                   09/03/1981        12,784      REGISTERED         42

WEST VIRGINIA    65430-0072                                   04/02/1986        N/A         REGISTERED         42

WISCONSIN        65430-0070                                   01/28/1981        30,687      ABANDONED          42

PEARLE VISION EXPRESS

ARGENTINA        65430-0177     07/21/1998       2164214                                    ABANDONED          42

ARIZONA          65430-0112                                   06/15/1989        87,861      ABANDONED       35,42

AUSTRALIA        65430-0178     08/11/1988       493272       04/18/1990        A493272     CANCELLED          42

CANADA           65430-0179     09/22/1988       615667       11/03/1989        TMA362442   REGISTERED         42

CHINA            65430-0180     06/19/1990       90024079     07/10/1991        558148      EXPIRED            09

HONG KONG        65430-0181     09/22/1988       5944/88                                    ABANDONED           9

INDONESIA        65430-0182     02/26/1990       3633         07/14/1992        277010      REGISTERED         09

JAPAN            65430-0183     09/22/1988       63-108467    05/31/1993        2537560     REGISTERED       9,14

MACAO            65430-0186     03/28/1989       9567-M                                     ABANDONED          09

MACAO            65430-0187     03/28/1989       9562-M                                     ABANDONED          42

MINNESOTA        65430-0093                                   11/28/1989        891,128     EXPIRED            42

NEBRASKA         65430-0087                                   06/19/1989        1,022,236   REGISTERED         42

NEW HAMPSHIRE    65430-0084                                   06/19/1989        117,961     REGISTERED      35,42

COUNTRY        REFERENCE #       FILED           APPL #        REGDT          REG #         STATUS       CLASSES
-------        -----------     ---------       ---------    -----------    ----------     -----------   ---------
NEW ZEALAND    65430-0188     09/21/1988          187484                                  ABANDONED           42

NEW ZEALAND    65430-0234     09/21/1988          187483                                  ABANDONED           42

NEW ZEALAND    65430-0268     09/21/1988          187481                                  ABANDONED           09

NORTH DAKOTA   65430-0067                                   08/28/1989     4,847,500      REGISTERED          42

OKLAHOMA       65430-0063                                   08/09/1989       481,390      EXPIRED             42

PENNSYLVANIA   65430-0062                                   06/16/1989     1,512,652      EXPIRED          35,42

PHILIPPINES    65430-0189     09/05/1990           73186    04/28/1995         60507      ABANDONED           42

SINGAPORE      65430-0190     09/22/1988            5202    09/22/1988     S/5202/88      REGISTERED          09

SOUTH KOREA    65430-0185     02/07/2001         1382001    01/21/1991         13317      REGISTERED       42,37

SOUTH KOREA    65430-0184     02/07/2001       1853/2001    05/24/2001        209254      REGISTERED       34,09

THAILAND       65430-0191                         412448    02/27/1990     Kor117002      REGISTERED          09

TURKEY         65430-0192                                                                 PROPOSED

UNITED STATES  65430-0006     11/14/1988      73/763,243    11/13/1990     1,622,998      REGISTERED          42

PEARLE VISION EXPRESS & DESIGN

AUSTRALIA      65430-0193     08/11/1988          493273    04/18/1990       A493273      CANCELLED           42

UNITED STATES  65430-0004     11/14/1988      73/763,244    06/19/1990     1,603,022     REGISTERED           42

PEARLE VISION EXPRESS (IN KOREAN LETTERS)

SOUTH KOREA    65430-0237     08/07/2001       7404/2001    09/05/1991        220851      REGISTERED           9

PEARLE VISION EXPRESS (IN KOREAN)

SOUTH KOREA    65430-0238     08/07/2001        717/2001    08/13/1991         14587      REGISTERED       42,37

PEARLE WITH PEARLE IN CHINESE CHARACTERS

HONG KONG      65430-0195     04/03/1990         2771/90    10/31/1995         B9121      REGISTERED          09

PRODUCT SUPPORT GROUP

UNITED STATES  65430-0017     04/21/1995      74/664,717                                  ABANDONED           09

UNITED STATES  65430-0018     04/21/1995      74/664,716                                  ABANDONED           42

UNITED STATES  65430-0020     04/21/1995      75/975,329                                  ABANDONED           08

PUT YOUR PEARLES ON

UNITED STATES  65430-0024     11/07/1997      75/386,561                                  ABANDONED           42

Q 2100

AFRICAN UNION  65430-0253     05/05/1992           81297    03/25/1997         36454     REGISTERED        01,09

SEBASTIANO

TAIWAN         65430-0239     05/29/1990        79023240    11/16/1990        505834     REGISTERED           76

UNITED STATES  65430-0010     08/25/1986      73/616,733    09/01/1987     1,454,995     REGISTERED           09

UNITED STATES  65430-0029     07/20/1983      73/435,412                                 ABANDONED            09

SEE THE CURE

UNITED STATES  65430-0351     10/18/2000      76/149,670                                 PENDING           36,42

SHARED SIGHT

UNITED STATES  65430-0372     04/11/2002      76/394,204                                 PENDING              42


COUNTRY        REFERENCE#       FILED          APPL#          REGDT         REG #           STATUS       CLASSES
-------        ----------       -----          -----          -----         -----           ------       -------
SUNFOILS
UNITED STATES  65430-0278     09/08/1999     75/794,241     09/19/2000     2,387,663      REGISTERED      009

T.S.O.
ARKANSAS       65430-0111                                   08/21/1974     11,721         EXPIRED         09

TEXAS STATE OPTICAL
ARKANSAS       65430-0110                                   08/24/1994     11,821         EXPIRED         09
TEXAS          65430-0040                                   10/30/1974     31,561         REGISTERED     09,42
TEXAS          65430-0037                                   10/30/1974     31,560         REGISTERED     09,42
UNITED STATES  65430-0035     12/31/1975     73/073,219     05/16/1978     1,091,566      REGISTERED      42

THE DOCTOR IS IN & DESIGN
UNITED STATES  65430-0002     10/19/1998     75/572,857     08/01/2000     2,372,145      REGISTERED      35

TSO
UNITED STATES  65430-0042     12/31/1975     73/073,173     04/12/1977     1,063,546      REGISTERED      42

TSO TEXAS STATE OPTICAL
TEXAS          65430-0036                                   09/04/1956     19,656         REGISTERED      42

VISION CENTER
UNITED STATES  65430-0254     05/15/1969     327,415        07/13/1971     916,280        EXPIRED          9
UNITED STATES  65430-0255     05/15/1969     327,416        07/28/1970     895,663        EXPIRED         42

VISION EXPRESS
HONG KONG      65430-0228     09/22/1988     5943/88                                      ABANDONED       09
INDONESIA      65430-0229     02/26/1990     3634                                         ABANDONED       09
JAPAN          65430-0230     07/29/1988     63-87029       07/31/1991     2320516        EXPIRED          9
NEW ZEALAND    65430-0233     09/21/1988     187482                                       ABANDONED       09
PHILIPPINES    65430-0235     09/05/1990     73185          02/01/1993     54175          ABANDONED       42
SINGAPORE      65430-0236     09/22/1988     S/5201/88                                    ABANDONED       09
SOUTH KOREA    65430-0232     12/27/1989     89-3554        01/21/1991     13318          CANCELLED       42
SOUTH KOREA    65430-0231     12/27/1989     89-32662       06/10/1991     214538         CANCELLED        9
UNITED STATES  65430-0011     10/28/1985     73/565,311     07/22/1986     1,402,522      REGISTERED     40,42

VISION PLUS
UNITED STATES  65430-0247     08/25/1986     73/616,732     04/28/1987     1,438,400      CANCELLED       42

VISION VALUES & DESIGN
UNITED STATES  65430-0008     08/25/1986     73/616,750     02/16/1988     1,477,161      REGISTERED      42

VISIONARY
TEXAS          65430-0039                                   11/18/1985     45,669         EXPIRED      09,40,42
UNITED STATES  65430-0028     06/17/1985     73/543,632     12/17/1985     1,376,449      CANCELLED       42

VISIONARY & DESIGN


  COUNTRY          REFERENCE #        FILED           APPL #          REGDT           REG #           STATUS         CLASSES
-------------      -----------      ----------      ----------      ----------      ---------       ----------       -------

TEXAS              65430-0038                                       02/03/1986      45,935          EXPIRED             42

WE'RE THERE WHEN YOU NEED OUR CARE

UNITED STATES      65430-0256       08/25/1986      73/616,734      03/31/1987      1,435,066       CANCELLED           42

WHERE FASHION & VISION COME TOGETHER

UNITED STATES      65430-0016       10/18/1995      75/009,676      01/14/1997      2,029,892       REGISTERED          42

WHERE YOUR TIME'S AS PRECIOUS AS YOUR VISION

UNITED STATES      65430-0012       01/07/1985      73/516,357      01/07/1986      1,377,685       REGISTERED          42

YOUR AGE IS YOUR DISCOUNT

UNITED STATES      65430-0022       04/14/1998      75/467,622                                      ABANDONED           35

UNITED STATES      65430-0258       05/27/1999      75/714,652      10/24/2000      2,397,347       REGISTERED         035

                               THINGS REMEMBERED
                        FEDERAL TRADEMARKS/SERVICE MARKS


--------------------------------------------------------------------------------------------------------------------------------
                                                            PRESENT        SECTION 8
                                             REGISTRATION   EXPIRATION     NOTIFICATION   REGISTRATION
MARK                                         NUMBER         DATE           DATE           DATE           OPERATING COMPANY
--------------------------------------------------------------------------------------------------------------------------------
Monograms Etc.                               1627655        12/11/2000     12/11/1996     12/11/90       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Engraved                              1185199        01/05/2002     01/05/1988     01/05/82       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Reflections                                  1713471        09/08/2002     09/08/1998     09/08/92       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Danbury Clock Company                        1809064        12/07/2003     12/07/1999     12/07/93       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered Engraved Gifts             1305481        11/13/2004     11/13/1990     11/13/84       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered                            1022232        10/07/2005     10/07/1981     10/07/75       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered                            2444538        04/17/2011     04/17/2006     04/17/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Keys Express America's Key Expert            1555109        09/05/2009     09/05/1995     09/05/89       Cole Gift Centers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Personally Yours                             2119030        12/09/2007     12/09/2003     12/09/97       Cole Gift Centers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Where America Shops For Keys                 1574053        12/26/2009     12/26/2005     12/26/89       Cole Gift Centers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
* The Cherished Wedding                      Pending                                                     Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
* Expressions from the Heart                 Pending                                                     Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
* Great Unexpected Gifts                     Pending                                                     Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Reflections Accents                          2464565        06/26/11       06/26/07       06/26/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Reflections Marquis                          2485653        09/04/11       09/04/07       09/04/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
TR (Stylized)                                2440425        04/03/11       04/03/06       04/03/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered -  Personalized Gifts      2454770        05/29/11       05/29/06       05/29/01       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                            PRESENT
                                             REGISTRATION   EXPIRATION                    REGISTRATION
MARK                                         NUMBER         DATE           COUNTRY        DATE           OPERATING COMPANY
--------------------------------------------------------------------------------------------------------------------------------
Things Remembered                            846696         08/17/10       Australia      08/07/00       Things Remembered, Inc.
--------------------------------------------------------------------------------------------------------------------------------

* Application made

D.     TRADEMARK LICENSE AGREEMENTS

                  Trademark                       Licensor                Licensee
                  ---------                       --------                --------
1.      PEARLE VISION CENTER WITH OTHER         Pearle Health           Pearle Vision
        TRADEMARKS ASSOCIATED                   Services, Inc.          Center, Inc.
        THEREWITH
2.      EYELAB                                  Individ BV              Pearle, Inc.
3.      PEARLE VISION CENTER, PEARLE            Pearle, Inc.            Pearle Vision
        VISION EXPRESS ALONG WITH OTHER                                 Center of Puerto
        TRADEMARKS ASSOCIATED                                           Rico, Inc.
        THEREWITH
4.      WRANGLER                                Blue Bell, Inc.         Pearle, Inc.
5.      SEE ANNEX ATTACHED HERETO AND           Pearle Health           Pearle, B.V.
        INCORPORATED BY REFERENCE HEREIN
6.      SEE ANNEX A ATTACHED HERETO AND         Pearle Health           Pearle, B.V.
        INCORPORATED BY REFERENCE HEREIN        Services, Inc.

                                   EXHIBIT B-3

         CNG AMENDED & RESTATED GUARANTEE AND CASH COLLATERAL AGREEMENT

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                   CNG GUARANTEE AND CASH COLLATERAL AGREEMENT

                  AMENDED AND RESTATED GUARANTEE AND CASH COLLATERAL AGREEMENT, dated as of May 23, 2002, made by COLE NATIONAL GROUP, INC., a Delaware corporation (the "Guarantor"), in favor of Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Credit Agreement, dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Cole Vision Corporation, Things Remembered, Inc. and Pearle, Inc. (collectively, the "Borrowers"), the Lenders, Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and the Administrative Agent and (ii) the other Secured Parties (as defined below).

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"), certain lenders severally agreed to make extensions of credit to the Borrowers, jointly and severally, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions set forth in the Credit Agreement;

                  WHEREAS, pursuant to the Existing Credit Agreement, the Guarantor has entered into a Guarantee and Cash Collateral Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Guarantee and Cash Collateral Agreement");

                  WHEREAS, the parties hereto wish to amend and restate the Existing Guarantee and Cash Collateral Agreement, but only upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, to supersede, amend and restate in its entirety the Existing Guarantee and Cash Collateral Agreement as follows:

                  1        SECTION I. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  (b) The following terms shall have the following meanings:

                  "Agreement": this Amended and Restated CNG Guarantee and Cash Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Bank Control Agreement": the Bank Control Agreement to be executed and delivered by Wachovia Securities, Corporate and Investment Banking, the Guarantor and the Administrative Agent, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Cash Collateral": the collective reference to:

                  (a) all cash, instruments, securities and funds deposited from time to time in the Cash Collateral Account, including, without limitation, all cash or other money proceeds of any collateral subject to a security interest for the benefit of the Administrative Agent under any Loan Document;

                  (b) all investments of funds in the Cash Collateral Account and all instruments and securities evidencing such investments; and

                  (c) all interest, dividends, cash, instruments, securities and other property received in respect of, or as proceeds of, or im substitution or exchange for, any of the foregoing.

                  "Cash Collateral Account": account no. 2014138714663 established in the name "Cole National Group, Inc." at the office of Wachovia Securities, Corporate & Investment Banking.

                  "Collateral": the collective reference to the Cash Collateral and the Cash Collateral Account.

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Existing Guarantee and Cash Collateral Agreement": as defined in the recitals hereto.

                  "Guarantor": as defined in the preamble hereto.

                  "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, including, without limitation, all Interest Rate Protection Agreements and Permitted Hedging Arrangements with respect to currency exchange rates.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": the collective reference to the unpaid principal of and interest on the Revolving Credit Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Revolving Credit Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by any Borrower with any Lender (or, in the case of any Hedge Agreement, any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

                  "Secured Obligations": the collective reference to the Obligations and all obligations and liabilities of the Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which the Guarantor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Guarantor pursuant to the terms of this Agreement or any other Loan Document to which the Guarantor is a party).

                  "Secured Parties": the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender) and any Affiliate of any Lender which has entered into a Hedge Agreement with any Borrower or any Subsidiary.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

                  2.1 Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations; provided that the Guarantor's liability hereunder at any time shall be limited to amounts on deposit in the Cash Collateral Account.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until the first date on which all the Obligations and the obligations of the Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

                  (e) No payment made by any Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the first date on which the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  2.2 No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any other Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Borrowers on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  2.3 Amendments, etc. with respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.4 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any Borrower and the Guarantor, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 2. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. The Guarantor hereby waives, to the extent it may legally do so, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any exchange, taking, or release of Collateral, (e) any change in the corporate structure or existence of any Borrower, (f) any application of Collateral to Obligations or (g) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.5      Reinstatement. The guarantee contained in this
Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the Obligations, or any part thereof, is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.6 Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 425 Lexington Avenue, 7th Avenue, New York, New York 10017.

                      SECTION 3. GRANT OF SECURITY INTEREST

                  3.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Guarantor hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in the Collateral.

                  3.2 Maintenance of Cash Collateral Account. (a) The Cash Collateral Account shall be maintained until the Secured Obligations have been paid and performed in full.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, the Guarantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

                  4.1 Representations in Credit Agreement. (a) The representations and warranties set forth in Section 5 of the Credit Agreement as they relate to the Guarantor or to the Loan Documents to which the Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to any Borrower's knowledge shall, for the purposes of this Section 4.l(a), be deemed to be a reference to the Guarantor's knowledge.

                  4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement and the subordinated liens of Wachovia, the Guarantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement.

                  4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) and upon the execution and delivery of the Bank Control Agreement by the parties thereto, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations of the Guarantor, enforceable in accordance with the terms hereof against all creditors of the Guarantor and are prior to all other Liens on the Collateral in existence on the date hereof.

                  4.4 Chief Executive Office. On the date hereof, the Guarantor's jurisdiction of organization is Delaware and the location of the Guarantor's chief executive office is 5915 Landerbrook Drive, Mayfield Heights, Ohio 44124.

                              SECTION 5. COVENANTS

                  The Guarantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  5.1 Covenants in Credit Agreement. The Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor or any of its Subsidiaries.

                  5.2 Payment of Obligations. The Guarantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Guarantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) The Guarantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Guarantor, the Guarantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

                  5.4 Changes in Locations, Name, etc. The Guarantor will not, except upon 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                  (i) change its jurisdiction of organization and the location of its chief executive office from that referred to in Section 4.4; or

                  (ii)     change its name.

                  5.5 Notices. The Guarantor will advise the Administrative Agent promptly, in reasonable detail, of any Lien of which the Guarantor obtains actual knowledge (other than security interests created hereby or subordinated Liens of Wachovia) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                         SECTION 6. REMEDIAL PROVISIONS

                  6.1 Code and Other Remedies. At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, without notice of any kind, except for notices required by law which may not be waived, apply the Collateral, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent in its sole discretion may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Guarantor. In addition to the rights, powers and remedies granted to it under this Agreement and in any other agreement securing, evidencing or relating to the Secured Obligations, the Administrative Agent shall have all the rights, powers and remedies available at law, including, without limitation, the rights and remedies of a secured party under the New York UCC. To the extent permitted by law, the Guarantor waives presentment, demand, protest and all notices of any kind and all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder.

                       SECTION 7. THE ADMINISTRATIVE AGENT

                  7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.(a) The Guarantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Guarantor and in the name of the Guarantor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer. Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Guarantor, shall be payable by the Guarantor to the Administrative Agent on demand.

                  (c) The Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3 Execution of Financing Statements. Pursuant to any applicable law, the Guarantor authorizes the Administrative Agent to file or record financing statement and other filing or recording documents or instruments with respect to the Collateral without the signature of the Guarantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. The Guarantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

                  7.4 Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on the Guarantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

                  8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at:

                           5915 Landerbrook Drive
                           Mayfield Heights, Ohio 44124
                           Attention: Joseph Gaglioti
                           Fax: (216)461-3489

with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention: David P. Porter, Esq.
                           Fax: (216) 579-0212

                  8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 Enforcement Expenses; Indemnification. (a) The Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all their respective costs and expenses incurred in collecting against the Guarantor under the guarantee contained in Section 2 or otherwise enforcing any rights under this Agreement and the other Loan Documents to which the Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

                  (b) The Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other Non-Excluded Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) The Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities") to the extent the Borrowers would be required to do so pursuant to
Section 11.5 of the Credit Agreement.

                  (d) The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  8.6 Set-Off. The Guarantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party at any time and from time to time without notice to the Guarantor or any Borrower, any such notice being expressly waived by the Guarantor and by the Borrowers, upon any amount remaining unpaid after it becomes due and payable by the Guarantor hereunder to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Secured Party to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Secured Party may elect. The Administrative Agent and each other Secured Party shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

                  8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantor, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 Submission To Jurisdiction: Waivers. The Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any exemplary, punitive or consequential damages.

                  8.13 Acknowledgements. The Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantor and the Secured Parties.

                  8.14 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.15 Releases. At such time as the Revolving Credit Loans, the Reimbursement Obligations and the other Secured Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantor. At the request and sole expense of the Guarantor following any such termination, the Administrative Agent shall deliver to the Guarantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the undersigned has caused this CNG Amended and Restated Guarantee and Cash Collateral Agreement to be duly executed and delivered as of the date first above written.

                                            COLE NATIONAL GROUP, INC.

                                            By: /s/ Joseph Gaglioti
                                                --------------------------------
                                                Title:
                                                        Joseph Gaglioti
                                                        Treasurer

                                   SCHEDULE 1

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

1.       Uniform commercial code filings:

                                                            Organizational
    Debtor         Secured Party        Filing Location           ID#
    ------         -------------        ---------------     --------------
Cole National   Canadian Commerce      Secretary of State       2343612
Group, Inc. -   Bank of Canada, as     Delaware
                Administrative Agent

2. Due execution and delivery of the Bank Control Agreement, by the parties thereto.

                                    EXHIBIT A

                                       TO

        AMENDED & RESTATED CNG GUARANTEE AND CASH COLLATERAL AGREEMENT:

                             BANK CONTROL AGREEMENT

                                                                  EXECUTION COPY

                             BANK CONTROL AGREEMENT

                  This Bank Control Agreement, dated as of May 23, 2002, among Cole National Group, Inc. (the "Debtor"), Canadian Imperial Bank of Commerce, as Administrative Agent {the "Secured Party") and Wachovia Bank, National Association (the "Bank"). Capitalized terms used but not defined herein shall have the meaning assigned in the Amended and Restated CNG Guarantee and Cash Collateral Agreement (the "Security Agreement"), dated as of May 23, 2002, between Debtor and the Secured Party, among others. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  1. Establishment of Deposit Account. The Bank hereby confirms that (i) the Bank has established account number 2014138714663 in the name "Cole National Group, Inc." (such account and any successor account, the "deposit Account"), and (ii) the deposit account is a "deposit account" as such term is defined in section 9-102(a)(29) of the UCC.

                  2. Control. If at any time the Bank shall receive any instructions originated by the Secured Party directing disposition of the funds in the Deposit Account, the Bank shall comply with such instructions without further consent by the Debtor or any other person.

                  3. Subordination of Lien; Waiver of Set-Off. In the event that the Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Bank hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. Money and other items deposited to the Deposit Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Bank may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Deposit Account, and
(ii) the face amount of any checks which have been credited to the Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                  4. Choice of Law. Both this agreement and the deposit account shall be governed by the laws of the state of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Bank's jurisdiction (within the meaning of section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.

                  5. Conflict with other Agreements. There are no other agreements entered into between the Bank and the Debtor with respect to the Deposit Account. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

                  6. Amendments. No amendment or modification of this agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

                  7. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and of Debtor in the Deposit Account, the Bank does not know of any claim to, or interest in, the Deposit Account or in any of the funds credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account or in any funds carried therein, the Bank will promptly notify the Secured Party and Debtor thereof.

                  8. Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Bank to honor instructions as agreed in section 2 hereof, the Bank agrees to maintain the Deposit Account as follows:

                  (a) If at any time the Secured Party delivers to the Bank a notice of sole control in substantially the form set forth in Exhibit A hereto, the Bank agrees that after receipt of such notice, it will take all instruction with respect to the account solely from the Secured Party.

                  (b) Until such time as the Bank receives a notice of sole control signed by the Secured Party, the Debtor shall direct the Bank with respect to the selection of investments to be made; provided, however, that the Bank shall not honor any instruction to purchase any investments other than "Cash Equivalents" as defined on Exhibit B hereto.

                  (c) The Bank will promptly send copies of all statements, confirmations and other correspondence concerning the deposit account simultaneously to each of the debtor and the secured party at the address set forth in Section 11 of this Agreement.

                  (d) All items of interest, income, gain, expense and loss recognized in the Deposit Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

                  9. Representations, Warranties and Covenants of the Bank. The Bank hereby makes the following representations, warranties and covenants:

                  (a) The Deposit Account has been established as set forth in Section 1 above, and the Deposit Account will be maintained in the manner set forth herein until termination of this Agreement. The Bank shall not change the name or account number of the Deposit Account without the prior written consent of the Secured Party.

                  (b) This Deposit Account Control Agreement is the valid and legally binding obligation of the Bank.

                  (c) The Bank has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating to the Deposit Account and/or any of the funds credited thereto pursuant to which it has agreed to comply with instructions originated by such person. The Bank has not entered into any other agreement with the Debtor or Secured Party purporting to limit or condition the obligation of the Bank to comply with instructions as set forth in Section 2 hereof.

                  10. Successors. The terms of this Agreement shall be binding upon, and .shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

                  11. Notices. Any notice, request or other communication required or permitted to be given under this agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered united states mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

                      Debtor:              Cole National Group, Inc.
                                           5915 Landerbrook Drive
                                           Mayfield Heights. Ohio 44124
                                           Attention: Joseph Gaglioti
                                           Fax: (216)461-3489

                            with a copy to:

                                           Jones, Day, Reavis & Pogue
                                           North Point
                                           901 Lakeside Avenue
                                           Cleveland, Ohio 44114
                                           Attention: David P. Porter, Esq.
                                           Fax: (216)579-0212

                      Secured Party:       Canadian Imperial Bank of Commerce
                                           425 Lexington Avenue
                                           7th Floor
                                           New York, New York 10017
                                           Attention: Agency Services
                                           Fax: (212)856-3763

                      Bank: Wachovia Bank, National Association 999 Peachtree Street
                                           Atlanta, Georgia 30309
                                           Attn: Gilbert H. Reese
                                           Telephone: 404-827-7581
                                           Telecopy: 404-225-4255

         Any party may change his address for notices in the manner set forth above.

                  12. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interests in the Deposit Account and are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time. The obligations of the Bank hereunder shall continue in effect until the security interests of the Secured Party in the Deposit Account have been terminated pursuant to the terms of the Security Agreement and the Secured Party has notified the Bank of such termination in writing.

                  13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this agreement by signing and delivering one or more counterparts.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date and year first above written.

                                          COLE NATIONAL GROUP, INC.

                                          By: /s/ Joseph Gaglioti
                                             -----------------------------------
                                                Name: Joseph Gaglioti
                                                Title: V. P. & Treasurer

                                          CANADIAN IMPERIAL BANK OF
                                          COMMERCE, as Administrative Agent

                                          By: /s/ Katherine Bass
                                             -----------------------------------
                                                Name:  Katherine Bass
                                                Title: Authorized Signatory

                                          WACHOVIA BANK, NATIONAL
                                          ASSOCIATION

                                          By: /s/ Gilbert H. Reese
                                             -----------------------------------
                                                Name:  Gilbert H. Reese
                                                Title: Director

                                                                       EXHIBIT A

                                                                    EXHIBIT A TO
                                                          BANK CONTROL AGREEMENT

                          [Letterhead of Secured Party]

                                     [Date]

Wachovia Securities, Corporate & Investment Banking
999 Peachtree Street
Atlanta, Georgia 30309
Attention: Gilbert H. Reese

                           Re: Notice of Sole Control

Ladies and Gentlemen:

                  As referenced in the Bank Control Agreement, dated May
20, 2002, among Cole National Group, Inc., us and you (a copy of which is attached) we hereby give you notice of our sole control over deposit account number 2014138714663 (the "Deposit Account") and all funds credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

                  You are instructed to deliver a copy of this notice by facsimile transmission to Cole National Group, Inc.

                                          Very truly yours,

                                          CANADIAN IMPERIAL BANK OF
                                          COMMERCE, as Administrative Agent

                                          By:___________________________________
                                                Name:
                                                Title:

cc: Cole National Group, Inc.

                                                                    EXHIBIT B TO
                                                          BANK CONTROL AGREEMENT

"Cash Equivalents": (i) marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase, (ii) Dollar-denominated time deposits and Dollar-denominated certificates of deposit (including eurodollar time deposits and certificates of deposit) maturing within 365 days of the date of purchase thereof issued by any United States or Canadian national, provincial or state (including the District of Columbia) banking institution having capital, surplus and undivided profits aggregating at least $250,000,000, or by any British, French, German, Japanese or Swiss national banking institution having capital, surplus and undivided profits aggregating at least $1,000,000,000, in each case that is (a) rated at least "A" by Standard & Poor's, a division of McGraw-Hill, Inc. ("S&P"), or at least "A-2" by Moody's Investors Service Inc. ("Moody's"), or (b) that is a Lender, (iii) commercial paper maturing within 270 days after the issuance thereof that has the highest credit rating of either of S&P or Moody's, (iv) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having the highest rating obtainable from either of S&P or Moody's, (v) tax exempted and tax advantaged instruments including, without limitation, municipal bonds, commercial paper, auction rate preferred stock and variable rate demand obligations with the highest short-term ratings by either of S&P or Moody's or a long-term debt rating of AAA from S&P, as applicable,
(vi) repurchase agreements and reverse repurchase agreements with institutions described in clause (ii) above that are fully secured by obligations described in clause (i) above and (vii) investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the investments described in the preceding clauses (i) through (v).

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT

                          FORM OF BORROWING CERTIFICATE

                  Pursuant to subsection 6.1(c) of the Second Amended and Restated Credit Agreement dated as of June 27, 2003, among COLE VISION CORPORATION, a Delaware corporation ("Cole Vision"), THINGS REMEMBERED, INC., a Delaware corporation ("Things Remembered"), and PEARLE, INC., a Delaware corporation ("Pearle"; Cole Vision, Things Remembered, and Pearle each being referred to as a "Borrower" and collectively as the "Borrowers"), the banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and Canadian Imperial Bank of Commerce, as Administrative Agent (the "Agreement"; terms defined therein being used herein as therein defined), the undersigned [Vice] President of____________(the "Company") hereby certifies, in [his/her] capacity as such, as follows:

                  1. the representations and warranties of the Company and each other Loan Party set forth in the Agreement and each of the other Loan Documents to which the Company or any other Loan Party is a party or which are contained in any certificate, document or financial or other statement (other than projections and pro forma, financial statements which shall have been prepared in good faith and based upon reasonable assumptions) furnished by or on behalf of the Company or any other Loan Party pursuant to or in connection with any Loan Document are true and correct, in all material respects, on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct, in all material respects, as of such earlier date;

                  2. no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof;

                  3.       all conditions precedent have been satisfied;

                  4. there are no liquidation or dissolution proceedings pending or, to my knowledge, threatened against the Company or any other Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company or any other Loan party after the date hereof;

                  5. attached hereto are copies of all consents, authorizations, and filings set forth on Schedule 5.4 of the Agreement that have been obtained. Such consents, licenses and filings are in full force and effect. No other consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be received, made, given or completed by any of the Loan Parties in connection with the borrowings hereunder or with the execution, delivery, performance, validity, or enforceability of the Loan Documents to which the Company is a party; and

                  6.       __________________________is, and at all times
         since____________, _______ has been, the duly elected and qualified [Assistant] Secretary of the Company and [his/her] signature and the signatures of other officers of the Company set forth on the incumbency certificate for such officers below are such officers' true and genuine signatures; and the undersigned [Assistant] Secretary of the Company hereby certifies, in [his/her] capacity as such and not individually, as follows:

                           (a) attached hereto as Exhibit I is a correct and complete copy of the resolutions duly adopted by the board of directors of the Company authorizing (i) the execution, delivery and performance of the Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated thereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein; attached hereto as Exhibit II is a correct and complete copy of the certificate of incorporation of the Company as in effect at all times since_______________________, ______to and including the date hereof, and the certificate of incorporation has not been amended, repealed, modified or restated; attached hereto as
         Exhibit III is a correct and complete copy of the by-laws of the Company, as in effect at all times since____________________, ______to and including the date hereof, and the by-laws have not been amended, repealed, modified or restated; and attached hereto as Exhibit IV is a long-form good standing certificate of the Company as of a date which is a recent date hereof;

                  (b) [attached hereto as Exhibit V is a true and complete copy of the Tax Sharing Agreement (including any exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect on or prior to the Closing Date;] [Note: Include only in the CNG version.] and

                  (c) the following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since___________________________, ______
         to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Agreement and the other Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of the Company any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

         Name                       Office                  Signature
         ----                       ------                  ---------
----------------------     ---------------------     ---------------------------

----------------------     ---------------------     ---------------------------

----------------------     ---------------------     ---------------------------

                  IN WITNESS WHEREOF, the undersigned have hereunto set their names on behalf of the Company and not individually.

[COMPANY]

____________________________________        ____________________________________
Name:                                       Name:
Title: [Vice] President                     Title: [Assistant] Secretary

Date: June 27, 2003

                                    EXHIBIT D

                                   [RESERVED]

                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT

                     FORM OF U.S. TAX COMPLIANCE CERTIFICATE

                  Reference is made to the Notes held by the undersigned pursuant to the Second Amended and Restated Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), dated as of June 27, 2003, among COLE VISION CORPORATION, a Delaware corporation ("Cole Vision"). THINGS REMEMBERED, INC., a Delaware corporation ("Things Remembered"), and PEARLE, INC., a Delaware corporation ("Pearle"; Cole Vision, Things Remembered and Pearle each being referred to as a "Borrower" and collectively as the "Borrowers"), the banks and other financial institutions from time to time parties thereto (the "Lenders"), Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and Canadian Imperial Bank of Commerce, as Administrative Agent for the Banks. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Lender] (the "Lender") is providing this Certificate pursuant to Section 4.1l(b) of the Credit Agreement. The undersigned Lender hereby represents and warrants, under penalty of perjury, that:

                  The undersigned is the beneficial owner of the Note(s);

                  (1) The income from the Note(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States (as hereinafter defined);

                  (2) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")). In this regard, the undersigned further represents and warrants that:

                  (a) the undersigned is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the undersigned has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

                  (3) The undersigned is not a 10-percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code;

                  (4) The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of
Section 881(c)(3)(C) of the Code;

                  (5) The undersigned is a person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto

Rico and all other areas subject to its jurisdiction) (for purposes of this definition, the "United States"), (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and

                  (6)      The undersigned is not a natural person.

                  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrowers in writing within thirty days of such change and (2) the undersigned shall furnish the Borrowers a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrowers to the undersigned (but before the date of such payment), or in either of the two calendar years preceding such payment.

                                          [NAME OF LENDER]

                                          By:___________________________________
                                             [Address]
Dated: _______________ ___, 200__

                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Second Amended and Restated Credit Agreement, dated as of June 27,2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among COLE VISION CORPORATION, a Delaware corporation ("Cole Vision"), THINGS REMEMBERED, INC., a Delaware corporation ("Things Remembered"), and PEARLE, INC., a Delaware corporation ("Pearle"; Cole Vision, Things Remembered and Pearle each being referred to as a "Borrower" and collectively as the "Borrowers") the banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows;

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in
Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers, any of their Subsidiaries or any other obligor or the performance or observance by any of the Borrowers, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the

Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 4.11(b) of the Credit Agreement; and (f) deliver herewith any form required to be delivered by such Assignee pursuant to subsection 4.1l(b) of the Credit Agreement.

                  4. Subject to the next succeeding sentence, the effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. This Assignment and Acceptance may be executed by the parties hereto on separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers as of the date specified on Schedule 1 hereto.

                                   Schedule 1

to Assignment and Acceptance to the Amended and Restated Credit Agreement, dated as of May 23, 2002, among Cole Vision Corporation, Things Remembered, Inc. and Pearle, Inc., the banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), and Canadian Imperial Bank of Commerce, as administrative agent for the Lenders.

Name of Assignor:                               ________________________________

Name of Assignee:                               ________________________________

Effective Date of Assignment:                   ________________________________

Revolving Credit Commitment                     Revolving Credit Commitment
Amount Assigned                                 Percentage Assigned(l)

$_____________________                          ________._______________%

[Name of Assignee]                              [Name of Assignor]

By:_______________________________              By:_____________________________
   Name:                                           Name:
   Title:                                          Title:

----------------
(1) Calculate the Revolving Credit Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Accepted:                                 Consented To:

CANADIAN IMPERIAL BANK OF COMMERCE        COLE VISION CORPORATION(2)

By:_______________________________        By:_______________________________
   Name:                                     Name:
   Title:                                    Title:

                                          THINGS REMEMBERED, INC.

                                          By:_______________________________
                                             Name:
                                             Title:

                                          PEARLE, INC.

                                          By:_______________________________
                                             Name:
                                             Title:

Dated: _________, _____

--------------------
(2) Not required when an Event of Default under Section 9(f) of the Credit Agreement shall have occurred and be continuing.

                                                                    EXHIBIT G TO
                                                                CREDIT AGREEMENT

                       FORM OF BORROWING BASE CERTIFICATE

                  Pursuant to subsection 7.2(e) of the Second Amended and Restated Credit Agreement, dated as of June 27, 2003 among Cole Vision Corporation, Things Remembered, Inc., and Pearle, Inc. (each, a "Borrower" and collectively, the "Borrowers"), the several lenders from time to time parties thereto (the "Lenders") and Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (the "Administrative Agent") (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"; terms defined therein, and not otherwise defined herein, being used herein as so defined), the undersigned hereby certifies that, as of the date hereof, set forth below is a true, correct and complete calculation of Eligible Accounts and Eligible Inventory:

       Eligible Accounts:        $_____________            X 80% =   $__________

       Eligible Inventory:       $_____________            X 50% =   $__________

                                                   Borrowing Base:   $
                                                                      ==========

                       (minus) Outstanding Revolving Credit Loans:   $__________

                              (minus) Outstanding L/C Obligations:   $__________

                                   Excess Borrowing Base Capacity:   $
                                                                      ==========

___________________________________
Name:
Title:

Date:

                                                                    EXHIBIT H TO
                                                                CREDIT AGREEMENT

                           FORM OF COMPLIANCE PACKAGE

                    [COLE NATIONAL GROUP, INC. LETTERHEAD]

EXECUTIVE OFFICES

                                 April 25, 2002

     Phone: 212/856-3728
     Fax:   212/856-3763

     Ms. Jenny Vera
     CIBC Inc.
     425 Lexington Ave., 7th FL
     New York, NY 10017

               RE: Responsible Officer's Compliance Certificate

     Dear Ms. Vera

     I, an Executive Officer of Things Remembered, Inc., Cole Vision Corporation, Cole Gift Centers, Inc., Pearle, Inc., and Pearle Service Corporation (collectively, the "Borrower"), after making a review of (i) the Loan and Security Agreement, the Exhibits thereto and other financial documents and amendments (the "Agreement", capitalized terms not defined herein as defined therein), between the Borrower and you, (ii) the financial statements and the condition of Borrower and (iii) such other information as I deem necessary to provide this Certificate, hereby certify that:

     1. No Subsidiary has been formed or acquired (or, if any Subsidiary has been formed or acquired, the relevant Borrower has complied with the requirements of subsection 7.10 with respect thereto),

     2. Neither any Borrower nor any of their Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with, the requirements of this Agreement and the Security Documents with respect thereto,

     3. Each Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and

     4. Each Borrower has set forth in reasonable detail any and all calculations necessary to show compliance with subsection 2.1(a) and all of the financial condition covenants set forth in subsections 8.1 and 8.8, including, without Limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of generally accepted accounting principals in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1. The enclosed financial statements fairly present Borrower's financial condition at February 2, 2002 the operating results for the accounting period beginning February 4,2001 and ending February 2, 2002

Responsible Officer's Compliance Certificate cont.

     1. I have no knowledge of any Default or Event of Default except as specified in such certificate.

     This certificate is issued pursuant to Section 7.2 of the Agreement:

                                                Very truly yours,

                                                Things Remembered, Inc.
                                                Cole Vision Corporation
                                                Cole Gift Centers, Inc.
                                                Pearle, Inc.

                                                /s/ Joseph Gaglioti
                                                --------------------------------
                                                By: Joseph Gaglioti
                                                Its: Treasurer

                                                Dated: April 25,2002

                                 WORKING CAPITAL
                              COVENANT CALCULATIONS

                                                                   Fiscal 2001
                                                         ----------------------2001------
                                                         1ST QTR     2ND QTR    3RD QTH    4TH QTR      ytd
                                                          actual     actual     actual      actual
LEVERAGE
GAAP Net Income                                              560        971     (1,704)      5,084      4,911
Add Back:
 a)NI of non consolidated entity                               -          -          -           -          -
 b)NI or entity acq. pooling of interest                       -          -          -           -          -
 c)Any net (gain)/loss from sale or asset disposition          -          -          -           -          -
 d)Extraordinary (gain)/loss                                   -          -          -           -          -
 e)Nonrecurring (gain)/loss (Includes non-cash)                -          -          -           -          -
                                                         -------    -------    -------     -------    -------
Net Income per Credit Agreement                              560        971     (1,704)      5,084      4,911

Plus:
 a)Income Taxes                                            1,306      2,268     (3,978)      5,934      5,530
 b)Interest                                                6,646      6,620      6,595       6,547     26,407
 c)Depreciation & Amortization                             9,309      9,513      9,775      10,848     39,445
Less:                                                                                                       -
 a)Non cash items increasing NI                                                                             -
 b)Cash payments for restructuring (excludes PRL/AVC)          -          -          -           -          -
                                                         -------    -------    -------     -------    -------
EBITDA - per Credit Agreement                             17,821     19,372     10,688      24,413     76,293

Rolling 4 Quarters:
GAAP Net income                                            3,791      4,431      3,163       4,911      4,911
Add Back:
 a)NI of non consolidated entity                               -          -          -           -          -
 b)NI of entity acq. pooling of interest                       -          -          -           -          -
 c)Any net (gain)/loss from sale or asset disposition          -          -          -           -          -
 d)Extraordinary (gain)/loss                                   -          -          -           -          -
 e)Nonrecurring (gain)/loss (includes non-cash)                -          -          -           -          -
                                                         -------    -------    -------     -------    -------
Net Income per Credit Agreement                            3,791      4,431      3,163       4,911      4,911

Plus:
 a)Income Taxes                                            7,593      9,388      7,337       5,530      5,530
 b)Interest                                               27,032     27,038     26,922      26,407     26,407
 c)Depreciation & Amortization                            37,349     37,577     38,074      39.445     39,445
Less:
 a)Non cash items Increasing NI                                -          -          -           -          -
 b)Cash payments for restructuring (excludes PRL/AVC)          -          -          -           -          -
                                                         -------    -------    -------     -------    -------
EBITDA - per Credit Agreement                             75,785     78,434     75,496      76,293     76,293

Total Indebtedness                                       274,326    274,266    274,357     274,318    274,318

LEVERAGE TEST                                               3.62       3.50       3.63        3.60       3.60

RATIO TEST                                                  4.50       4.25       4.25        3.75       3.75

Proposed 4/2002

                            WORKING CAPITAL COVENANT
                                  CALCULATIONS

                                               Fiscal 2001
                                   ------------------------2001------
                                   1ST QTR     2ND QTR     3RD QTR     4TH QTR      ytd
INTEREST COVERAGE
QUARTERLY
EBITDA                              17,821      19,372      10,688      28,413      76,293
Minimum Rent                        24,084      23,611      24,170      30,034     101,899
Sublease Rent                       (5,008)     (4,816)     (5,074)     (6,551)    (21,449)
                                   -------     -------     -------     -------     -------
EBITDAR                             36,897      38,167      29,784      51,896     156,743
Cash Interest                        5,594       7,606       5,586       7,601      26,387
Minimum Rent                        24,084      23,611      24,170      30,034     101,899
Sublease Rent                       (5,008)     (4,816)     (5,074)     (6,551)    (21,449)
                                   -------     -------     -------     -------     -------
Total Cash Interest                 24,670      26,401      24,682      31,084     106,837

INTEREST COVERAGE

rolling 4 qtrs EBITDA               75,765      78,434      75,496      76,293
Minimum Rent                        96,102      95,306      96,945     101,699
Sublease Rent                      (20,760)    (20,438)    (20,371)    (21,449)
                                   -------     -------     -------     -------
EBITDAR                            151,107     153,302     152,070     156,743

Cash Interest                       26,685      26,688      26,599      26,387
Minimum Rent                        96,102      98,306      96,945     101,899
Sublease Rant                      (20,760)    (20,438)    (20,371)    (21,449)
                                   -------     -------     -------     -------
Total Cash Interest                102,027     101,556     103,163     108,837

INTEREST COVERAGE                     1.48        1.51        1.47        1.47

RATIO TEST                            1.25        1.25         1.3         1.3
CONSOLIDATED NET WORTH

PROPOSED 4/2002

Total Stockholder's Equity          54,642      55,604      53,687      59,176
ADJ: Cash Dividend                  14,000      14,000      14,000      14,000
     Non Cash Restruct              44,000      44,000      44,000      44,000
                                   -------     -------     -------     -------
Total Adj. Stockholder's Equity    112,642     113,604     111,587     117,176

NET WORTH TEST                     100,000     100,000     100,000     105,000

CAPITAL EXPENDITURES
Property and Equipment                                                  35,122
Acquistion of Business                                                       -
                                                                       -------
  TOTAL                                                                 35,122
CAP EX TEST                                                             47,000
PROPOSED 4/2002

SYSTEMS EXPENSE                                                          6,875
Expenditure Test                                                         9,000

                                                                    EXHIBIT I TO
                                                                CREDIT AGREEMENT

                            FORM OF BORROWING NOTICE

Canadian Imperial Bank of Commerce, New York Agency,
  as Administrative Agent
425 Lexington Avenue, 7th Floor
New York, New York 10017
Attention: Melissa Roedel

Ladies and Gentlemen:

                  This Borrowing Request is delivered to you pursuant to Section
2.3 of the Second Amended and Restated Credit Agreement, dated as of June 27, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among COLE VISION CORPORATION, a Delaware corporation ("Cole Vision"), THINGS REMEMBERED, INC., a Delaware corporation ("Things Remembered"), and PEARLE, INC., a Delaware corporation ("Pearle"; Cole Vision, Things Remembered and Pearle each being referred to as a "Borrower" and collectively as the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"), Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                  The undersigned Borrower hereby requests that a Revolving Credit Loan be made in the aggregate principal amount of $___________________ on _____________ _____, ______as a [Eurodollar Loan having an Interest Period of
___________ months] [ABR Loan] (the "Borrowing").

                  The Borrower hereby acknowledges that, pursuant to Section 6.2 of the Credit Agreement, each of the delivery of this Borrowing Notice and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Borrower that, as of the date of such Loans, the conditions contained in Section 6.2 have been satisfied.

                  Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

       AMOUNT TO BE
       TRANSFERRED                          PERSON TO BE PAID
-------------------------   --------------------------------------------------
                                     NAME                     ACCOUNT NO.
                            ------------------------   -----------------------
$________________________   ________________________   _______________________

$________________________   ________________________   _______________________

Balance of such proceeds    The Borrower               _______________________

                  The Borrower has caused this Borrowing Notice to be executed and delivered, and the certification and warranties contained herein to be made, by a Responsible Officer this _____ day of _______________, _______.

                                     [BORROWER]

                                     By:________________________________________
                                        Name:
                                        Title:

                                                                    EXHIBIT J TO
                                                                CREDIT AGREEMENT

                     FORM OF CONTINUATION/CONVERSION NOTICE

Canadian Imperial Bank of Commerce, New York Agency,
  as Administrative Agent
425 Lexington Avenue, 7th Floor
New York, New York 10017
Attention: Melissa Roedel

Ladies and Gentlemen:

                  This Continuation/Conversion Notice is delivered to you pursuant to Section 4.4 of the Second Amended and Restated Credit Agreement, dated as of June 27, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), COLE VISION CORPORATION, a Delaware corporation ("Cole Vision"), THINGS REMEMBERED, INC., a Delaware corporation ("Things Remembered"), and PEARLE, INC., a Delaware corporation ("Pearle"; Cole Vision, Things Remembered and Pearle each being referred to as a "Borrower" and collectively as the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (the "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agent (the "Documentation Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                  The undersigned Borrower hereby requests that on ____________, ______,

                           1. [$______of the currently outstanding principal
                  amount of the ABR Loans] [and $_________of the currently outstanding principal amount of the Eurodollar Loans with an Interest Period ending on__________ ____,______],

                           2. be [converted into] [continued as],

                           3. (1)[Eurodollar Loans having an Interest Period
                  of________months] [ABR Loans].

                  The undersigned Borrower hereby certifies and warrants that no Event of Default has occurred and is continuing.(2)

---------------------
(1)      Insert appropriate interest rate option.

(2) To be included in a notice of (i) a conversion of ABR Loans to Eurodollar Loans or (ii) a continuation of Eurodollar Loans.

                  The undersigned Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by a Responsible Officer this____day of_________,______.

                                           [BORROWER]

                                           By:_________________________________
                                              Name:
                                              Title:

                                  EXHIBIT K CNC

                          AMENDED & RESTATED GUARANTEE

                                                                  EXECUTION COPY

                       CNC AMENDED AND RESTATED GUARANTEE

                  AMENDED AND RESTATED GUARANTEE, dated as of May 23, 2002, made by COLE NATIONAL CORPORATION, a Delaware corporation (the "Guarantor"), in favor of Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Credit Agreement, dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Cole Vision Corporation, Things Remembered, Inc. and Pearle, Inc. (collectively, the "Borrowers"), the Lenders, Lehman Commercial Paper Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and the Administrative Agent and (ii) the other Guaranteed Parties (as defined below).

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"), certain lenders severally agreed to make extensions of credit to the Borrowers, jointly and severally, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions set forth in the Credit Agreement;

                  WHEREAS, pursuant to the Existing Credit Agreement, the Guarantor has entered into a Guarantee, dated as of March 7, 2000 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Guarantee");

                  WHEREAS, the parties hereto wish to amend and restate the Existing Guarantee, but only upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, to supersede, amend and restate in its entirety the Existing Guarantee as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  (b) The following terms shall have the following meanings:

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Existing Guarantee": as defined in the recitals hereto.

                  "Guarantee": this Amended and Restated CNC Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guaranteed Obligations": the collective reference to the Obligations and all obligations and liabilities of the Guarantor which may arise under or in connection with this Guarantee, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Guarantor pursuant to the terms of this Guarantee).

                  "Guaranteed Parties": the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender) and any Affiliate of any Lender which has entered into a Hedge Agreement with any Borrower or any Subsidiary.

                  "Guarantor": as defined in the preamble hereto.

                  "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, including, without limitation, all Interest Rate Protection Agreements and Permitted Hedging Arrangements with respect to currency exchange rates.

                  "Obligations": the collective reference to the unpaid principal of and interest on the Revolving Credit Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Revolving Credit Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Guarantee, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by any Borrower with any Lender (or, in the case of any Hedge Agreement, any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

                  2.1 Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Guaranteed Party hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until the first date on which all the Obligations and the obligations of the Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

                  (e) No payment made by any Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Guaranteed Party from any Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the first date on which the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  2.2 No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any other Guaranteed Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Party against any Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Party for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Guaranteed Parties by the Borrowers on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the other Guaranteed Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  2.3 Amendments, etc, with respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Guaranteed Party may be rescinded by the Administrative Agent or such other Guaranteed Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Guaranteed Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Guaranteed Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.4 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any Borrower and the Guarantor, on the one hand, and the Administrative Agent and the other Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 2. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. The Guarantor hereby waives, to the extent it may legally do so, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any other Guaranteed Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any change in the corporate structure or existence of any Borrower or (e) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any other Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Guaranteed Party against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.5      Reinstatement. The guarantee contained in this
Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the Obligations, or any part thereof, is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.6 Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 425 Lexington Avenue, New York, New York 10017.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to continue to make their respective extensions of credit to the Borrowers under the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and each other Guaranteed Party that:

                  (a) The Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) The Guarantor has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Guarantee and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Guarantee. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee. This Guarantee has been duly executed and delivered on behalf of the Guarantee. This Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing,

                  (c) The execution, delivery and performance of this Guarantee will not violate any Requirement of Law or Contractual Obligation of the Guarantor or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Guarantee).

                  (d) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

                              SECTION 4. COVENANTS

                  The Guarantor covenants and agrees with the Administrative Agent and the other Guaranteed Parties that, from and after the date of this Guarantee until the Guaranteed

Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  4.1 Covenants in Credit Agreement. The Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor or any of its Subsidiaries.

                       SECTION 5. THE ADMINISTRATIVE AGENT

                  5.1 Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee or any amendment, supplement or other modification of this Guarantee shall, as between the Administrative Agent and the Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and the Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 6. MISCELLANEOUS

                  6.1 Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided mat any provision of this Guarantee imposing obligations on the Guarantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

                  6.2 Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at:

                           5915 Landerbrook Drive
                           Mayfield Heights, Ohio 44124
                           Attention: Joseph Gaglioti
                           Fax: (216)461-3489.

with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114

                           Attention: David P. Porter, Esq.
                           Fax: (216)579-0212

                  6.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  6.4 Enforcement Expenses; Indemnification. (a) The Guarantor agrees to pay or reimburse each Guaranteed Party and the Administrative Agent for all their respective costs and expenses incurred in collecting against the Guarantor under the guarantee contained in Section 2 or otherwise enforcing any rights under this Guarantee, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Guaranteed Party and of counsel to the Administrative Agent.

                  (b) The Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other Non-Excluded Taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

                  (c) The Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee (collectively, the "indemnified liabilities") to the extent the Borrowers would be required to do so pursuant to Section 11.5 of the Credit Agreement.

                  (d) The agreements in this Section 6.4 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  6.5 Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Guaranteed Parties and their successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

                  6.6 Set-Off. The Guarantor hereby irrevocably authorizes the Administrative Agent and each other Guaranteed Party at any time and from time to time without notice to the Guarantor or any Borrower, any such notice being expressly waived by the Guarantor and by the Borrowers, upon any amount remaining unpaid after it becomes due and payable by the Guarantor hereunder to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Guaranteed Party to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Guaranteed Party may elect. The Administrative Agent and each other Guaranteed Party shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Guaranteed Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Guaranteed Party under this Section 6.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Guaranteed Party may have.

                  6.7 Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6.8 Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  6.9 Integration. This Guarantee and the other Loan Documents represent the agreement of the Guarantor, the Administrative Agent and the other Guaranteed Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Guaranteed Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  6.10 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  6.11 Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Section 6.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any exemplary, punitive or consequential damages.

                  6.12 Acknowledgements. The Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

                  (b) neither the Administrative Agent nor any other Guaranteed Party has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and the Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Parties or among the Guarantor and the Guaranteed Parties.

                  6.13 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  6.14 Releases. At such time as the Revolving Credit Loans, the Reimbursement Obligations and the other Guaranteed Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, this Guarantee and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of the Guarantor following any such termination, the Administrative Agent shall execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Guarantee to be duly executed and delivered as of the date first above written.

                                         COLE NATIONAL CORPORATION

                                         By: /s/ Joseph Gaglioti
                                             -----------------------------------
                                             Title:
                                                    Joseph Gaglioti
                                                    Treasurer